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TABLE OF CONTENTS 7

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

ALICO, INC. (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies: common stock, par value $1.00 per share of Alico, Inc.;
	(2)	Aggregate number of securities to which transaction applies: 1,463,544 shares of Alico common stock;
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $52.26
For purposes of this determination, in accordance with paragraphs (a)(4) and (c)(1)(i) of Exchange Act Rule 0-11, the price per share of the Alico common stock to be issued in the transaction is equal to the average of the high and low prices of the Alico common stock as reported on The NASDAQ Global Stock Market on January 12, 2015 (a date within five business days prior to the filing of this preliminary Information Statement).
	(4)	Proposed maximum aggregate value of transaction: $76,479,008.58
	(5)	Total fee paid: $8,886.86 In accordance with Section 14(g) of the Exchange Act, the filing fee was determined by multiplying 0.0001162 by the proposed maximum aggregate value of the transaction.
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY INFORMATION STATEMENT—SUBJECT TO COMPLETION, DATED JANUARY 16, 2015

ALICO, INC.
10070 Daniels Interstate Court
Suite 100
Fort Myers, FL 33913
NOTICE OF ACTION BY WRITTEN CONSENT
AND INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

                        , 2015

To the Shareholders of Alico, Inc.:

           This Notice of Action by Written Consent and Information Statement is being furnished to the holders of common stock, par value $1.00 per share of Alico, Inc. (which we also refer to as Alico), in connection with the Agreement and Plan of Merger, dated as of December 2, 2014 by and among Alico, 734 Sub, LLC, a Florida limited liability company and wholly owned subsidiary of Alico, 734 Citrus Holdings, LLC, a Florida limited liability company doing business under the name Silver Nip Citrus and, solely with respect to certain sections thereof, Silver Nip Citrus's equityholders. We refer to the Agreement and Plan of Merger as the Merger Agreement.

           The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Alico will acquire Silver Nip Citrus through the merger of 734 Sub, LLC with and into Silver Nip Citrus, with Silver Nip Citrus surviving as a wholly owned subsidiary of Alico. We refer to this as the Merger. A copy of the Merger Agreement is attached as Annex A to this information statement.

           At the closing of the Merger, Alico will issue to the Silver Nip Citrus equityholders up to 1,463,544 shares of Alico common stock, subject to adjustments set forth in the Merger Agreement for Silver Nip Citrus's net indebtedness at the closing of the Merger, amounts related to groves specified in the Merger Agreement (which we refer to as the TRB Groves) and certain Silver Nip Citrus transaction expenses.

           We currently estimate that Silver Nip Citrus's outstanding net indebtedness at the closing of the Merger will be approximately $42.6 million and that Silver Nip Citrus will have spent approximately $17.9 million in relation to the TRB Groves and $0.25 million in transaction expenses that are subject to the adjustment. Based on these estimates, we expect Alico to issue approximately 800,502 shares of its common stock at the effective time of the Merger. We refer to this issuance at closing as the Closing Stock Issuance.

           Thirty (30) days following the conclusion of Silver Nip Citrus's 2014-2015 citrus harvest season, Alico will also issue to the Silver Nip Citrus equityholders additional shares of Alico common stock based on the proceeds (net of harvesting costs) received by Alico from the sale of citrus fruit harvested on Silver Nip Citrus groves (excluding the TRB Groves) after the closing of the Merger. We refer to this issuance following the closing as the Earnout Stock Issuance and, together with the Closing Stock Issuance, the Stock Issuance.

           The terms of the Merger Agreement were negotiated and considered by a special committee comprised entirely of independent and disinterested members of Alico's board of directors (which we refer to as the Special Committee and the Alico Board, respectively). The Special Committee recommended that the Alico Board adopt and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger and the Stock Issuance. After careful consideration, the Alico Board, with Messrs. George R. Brokaw, Remy W. Trafelet and Clayton G. Wilson recusing themselves, acting on the recommendation of the Special Committee, determined that it is fair to and in the best interests of the Alico shareholders to enter into the Merger Agreement, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger and the Stock Issuance, and recommended that the Alico shareholders approve the Stock Issuance.

           Under the Florida Business Corporation Act, or FBCA, the Alico shareholders are not required to approve the Merger. However, because Alico's common stock is listed on The Nasdaq Global Stock Market (which we refer to as the NASDAQ), it is subject to NASDAQ Listing Rule 5635(a), which requires that the Alico shareholders approve the Stock Issuance if any director, officer or substantial shareholder (as defined by NASDAQ Listing Rule 5635(e)(3)) of Alico has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in Silver Nip Citrus or the shares of Alico common stock to be paid in the Merger, and the Stock Issuance could result in an increase in outstanding common shares or voting power of Alico by 5% or more. As described in more detail in this information statement, the Silver Nip Citrus equityholders have such an interest.

           On                        , 2015, 734 Investors, LLC (which we refer to as 734 Investors), which beneficially owned 3,725,457 shares of Alico common stock, or approximately 50.5% of Alico's issued and outstanding common stock on such date, delivered an executed written consent to Alico approving the Stock Issuance. Pursuant to 734 Investors' limited liability company agreement, 734 Investors approved the Stock Issuance at the direction of a majority of its disinterested members. The limited liability company agreement provides that 734 Agriculture, LLC, a Silver Nip Citrus equityholder, manages and generally controls the vote of the shares of Alico common stock owned by 734 Investors, except that in any transaction involving Alico, on the one hand, and 734 Agriculture or its affiliates, on the other hand, the shares of Alico common stock owned by 734 Investors are voted as directed by a majority in interest of the disinterested members of 734 Investors. These disinterested members have directed 734 Investors to approve the Stock Issuance. A copy of 734 Investors' limited liability company agreement is attached as Annex B to this information statement.

           Accordingly, Alico has obtained the requisite shareholder approval under the NASDAQ Listing Rules, and, no further vote or action by Alico shareholders is required to approve the Merger Agreement or the transactions contemplated thereby, including the Merger and the Stock Issuance.

           Alico has not solicited and will not be soliciting your authorization or approval of the Merger Agreement and the transactions contemplated thereby, including the Merger and the Stock Issuance. We are furnishing this information statement to you to provide you with material information concerning the actions taken in connection with 734 Investors' written consent in accordance with the requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and the regulations promulgated thereunder, including Regulation 14C.

           This notice of action by written consent information statement also constitutes notice to you under Section 607.0704 of the FBCA of the actions taken by written consent of 734 Investors, the holder of a majority of Alico's outstanding common stock, without a meeting of shareholders.

           This information statement includes important information about Alico and the Merger Agreement, including the existence of several conditions to Alico's obligations and those of Silver Nip Citrus to complete the Merger, all of which must be either satisfied or waived prior to the completion of the Merger, and should be read carefully and in its entirety. Alico's shareholders are not entitled to appraisal or dissenters' rights under the FBCA in connection with the Merger or the Stock Issuance.

           Thank you for your support.

For the Board of Directors,
Henry R. Slack Chairman of the Board

           NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE MERGER OR THE STOCK ISSUANCE, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER OR THE STOCK ISSUANCE, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           This information statement is dated                        , 2015 and is first being mailed to common shareholders of Alico on or about                        , 2015.

ADDITIONAL INFORMATION

        Additional business and financial information about Alico, Inc. (which we also refer to as Alico) can be found in documents previously filed by Alico with the Securities and Exchange Commission, or "SEC." This information is available to you without charge at the SEC's website at http://www.sec.gov. You can also obtain additional copies of this information statement, as well as other relevant materials, by visiting Alico's website at http://www.alicoinc.com, or by requesting them in writing or by telephone using the following contact information:

Alico, Inc.
10070 Daniels Interstate Court
Suite 100
Fort Myers, FL 33913
Attention: A. Denise Plair, Corporate Secretary
(239) 226-2000

        See the section entitled "Where You Can Find More Information" beginning on page 83 for more information about the documents previously filed by Alico with the SEC and incorporated into this information statement by reference, including Alico's Annual Report on Form 10-K for the fiscal year ended September 30, 2014. The information on Alico's website is not part of this information statement, nor is it incorporated by reference.

        All information contained in this information statement regarding Silver Nip Citrus and the Silver Nip Citrus equityholders, in their capacity as equityholders of Silver Nip Citrus, was provided by Silver Nip Citrus, and Alico assumes no responsibility for the accuracy of such information.

i

Annex A    Merger Agreement

Annex B    Limited Liability Company Agreement of 734 Investors, LLC

Annex C    Opinion of Houlihan Lokey Financial Advisors, Inc.

Annex D    Summary Findings of Appraisal Conducted by Agri-Property Consultants, Inc.

ii

SUMMARY

        The following summary highlights material information contained in this document. It does not contain all of the information that may be important to you. In particular, you should read the documents attached to this information statement, which are made part of this information statement. This summary and the balance of this information statement contain forward-looking statements about events that are not certain to occur as described, or at all, and you should not place undue reliance on those statements. Please carefully read "Cautionary Statement Regarding Forward-Looking Statements." You are urged to read carefully this entire document (including the Annexes) and other documents which are referred to in this document in order to fully understand the transactions contemplated by the Merger Agreement. See the section entitled "Where You Can Find More Information." Most items in this summary include a page reference directing you to a more complete description of those items. The basis of presentation of financial information of Alico and Silver Nip Citrus in this document is under generally accepted accounting principles in the United States, or GAAP, unless indicated otherwise.

The Companies

  Alico, Inc. (see page 65)

        Alico is a Florida agribusiness and land management company backed by a legacy of achievement and innovation in citrus, sugar, cattle and resource conservation. Alico owns approximately 113,600 acres of land in eight (8) Florida counties (Alachua, Charlotte, Collier, DeSoto, Glades, Hendry, Lee and Polk). Alico's principal lines of business are citrus groves, improved farmland including sugar cane, cattle ranching and conservation and related support operations. Alico also receives royalties from rock mining and oil production. Alico's mission is to create value for its customers, clients and shareholders by managing existing lands to their optimal current income and total returns, opportunistically acquiring new agricultural assets and producing high quality agricultural products while exercising responsible environmental stewardship.

        Alico currently has approximately 281 full-time employees, including approximately 235 employees in its citrus groves' division. Alico is listed on the NASDAQ under the symbol "ALCO."

        Alico is a Florida corporation originally founded in 1960. The principal executive office of Alico is located at 10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913 and its telephone number is (239) 226-2000. Alico's internet website is http://www.alicoinc.com. The information provided on Alico's website is not part of this information statement and is not incorporated herein by reference.

  734 Citrus Holdings, LLC (see page 65)

        734 Citrus Holdings, LLC, d/b/a Silver Nip Citrus, is a Florida limited liability company that owns approximately 7,434 acres, consisting primarily of citrus groves in six (6) Florida counties (Polk, Hardee, Osceola, Martin, Highlands and Collier). Silver Nip Citrus harvests fruit and provides grove caretaking services to several growers. Silver Nip Citrus was organized for the purpose of acquiring citrus groves, and effective December 31, 2012, it purchased citrus groves, in addition to equipment and related assets, from the Latt Maxcy Corporation and its affiliates. Silver Nip Citrus currently has approximately 57 full-time employees.

        The principal executive office of Silver Nip Citrus is located at 181 Highway 360 East, Frostproof, FL 33843 and its telephone number is (863) 635-3399.

  734 Sub, LLC (see page 65)

        734 Sub, LLC, which we refer to as Merger Sub, is a Florida limited liability company and wholly owned subsidiary of Alico formed on October 2, 2014 for the sole purpose of effectuating the Merger. Merger Sub has not engaged in and will not engage in any activities other than activities incidental to its formation and in connection with or contemplated by the Merger. Merger Sub's principal executive office is located at 10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913 and its telephone number is (239) 226-2000.

The Merger (see page 25)

        Alico and Silver Nip Citrus have agreed to combine under the terms and conditions set forth in the Merger Agreement, which is described in this information statement. Pursuant to the Merger Agreement, Merger Sub, a wholly owned subsidiary of Alico, will merge with and into Silver Nip Citrus, with Silver Nip Citrus continuing as the surviving company and a wholly owned subsidiary of Alico.

        The Merger Agreement is attached as Annex A to this information statement.

Merger Consideration; Purchase Price Adjustment (see page 48)

        At the time the Merger is effective, Alico will issue to the holders of membership interests in Silver Nip Citrus (also referred to as the Silver Nip Citrus equityholders) up to 1,463,544 shares of Alico common stock, par value $1 per share (also referred to as Alico common stock), adjusted as follows:

  •
  The number of shares issued will be (1) increased by the amount spent by Silver Nip Citrus to purchase groves specified in the Merger Agreement (also referred to as the TRB Groves), inclusive of any financing costs and accrued interest, (2) decreased by Silver Nip Citrus's net indebtedness at the closing of the Merger, and (3) decreased by the amount of transaction expenses Silver Nip Citrus incurs in connection with the Merger, excluding up to $250,000 in out-of-pocket costs incurred in connection with facilitating Alico's due diligence of Silver Nip Citrus and preparing the financial statements in connection with this information statement.

  •
  The Alico common stock issued at the effective time of the Merger will be valued at $37.58 per share for purposes of these calculations.

        We currently estimate that Silver Nip Citrus's net indebtedness at the closing of the Merger will be approximately $42.6 million and that Silver Nip Citrus will have spent approximately $17.9 million in relation to the TRB Groves and approximately $0.25 million in respect of transaction expenses that are subject to adjustment. Based on these estimates, we expect Alico to issue approximately 800,502 shares of its common stock to the Silver Nip Citrus equityholders at the effective time of the Merger. We refer to this issuance at closing as the Closing Stock Issuance.

        The Merger will have no effect on the shares of Alico common stock owned by existing Alico shareholders.

        Alico will not deliver fractional shares of its common stock in the Merger. As a result, a Silver Nip Citrus equityholder will receive cash for any fractional shares of Alico common stock that such Silver Nip Citrus equityholder would otherwise be entitled to receive in the Merger. For a full description of the treatment of fractional shares, see the section entitled "The Merger Agreement—Merger Consideration," beginning on page 48.

Earnout Proceeds (see page 49)

        Thirty (30) days after the conclusion of Silver Nip Citrus's 2014-2015 citrus harvest season, Alico will also issue to the Silver Nip Citrus equityholders additional shares of Alico common stock based on the value of the proceeds (net of harvesting costs) received by Alico from the sale of citrus fruit harvested on Silver Nip Citrus's real property, excluding the recently acquired TRB Groves, during the 2013-2014 and 2014-2015 citrus harvest seasons. The earnout consideration will be (1) reduced by the amount of unpaid accounts payable of Silver Nip Citrus outstanding, or any other cost incurred by Silver Nip Citrus and not previously paid or capitalized, in each case on or after the opening of business on the closing date to the extent that arising out of the harvesting, picking, hauling, marketing and selling of crops growing on Silver Nip Citrus's real property (excluding the TRB groves) for the 2014-2015 citrus harvest season and (2) increased by any expenses for the 2015-2016 citrus harvest season which are prepaid on or prior to the closing date by Silver Nip Citrus. We refer to the issuance following the closing as the Earnout Stock Issuance and, together with the Closing Stock Issuance, the Stock Issuance.

Alico's Reasons for the Merger; Recommendation of the Special Committee; Approval of the Alico Board (see page 27)

        After careful consideration and consultation with its advisors, and upon the recommendation of the Special Committee, the Alico Board (1) determined that it is fair to and in the best interests of the Alico shareholders to enter into the Merger Agreement, (2) adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger and the Stock Issuance, and (3) recommended that the Alico shareholders vote or deliver a written consent in favor of the Stock Issuance. The special committee made its recommendation after consultation with its own independent legal advisors.

Opinion of Houlihan Lokey to the Special Committee (see page 30)

        On December 1, 2014, Houlihan Lokey Financial Advisors, Inc, which we refer to as Houlihan Lokey, verbally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey's written opinion addressed to the Special Committee dated December 1, 2014), as to the fairness from a financial point of view to Alico of the consideration to be paid by Alico in the Merger pursuant to the Merger Agreement.

        Houlihan Lokey's opinion was directed to the Special Committee (in its capacity as such) and only addressed the fairness from a financial point of view to Alico of the consideration to be paid by Alico in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey's opinion in this information statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this information statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey's opinion nor the summary of its opinion and the related analyses set forth in this information statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Alico Board, any security holder of Alico or any other party as to how to act or consent with respect to any matter relating to the Merger. See "The Merger—Opinion of Houlihan Lokey to the Special Committee."

Third-Party Appraisal (see page 41)

        Agri-Property Consultants, Inc., referred to as Agri-Property, delivered to the Special Committee and the Alico Board summary findings from its third-party appraisal of Silver Nip Citrus's groves. Silver Nip Citrus has represented in the Merger Agreement that it and the Silver Nip equityholders, at Agri-Property's request, have provided to Agri-Property all of the information required to prepare a fair and reasonable assessment of the value of Silver Nip Citrus's groves, and that, since the date of the Merger Agreement, there has been no change, event, effect, development, circumstance or occurrence that has caused or would cause the appraiser to materially adversely revise the valuation of such groves.

NASDAQ Shareholder Approval Requirement; Written Consent of 734 Investors (see page 44)

        Alico's common stock is listed on the NASDAQ. Pursuant to NASDAQ Listing Rules 5635(a) and (e)(4), the affirmative vote or written consent of a majority of the shares of Alico common stock cast in person, by proxy or by written consent is required to issue shares to any director, officer or substantial shareholder (as defined by NASDAQ Listing Rule 5635(e)(3)) of Alico who has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in Silver Nip Citrus or the shares of Alico common stock to be paid in the Merger, if the Stock Issuance could result in an increase in outstanding common shares or voting power of Alico by 5% or more. Accordingly, Alico's shareholders must approve the Stock Issuance.

        On                        , 2015, 734 Investors, LLC (which we refer to as 734 Investors), which beneficially owned 3,725,457 shares of Alico common stock, or approximately 50.5% of Alico's issued and outstanding common stock on such date, delivered an executed written consent to Alico approving the Stock Issuance. Pursuant to 734 Investors' limited liability company agreement, 734 Investors approved the Stock Issuance at the direction of a majority of its disinterested members. The limited liability company agreement provides that 734 Agriculture, LLC, a Silver Nip Citrus equityholder, manages and generally controls the vote of the shares of Alico common stock owned by 734 Investors, except that in any transaction involving Alico, on the one hand, and 734 Agriculture or its affiliates, on the other hand, the shares of Alico common stock owned by 734 Investors are voted as directed by a majority in interest of the disinterested members of 734 Investors. These disinterested members have directed 734 Investors to approve the Stock Issuance. A copy of 734 Investors' limited liability company agreement is attached as Annex B to this information statement.

        Accordingly, Alico has obtained the requisite shareholder approval under the NASDAQ Listing Rules, and, no further vote or action by Alico shareholders is required to approve the Merger Agreement or the transactions contemplated thereby, including the Merger and the Stock Issuance.

Written Consent of the Silver Nip Citrus Equityholders

        On December 2, 2014, the Silver Nip Citrus equityholders unanimously executed a written consent approving and adopting the Merger Agreement and the transactions contemplated thereby, including the Merger. As a result, no further vote or action by the Silver Nip Citrus equityholders is required to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

Interests of Alico's Directors and Executive Officers in the Merger (see page 44)

        In addition to their ownership interest in shares of Alico common stock, certain of Alico's directors and executive officers have financial interests in the Merger that are different from, or in addition to, the interests of Alico's shareholders generally. The members of the Special Committee and of the Alico Board were aware of these interests, and considered these interests, among other matters, in evaluating, negotiating and adopting the Merger Agreement, and in recommending to the Alico shareholders that the Stock Issuance be approved.

        Messrs. Brokaw and Trafelet are directors of Alico and may be deemed to beneficially own, in the aggregate, approximately 52% of the outstanding Alico common stock as a result of their position as the controlling persons of 734 Agriculture, which serves as the managing member of 734 Investors and generally has voting power over the shares of Alico common stock owned by 734 Investors. 734 Agriculture also owns 74.89% of the membership interests of Silver Nip Citrus. Messrs. Brokaw and Trafelet serve on the board of directors of Silver Nip Citrus. After the completion of the Merger, 734 Agriculture will own approximately 7.3% of the outstanding Alico common stock directly, assuming Alico issues approximately 800,502 shares of its common stock at the effective time of the Merger. Through its management of 734 Investors, 734 Agriculture will be deemed to beneficially own an additional 45.6% of the outstanding Alico common stock at the closing of the Merger. In addition, 734

Agriculture will acquire additional shares of Alico common stock as a result of the Earnout Stock Issuance.

        Mr. Wilson, Alico's Chief Executive Officer, owns 5% of the membership interests of Silver Nip Citrus directly and 20.11% of such membership interests indirectly through Rio Verde Ventures, LLC, an entity controlled by Mr. Wilson. Mr. Wilson also manages the day-to-day operations of Silver Nip Citrus and serves as a member of Silver Nip Citrus's board of directors. After the completion of the Merger, Mr. Wilson will own, directly and indirectly, approximately 2.5% of the outstanding Alico common stock. In addition, Mr. Wilson will acquire additional shares of Alico common stock as a result of the Earnout Stock Issuance.

Regulatory Approvals Required for the Merger (see page 45)

        Alico believes that neither it nor Silver Nip Citrus is required to make filings or obtain approvals or clearances from any antitrust regulatory authorities in the United States or other countries to complete the transactions contemplated by the Merger Agreement. Alico must comply with applicable federal and state securities laws and the rules and regulations of the NASDAQ to issue shares of its common stock in the Merger and to file this information statement with the SEC.

Appraisal Rights (see page 45)

        Holders of Alico common stock are not entitled to appraisal or dissenters' rights in connection with the Merger and the Stock Issuance.

Impact of Stock Issuance on Existing Shareholders (see page 46)

        The Stock Issuance will dilute the ownership and voting interests of Alico's existing shareholders. It is currently expected that approximately 800,502 shares of Alico common stock, or approximately 9.8% of the Alico common stock giving effect to the Closing Stock Issuance, will be issued to the Silver Nip Citrus equityholders at closing of the Merger. Additional shares of Alico common stock will be issued to such parties based on the 2014-2015 net harvest proceeds in the Earnout Stock Issuance. Therefore, the ownership and voting interests of Alico's existing shareholders will be proportionately reduced.

U.S. Federal Income Tax Consequences of the Merger (see page 81)

        Neither Alico nor the Alico shareholders will recognize gain or loss as a result of the Stock Issuance or the exchange of membership interests of Silver Nip Citrus for shares of Alico common stock in the Merger. The parties intend that, for U.S. federal income tax purposes, the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code, and have agreed to report the Merger consistently therewith.

        See "U.S. Federal Income Tax Consequences of the Merger," beginning on page 81, for further information.

Conditions to Complete the Merger (see page 62)

        The obligations of each of Alico and Silver Nip Citrus to complete the Merger are subject to the satisfaction or waiver of the following conditions (some of which are for the benefit of both Alico and Silver Nip Citrus while others are for the benefit of either Alico or Silver Nip Citrus):

  •
  the Stock Issuance shall have been approved by a majority of the shares of Alico common stock cast in person, by proxy or by written consent with respect to the Stock Issuance and, if such approval is obtained through action by written consent, this information statement shall have been delivered to the Alico shareholders and twenty (20) days shall have elapsed from the date of delivery;

  •
  the Special Committee shall have received the final appraisal of the Silver Nip Citrus groves;

  •
  certain third-party consents, waivers and approvals shall have been received;

  •
  the audit of Silver Nip Citrus's 2014 consolidated financial statements, which shall include an unqualified audit opinion, shall have been completed and delivered to Alico;

  •
  the shares of Alico common stock to be issued in the Merger shall have been authorized for listing on the NASDAQ or such other primary stock exchange on which the Alico common stock is then listed, subject to official notice of issuance;

  •
  the requisite governmental approvals shall have been obtained and shall remain in full force and effect;

  •
  the absence of any statute, rule, regulation, executive or other order enacted, issued, promulgated or enforced by any governmental entity; the absence of any temporary restraining order, or preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction that prohibits or prevents the completion of the Merger;

  •
  the accuracy of the representations and warranties of the other party, subject to specified materiality thresholds and qualifiers included in the parties' disclosure schedules, as of the date of the Merger Agreement and as of the closing date of the Merger;

  •
  the performance or compliance, in all material respects, of the other party of all of such party's obligations under the Merger Agreement at or prior to the consummation of the Merger;

  •
  officers' certificates executed by the representatives of Alico, Silver Nip Citrus and each of the Silver Nip Citrus equityholders;

  •
  Alico shall have received evidence of ownership for each of Silver Nip Citrus's subsidiaries; and

  •
  Alico shall have received the resignations of each applicable member of Silver Nip Citrus and each of its subsidiaries' board of directors or managers, effective as of the closing of the Merger.

Closing (see page 47)

        Under the terms of the Merger Agreement, the closing of the Merger will occur on the fifth (5th) business day after satisfaction (or waiver) of the conditions to closing (other than those conditions that by their terms are to be satisfied by actions to be taken at the closing of the Merger, but subject to the satisfaction or waiver of those conditions), unless another date is agreed to in writing by Alico and Silver Nip Citrus.

Termination of the Merger Agreement (see page 63)

        The Merger Agreement may be terminated at any time prior to the completion of the Merger by the mutual written consent of Alico and Silver Nip Citrus. Also, subject to specified qualifications and exceptions, either Alico or Silver Nip Citrus may terminate the Merger Agreement at any time prior to the completion of the Merger if:

  •
  a final, non-appealable order, injunction, or decree permanently enjoining, restraining or prohibiting the Merger has been issued by a court or other governmental entity of competent jurisdiction;

  •
  any of the representations and warranties of the other party, subject to specified materiality thresholds and qualifiers included in the parties' disclosure schedules, fails to be true and correct, or if the other party breaches or fails to perform in any material respect any of its covenants, and such breach has not been cured by the earlier of (a) thirty (30) business days of receiving notice of such breach or (b) the end date (defined below); or

  •
  the Merger does not occur on or before April 30, 2015 (referred to as the end date) and the failure of the Merger to occur is not a proximate result of the terminating party's failure to perform any material covenant or obligation under the Merger Agreement.

Fees and Expenses (see page 50)

        Except with respect to costs and expenses of printing and mailing this information statement and all filing and other fees paid to the SEC in connection with the Merger, which Alico will bear, fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will generally be paid by the party incurring such fees or expenses. However, if the closing of the Merger occurs, Alico will pay the financial, legal, accounting and other fees incurred by Silver Nip Citrus in connection with the Merger. See "The Merger Agreement—Purchase Price Adjustment."

Indemnification (see page 61)

        The Merger Agreement provides for Alico and the Silver Nip Citrus equityholders to indemnify, defend and hold each other and/or their respective officers, directors, employees, affiliates and/or agents harmless from any damages, losses, liabilities, obligations, taxes, claims of any kind, interest or expenses (including, without limitation, reasonable attorneys' fees and expenses) suffered or paid as a result of, in connection with, or arising out of (a) any breach of certain fundamental representations or warranties made by Alico or Silver Nip Citrus, as applicable (read without reference to materiality or material adverse effect) and (b) any breach by Alico, Silver Nip Citrus or Merger Sub, as applicable, of any of the covenants or agreements contained in the Merger Agreement.

        The Merger Agreement also provides for the Silver Nip Citrus equityholders to indemnify, defend and hold Alico and/or their respective officers, directors, employees, affiliates and/or agents harmless from any damages, losses, liabilities, obligations, taxes, claims of any kind, interest or expenses (including, without limitation, reasonable attorneys' fees and expenses) suffered or paid as a result of, in connection with, or arising out of certain excluded taxes and retained liabilities specified in the Merger Agreement.

        Alico's maximum indemnification obligation is capped at the value of the Alico common stock issued in the Closing Stock Issuance. Silver Nip Citrus equityholders will be severally liable for any indemnification claim, for which each Silver Nip Citrus equityholder's maximum liability will equal the shares of Alico common stock received by such Silver Nip Citrus equityholder in the Merger.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF ALICO

        The following is a summary of Alico's consolidated historical financial data for the periods ended and at the dates indicated below. You are encouraged to read this information together with the consolidated financial statements of Alico and the related footnotes, which are contained in Alico's Annual Report on Form 10-K for the fiscal year ended September 30, 2014, which is filed with the SEC and incorporated by reference herein.

        The following table presents financial data of Alico as of and for the fiscal years ended September 30, 2014, 2013, 2012, 2011 and 2010. Alico's financial data as of and for the fiscal years ended September 30, 2014, 2013 and 2012 is derived from its audited financial statements for those years, which are contained in Alico's Annual Report on Form 10-K for the fiscal year ended September 30, 2014, which is filed with the SEC and incorporated by reference herein. Alico's financial data as of September 30, 2011 and 2010 and for the fiscal years ended September 30, 2011 and 2010 is derived from its audited financial statements for those years, which are filed with the SEC.

	Years Ended September 30,
	2014	2013	2012	2011	2010
	(in thousands)
Statement of Comprehensive Income Data:
Operating revenue	$88,680	$101,661	$127,187	$98,592	$79,792
Operating expense	68,590	79,987	94,955	75,159	69,869
Income from operations	7,856	11,935	23,742	15,237	3,465
Total other income (expense), net	3,927	19,740	5,720	(2,710)	(5,289)
Net income (loss)	8,050	19,646	18,489	7,097	(623)
Weighted average number of shares outstanding	7,336	7,313	7,355	7,363	7,374
Diluted weighted average number of shares outstanding	7,354	7,357	7,355	7,363	7,374
Basic earnings (loss) per share	1.10	2.69	2.51	0.96	(0.08)
Diluted earnings (loss) per share	1.09	2.67	2.51	0.96	(0.08)
Cash dividends per common share	0.24	0.36	0.20	0.12	0.10

	As of September 30,
	2014	2013	2012	2011	2010
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$30,779	$24,583	$13,328	$1,336	$10,926
Investments	263	260	257	989	1,439
Accounts receivables, net	3,847	4,266	3,071	2,928	4,389
Inventories	19,929	29,403	27,290	22,373	18,601
Total assets	203,657	198,840	185,083	180,035	188,817
Long-term debt, net of current portion	32,000	34,000	36,633	53,879	72,179
Stockholders' equity	145,437	142,736	127,546	110,662	105,237
Common stock issued and outstanding	7,377	7,377	7,377	7,377	7,379

 SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

        The following table presents selected unaudited pro forma condensed consolidated financial data about the financial condition and results of operations of Alico giving effect to the Sugarcane Disposition (defined below), the Orange-Co Acquisition (defined below) and the Merger.

        The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended September 30, 2014 has been prepared giving effect to the Merger as if the transaction had occurred on October 1, 2013. The unaudited pro forma condensed consolidated balance sheet gives effect to the Merger as if the transaction had occurred effective September 30, 2014.

        The pro forma amounts in the table below are unaudited and are presented for informational purposes only. You should not rely on the pro forma combined amounts as being necessarily indicative of the results of operations that would have been reported by the combined company had the transaction been in effect during 2014, or that may be reported in the future. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of transaction-related costs, or other factors that may result as a consequence of the transaction and, accordingly, does not attempt to predict or suggest future results. See the section entitled "Unaudited Pro Forma Condensed Consolidated Financial Information" beginning on page 10 for a more complete discussion.

(in thousands, except per share data)	Fiscal Year Ended September 30, 2014
Statement of Comprehensive Income Data:
Operating revenue	$156,094
Operating expense	102,048
Income from operations	36,418
Total other income, net	9,027
Net income (loss)	28,921
Weighted average number of shares outstanding	8,157
Diluted weighted average number of shares outstanding	8,175
Basic earnings (loss) per share	3.55
Diluted earnings (loss) per share	3.54
Cash dividends per common share	0.24

(in thousands, except per share data)	As of September 30, 2014
Balance Sheet Data:
Cash and cash equivalents	$26,029
Investments	263
Accounts receivables, net	9,358
Inventories	59,212
Total assets	506,209
Long-term debt, net of current portion	242,294
Stockholders' equity	182,225
Common stock issued and outstanding	8,198

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma condensed consolidated financial statements reflect the proposed Merger of Alico and Silver Nip Citrus in a transaction to be accounted for as a purchase business combination. The unaudited pro forma condensed consolidated financial statements have been prepared on a basis consistent with GAAP and applicable requirements of the SEC.

        The unaudited pro forma condensed consolidated statements of comprehensive income combine the historical consolidated statements of income of Alico and Orange-Co for the fiscal year ended September 30, 2014, and of Silver Nip Citrus for its fiscal year ended June 30, 2014, giving effect to the Merger as if the transaction had occurred on October 1, 2013. The unaudited pro forma condensed consolidated balance sheets combine the respective balance sheets of Alico and Orange-Co as of September 30, 2014, and of Silver Nip Citrus as of June 30, 2014, giving effect to the Merger as if the transaction had occurred effective September 30, 2014.

        The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report.

        The unaudited pro forma adjustments are based on an estimated purchase price and preliminary purchase price allocations made by Alico based on available information and assumptions Alico believes to be reasonable. Therefore the amounts in the unaudited pro forma condensed consolidated financial statements are subject to change. The value assigned to the shares issued in connection with the Merger will be based on the closing price of the Alico common stock on the date the Merger closes. The value assigned to shares issued in connection with the Merger in the accompanying pro forma financial statements was based on a $37.58 per share price of the Alico common stock consistent with the value assigned to such shares in the Merger Agreement. The unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent what Alico's consolidated results of operations or financial position would have actually been, had the Merger in fact occurred on such dates, nor do they purport to project the results of operations or financial position of Alico for any future period or date.

        In addition to the proposed Merger, Alico completed:

  •
  a disposition on November 21, 2014 of approximately 36,000 acres of land used for sugarcane production and land leasing in Hendry County, Florida to Global Ag Properties USA, LLC for total gross proceeds of approximately $97.9 million, which we refer to as the Sugarcane Disposition;

  •
  the acquisition on December 2, 2014 of certain assets and liabilities of Orange-Co, LP, or Orange-Co, including approximately 20,263 acres of citrus groves in DeSoto and Charlotte Counties but excluding certain retained assets and liabilities, for approximately $274 million, in what we refer to as the Orange-Co Acquisition; and

  •
  certain financing transactions in connection with the Orange-Co Acquisition, which had the effect of refinancing Alico's previously outstanding term loan and Orange-Co's term and working capital indebtedness, with (1) a new credit facility entered into with Metropolitan Life Insurance Company and New England Life Insurance Company, referred to as the MetLife Agreement, providing for term loans in the aggregate principal amount of $182,500,000 and $25,000,000 in revolving credit commitments, as well as (2) a new credit agreement with Rabo Agrifinance, Inc., referred to as the Rabo Credit Agreement, provided for a $70,000,000 revolving working capital line of credit for Alico (of which approximately $28,365,000 was drawn at the closing of the Orange-Co Acquisition).

        The Sugarcane Disposition and Orange-Co Acquisition transactions (including the related financing) have also been included in the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements have been prepared on a basis consistent with GAAP and applicable requirements of the SEC. The unaudited pro forma condensed consolidated statements of comprehensive income for the fiscal year ended September 30, 2014 have been prepared giving effect to the Sugarcane Disposition and the Orange-Co Acquisition (including the related financing) as if they had occurred on October 1, 2013. The unaudited pro forma condensed consolidated balance sheets gives effect to the Sugarcane Disposition and the Orange-Co Acquisition (including the related financing) as if they had occurred effective September 30, 2014.

ALICO, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2014
(dollars in thousands, except share and per share amounts)

	As Reported
	Alico	Orange-Co	Silver Nip Citrus	Total		Adjustments	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$30,779	$447	$241	$31,467	(a)	$(3,168)	$26,029
					(c)	(470)
					(e)	(1,800)
Restricted cash	—	—	—	—	(b)	97,126	—
					(c)	—
					(c)	(97,126)
Investments	263	—	—	263		—	263
Accounts receivable, net	3,847	917	4,594	9,358		—	9,358
Inventories	19,929	31,480	5,540	56,949	(d)	2,263	59,212
Assets held for sale	56,681	—	2,832	59,513	(b)	(53,939)	2,742
					(d)	(2,832)
Other current assets	573	304	432	1,309		—	1,309

Total current assets	112,072	33,148	13,639	158,859		(59,946)	98,913
Restricted cash	—	185	—	185	(c)	(185)	—
Investment in Magnolia Fund	1,435			1,435		—	1,435
Investments, deposits and other non-current assets	1,933	2,699	972	5,604	(c)	(712)	7,347
					(c)	2,834
					(c)	(379)
Cash surrender value of life insurance	695	—	—	695		—	695
Property, buildings and equipment, net	87,432	92,616	39,401	219,449	(c)	152,361	397,819
					(d)	26,009

Total assets	$203,567	$128,648	$54,012	$386,227		$119,982	$506,209

 ALICO, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2014
(dollars in thousands, except share and per share amounts)

	As Reported
	Alico	Orange-Co	Silver Nip Citrus	Total		Adjustments	Pro- forma
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,347	$4,399	$641	$8,387	(c)	$(1,865)	$5,529
					(c)	(226)
					(a)	(1,009)
					(b)	243
Long-term debt, current portion	2,000	25,932	1,197	29,129	(c)	(25,933)	10,871
					(c)	7,125
					(d)	550
Income taxes payable	4,572	—	—	4,572	(c)	(692)	3,196
					(e)	(684)
Dividend payable	442	—	—	442		—	442
Accrued ad valorem taxes	1,850	—	—	1,850		—	1,850
Due to Orange-Co, LP				—	(c)	3,750	3,750
Deferred income taxes		—	3,135	3,135	(b)	5,246	8,381
Other current liabilities	3,485	—	—	3,485	(a)	(2,159)	1,326

Total current liabilities	15,696	30,331	4,973	51,000		(15,654)	35,346
Long-term debt, net of current portion	32,000	87,278	29,604	148,882	(c)	(87,278)	242,294
					(c)	170,240
					(d)	10,450
Due to Orange-Co, LP	—	—	—	—	(c)	3,750	3,750
Capital lease obligation, noncurrent	839	—	—	839		—	839
Deferred gain on real estate sale	—	—	—	—	(b)	29,140	29,140
Deferred income taxes, net of current portion	5,739	—	3,021	8,760		—	8,760
Deferred retirement benefits, net of current portion	3,856	—	—	3,856		—	3,856

Total liabilities	58,130	117,609	37,598	213,337		110,647	323,984
Commitments and contingencies
Stockholders' equity:
Preferred stock, no par value. Authorized 1,000,000 shares; issued and outstanding, none	—	—	—	—		—	—
Common stock, $1 par value; 15,000,000 shares authorized; 8,198,113 shares issued and 8,128,347 outstanding at September 30, 2014	7,377	—	—	7,377	(d)	821	8,198
Additional paid in capital	3,742	—	—	3,742	(d)	30,032	33,774
Treasury stock at cost, 15,766 shares held at September 30, 2014	(650)	—	—	(650)		—	(650)
Members' Equity	—	—	16,414	16,414	(d)	(16,414)	—
Retained earnings	134,968	11,039		146,007	(b)	8,558	140,903
					(c)	(11,039)
					(c)	(1,128)
					(e)	(1,116)
					(c)	(379)

Total stockholders' equity	145,437	11,039	16,414	172,890		9,335	182,225

Total liabilities and stockholders' equity	$203,567	$128,648	$54,012	$386,227		$119,982	$506,209

See accompanying notes to unaudited condensed consolidated financial statements.

 ALICO, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
COMPREHENSIVE INCOME
Fiscal Year Ended September 30, 2014
(in thousands, except per share amounts)

	As Reported
	Alico	Orange-Co	Silver Nip Citrus	Total		Adjustments	Pro Forma
Operating revenues:
Citrus Groves	$47,069	$71,925	$15,617	$134,611		$—	$134,611
Agricultural Supply Chain Management	12,376	—	—	12,376		—	12,376
Improved Farmland	20,429	—	—	20,429	(f)	(20,129)	300
Ranch and Conservation	8,172	—	—	8,172		—	8,172
Other Operations	634	—	—	634		—	634

Total operating revenue	88,681	71,925	15,617	176,223		(20,129)	156,094

Operating expenses:
Citrus Groves	30,213	42,782	12,740	85,735		—	85,735
Agricultural Supply Chain Management	12,317	—	—	12,317		—	12,317
Improved Farmland	21,356	—	—	21,356	(g)	(22,065)	(709)
Ranch and Conservation	4,330	—	—	4,330		—	4,330
Other Operations	374	—	—	374		—	374

Total operating expenses	68,591	42,782	12,740	124,113		(22,065)	102,048

Gross profit	20,090	29,143	2,877	52,110		1,936	54,046
Corporate general and administrative	12,234	3,854	1,540	17,628		—	17,628

Income from operations	7,856	25,289	1,337	34,482		1,936	36,418
Other (expense) income:
Interest and investment income, net	131	—	—	131		—	131
Interest expense	(969)	(4,309)	(1,634)	(6,912)	(h)	(2,918)	(9,830)
Gain on sale of real estate	4,820	—	—	4,820	(b)	13,804	18,624
Other income (loss), net	(55)	—	6,157	6,102	(i)	(6,000)	102

Total other income, net	3,927	(4,309)	4,523	4,141		4,886	9,027

Income before income taxes	11,783	20,980	5,860	38,623		6,822	45,445
Income taxes	3,733	—	6,156	9,889	(k)	6,635	16,524

Net income attributable to common shareholders	8,050	20,980	(296)	28,734		186	28,921
Comprehensive income, net of tax effect	—	—	—	—		—	—

Comprehensive income attributable to common shareholders	$8,050	$20,980	$(296)	$28,734		$186	$28,921

Weighted-average number of shares outstanding:
Basic	7,336	—	—	7,336		821	8,157
Diluted	7,354	—	—	7,354		821	8,175
Earnings per common share:
Basic	$1.10	—	—	$3.92		$(0.37)	$3.55
Diluted	$1.09	—	—	$3.91		$(0.37)	$3.54
Cash dividends declared per common share	$0.24	—	—	$0.24		$—	$0.24

See accompanying notes to unaudited condensed consolidated financial statements.

 NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Note A—Disposition of Sugarcane Land in Hendry County, Florida

        On November 21, 2014, Alico completed the sale of approximately 36,000 acres of land used for sugarcane production and land leasing in Hendry County, Florida to Global Ag Properties, LLC, an affiliate of Terra Land Company we refer to as Global Ag Properties, for $97,913,921 in cash.

        Proceeds from the Sugarcane Disposition were deposited with a Qualified Intermediary, or the QI, in anticipation of a potential tax deferred like kind exchange pursuant to Internal Revenue Code Section 1031 (See Note B—Orange-Co Acquisition).

        On May 19, 2014, Alico entered into a triple net Agricultural Lease, or the USSC Lease, to lease approximately 30,600 acres of the subject property to United States Sugar Corporation, or USSC. At the time it entered into the USSC Lease, Alico received a one-time reimbursement for costs incurred to plant sugarcane, sugarcane growing costs and for the sale of certain rolling stock used in the sugarcane operation of approximately $11,000,000, which was $2,300,000 less than the net book value. The USSC Lease was assigned to Global Ag Properties in conjunction with the Sugarcane Disposition. The annual base rent payable by USSC under the lease is $3,548,485 and is due and payable on or before the first day of each lease year. USSC is obligated to pay additional rent per acre annually if the year-end average net selling price of sugar is greater than or equal to $28 per hundred weight. This effectively increases the rent in the event sugar prices rise during the term of the lease. Certain other recreational and grazing leases were also assigned to Global Ag Properties.

        The sales price is subject to post-closing adjustments over a ten (10)-year period. In the first two (2) years of the lease, Global Ag Properties is entitled to a return equal to the purchase price multiplied by 5%. If rental payments received under current leases on the subject property exceed these amounts, Alico will receive a payment from Global Ag Properties for the excess. Conversely, if rental payments received under current leases on the subject property are less than these amounts, Alico will pay Global Ag Properties for the shortfall.

        During years three (3) through ten (10), Global Ag Properties will receive annual payments equal to the greater of (i) the purchase price multiplied by 5% or (ii) the most recent fair market value of the subject property multiplied by 5%, subject to a ceiling on the annual increase of 6% annualized over years one (1) through ten (10). If rental payments received under current leases on the subject property exceed these amounts, Alico will receive a payment from Global Ag Properties for the excess. Conversely, if rental payments received under current leases on the subject property are less than these amounts, Alico will pay Global Ag Properties for the shortfall.

        Alico realized a gain of $42,943,879 on the sale. However, $29,139,703 of the gain has been deferred due to Alico's continuing involvement in the subject property pursuant to a post-closing agreement and the potential adjustments described above. The deferral represents Alico's estimate of the maximum exposure to loss as a result of the continuing involvement. A net gain of $13,804,716 was recognized in the pro forma financial statements as of and for the fiscal year ended September 30, 2014.

Note B—Orange-Co Acquisition

        On December 2, 2014, Alico completed the acquisition of certain citrus and related assets of Orange-Co pursuant to an Asset Purchase Agreement, which we refer to as the Orange-Co Purchase Agreement, dated as of December 1, 2014. The assets Alico purchased include approximately 20,263 acres of citrus groves in DeSoto and Charlotte Counties, Florida, which comprise one of the largest contiguous citrus grove properties in the state of Florida. The purchase price was approximately $274,000,000 including: (1) $147,500,000 in initial cash consideration, subject to adjustment as set forth in the Orange-Co Purchase Agreement; (2) up to $7,500,000 in additional cash consideration to be released from escrow in equal parts, subject to certain limitations, on December 1, 2015 and June 1, 2016; (3) the refinancing of Orange-Co's outstanding debt including approximately $91,200,000 in term debt and a working capital facility of approximately $27,800,000 and (4) the assumption of certain other liabilities. On December 1, 2014, Alico deposited an irrevocable standby letter of credit issued by Rabo Agrifinance, Inc., or Rabo, in the aggregate amount of $7,500,000 into an escrow account to fund the additional cash consideration.

        Alico concurrently entered into arrangements to finance the Orange-Co Acquisition as follows:

  Metlife Credit Agreement

        Alico entered into a First Amended and Restated Credit Agreement with Metropolitan Life Insurance Company and New England Life Insurance Company, referred to as the MetLife Agreement, under which they provided term loans in the aggregate principal amount of $182,500,000 and $25,000,000 in revolving credit commitments. The term loans are subject to 5% annual principal amortization while the revolving credit commitment is interest only until maturity.

        The Metlife Agreement amends and restates existing credit facilities, dated as of September 8, 2010 (as amended from time to time) between Alico and Rabo. Under this prior credit agreement, Alico had a term loan in the initial principal amount of $40,000,000, of which $33,500,000 was outstanding at the date of refinancing and $60,000,000 in undrawn revolving credit commitments.

  Rabo Credit Agreement

        Alico entered into a Credit Agreement with Rabo, referred to as the Rabo Credit Agreement, under which Rabo has provided a $70,000,000 revolving working capital line of credit for Alico, of which approximately $28,365,000 was drawn at the closing date. This facility is interest only until maturity.

Note C—Silver Nip Merger Agreement

        On December 2, 2014, Alico entered into an Agreement and Plan of Merger (also referred to as the Merger Agreement) with 734 Sub, LLC, a wholly owned subsidiary of Alico (also referred to as Merger Sub), 734 Citrus Holdings, LLC (also referred to as Silver Nip Citrus) and, solely with respect to certain sections thereof, the equity holders of Silver Nip Citrus. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Silver Nip Citrus, with Silver Nip Citrus surviving as a wholly owned subsidiary of Alico. We refer to this as the Merger. Subject to the terms and conditions set forth in the Merger Agreement, Alico will issue shares of Alico common stock to the equity holders of Silver Nip Citrus as follows:

  •
  At the closing of the Merger, Alico will issue to the Silver Nip Citrus equityholders up to 1,463,544 shares of Alico common stock, subject to adjustments set forth in the Merger Agreement for Silver Nip Citrus's net indebtedness at the closing of the Merger, amounts related to groves specified in the Merger Agreement (also referred to as the TRB Groves) and certain Silver Nip Citrus transaction expenses.

  •
  Thirty (30) days following the conclusion of Silver Nip Citrus's 2014-2015 citrus harvest season, Alico will also issue to the Silver Nip Citrus equityholders additional shares of Alico common stock based on the proceeds (net of harvesting costs) received by Alico from the sale of citrus fruit harvested on Silver Nip Citrus groves (excluding the TRB Groves) after the closing of the Merger.

Note D—Pro Forma Adjustments (dollars in thousands)

        The following is a summary of the pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements based on preliminary estimates, which may change as additional information is obtained:

(a)—Unearned Rent and Real Estate Tax Payments to Global Ag Properties

        Reflects adjustments to pay Global Ag Properties the unearned portion of prepaid rent received from USSC and to pay the 2014 real estate taxes for the subject property.

(b)—Sugarcane Disposition

        The following adjustments were made to record the Sugarcane Disposition as of September 30, 2014.

Sales price	$97,914
Closing costs	(788)

Restricted cash	97,126
Basis of Property	(53,939)
Accrued legal and accounting	(243)

Total gain	42,944
Deferred gain	(29,140)

Recognized gain on sale of real estate	$13,804

Recognized gain on sale of real estate	$13,804
Estimated income taxes	(5,246)

Change in retained earnings	$8,558

(c)—Orange-Co Acquisition

        Reflects the purchase of Orange-Co assets and adjustments for assets retained by Orange-Co and liability and equity accounts extinguished as a result of the Orange-Co Acquisition. The adjustment is summarized in the following tables.

Asset adjustments:
Cash paid outside closing for legal and debt issuance costs	$(470)
Restricted cash retained by Orange-Co	(185)
Utilization of restricted cash in 1031 exchange	(97,126)
Write off Orange-Co's existing deferred loan costs, net	(712)
Deferred loan costs on new debt	2,834
Write off loan costs on Alico's extinguished debt	(379)
Property, buildings and equipment basis adjustment	152,361

Total	$56,324

Liability and Equity Adjustments:
Accrued real estate taxes paid at closing	$(1,865)
Retire Orange-Co's long-term debt, current portion	(25,933)
New long-term debt, current portion	7,125
Accrued interest paid at closing	(226)
Income tax benefit from refinacing expenses	(692)
Additional consideration due to Orange-Co, current portion	3,750
Additional consideration due to Orange-Co, net of current portion	3,750
Retire Orange-Co's long-term debt, net of current portion	(87,278)
New long-term debt, net of current portion	170,240
Eliminate Orange-Co's retained earnings	(11,039)
Refinancing expenses, net of tax	(1,128)
Write off loan costs on Alico's extinguished debt	(379)

Total	$56,324

(d)—Silver Nip Citrus Merger

        Adjustments related to the Silver Nip Citrus merger are summarized in the table below and include adjustments related to Silver Nip Citrus' post balance sheet acquisition of a citrus grove known as TRB Grove, or TRB.

        The pro forma adjustments were based on Silver Nip Citrus's balance sheet for its fiscal year ended June 30, 2014, which includes approximately $44.8 million of net indebtedness, the subsequent acquisition of the TRB Groves for approximately $17.7 million, and, accordingly the issuance of approximately 821,000 shares of Alico common stock.

Asset adjustments:
TRB inventories	$2,263
Assets held for sale disposed subsequent to balance sheet date	(2,832)
Property, buildings and equipment basis adjustment including TRB	26,009

$25,439

Liability and Equity Adjustments:
TRB long-term debt, current portion	$550
TRB long-term debt, net of current portion	10,450
Par value of merger shares	821
Additional paid in capital related to merger shares	30,032
Eliminate Silver Nip Citrus members' equity	(16,414)

$25,439

(e)—Represents professional fees related to the transactions net of related taxes.

(f)—Farmland Revenue Adjustments Due to Sugarcane Disposition

        Adjustments reflect elimination of sugarcane farming revenues and assignment of USSC and other leases as shown in the following table.

Elimination of sugarcane revenue	$(18,245)
Assignment of USSC and other leases to Global Ag Properties	(1,884)

Total	$(20,129)

(g)—Farmland Operating Expense Adjustments Due to Sugarcane Disposition

        Adjustments reflect elimination of sugarcane costs of sale, sugarcane harvest and hauling expenses, assignment of USSC and other leases, loss on disposition of certain assets in connection with the USSC Lease and estimated negative post-closing adjustments. The following table summarizes these adjustments for the fiscal year ended September 30, 2014.

Elimination of sugarcane costs of sale	$(14,368)
Elimination of sugarcane harvest and hauling expenses	(3,759)
Assignment of USSC and other leases to Global Ag Properties	(578)
Loss on disposition of sugarcane assets	(2,300)
Post-closing adjustments	(1,059)

Total	$(22,065)

        The actual sugarcane market price of $29.54 per hundred weight was used to estimate the post-closing adjustment for the fiscal year ended September 30, 2014.

(h)—Reflects estimated additional interest expense on incremental debt incurred in pro forma transactions at a weighted average interest rate of approximately 4%.

(i)—Silver Nip Citrus Non-Recurring Income from Settlement of Contingent Consideration Arrangement

        This adjustment eliminates $6,000,000 in non-recurring income from Silver Nip Citrus's settlement of a contingent consideration arrangement.

(j)—Additional Depreciation

        Recording property, buildings and equipment, including citrus trees, at fair market value will result in additional annual depreciation which will be capitalized to inventory and will increase annual cost of sales beginning in the fiscal year ending on September 30, 2015.

(k)—Income Taxes

        Proceeds of the Sugarcane Disposition were reinvested into the Orange-Co Acquisition in a tax deferred like kind exchange transaction pursuant to Internal Revenue Code Section 1031, so income taxes related to the gain have not been reported in the Pro Forma Financial Statements.

        The estimated income tax effect of all adjustments has been computed and included in the Pro Forma Condensed Consolidated Statements of Comprehensive Income utilizing Alico's effective tax rate for the fiscal year ended September 30, 2014.

HISTORICAL AND PRO FORMA PER SHARE DATA

        The following table sets forth (1) selected historical per share information for Alico and (2) pro forma combined per share information after giving effect to the Sugarcane Disposition, the Orange-Co Acquisition and the Merger.

        You should read this information in conjunction with, and the information is qualified in its entirety by, (1) the consolidated financial statements and the related notes of Alico, which are contained in Alico's Annual Report on Form 10-K for the fiscal year ended September 30, 2014 which is filed with the SEC and incorporated herein by reference (2) the consolidated financial statements and the related notes of Orange-Co that appear elsewhere in this information statement and (3) the consolidated financial statements and the related notes of Silver Nip Citrus that appear elsewhere in this information statement.

        The pro forma amounts in the table below are unaudited and are presented for informational purposes only. You should not rely on the pro forma combined amounts as being necessarily indicative of the results of operations that would have been reported by the combined company had the transaction been in effect during 2014, or that may be reported in the future. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of transaction-related costs, or other factors that may result as a consequence of the transaction and, accordingly, does not attempt to predict or suggest future results. See the section entitled "Unaudited Pro Forma Condensed Consolidated Financial Information" beginning on page 10 for a more complete discussion.

        Information presented in the table below reflects the following:

  •
  pro forma basic and diluted earnings per share are based on the combined results of Alico, Orange-Co and Silver Nip Citrus prepared in accordance with GAAP; and the pro forma combined amounts are presented as if the Sugarcane Disposition, the Orange-Co Acquisition and the Merger had been effective for the periods presented based on the acquisition method of accounting.

	As of and for the Year Ended September 30, 2014
	Alico	Orange-Co(1)	Silver Nip Citrus(1)	Pro Forma Combined
Basic earnings	$1.10	$—	$—	$3.55
Diluted earnings	$1.09	$—	$—	$3.54
Dividends	$0.24	$—	$—	$0.24
Book Value	$19.71	$—	$—	$22.23

(1)
Historical per share information is presented based on reported results of Alico. Orange-Co and Silver Nip Citrus are not publicly traded and as a result, historical per share information is not meaningful.

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger Agreement, the Merger and the Stock Issuance. These questions and answers may not address all questions that may be important to you as a shareholder. Please refer to the more detailed information contained elsewhere in this information statement, the Annexes to this information statement and the documents referred to or incorporated by reference in this information statement.

Q:    Why did I receive this information statement?

A:
You are receiving this information statement because you owned shares of Alico common stock on the close of business on                        , 2015, which is the record date for determining shareholders to receive this information statement. Provisions of Florida law and applicable securities regulations require Alico to provide you with notice of the written consent delivered on                        , 2015 by 734 Investors, at the direction of its disinterested members—that is, all of its members other than 734 Agriculture and an entity controlled by Clayton G. Wilson, Alico's Chief Executive Officer—approving the Stock Issuance. As a result, your vote or consent is neither required nor being sought and you are requested not to send Alico a proxy. See the section entitled "The Merger—NASDAQ Shareholder Approval Requirement; Written Consent of 734 Investors."

Q:    What will happen in the Merger?

A:
The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Silver Nip Citrus. Silver Nip Citrus will be the surviving company in the Merger and continue its existence as a limited liability company under the laws of the State of Florida and as a wholly owned subsidiary of Alico. Upon the completion of the Merger, Merger Sub will no longer exist as a legal entity. See the section entitled "Summary—The Merger" and "The Merger Agreement—Structure of the Merger."

Q:    Why has Alico decided to merge with Silver Nip Citrus?

A:
We believe that the Merger with Silver Nip Citrus will provide substantial strategic and financial benefits to Alico, Alico's shareholders and Alico's customers, including the following:

•
together with the completed acquisitions of certain assets and liabilities of Orange-Co, including its citrus groves in DeSoto and Charlotte Counties in Florida, and of Gator Grove in DeSoto County, Florida, Alico would become the largest citrus producer in the United States, with total pro forma 2014 production of 10 million boxes annually;

•
together with the completed Orange-Co Acquisition and acquisition of Gator Grove, Alico would increase its adjusted EBITDA, earnings per share and free cash flow per share from $21 million, $1.00 per share and $0.96 per share to $58 million, $2.77 per share and $3.31 per share, respectively, excluding anticipated synergies and one-time items;

•
increased scale and scope of Alico, including by potentially adding Alico's citrus groves to Silver Nip Citrus's existing contract with Tropicana Products, Inc.;

•
access to Silver Nip Citrus's grove management and citrus caretaking knowledge;

•
complementary areas of expertise for Alico's businesses;

•
new customers and distribution channels; and

•
the expected financial benefits of the transactions.

  See the section entitled "The Merger—Alico's Reasons for the Merger; Recommendation of the Special Committee; Approval of the Alico Board" for a detailed discussion of the reasons for and benefits of the Merger.

Q:    When do you expect the Merger to be completed?

A:
Alico and Silver Nip Citrus are working to complete the Merger as soon as possible, and currently anticipate being able to do so in the second (2nd) quarter of Alico's 2015 fiscal year. The completion of the Merger is subject to the satisfaction or waiver of various conditions set forth in the Merger Agreement, and it is possible that factors outside the control of Alico could result in the Merger being completed at a later time, or not at all. See the section entitled "The Merger Agreement—Conditions to Complete the Merger."

Q:    Who will manage Alico after the Merger?

A:
Following completion of the Merger, Alico's current management is expected to remain in place. Clayton G. Wilson will serve as Chief Executive Officer of the combined company.

Q:    What are the prior relationships between Alico and Silver Nip Citrus?

A:
Messrs. Brokaw and Trafelet are directors of Alico and may be deemed to beneficially own, in the aggregate, approximately 52% of the outstanding Alico common stock as a result of their position as the controlling persons of 734 Agriculture, which serves as the managing member of 734 Investors and generally has voting power over the shares of Alico common stock owned by 734 Investors. 734 Agriculture also owns 74.89% of the membership interests of Silver Nip Citrus. Messrs. Brokaw and Trafelet serve on the board of directors of Silver Nip Citrus. After the completion of the Merger, 734 Agriculture will own approximately 7.3% of the outstanding Alico common stock directly, assuming Alico issues approximately 800,502 shares of Alico common stock at the effective time of the Merger. Through its management of 734 Investors, 734 Agriculture will be deemed to beneficially own an additional 45.6% of the outstanding Alico common stock at the closing of the Merger. In addition, 734 Agriculture will acquire additional shares of Alico common stock as a result of the Earnout Stock Issuance.

  Mr. Wilson, Alico's Chief Executive Officer, owns 5% of the membership interests of Silver Nip Citrus directly and 20.11% of such membership interests indirectly through Rio Verde Ventures, LLC, an entity controlled by Mr. Wilson. Mr. Wilson also manages the day-to-day operations of Silver Nip Citrus and serves as a member of Silver Nip Citrus's board of directors. After the completion of the Merger, Mr. Wilson will own, directly and indirectly, approximately 2.5% of the outstanding Alico common stock. In addition, Mr. Wilson will acquire additional shares of Alico common stock as a result of the Earnout Stock Issuance.

  The Special Committee and the Alico Board were aware of and considered these potential interests, among other matters, in evaluating and negotiating the Merger Agreement and approving the Merger and the Stock Issuance.

Q:    What will the Silver Nip Citrus equityholders receive pursuant to the Merger Agreement?

A:
Silver Nip Citrus equityholders will each receive, their proportional share of up to 1,463,544 shares of Alico common stock and cash in lieu of fractional shares at the closing of the Merger, adjusted as described below and additional shares of Alico common stock based on the value of the proceeds (net of harvesting costs and adjusted as described below) received by Alico from the sale of citrus fruit harvested on Silver Nip Citrus's real property thirty (30) days after the conclusion of Silver Nip Citrus's 2014-2015 citrus harvest season. We refer to the shares of Alico common stock received by the Silver Nip Citrus equityholders in the Merger as the merger consideration.

  The portion of the merger consideration to be issued at the closing of the Merger is subject, among other things, to adjustment based on the amount Silver Nip Citrus's net indebtedness at the closing, amounts related to the TRB Groves and certain Silver Nip Citrus transaction expenses. We currently estimate that Silver Nip Citrus's net indebtedness at the effective time of the Merger will be approximately $42.6 million and will have spent approximately $17.9 million in relation to the TRB Groves and approximately $0.25 million in respect of transaction expenses that are subject to adjustment. Based on these estimates, we expect Alico to issue approximately 800,502 shares of its common stock to the Silver Nip Citrus equityholders at the effective time of the Merger (valued at approximately $             million based on Alico's closing stock price on                        , 2015).

  The portion of the merger consideration to be issued following the closing of the Merger is subject to adjustment for the amount of unpaid accounts payable of Silver Nip Citrus outstanding, or any other cost incurred by Silver Nip Citrus and not previously paid or capitalized, on or after the opening of business on the closing date to the extent that arising out of the harvesting, picking, hauling, marketing and selling of crops growing on Silver Nip Citrus's real property (excluding the TRB groves) for the 2014-2015 citrus harvest season, and for any expenses for the 2015-2016 citrus harvest season which are prepaid on or prior to the closing date by Silver Nip Citrus.

Q:
Did a Special Committee recommend that the Alico Board adopt the Merger Agreement, the Merger and the Stock Issuance?

A:
Yes. The terms of the Merger Agreement were negotiated and considered by a Special Committee comprised entirely of independent and disinterested members of the Alico Board. After considering a number of factors and review of a substantial amount of information, which is described in more detail in "The Merger—Alico's Reasons for the Merger; Recommendation of the Special Committee; Approval of the Alico Board" the Special Committee determined that the terms and conditions of the Merger Agreement, including the Merger and the Stock Issuance, were advisable and in the best interests of Alico and its shareholders. After consultation with its outside legal advisor, considering the opinion rendered by Houlihan Lokey to the Special Committee as to the fairness from a financial point of view to Alico, as of December 1, 2014, of the consideration to be paid by Alico in the Merger pursuant to the Merger Agreement and review of the appraisal findings prepared by Agri-Property, the Special Committee recommended that Alico's Board adopt and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger and the Stock Issuance.

Q:    Did the Alico Board adopt the Merger Agreement, the Merger and the Stock Issuance?

A:
Yes. After careful consideration, and upon the recommendation of the Special Committee, the Alico Board, with Messrs. Brokaw, Trafelet and Wilson recusing themselves, (1) determined that it is fair to and in the best interests of the Alico shareholders to enter into the Merger Agreement, (2) adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger and the Stock Issuance, and (3) recommended that the Alico shareholders vote or deliver a written consent in favor of the Stock Issuance. See the section entitled "The Merger—Alico's Reasons for the Merger; Recommendation of the Special Committee; Approval of the Alico Board."

Q:    Will I be asked to vote on anything?

A:
No. You are not being asked to vote on the Merger Agreement, the Merger or the Stock Issuance.

Q:
Do I need to send in my stock certificates, or take any other action, if the Merger is completed?

A:
No. You will not be required to exchange your certificates representing shares of Alico common stock, or take any other action, in connection with the Merger. The previously outstanding shares of Alico common stock will continue to remain outstanding following the Merger. You will not receive any cash or securities in connection with the Merger, but instead you will continue to hold your existing shares of Alico common stock.

Q:    How Was Alico Shareholder Approval Obtained?

A:
On                        , 2015, 734 Investors, which beneficially owned 3,725,457 shares of Alico common stock, or approximately 50.5% of Alico's issued and outstanding common stock on such date, delivered an executed written consent to Alico approving the Stock Issuance. Pursuant to 734 Investors' limited liability company agreement, 734 Investors approved the Stock Issuance at the direction of a majority of its disinterested members. The limited liability company agreement provides that 734 Agriculture, a Silver Nip Citrus equityholder, manages and generally controls the vote of the shares of Alico common stock owned by 734 Investors, except that in any transaction involving Alico, on the one hand, and 734 Agriculture or its affiliates, on the other hand, the shares of Alico common stock owned by 734 Investors are voted as directed by a majority in interest of the disinterested members of 734 Investors. These disinterested members have directed 734 Investors to approve the Stock Issuance. A copy of 734 Investors' limited liability company agreement is attached as Annex B to this information statement.

Q:    Will I have appraisal rights in connection with the Merger?

A:
No. Holders of Alico's common stock will not be entitled to exercise appraisal or dissenters' rights under the FBCA in connection with the Merger and the Stock Issuance.

Q:    What will be the U.S. federal income tax treatment of the Merger?

A:
The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Alico nor its shareholders will recognize gain or loss as a result of the Stock Issuance. See the section entitled "U.S. Federal Income Tax Consequences of the Merger."

Q:    Who is paying for this information statement?

A:
We will pay all of the expenses of furnishing this information statement, including the cost of preparing, assembling and mailing this information statement. We estimate that such expenses will be approximately $250,000.

Q:    Where can I go for additional information?

A:
Alico files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Alico files at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Alico's SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents Alico files with the SEC, including this document, by going to the "SEC Filings" section of Alico's corporate website at http://www.alicoinc.com. Alico's website address is provided as an inactive textual reference only. The information provided on Alico's website is not part of this document, and is not incorporated herein by reference. For a more detailed description of the information available, see the section entitled "Where You Can Find More Information."

Q:    Who can help answer my questions?

A:
If you have questions about the Merger after reading this information statement, or if you need additional copies of this information statement, you should contact:

Alico, Inc.
10070 Daniels Interstate Court
Suite 100
Fort Myers, FL 33913
Attention: A. Denise Plair, Corporate Secretary
(239) 226-2000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This information statement, including information included in, or incorporated by reference into, this information statement may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding expected financial conditions, results of operations, earnings outlook and prospects and results that are preceded by, followed by, or that include words such as "will," "should," "could," "may," "expects," "anticipates," "estimates" or "believes." Such statements reflect Alico's management's current beliefs, assumptions and expectations and are subject to a number of important factors that may cause Alico's actual results to differ materially from those anticipated by the forward-looking statements. These factors include, but are not limited to:

Risks Relating to the Merger

  •
  the ability to complete the Merger;

  •
  disruptions from the pending Merger;

  •
  costs relating to the Merger;

  •
  that certain Alico shareholders' ownership and voting interest in the combined company will be reduced;

  •
  the impact of interests of certain directors and executive officers of Alico in the Merger that are different from, or in addition to, the interests of Alico shareholders' generally; and

  •
  the impact of public resales of Alico common stock by the Silver Nip Citrus equityholders.

Risks Relating to the Combined Company

  •
  the incurrence of transaction, compliance and other Merger-related fees and costs;

  •
  the risk that the pro forma financial statements included in this information statement may not be an indication of the combined company's future performance; and

  •
  the integration of Alico and Silver Nip Citrus may prove more challenging than anticipated, or anticipated benefits of the Merger may not be achieved, or may be achieved less rapidly than anticipated.

Risks Relating to Alico

  •
  the risk factors described in Alico's reports filed with the SEC.

        Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Alico's belief as of the date of this information statement. Except as required by federal securities law, Alico undertakes no obligation to update these forward-looking statements after the date of this information statement as a result of new information or future events or developments.

THE MERGER

        The following is a description of the material aspects of the Merger. While we believe that the following description covers the material terms of the Merger, the description may not contain all of the information that is important to you. In particular, you should read the documents attached to this information statement, which are made part of this information statement. You are urged to read carefully this entire document (including the Annexes) and other documents which are referred to in this document in order to fully understand the transactions contemplated by the Merger Agreement. See the section entitled "Where You Can Find More Information," beginning on page 83.

Background of the Merger

        On October 17, 2013, 734 Agriculture and Alico announced that 734 Agriculture, in partnership with Arlon Group, a global specialist food and agriculture investment firm, had entered into definitive agreements under which an affiliate of 734 Agriculture would acquire approximately 50.5% of Alico's common stock owned, directly or indirectly, by Atlantic Blue Group, Inc. We refer to this transaction as the ABG acquisition. Messrs. Remy W. Trafelet and George R. Brokaw, the principals of 734 Agriculture, Arlon Group and several other independent, unaffiliated third parties interested in investing in Alico formed 734 Investors as a new limited liability company to consummate the ABG acquisition. Arlon Group agreed to acquire 25.1% of 734 Investors' membership interests, making it the largest interest holder in 734 Investors and therefore the largest indirect shareholder of Alico following the ABG acquisition. Based on Messrs. Trafelet's and Brokaw's identification of the investment opportunity in Alico and their prior experience in the citrus industry in connection with their acquisition and operation of Silver Nip Citrus, 734 Agriculture was designated as the managing member of 734 Investors. Mr. Clayton G. Wilson, an experienced citrus grower and partner in Silver Nip Citrus, was identified by 734 Investors as a potential candidate to serve as Alico's new Chief Executive Officer following the ABG acquisition. The ABG acquisition was completed on November 19, 2013.

        In connection with the formation of 734 Investors, the members recognized that, due to the pre-existing citrus and agricultural interests of Messrs. Trafelet, Brokaw and Wilson, there was a possibility that Alico could in the future consider a transaction with such parties. In order to ensure an independent, disinterested consideration process with respect to any such transaction, 734 Investors' limited liability company agreement provided that when any transaction involving Alico, on the one hand, and 734 Agriculture or its affiliates, on the other hand, is submitted to a vote of the Alico shareholders (or otherwise requires an action to be taken by the Alico shareholders), the disinterested members of 734 Investors would direct 734 Investors how to vote its shares of Alico common stock.

        From time to time during the year following the completion of the ABG acquisition, the Alico Board has discussed and reviewed the businesses, strategic direction, performance and prospects of Alico in the context of developments in the citrus and agricultural industry and discussed various potential strategic alternatives, including potential strategic combinations, restructurings or divestitures that could complement, enhance or improve the competitive strengths and strategic position of Alico. At the Alico Board's regularly scheduled January 9, 2014 meeting, the independent members of the Alico Board discussed the possibility of evaluating an acquisition of Silver Nip Citrus by Alico. After this discussion, the Alico Board formed the special committee, comprised solely of independent and disinterested directors and chaired by Mr. Fishman for purposes of evaluating and negotiating a potential acquisition of Silver Nip Citrus, or any other alternative transaction. The Alico Board believed it appropriate for the special committee to be chaired by Mr. Fishman due to his service as a Managing Principal of Arlon Group, which (through its investment in 734 Investors) is Alico's largest indirect shareholder, together with his experience with and knowledge of citrus groves, including those held by Silver Nip Citrus, and agricultural investing generally.

        Promptly after its formation, the special committee engaged Dickstein Shapiro, LLP as its independent legal counsel. It also commenced diligence planning with the assistance of disinterested members of Alico's management, and directed such management members to regularly report directly to the special committee their findings. The special committee was subsequently expanded by action of the independent members of the Alico Board to include all disinterested, independent directors of Alico as discussions regarding Silver Nip Citrus began to move past the exploratory stages. The special committee thereafter engaged Houlihan Lokey to review the financial terms of any proposed transaction and to provide an opinion to the special committee as to the fairness from a financial point of view to Alico of the consideration to be paid by Alico in any proposed transaction.

        During the months that followed its formation, representatives of the special committee and Silver Nip Citrus engaged in extensive discussions regarding the valuation of Silver Nip Citrus. In addition, after entering into a confidentiality agreement with Silver Nip Citrus, representatives of Alico and of the special committee, including Alico's outside legal counsel, Wachtell, Lipton, Rosen & Katz, conducted detailed business and legal due diligence of Silver Nip Citrus. This due diligence covered an evaluation of Silver Nip Citrus results of operations and grove productivity, the contracts with Tropicana Products, Inc. and the Latt Maxcy Corporation, Silver Nip Citrus's outstanding indebtedness, a review of the valuation of the TRB Groves that Silver Nip Citrus had recently acquired and other items regarding Silver Nip Citrus's business.

        During this period, the special committee met regularly to discuss members' views on the valuation of Silver Nip Citrus and the appropriate terms for a potential acquisition of Silver Nip Citrus, including, among other items, the amount, form and timing of the consideration to be paid to the Silver Nip Citrus equityholders and the valuation and form of consideration to be paid for the TRB Groves. The members of the special committee emphasized during these meetings the importance of completing an independently verified valuation of Silver Nip Citrus to ensure fair terms to Alico. Therefore, in addition to engaging Houlihan Lokey, the special committee engaged Agri-Property, an independent appraisal firm, to conduct a detailed inspection and appraisal of the groves owned by Silver Nip Citrus.

        Throughout September 2014, representatives of Silver Nip Citrus and their legal counsel, on the one hand, and the special committee, Alico, Dickstein Shapiro and Wachtell Lipton, on the other hand, negotiated and finalized the terms of a non-binding letter of intent between the special committee and Silver Nip Citrus setting forth the key economic terms of the proposed combination of Alico and Silver Nip Citrus. Consistent with the special committee's emphasis on independent verification of the terms of the transaction, the letter of intent provided that the consummation of the acquisition would be subject, among other things, to receipt by the Alico Board of a fairness opinion and the appraisal of the Silver Nip Citrus groves prepared by Agri-Property, in each case satisfactory to the special committee. Following entry into the letter of intent, the special committee directed that Wachtell Lipton and Dickstein Shapiro commence preparing definitive documentation for the potential merger.

        In the weeks that followed, the special committee regularly met with its advisors and received preliminary reports on diligence and valuation analyses being performed on Silver Nip Citrus. On November 26, 2014, Agri-Property delivered to representatives of the special committee its summary findings regarding the appraised value of Silver Nip Citrus's real estate only, excluding any fruit on the trees and any effects on value that may accrue by combining Silver Nip Citrus's property with Alico's assets. Also during this time the parties and their counsel continued to negotiate and finalize definitive documentation.

        On December 1, 2014, the board of managers of Silver Nip Citrus convened telephonically to review the status of negotiations and the terms of the proposed Merger Agreement. At this meeting, the board of managers (i) determined that it is in the best interests of Silver Nip Citrus and its members, and declared it advisable, to enter into the Merger Agreement and (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger.

        In the afternoon of December 1, 2014, the special committee met telephonically to review the status of the negotiations and the terms of the proposed Merger Agreement. Present at the meeting were members of Alico's senior management as well as representatives of Agri-Property, Houlihan Lokey, Dickstein Shapiro and Wachtell Lipton. The special committee reviewed the summary of appraisal findings with a representative of Agri-Property and discussed value items that were not included in the appraisal, such as cost synergies and the ability to extend Silver Nip Citrus's contract with Tropicana to certain Alico citrus groves. At the request of the special committee, Houlihan Lokey reviewed and discussed its financial analyses. Thereafter, at the request of the special committee, Houlihan Lokey verbally rendered its opinion to the special committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey's written opinion addressed to the special committee dated December 1, 2014) as to the fairness from a financial point of view to Alico of the Consideration (as defined in Houlihan Lokey's written opinion) to be paid by Alico in the Merger pursuant to the Merger Agreement. Wachtell Lipton then reviewed the terms of the Merger Agreement with the special committee, including the conditions to closing and the requirement under applicable NASDAQ listing rules that the issuance of Alico common stock in the Merger be approved by the Alico shareholders. In this regard, the special committee was aware of the fact that the required approval under applicable NASDAQ listing rules by Alico shareholders could be provided by 734 Investors, in its capacity as majority shareholder of Alico, and that the principals of Silver Nip Citrus were also members of 734 Investors. The special committee was also aware that any 734 Investors determination to vote in favor of the stock issuance would only occur upon the majority vote of the disinterested members of 734 Investors, and that the Silver Nip Citrus equity holders would not participate in any such vote. Wachtell Lipton and Dickstein Shapiro also discussed with the special committee members their fiduciary obligations in assessing the potential transaction. After extensive discussion among the members of the special committee, the special committee determined that the Merger Agreement and the transactions contemplated thereby, including the Merger and the Stock Issuance, were advisable and in the best interests of Alico and its shareholders and voted to recommend that the Alico Board adopt and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger and the Stock Issuance.

        The Alico Board, with Messrs. Trafelet, Brokaw and Wilson recused, also convened on the afternoon of December 1, 2014 to review and discuss the recommendation of the special committee that a transaction be agreed to on the terms presented to the Alico Board. The Alico Board, acting solely through its disinterested members, resolved that the Merger, the Stock Issuance and the other transactions contemplated by the Merger Agreement were fair to and in the best interests of Alico and its shareholders, and adopted and declared to be advisable the Merger Agreement and the transactions contemplated thereby, including the Merger and the Stock Issuance. In addition, the Alico Board, acting solely through its disinterested members, recommended that the Alico shareholders approve the Stock Issuance. The Alico Board then directed management to finalize and execute the Merger Agreement and the related materials on the terms reviewed with the Alico Board.

        Following the approval of the Alico Board, the parties finalized the Merger Agreement and related materials during the day on December 2, 2014. Also at this time the Silver Nip Citrus equityholders executed a written consent voting all of their equity interests in Silver Nip Citrus in favor of the Merger. Prior to the opening of trading on December 3, 2014, the transactions contemplated by the Merger Agreement were announced in a press release by Alico.

Alico's Reasons for the Merger; Recommendation of the Special Committee; Approval of the Alico Board

        The Special Committee and the Alico Board reviewed and carefully considered the terms of the Merger Agreement and each determined that the transactions contemplated by the Merger Agreement,

including the Merger and the Stock Issuance, are advisable and in the best interests of Alico and its shareholders. Accordingly, the Special Committee recommended that the Alico Board adopt and declare advisable the Merger Agreement, and the Alico Board adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger and the Stock Issuance.

        In the course of reaching the determinations and recommendations described above, the Special Committee, together with its outside legal advisors and Alico's management (excluding Mr. Wilson), considered a number of relevant factors. The Special Committee believed that these factors, taken as a whole, affirmatively supported its conclusion that the terms of the Merger Agreement and the transactions contemplated thereby are advisable and also in the best interests of Alico and its shareholders. The Alico Board considered the Special Committee's recommendation and its consideration of the following factors and adopted the recommendation and analysis of the Special Committee as the basis for its recommendation and approval. These factors include, but are not limited to:

  •
  Strategic Considerations:  The Special Committee and the Alico Board believe that the Merger with Silver Nip Citrus will create a combined company with increased scale and scope. They believe that the combined company will substantially increase Alico's consolidated revenues and results of operations because, among other items:

  o
  together with the completed acquisitions of certain assets and liabilities of Orange-Co, including its citrus groves in DeSoto and Charlotte County, Florida, and of Gator Grove in DeSoto County, Alico would become the largest citrus producer in the United States, with total pro forma 2014 production of 10 million boxes annually; and

  o
  the combined company could potentially add Alico's citrus groves to Silver Nip Citrus's existing contract with Tropicana Products, Inc.

  •
  Financially Compelling Transaction:  The Special Committee and the Alico Board believe that the Merger is financially compelling to Alico. In reaching this conclusion, the Special Committee and the Alico Board considered a number of factors, including:

  o
  the business, capabilities, financial condition and prospects of each of Alico and Silver Nip Citrus, based, in the case of Silver Nip Citrus, on extensive due diligence conducted by Alico and on Alico's knowledge of the citrus grove production and capabilities of the two companies;

  o
  the anticipated contribution to future revenues and operating results of Silver Nip Citrus's citrus grove portfolio, which together with the completed Orange-Co Acquisition and acquisition of Gator Grove, would be expected to increase Alico's adjusted EBITDA, earnings per share and free cash flow per share from $21 million, $1.00 per share and $0.96 per share to $58 million, $2.77 per share and $3.31 per share, respectively, excluding anticipated synergies and one-time items;

  o
  the potential for revenue and cost synergies from combining the two companies' businesses and management;

  o
  the financial analysis reviewed by Houlihan Lokey with the Special Committee as well as the oral opinion of Houlihan Lokey rendered to the Special Committee on December 1, 2014 (which was subsequently confirmed in writing by delivery of Houlihan Lokey's written opinion addressed to the Special Committee dated December 1, 2014), as to the fairness from a financial point of view to Alico of the consideration to be paid by Alico in the Merger pursuant to the Merger Agreement. See "The Merger—Opinion of the Houlihan Lokey to the Special Committee;"

  o
  the third-party appraisal of Silver Nip Citrus's citrus groves completed by Agri-Property;

    o
    the number of shares to be issued by Alico at the closing of the Merger to acquire all of the membership interests of Silver Nip Citrus, which represents approximately 10% of the total number of shares of Alico common stock that will be outstanding after completion of the Merger;

    o
    that a portion of the shares to be issued by Alico to the Silver Nip Citrus equityholders would be determined after the closing of the Merger based on the productivity of the Silver Nip Citrus groves (excluding the TRB Groves) during the 2014-2015 citrus harvest season; and

    o
    the conditions to completion of the Merger contained in the Merger Agreement.

  •
  Due Diligence:  Alico's management (excluding Mr. Wilson), consultants and outside legal advisors thoroughly evaluated the business, operations, financial condition, earnings and prospects of Silver Nip Citrus. The Special Committee and the Alico Board considered the scope and results of this due diligence investigation.

  •
  Negotiation Process and Review by the Special Committee:  The terms of the Merger Agreement were the result of active and intense negotiations conducted by the Special Committee, which is comprised entirely of independent and disinterested directors, with the assistance of independent legal advisors. The Alico Board delegated to the Special Committee the power and authority of the Alico Board to make a recommendation concerning, and evaluate, negotiate and document, if necessary, a proposed transaction with Silver Nip Citrus and alternatives to the proposed transaction, all to the extent the Special Committee determined that such actions were advisable to and in the best interests of Alico's shareholders. The resolutions establishing the Special Committee provided that the Alico Board would not approve the Merger without the prior recommendation of the Special Committee. The resolutions also provided the Special Committee with broad authority to retain independent advisors.

  •
  Minimal Contingencies to Completing the Transaction:  The Special Committee and the Alico Board considered the likelihood that the Merger will be completed on a timely basis, including that:

  o
  the Silver Nip Citrus equityholders executed a written consent approving and adopting the Merger Agreement. As a result, no further approval of the Silver Nip Citrus equityholders is necessary to approve the Merger; and

  o
  completion of the Merger is not, to the knowledge of Alico and Silver Nip Citrus, subject to any regulatory approvals.

        The Special Committee and the Alico Board also considered a variety of potential risks and other potentially negative factors relating to the Merger, including the following, but concluded that the anticipated benefits of the Merger substantially outweigh these considerations:

  •
  The shares issued by Alico in the Merger would reduce current Alico shareholders' percentage ownership in the combined company;

  •
  The number of shares to be issued by Alico to acquire all of the membership interests of Silver Nip Citrus;

  •
  The potential risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the Merger;

  •
  The risk that the anticipated benefits of the Merger might not be realized on the expected timeframe or at all;

  •
  The increase in the indebtedness of the combined company as a result of Alico's assumption of Silver Nip Citrus's outstanding indebtedness;

  •
  The costs to be incurred in connection with the Merger, including the costs of integrating the businesses of Alico and Silver Nip Citrus and the transaction expenses arising from the Merger;

  •
  The restrictions on the conduct of Alico's business between the date of the Merger Agreement and the date of the consummation of the proposed Merger; and

  •
  The need to obtain consents from Alico's and Silver Nip Citrus's respective lenders to allow Alico to assume Silver Nip Citrus's net indebtedness.

        In addition, the Special Committee and the Alico Board were aware of and considered the interests that Alico's directors and executive officers have with respect to the Merger that differ from, or are in addition to, their interests as shareholders of Alico generally, as described in the section entitled "The Merger—Interests of Alico's Directors and Executive Officers in the Merger."

        The reasons set forth above are not intended to be exhaustive, but include material facts considered by the Special Committee in recommending that the Alico Board adopt, and the Alico Board in adopting, the Merger Agreement and the transactions contemplated thereby, including the Merger and the Stock Issuance. The Special Committee and the Alico Board each conducted an overall review of the factors described above, with the assistance of their outside legal advisors and Alico's management team (excluding Mr. Wilson). In view of the wide variety of factors considered in connection with their evaluation of the Merger and the complexity of these matters, neither the Special Committee nor the Alico Board found it useful or attempted to quantify or assign any relative or specific weights to the various factors that they considered in reaching their determinations with respect to the approval of the Merger Agreement, and its recommendation to shareholders to approve the Stock Issuance. In addition, individual members of the Special Committee and the Alico Board may have given differing weights to different factors.

Opinion of Houlihan Lokey to the Special Committee

        On December 1, 2014, Houlihan Lokey verbally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey's written opinion addressed to the Special Committee dated December 1, 2014), as to the fairness from a financial point of view to Alico of the consideration to be paid by Alico in the Merger pursuant to the Merger Agreement.

        For purposes of Houlihan Lokey's opinion, the "Consideration" was defined to mean:

  •
  a number of shares of Alico common stock issuable upon closing of the Merger equal to (x) 1,463,544, multiplied by $37.58 divided by the Reference Quotient, minus (y) (i) the Closing Date Funded Debt, plus the Closing Date Cash, plus the TRB Amount, minus the Company Fees, divided by (ii) the Reference Quotient, and

  •
  a number of shares of Alico common stock issuable at the time set forth in Section 2.13 of the Merger Agreement equal to (x) the sum of the 2014-2015 Harvest Proceeds, minus the 2014-2015 Harvest Costs, plus the 2013-2014 Harvest Proceeds, divided by (y) the 180 Day Average as of the date that is thirty (30) days following the 2014-2015 Harvest End Date (which date we refer to as the Harvest End Date 180 Day Average).

        The capitalized terms referred to above have the meanings provided for in the Merger Agreement. However, with the consent of the Special Committee, for purposes of its opinion and analysis, Houlihan Lokey utilized 922,940 shares of Alico common stock as an estimate of the number of shares constituting the Consideration. The share number was calculated by Houlihan Lokey using estimates of the 2014-2015 Harvest Proceeds and 2014-2015 Harvest Costs prepared by management of Alico, estimates of the 2013-2014 Harvest Proceeds provided by management of Alico, and estimates of the Closing Date Funded Debt, the Closing Date Cash, the TRB Amount and the Company Fees provided by management of Alico and using a Reference Quotient of $37.58 and the average closing price of the Alico common stock over the 180 days before November 28, 2014 in lieu of the Harvest End Date 180 Day Average. The ultimate number of shares of Alico common stock actually issued in the Merger may be more or less than 922,940.

        Houlihan Lokey's opinion was directed to the Special Committee (in its capacity as such) and only addressed the fairness from a financial point of view to Alico of the Consideration to be paid by Alico in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey's opinion in this information statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this information statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey's opinion nor the summary of its opinion and the related analyses set forth in this information statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Alico Board, any security holder of Alico or any other person as to how to act or consent with respect to any matter relating to the Merger.

        In arriving at its opinion, Houlihan Lokey, among other things:

1.
reviewed a draft dated December 1, 2014 of the Merger Agreement;

2.
reviewed certain publicly available business and financial information relating to Alico and Silver Nip Citrus that Houlihan Lokey deemed to be relevant with respect to the future financial performance of Alico and Silver Nip Citrus;

3.
reviewed the audited consolidated financial statements for Silver Nip Citrus for the period ended, and as of, June 30, 2013, the unaudited consolidated financial statements for Silver Nip Citrus for its fiscal year ended, and as of, June 30, 2014, and an unaudited consolidated balance sheet of Silver Nip Citrus as of November 25, 2014;

4.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Silver Nip Citrus and Alico made available to Houlihan Lokey by Silver Nip Citrus and Alico, including:

a.
financial projections (and adjustments thereto) relating to Alico for its fiscal years ended September 30, 2015 through September 30, 2017 reflecting Alico's Gator Grove acquisition, its then-pending acquisition of assets of Orange-Co, LP (also referred to as the Orange-Co Acquisition) and its lease to United States Sugar Corporation (also referred to as USSC) of certain acreage used for sugar cane production and its sale of certain acreage used for sugar cane production, and the related assignment of its lease to USSC, to an affiliate of Terra Land Company (also referred to as the Sugarcane Disposition, and collectively referred to, together with the acquisition of the Gator Grove and Orange-Co Acquisition, the "Other Transactions,") prepared by the management of Alico, or the "Alico Projections,"

b.
financial projections relating to Silver Nip Citrus's Silver Nip Grove, or the "Silver Nip Grove," for Silver Nip Citrus's fiscal years ended June 30, 2015 through June 30, 2025 prepared by the management of Alico, or the "Silver Nip Grove Projections,"

c.
financial projections relating to Silver Nip Citrus's TRB Grove, or the "TRB Grove," for Silver Nip Citrus's fiscal years ended June 30, 2015 through June 30, 2025 prepared by management of Alico, or the "TRB Grove Projections,"

  d.
  certain forecasts and estimates of potential costs savings expected to result from the Merger, all as prepared by the management of Alico, or the "Synergies,"

  e.
  estimates of the 2014-2015 harvest proceeds and the 2014-2015 harvest costs prepared by management of Alico and the 2013-2014 harvest proceeds provided by management of Alico, or the "Harvest Estimates," and

  f.
  estimates of the Closing Date Funded Debt, Closing Date Cash, the TRB Amount and the Company Fees (all as defined in the Merger Agreement) provided by the management of Alico, or the "Closing Metric Estimates;"

5.
reviewed a Real Estate Appraisal Report of the TRB Grove, effective date August 13, 2014, prepared by Agri-Property Consultants, Inc. and an evaluation of the Silver Nip Grove, dated August 4, 2014, prepared by Land South Group, these reports, together, the "Appraisals;"

6.
spoke with certain members of the Special Committee and members of the management of Alico and certain of their respective representatives and advisors regarding the businesses, operations, financial conditions and prospects of Alico and Silver Nip Citrus, the Merger, the Other Transactions and related matters;

7.
compared the financial and operating performance of Alico with that of other public companies that Houlihan Lokey deemed to be relevant;

8.
considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

9.
reviewed the current and historical market prices and trading volume for certain of Alico's publicly traded securities;

10.
compared the relative contributions of the Silver Nip Citrus and Alico to certain financial statistics of the combined company on a pro forma basis;

11.
reviewed a certificate addressed to Houlihan Lokey from the Chief Financial Officer of Alico, which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Houlihan Lokey by or on behalf of Alico; and

12.
conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

        Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of Alico advised Houlihan Lokey, and with the consent of the Special Committee, Houlihan Lokey assumed, that the Alico Projections, the Silver Nip Grove Projections and the TRB Grove Projections reviewed by Houlihan Lokey were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of Alico as to the future financial results and condition of Alico, the Silver Nip Grove or the TRB Grove, as applicable, and Houlihan Lokey expressed no opinion with respect to those projections or the assumptions on which they were based. Furthermore, upon the advice of the management of Alico and with the consent of the Special Committee, Houlihan Lokey assumed that the estimated Synergies reviewed by Houlihan Lokey were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of Alico and that the Synergies would be realized in the amounts and the time periods indicated thereby, and Houlihan Lokey expressed no opinion with respect to those Synergies or the assumptions on which they were based. With respect to the Harvest Estimates and Closing Metric Estimates reviewed by Houlihan Lokey, management of Alico advised Houlihan Lokey, and with the consent of the Special Committee Houlihan Lokey assumed, that those estimates were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of Alico as to matters reflected therein, and, with the consent of the Special Committee, for purposes of Houlihan Lokey's opinion and its analyses, Houlihan Lokey calculated the number of shares constituting the Consideration (as defined in Houlihan Lokey's opinion), using the Harvest Estimates and the Closing Metric Estimates and using a Reference Quotient of $37.58 and a 180 Day Average (as defined in the Merger Agreement) as of November 28, 2014 as the Harvest End Date 180 Day Average. Houlihan Lokey expressed no opinion with respect to those price assumptions or estimates or the assumptions on which such estimates were based. Houlihan Lokey relied upon and assumed, without independent verification, that there was no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Alico or Silver Nip Citrus since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.

        Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that were referred to therein were true and correct, (b) each party to the Merger Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger would be satisfied without waiver thereof, (d) the Merger would be consummated in a timely manner in accordance with the terms described in the Merger Agreement and such other related documents and instruments, without any amendments or modifications thereto, and (e) the Other Transactions that had not yet been consummated would be consummated within the timeframe contemplated by the Alico Projections. Houlihan Lokey also assumed, with the consent of the Special Committee, that the Merger would qualify as a tax-free transaction. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Merger would be consummated in a manner that complied in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of Alico or Silver Nip Citrus, or otherwise have an effect on the Merger, or Alico or Silver Nip Citrus or any expected benefits of the Merger that would be material to Houlihan Lokey's analyses or its opinion. Houlihan Lokey also relied upon and assumed, without independent verification, at the direction of the Special Committee, that any adjustments to the Consideration pursuant to the Merger Agreement will not be material to its analyses or its opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Merger Agreement would not differ in any respect from the draft of the Merger Agreement identified above.

        Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Alico or Silver Nip Citrus or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation, except for the Appraisals. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Alico or Silver Nip Citrus was or might be a party or was or might be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Alico or Silver Nip Citrus was or might be a party or was or might be subject.

        Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to Merger, the securities, assets, businesses or operations of Silver Nip Citrus or any other party, or any alternatives to the Merger, (b) negotiate the terms of the Merger, or (c) advise the Special Committee, the Alico Board or any other party with respect to alternatives to the Merger. Houlihan Lokey's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion. Houlihan Lokey did not express any opinion as to what the value of the Alico common stock actually would be when issued pursuant to the Merger or the price or range of prices at which the Alico common stock might be purchased or sold, or otherwise be transferable, at any time.

        Houlihan Lokey's opinion was furnished for the use of the Special Committee (in its capacity as such) in connection with its evaluation of the Merger and not for use for any other purpose without Houlihan Lokey's prior written consent. Houlihan Lokey's opinion should not be construed as creating any fiduciary duty on Houlihan Lokey's part to any party. Houlihan Lokey's opinion was not intended to be, and did not constitute, a recommendation to the Special Committee, the Alico Board, any security holder or any other party as to how to act or consent with respect to any matter relating to the Merger or otherwise.

        Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Alico Board, Alico, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of Alico, or to any other party, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for Alico any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of Alico's or any other party's security holders or other constituents vis-à-vis any other class or group of Alico's or such other party's security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not Silver Nip Citrus, Alico, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of Silver Nip Citrus, Alico or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It was assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Special Committee, on the assessments by the Special Committee, the Alico Board, Alico, Silver Nip Citrus and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to Alico, Silver Nip Citrus and the Merger or otherwise.

        In preparing its opinion to the Special Committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey's analyses is not a complete description of the analyses underlying Houlihan Lokey's opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey's opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey's overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey's analyses and opinion.

        In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey's analyses for comparative purposes is identical to Alico or the Merger and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the forecasts prepared by the management of Alico and the implied reference range values indicated by Houlihan Lokey's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of our company. Much of the information used in, and accordingly the results of, Houlihan Lokey's analyses are inherently subject to substantial uncertainty.

        Houlihan Lokey's opinion was only one of many factors considered by the Special Committee in evaluating the Merger. Neither Houlihan Lokey's opinion nor its analyses were determinative of the consideration or of the views of the Special Committee with respect to the Merger or the Consideration. The type and amount of consideration payable in the Merger were determined through negotiation between the Special Committee and Silver Nip Citrus, and the decision to enter into the agreement was solely that of the Special Committee and the Alico Board.

        The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Special Committee on December 1, 2014. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey's analyses.

        For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including:

  •
  Adjusted EBITDA—Earnings before interest, taxes, depreciation and amortization, adjusted, where applicable, for certain non-recurring items.

  •
  EBIT—generally, the amount of the relevant company's earnings before interest and taxes for a specified time period.

  •
  Enterprise Value—generally, the Equity Value of the relevant company as of a specified date plus the amount of its net debt (the amount of its outstanding indebtedness, preferred stock, and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).

  •
  Equity Value—calculated as the value of the relevant company's outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) based on the relevant company's closing stock price, or equity value, as of a specified date.

  •
  Unlevered free cash flows—generally the amount of the relevant company's EBIT, less taxes on EBIT, plus depreciation and amortization, less capital expenditures (as adjusted for changes in net working capital) for a specified time period.

        Unless the context indicates otherwise, enterprise values and equity values used in the selected companies analysis described below were calculated using the closing price of Alico's common stock and the common stock of the selected companies listed below as of November 28, 2014, transaction values for the selected company transactions analysis described below were calculated on an enterprise value basis based on the announced transaction equity price and other public information available at the time of the announcement. Transaction prices and other transaction information reviewed as part of the selected real estate transactions analysis described below were derived from publicly available information and information provided by Alico management. The estimates of the future financial performance of Alico, Silver Nip Grove and TRB Grove relied upon for the financial analyses described below were based on the Alico Projections, Silver Nip Grove Projections and the TRB Projections. The estimates of the future financial performance of the selected companies listed below were based on certain publicly available research analyst estimates for those companies.

        Alico Discounted Cash Flow Analysis.    Houlihan Lokey performed a discounted cash flow analysis of Alico by calculating the estimated net present value of the projected unlevered free cash flows of Alico based on the Alico Projections. Houlihan Lokey calculated terminal values for Alico by applying a range of terminal value Adjusted EBITDA multiples of 10.0x to 11.0x to the estimated 2017 Adjusted EBITDA for Alico as reflected in the Alico Projections. The present values of Alico's projected unlevered free cash flows and terminal values were then calculated using discount rates ranging from 10.50% to 11.50% to derive an implied enterprise value reference range for Alico. Houlihan Lokey added the amount of Alico's cash and subtracted the amount of Alico's debt, in each case as of November 30, 2014, as provided by Alico management, from this implied enterprise value reference range to derive an implied equity value reference range for Alico. This discounted cash flow analysis indicated an implied per share value reference range of $32.54 to $41.17 (with a midpoint of $36.85) for the Alico common stock (derived by dividing the implied equity value reference range for Alico by the number of shares of Alico common stock outstanding as disclosed in Alico's public filings), as compared to the Alico share price on November 28, 2014, of $35.75 and the assumed price per share of $37.58 for the Alico common stock reflected in the Merger Agreement.

        Houlihan Lokey multiplied the midpoint implied price of $36.85 per share of Alico common stock, indicated by the foregoing analysis by 922,940, the estimated number of shares of Alico common stock used by Houlihan Lokey as the Consideration for purposes of its analysis, to derive an implied value for the Consideration of approximately $34 million.

        Alico Selected Companies Analysis.    Houlihan Lokey reviewed certain data for selected companies, with publicly traded equity securities, that Houlihan Lokey deemed relevant.

        The financial data reviewed included:

  •
  Enterprise value as a multiple of estimated Adjusted EBITDA for the four quarter period ended September 30, 2014, or the "LTM Period;"

  •
  Enterprise value as a multiple of estimated Adjusted EBITDA for the four quarter period ended September 30, 2015, or the "NFY;" and

  •
  Enterprise value as a multiple of estimated Adjusted EBITDA for the four quarter period ended September 30, 2016, or the "NFY+1."

        The selected companies included the following:

  •
  Adecoagro S.A.

  •
  AGT Food and Ingredients Inc.

  •
  Bunge Limited

  •
  Calavo Growers Inc.

  •
  Chiquita Brands International Inc.

  •
  Fresh Del Monte Produce Inc.

  •
  Limoneira Company

        The resulting financial data for the selected companies was as follows:

Enterprise Value as a Multiple of
Adjusted EBITDA for

	LTM Period	NFY	NFY+1
Low	8.9x	9.1x	7.2x
High	25.9x	26.1x	21.2x
Median	12.3x	10.0x	8.0x
Mean	13.8x	13.0x	10.6x

        Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 9.0x to 10.0x to fiscal year 2015 estimated Adjusted EBITDA for Alico as reflected in the Alico Projections to derive an implied enterprise value reference range for Alico. Houlihan Lokey added the amount of Alico's cash and subtracted the amount of Alico's debt, in each case as of November 30, 2014, as provided by Alico management, from this implied enterprise value reference range to derive an implied equity value reference range for Alico. This selected companies analysis indicated an implied per share value reference range of $31.72 to $40.00 for the Alico common stock (derived by dividing the implied equity value reference range for Alico by the number of shares of Alico common stock outstanding as disclosed in Alico's public filings), as compared to the midpoint implied per share price of $36.85 indicated by the discounted cash flow analysis described above, the Alico share price on November 28, 2014, of $35.75 and the assumed price per share of $37.58 for the Alico common stock reflected in the Merger Agreement.

        Alico Selected Transactions Analysis.    Houlihan Lokey considered certain financial terms of certain transactions involving target companies that Houlihan Lokey deemed relevant.

        The financial data reviewed included:

  •
  Transaction value as a multiple of the Adjusted EBITDA for the last four completed quarters, or the "LTM period" prior to the announcement of the transaction; and

  •
  Transaction value as a multiple of revenue for the LTM period prior to the announcement of the transaction.

        The selected transactions included the following:

Date Announced	Target	Acquiror
8/11/14	Chiquita Brands International Inc.	Sucocitrico Cutrale Ltda; Banco Safra S.A., Investment Arm
5/29/14	The Hillshire Brands Company	Tyson Foods, Inc.
3/10/14	Fyffes plc	Chiquita Brands International Inc.
12/9/13	National Selection Foods, LLC	The WhiteWave Foods Company
10/18/13	Alico Inc.	Arlon Group LLC, 734 Agriculture LLC
6/11/13	Dole Food Company	DFC Holdings LLC
5/29/13	Smithfield Foods, Inc.	Henan Shineway Industry Group Co., Ltd.

        The resulting financial data for the selected transactions was as follows:

	Transaction Value/Revenue	Transaction Value/Adjusted EBITDA
Low	0.34x	7.7x
High	2.74x	16.3x
Median	0.53x	10.4x
Mean	1.13x	11.0x

        Taking into account the results of the selected transactions analysis, Houlihan Lokey applied selected multiple ranges of 9.5x to 10.5x to fiscal year 2015 estimated Adjusted EBITDA for Alico as reflected in the Alico Projections to derive an implied enterprise value reference range for Alico. Houlihan Lokey added the amount of Alico's cash and subtracted the amount of Alico's debt, in each case as of November 30, 2014, as provided by Alico management, from this implied enterprise value reference range to derive an implied equity value reference range for Alico. This selected transactions analysis indicated an implied per share value reference range of $35.86 to $44.15 for the Alico common stock (derived by dividing the implied equity value reference range for Alico by the number of shares of Alico common stock outstanding as disclosed in Alico's public filings), as compared to the midpoint implied per share price of $36.85 indicated by the discounted cash flow analysis described above, the Alico share price on November 28, 2014, of $35.75 and the assumed price per share of $37.58 for the Alico common stock reflected in the Merger Agreement.

        Silver Nip Grove Selected Real Estate Transactions Analysis.    Houlihan Lokey considered certain financial terms of 74 real estate transactions from December 31, 2012 through September 23, 2014 involving Florida orange groves that Houlihan Lokey deemed relevant.

        The financial data reviewed included:

  •
  Price as a multiple of total acres; and

  •
  Price as a multiple of tree acres.

        The resulting financial data for the selected transactions was as follows:

	Price/Acre	Price/Tree Acre
Low	$8,104	$8,104
25th Percentile	$6,941	$7,669
75th Percentile	$11,510	$12,849
High	$19,181	$19,310
Median	$10,407	$11,394
Mean	$11,180	$11,838

        Taking into account the results of the selected real estate transactions analysis, Houlihan Lokey applied selected price/acre ranges of $11,000 to $13,000 to the number of acres constituting the Silver Nip Grove to derive an implied enterprise value reference range for Silver Nip Grove of $52.0 million to $61.4 million.

        Silver Nip Grove Discounted Cash Flow Analysis.    Houlihan Lokey performed a discounted cash flow analysis of the Silver Nip Grove by calculating the estimated net present value of the projected unlevered free cash flows expected to be generated from the Silver Nip Grove based on the Silver Nip Grove Projections. Houlihan Lokey calculated terminal values for the Silver Nip Grove by applying a range of perpetuity growth rates of 0.50% to 1.50% to the unlevered free cash flows expected to be generated from the Silver Nip Grove in 2025 as reflected in the Silver Nip Projections. The present values of Silver Nip Grove's projected unlevered free cash flows and terminal values were then calculated using discount rates ranging from 8.0% to 10.0%. The discounted cash flow analysis indicated an implied enterprise value reference range for the Silver Nip Grove of $39.9 million to $54.7 million.

        TRB Grove Discounted Cash Flow Analysis.    Houlihan Lokey performed a discounted cash flow analysis of the TRB Grove by calculating the estimated net present value of the projected unlevered free cash flows expected to be generated from the TRB Grove based on the TRB Grove Projections. Houlihan Lokey calculated terminal values for the TRB Grove by applying a range of perpetuity growth rates of 0.50% to 1.50% to the unlevered free cash flows expected to be generated from the TRB Grove in 2025 as reflected in the TRB Grove Projections. The present values of TRB Grove's projected unlevered free cash flows and terminal values were then calculated using discount rates ranging from 9.0% to 11.0%. The discounted cash flow analysis indicated an implied enterprise value reference range for the TRB Grove of $15.2 million to $18.9 million, with a midpoint of $17.1 million.

        Synergies Discounted Cash Flow Analysis.    Houlihan Lokey performed a discounted cash flow analysis of the projected cost savings expected to be generated from the Merger as reflected in the Synergies. Based on Alico management's expectation that the cost savings reflected in the Synergies would continue in perpetuity, Houlihan Lokey applied a range of perpetuity growth rates of 2.50% to 3.50% to the annual cost savings expected to be generated from the Merger as reflected in the Synergies and discounted those cost savings to present value using discount rates ranging from 10.5% to 11.5% to derive an implied Synergies value reference range of $6.8 million to $8.9 million.

Implied Total Equity Value Ranges for Silver Nip Citrus

        Houlihan Lokey calculated separate implied total equity value ranges for Silver Nip Citrus based on the Silver Nip Grove Selected Real Estate Transactions Analysis and the Silver Nip Grove Discounted Cash Flow Analysis.

        Silver Nip Grove Selected Real Estate Transactions Analysis.    Houlihan Lokey derived an implied total enterprise value reference range for Silver Nip Citrus by adding the following:

  •
  the implied enterprise reference range it derived for the Silver Nip Grove, as described above under "—Silver Nip Grove Selected Real Estate Transactions Analysis,"

  •
  the amount of Silver Nip Citrus cash and cash equivalents as of September 25, 2014 as provided by Alico management, and

  •
  implied enterprise values for the TRB Grove ranging from $17.1 million, the midpoint implied enterprise value indicated by the discounted cash flow analysis for the TRB Grove described above, to $17.9 million, the TRB Amount, as provided by Alico management.

        Houlihan Lokey subtracted from this implied total enterprise value reference range it derived for Silver Nip Citrus the debt of Silver Nip Citrus as of November 25, 2014 and an estimate of Silver Nip

Citrus's transaction fees, each as provided by Alico management, to derive an implied total equity value reference range for Silver Nip Citrus (without synergies) of $26.2 million to $36.5 million.

        Houlihan Lokey then applied the implied Synergies value range derived as described above to derive an implied total equity value reference range for Silver Nip Citrus (with synergies) of $33.1 million to $45.4 million. Houlihan Lokey compared these ranges to the implied value of approximately $34.0 million it derived for the Consideration as described above under "—Alico Discounted Cash Flow Analysis."

        Silver Nip Grove Discounted Cash Flow Analysis.    Houlihan Lokey also derived an implied total enterprise value reference range for Silver Nip Citrus by adding the following:

  •
  the implied enterprise reference range it derived for the Silver Nip Grove, as described above under "—Silver Nip Grove Discounted Cash Flow Analysis,"

  •
  the amount of Silver Nip Citrus cash and cash equivalents as of September 25, 2014 as provided by Alico management,

  •
  Alico management's estimate of the net proceeds to be derived by Alico after closing from 2014-2015 Silver Nip Grove crop harvest and

  •
  implied enterprise values for the TRB Grove ranging from $17.1 million, the midpoint implied enterprise value indicated by the discounted cash flow analysis for the TRB Grove described above, to $17.9 million, the TRB Amount, as provided by Alico management.

        Houlihan Lokey subtracted from this implied total enterprise value reference range it derived for Silver Nip Citrus the debt of Silver Nip Citrus as of November 25, 2014 and an estimate of Silver Nip Citrus' transaction fees, each as provided by Alico management, to derive an implied total equity value reference range for Silver Nip Citrus (without synergies) of $18.8 million to $34.4 million.

        Houlihan Lokey then applied the implied Synergies value range derived as described above to derive an implied total equity value reference range for Silver Nip Citrus (with synergies) of $25.6 million to $43.3 million. Houlihan Lokey compared these ranges to the implied value approximately $34.0 million it derived for the Consideration as described above under "—Alico Discounted Cash Flow Analysis."

Contribution Analysis

        Houlihan Lokey reviewed the number of shares of Alico common stock outstanding based on publicly available information as of November 25, 2014 and the number of shares estimated to be issued to the members of Silver Nip Citrus in the Merger as percentages of the number of shares of Alico common stock estimated to be outstanding after the Merger and compared these percentages to the percentage contributions of Alico stand-alone and Silver Nip Citrus to the combined company's:

  •
  implied equity value (based on the average of the value indications for Alico and Silver Nip Citrus referenced above),

  •
  overall production,

  •
  total acreage,

  •
  gross citrus acreage, and

  •
  net citrus acreage.

        Below are the results of the contribution analysis:

	Shares
Alico	7.4	88.9%
Silver Nip Citrus	0.9	11.1%
Combined	8.3	100.0%

	Equity Value		Production (Boxes)		Total Acres		Gross Citrus Acres		Net Citrus Acres
Alico	$276.6	88.2%	3.4	70.2%	99.8	91.8%	17.4	66.2%	10.6	64.5%
Silver Nip Citrus	$36.8	11.8%	1.5	29.8%	8.9	8.2%	8.9	33.8%	5.8	35.5%
Combined	$313.5	100.0%	4.9	100.0%	108.7	100.0%	26.3	100.0%	16.4	100.0%

  Other Matters

        Houlihan Lokey was engaged by the Special Committee to provide an opinion to the Special Committee as to the fairness from a financial point of view to Alico of the Consideration to be paid by Alico in the Merger pursuant to the Merger Agreement. The Special Committee engaged Houlihan Lokey based on Houlihan Lokey's experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, and for other purposes. Pursuant to its engagement by the Special Committee, Houlihan Lokey was entitled to a fee of $400,000, $175,000 of which became payable upon the execution of Houlihan Lokey's engagement letter with the Special Committee and the balance of which became payable upon the delivery of Houlihan Lokey's opinion. No portion of Houlihan Lokey's fee is contingent upon the successful completion of the transaction. Alico has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or relating to Houlihan Lokey's engagement.

        In the ordinary course of business, certain of Houlihan Lokey's employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Silver Nip Citrus, Alico, or any other party that may be involved in the Merger and their respective affiliates or any currency or commodity that may be involved in the Merger.

        Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and other financial services to Alico, Silver Nip Citrus, other participants in the Merger or certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation.

Third-Party Appraisal

        Agri-Property Consultants, Inc. (also referred to as Agri-Property), a company that provides real estate analysis, valuation and consulting, specializing in agricultural, conservation and transitional properties, furnished to the Special Committee and the Alico Board summary findings, dated November 14, 2014, from its third-party appraisal of the Silver Nip Citrus groves, excluding the TRB Groves.

        Agri-Property's appraisal findings were directed to the Special Committee (in its capacity as such) and only addressed the market value of the fee simple interest in the Silver Nip Citrus groves, excluding the TRB Groves, and did not address any other aspect or implication of the Merger, the value of Silver Nip Citrus as a whole, or any other agreement, arrangement or understanding. The summary of Agri-Property's appraisal findings in this information statement is qualified in its entirety by reference to the full text of the summary appraisal findings, which is attached as Annex D to this information statement and describes the procedures followed, assumptions made and other matters considered by Agri-Property in connection with the preparation of its appraisal findings. However, neither Agri-Property's appraisal findings nor the summary of its appraisal findings and the related analyses set forth in this information statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Alico Board, any security holder of Alico or any other person as to how to act or consent with respect to any matter relating to the Merger.

        You should be aware that the final appraisal report to be delivered to the Alico Board and the Special Committee will contain additional information that supplements, or is in addition to, the information contained in the summary appraisal findings attached as Annex D to this information statement. The final appraisal will be available for inspection and copying at Alico's principal executive offices during regular business hours by any interested shareholder or representative who has been so designated in writing.

        Agri-Property's appraisers have significant experience in real estate appraisal of agricultural and rural properties. The appraisal was performed on behalf of Agri-Property by Clifford M. Bowen, Jr., a state-certified general real estate appraiser and a licensed real estate broker in the State of Florida. The Special Committee selected Agri-Property as the appraiser because of Mr. Bowen's experience in appraising Florida citrus properties. Agri-Property performed the appraisal in conformance with the Appraisal Foundation's Uniform Standards of Professional Appraisal Practice. Alico imposed no limitations on the scope of the investigation by Agri-Property.

Subject Property

        The Silver Nip Citrus groves (excluding the TRB Groves) consist of eight grove divisions located in six counties summarized as follows:

Division	Gross Acres	Net Tree Acres	Florida County
Ranch One	342.14	342.14	Collier
Lily	574.14	416.90	Hardee
Rawle	586.30	527.00	Highlands
Bonnet Lake	636.90	527.10	Highlands
Chancey Bay	674.00	552.65	Martin
Island Pond	1363.20	921.10	Osceola
Frostproof	904.95	847.25	Polk
Backbone	855.28	591.14	Polk

Totals	5936.91	4725.28

        The property is current used for citrus production. The appraisal states that there are a total of approximately 1,678.98 net acres of early and mid-season oranges, approximately 2,881.16 net acres of late season oranges (Valencia and Vernia) and approximately 165 acres of specialty fresh fruit varieties. All of the processed oranges except for those in the Ranch One grove are included in Silver Nip Citrus's fruit purchase contract with Tropicana commencing with the 2014-2015 citrus harvest season.

Interest Valued

        The purpose of the appraisal was to estimate the market value of the fee simple interest in the Silver Nip Citrus groves (excluding the TRB Groves), subject to easements, restrictions and reservations of record, existing as of November 14, 2014, and subject to a fruit contract with Tropicana commencing in the 2014-2015 crop year and running for 10 consecutive years.

Scope of Work

        The scope of the appraisal included a personal comprehensive inspection of each of the subject properties. Agri-Property inspected the majority of the properties on October 7 and October 8, 2014 and inspected the Chancey Bay and Ranch One groves on November 14, 2014. Agri-Property was provided with a list of each of the divisions, including gross acreage and citrus acres, tree counts by ages, varieties and rootstocks and also provided with historical production beginning with the 2010-2011 crop year through the 2013-2014 crop year and projections for the 2014-2015 crop year. Agri-Property also reviewed previous work completed by Trigg, Catlett & Associates in 2012 and used by Prudential Agricultural Investments in evaluating the property as collateral for loan purposes.

        After reviewing and assimilating the information, Agri-Property estimated a value for the property by the income approach using a discounted cash flow analysis. The income approach assumes a ten-year holding period with a potential sale of the property at the end of the holding period and estimates fruit pricing based on the terms of the existing contract with Tropicana. In addition, Agri-Property analyzed sales of citrus groves to find units of comparison to apply to Silver Nip Citrus's groves to develop an estimate of value by the sales comparison approach. Agri-Property determined that there were four comparable sales, including Silver Nip Citrus's purchase of the TRB Groves and Alico's acquisition of the Gator Grove in DeSoto County, Florida. Finally, Agri-Property reconciled the value conclusions by the two approaches used in this analysis and arrived at a final value conclusion. The cost approach to value was not used in this analysis as the subject property is an existing producing citrus grove that cannot be reproduced in its current state.

Assumptions and Limiting Conditions

        Agri-Property utilized certain assumptions to determine the appraised value of the groves under the income approach and the sales comparison approach. The Appraisal reflects Agri-Property's valuation of the real estate as of November 14, 2014, in the context of the information available on such date and is subject to certain limiting conditions specified in the appraisal findings. Events occurring after the date of the appraisal and before the closing of the Merger could affect the properties or assumptions used in preparing the appraisal. Agri-Property has no obligation to update the appraisal on the basis of subsequent events.

        Silver Nip Citrus has represented in the Merger Agreement that it and the Silver Nip equityholders, at Agri-Property's request, have provided to Agri-Property all information required to prepare a fair and reasonable assessment of the value of Silver Nip Citrus's groves, and that, since the date of the Merger Agreement, there has been no change, event, effect, development, circumstance or occurrence that has caused or would cause the appraiser to materially adversely revise the valuation of such groves.

Compensation and Material Relationships

        Agri-Property was engaged to provide preliminary market analysis in July 2014 to the Special Committee and certain members of Alico's management appointed to structure the potential purchase of Silver Nip Citrus, but did not perform an appraisal at that time. Agri-Property was paid fees in the aggregate amount of $4,025 in connection with the preliminary market analysis. In addition, Mr. Bowen previously advised the lenders to the current Silver Nip Citrus equityholders at the time of Silver Nip

Citrus's acquisition of the groves from Latt Maxcy Corporation and its affiliates, and appraised the TRB Groves in connection with Silver Nip Citrus's acquisition of that property. Except as set forth above, no additional relationship existed between Alico, Silver Nip Citrus or their respective affiliates, on the one hand, and Mr. Bowen or Agri-Property, on the other hand, prior to the Special Committee's engaging Agri-Property to appraise the Silver Nip Citrus groves.

        Agri-Property has been paid fees in the aggregate amount of $22,500 to prepare the appraisal. The fees for the appraisal were negotiated between the Special Committee and Agri-Property and payment thereof was not dependent upon the results of the appraisal or the completion of the Merger.

Market Value Estimate

        Agri-Property concluded that the market value of the fee simple interest in the Silver Nip Citrus groves, excluding the TRB Groves, as of November 14, 2014, was $52 million, without including any fruit on trees. The estimated real estate value does not consider any effects on value that may accrue by combining the Silver Nip Citrus groves or the Tropicana fruit contract with the other Alico assets.

NASDAQ Shareholder Approval Requirement; Written Consent of 734 Investors

        Alico's common stock is listed on the NASDAQ. Pursuant to NASDAQ Listing Rules 5635(a) and (e)(4), the affirmative vote or written consent of a majority of the shares of Alico common stock, cast in person, by proxy or by written consent is required to issue shares to any director, officer or substantial shareholder (as defined by NASDAQ Listing Rule 5635(e)(3)) of Alico who has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in Silver Nip Citrus or the shares of Alico common stock to be paid in the Merger, if the Stock Issuance could result in an increase in outstanding common shares or voting power of Alico by 5% or more. Accordingly, Alico's shareholders must approve the Stock Issuance.

        On                        , 2015, 734 Investors, which beneficially owned 3,725,457 shares of Alico common stock, or approximately 50.5% of Alico's issued and outstanding common stock on such date, delivered an executed written consent to Alico approving the Stock Issuance. Pursuant to 734 Investors' limited liability company agreement, 734 Investors approved the Stock Issuance at the direction of a majority of its disinterested members. The limited liability company agreement provides that 734 Agriculture, LLC, a Silver Nip Citrus equityholder, manages and generally controls the vote of the shares of Alico common stock owned by 734 Investors, except that in any transaction involving Alico, on the one hand, and 734 Agriculture or its affiliates, on the other hand, the shares of Alico common stock owned by 734 Investors are voted as directed by a majority in interest of the disinterested members of 734 Investors. These disinterested members have directed 734 Investors to approve the Stock Issuance. A copy of 734 Investors' limited liability company agreement is attached as Annex B to this information statement.

Written Consent of the Silver Nip Citrus Equityholders

        On December 2, 2014, the Silver Nip Citrus equityholders unanimously executed a written consent approving and adopting the Merger Agreement and the transactions contemplated thereby, including the Merger. As a result, no further vote or action by the Silver Nip Citrus equityholders is required to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

Interests of Alico's Directors and Executive Officers in the Merger

        In addition to their ownership interest in shares of Alico common stock, certain of Alico's directors and executive officers may have financial interests in the Merger that are different from, or in addition to, the interests of Alico's shareholders generally. The members of the Special Committee and of Alico's Board were aware of these interests, and considered these interests, among other matters, in evaluating, negotiating and adopting the Merger Agreement, and in recommending to the Alico shareholders that the Stock Issuance be approved.

        Messrs. Brokaw and Trafelet are directors of Alico and may be deemed to beneficially own, in the aggregate, approximately 52% of the outstanding Alico common stock as a result of their position as the controlling persons of 734 Agriculture, which serves as the managing member of 734 Investors and generally has voting power over the shares of Alico common stock owned by 734 Investors. 734 Agriculture also owns 74.89% of the membership interests of Silver Nip Citrus. Messrs. Brokaw and Trafelet serve on the board of directors of Silver Nip Citrus. After the completion of the Merger, 734 Agriculture will own approximately 7.3% of the outstanding Alico common stock directly, assuming Alico issues approximately 800,502 shares of its common stock at the closing of the Merger. Through its management of 734 Investors, 734 Agriculture will be deemed to beneficially own an additional 45.6% of the outstanding Alico common stock at the closing of the Merger. In addition, 734 Agriculture will acquire additional shares of Alico common stock as a result of the Earnout Stock Issuance.

        Mr. Wilson, Alico's Chief Executive Officer, owns 5% of the membership interests of Silver Nip Citrus directly and 20.11% of such membership interests indirectly through Rio Verde Ventures, LLC, an entity controlled by Mr. Wilson. Mr. Wilson also manages the day-to-day operations of Silver Nip Citrus and serves as a member of Silver Nip Citrus's board of directors. After the completion of the Merger, Mr. Wilson will own, directly and indirectly, approximately 2.5% of the outstanding Alico common stock. In addition, Mr. Wilson will acquire additional shares of Alico common stock as a result of the Earnout Stock Issuance.

Merger-Related Compensation

        No merger-related compensation is expected to be payable to any of Alico's named executive officers in connection with the Merger, assuming that the Merger were consummated on January 16, 2015. As a result, the tabular disclosure required by Item 402(t) of Regulation S-K promulgated under the Securities Act has been omitted in this information statement.

Regulatory Approvals Required for the Merger

        Alico believes that neither Alico nor Silver Nip Citrus are required to make filings or obtain approvals or clearances from any antitrust regulatory authorities in the United States or other countries to complete the transactions contemplated by the Merger Agreement. Alico must comply with applicable federal and state securities laws and the rules and regulations of the NASDAQ to issue shares of its common stock in the Merger and to file this information statement with the SEC.

Listing of the Alico Common Stock

        Alico will apply to have its common stock issued and delivered as the merger consideration listed on the NASDAQ. Approval for this listing, subject to official notice of issuance, is a condition to the completion of the Merger.

Appraisal or Dissenters' Rights

        No appraisal or dissenters' rights are available for Alico shareholders in connection with the Merger and the Stock Issuance.

Restrictions on Sales of Shares of Alico Common Stock Received in the Merger

        The shares of the Alico common stock to be issued and delivered in connection with the Merger will not be registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or the Securities Act. It is intended that such shares will be issued pursuant to a private placement exemption under Section 4(a)(2) of the Securities Act or other available exemptions, and they will only be able to be resold pursuant to a separate registration statement or an applicable exemption from registration (under both federal and state securities laws). This information statement does not cover resales of shares of the Alico common stock received by any person upon completion of the Merger, and no person is authorized to use this information statement in connection with any such resale.

Impact of Stock Issuance on Existing Shareholders

        The Stock Issuance will dilute the ownership and voting interests of Alico's existing shareholders. It is currently expected that approximately 800,502 shares of Alico common stock, or approximately 9.8% of the Alico common stock giving effect to the Closing Stock Issuance, will be issued to the Silver Nip Citrus equityholders at closing. Additional shares of Alico common stock will be issued to such parties based on the 2014-2015 net harvest proceeds in the Earnout Stock Issuance. Therefore, the ownership and voting interests of Alico's existing shareholders will be proportionately reduced.

Accounting Treatment

        Alico prepares its financial statements in accordance with GAAP. In accordance with these standards, the Merger will be accounted for as a purchase business combination whereby Alico will acquire 100% of the membership interests of Silver Nip Citrus. The assets and liabilities of Silver Nip Citrus will be consolidated with those of Alico.

THE MERGER AGREEMENT

        The following is a summary of the material provisions of the Merger Agreement. This summary is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this document and is incorporated into this information statement by reference. You should read the Merger Agreement in its entirety, as it is the legal document governing the Merger. You are also urged to read the other documents which are referred to in this information statement in order to fully understand the transactions contemplated by the Merger Agreement. See the section entitled "Where You Can Find More Information."

        The Merger Agreement and this summary of its terms have been included with this document to provide you with information regarding the terms of the agreement and are not intended to modify or supplement any factual disclosures about Alico or the Merger in Alico's public reports filed with the SEC. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Alico or Silver Nip Citrus or their respective subsidiaries. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from what might be viewed as material by shareholders.

Structure of the Merger

        Subject to the terms and conditions of the Merger Agreement and in accordance with the FBCA, Merger Sub, a newly formed, wholly owned subsidiary of Alico, will be merged with and into Silver Nip Citrus, with Silver Nip Citrus as the surviving entity. This step is referred to as the Merger.

        Upon the effectiveness of the Merger, Silver Nip Citrus will be a subsidiary of Alico. The separate corporate existence of Silver Nip Citrus will continue following the transaction, and the separate corporate existence of Merger Sub will cease.

Closing; Effective Time; Completion of the Merger

        Under the terms of the Merger Agreement, the closing of the Merger will occur on the fifth business day after satisfaction or waiver of the conditions to closing (other than those conditions that by their terms are to be satisfied by actions taken at the closing, but subject to the fulfillment or waiver of those conditions), unless another date is agreed to in writing by the parties.

        At the closing, Alico and Silver Nip Citrus will file a certificate of merger with the Secretary of State of the State of Florida to effect the Merger. The effective time of the Merger will be the time specified in the certificate of merger filed with the Secretary of State of the State of Florida, or at such later date as agreed upon by the parties and specified in the certificate of merger.

        Alico and Silver Nip Citrus are working to complete the Merger as quickly as possible. However, because the Merger is subject to closing conditions (see the section entitled "The Merger Agreement—Conditions to Complete the Merger"), Alico and Silver Nip Citrus cannot give any assurance as to when, if ever, all the conditions to the Merger will be either satisfied or waived or that the Merger will occur and cannot predict the exact timing of the completion of the Merger. If the Merger is not completed by the end date and such end date has not been extended by mutual written consent, then either party may terminate the Merger Agreement, unless the failure to complete the transaction by such date is caused by the terminating party's breach of the Merger Agreement.

Merger Consideration

        At the time the Merger is effective, Alico will issue to the holders of membership interests in Silver Nip Citrus (also referred to herein as the Silver Nip Citrus equityholders) up to 1,463,544 shares of Alico common stock, adjusted as follows:

  •
  The number of shares issued will be (1) increased by the amount spent by Silver Nip Citrus to purchase groves specified in the Merger Agreement (also referred to as the TRB Groves), inclusive of any financing costs and accrued interest, (2) decreased by Silver Nip Citrus's net indebtedness at the closing of the Merger, and (3) decreased by the amount of transaction expenses Silver Nip Citrus incurs in connection with the Merger, excluding up to $250,000 in out-of-pocket costs incurred in connection with facilitating Alico's due diligence of Silver Nip Citrus and preparing the financial statements in connection with this information statement.

  •
  The Alico common stock issued at the effective time of the Merger will be valued at $37.58 per share for purposes of these calculations. This per share value is also referred to as the "Reference Quotient."

        We currently estimate that Silver Nip Citrus's net indebtedness at the closing of the Merger will be approximately $42.6 million and that Silver Nip Citrus will have spent approximately $17.9 million in relation to the TRB Groves and approximately $0.25 million in respect of transaction expenses that are subject to adjustment. Based on these estimates, we expect Alico to issue approximately 800,502 shares of its common stock to the Silver Nip Citrus equityholders at the effective time of the Merger.

        The Merger will have no effect on the shares of Alico common stock owned by existing Alico shareholders.

        Alico will not deliver fractional shares of its common stock in the Merger. As a result, a Silver Nip Citrus equityholder will receive cash for any fractional shares of Alico common stock that such Silver Nip Citrus equityholder would otherwise be entitled to receive in the Merger. In lieu of the issuance of any fractional share, Alico will pay to each former Silver Nip Citrus equityholder who otherwise would be entitled to receive such fractional share, an amount in cash (rounded to the nearest cent) determined by multiplying (a) $37.58 by (b) the fraction of a share (after taking into account all membership interests held by such holder at the closing of the Merger) of Alico common stock to which such holder would otherwise be entitled.

Purchase Price Adjustment

        As described above, the merger consideration will be adjusted at the closing based on (x) an estimate of Silver Nip Citrus's net indebtedness as of the closing of the Merger (referred to as the Silver Nip Citrus Net Indebtedness) calculated as (1) Silver Nip Citrus's closing date funded debt minus, (2) the aggregate of all cash amounts of Silver Nip Citrus or any of its subsidiaries outstanding as of the opening of business on the closing date closing minus (3) $17,655,128.98 plus any interest, commitment fees and other expenses accrued or paid by Silver Nip Citrus on or prior to the closing date in connection with the TRB Groves acquisition, and (y) the estimated amount of financial, legal, accounting and other fees incurred by Silver Nip Citrus in connection with the Merger, excluding up to $250,000 in specified transaction expenses (referred to as the Estimated Closing Adjustment Amount). The merger consideration delivered at the closing will equal the Estimated Closing Adjustment Amount (delivered to Alico at least ten (10) business days prior to closing, and subject to certain good-faith adjustments between the parties) divided by the Reference Quotient.

        The Estimated Closing Adjustment Amount will then be recalculated with the actual figures to determine whether any correction is necessary. No later than ninety (90) days after the closing date, Alico will deliver to the Silver Nip Citrus equityholders (a) a statement of the Silver Nip Citrus Net Indebtedness as of the closing date (without giving effect to the Merger transaction), and (b) a statement of Silver Nip Citrus's actual financial, legal and other advisor's fees. The difference between Silver Nip Citrus's Estimated Closing Adjustment Amount and the finally determined closing adjustment amount (subject to certain good-faith adjustments between the parties), is referred to herein as the Post-Closing Adjustment.

        If the Post-Closing Adjustment is a negative number, then the Silver Nip Citrus equityholders will within three (3) business days of the final determination of the closing adjustment amount deliver to Alico an amount of shares of the Alico common stock equal to (x) the absolute value of the Post-Closing Adjustment divided by (y) the Reference Quotient.

        If the Post-Closing Adjustment is a positive number, then Alico will within three (3) business days of the final determination of the closing adjustment amount deliver to the Silver Nip Citrus equityholders an amount of shares of the Alico common stock, in aggregate, equal to (x) the Post-Closing Adjustment divided by (y) the Reference Quotient.

Earnout Proceeds

        As additional consideration for the Silver Nip Citrus membership interests, thirty (30) days after the conclusion of Silver Nip Citrus's 2014-2015 citrus harvest season, Alico will also issue to the Silver Nip Citrus equityholders additional shares of Alico common stock based on the value of the proceeds (net of harvesting costs) received by Alico from the sale of citrus fruit harvested on Silver Nip Citrus's real property, excluding the recently acquired TRB Groves, during the 2013-2014 and 2014-2015 citrus harvest seasons. The earnout consideration will be (1) reduced by the amount of unpaid accounts payable of Silver Nip Citrus outstanding, or any other cost incurred by Silver Nip Citrus and not previously paid or capitalized, in each case on or after the opening of business on the closing date to the extent that arising out of the harvesting, picking, hauling, marketing and selling of crops growing on Silver Nip Citrus's real property (excluding the TRB groves) for the 2014-2015 citrus harvest season and (2) increased by any expenses for the 2015-2016 citrus harvest season which are prepaid on or prior to the closing date by Silver Nip Citrus.

        The Merger Agreement defines the conclusion of the 2014-2015 citrus harvest season as the date at which all proceeds from the sale of citrus fruit during the 2014-2015 citrus harvest season have been paid, except that if all such proceeds have not yet been paid by March 31, 2015, that date shall be deemed the conclusion of the 2014-2015 citrus harvest season, and any proceeds received after such date will be paid out to the Silver Nip Citrus equityholders on the last date of each subsequent quarter until the parties reasonably concur that such proceeds have been paid in full.

        The number of shares of Alico common stock issued in respect of the earnout consideration will be calculated as the net proceeds (adjusted as described above) divided by the average adjusted closing price per share (calculated to the nearest one-hundredth of one cent) of Alico common stock on the NASDAQ for the one hundred and eighty (180) calendar days ending on the date that is thirty (30) days after the conclusion of the 2014-2015 citrus harvest season. Alico will not issue fractional shares of its common stock in respect of this earnout consideration, and in lieu of any such fractional share, Alico will pay any such Silver Nip Citrus equityholder an amount in cash (rounded to the nearest cent) determined by multiplying (i) the one hundred and eighty (180)-day average described above and (ii) the fraction of a share (after taking into account all shares of Alico common stock to which such Silver Nip Citrus equityholder would be entitled pursuant to this paragraph) of Alico common stock to which such Silver Nip Citrus equityholder would otherwise be entitled to receive pursuant to this paragraph.

Treatment of Silver Nip Citrus Equity Awards

        Each Silver Nip Citrus membership interest subject to restrictions on transfer and/or forfeiture granted under Silver Nip Citrus's limited liability company agreement or any Silver Nip Citrus benefit plan that is issued and outstanding immediately prior to the effective time, if any, will become fully vested and will be converted into the right to receive a number of shares of Alico common stock equal to the per interest merger consideration. At the effective time, all such Silver Nip Citrus interests will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and the holder or holders of such Silver Nip Citrus interests will cease to have any rights with respect thereto, except the right to receive the per interest merger consideration, without interest.

Fees and Expenses

        Except with respect to costs and expenses of printing and mailing this information statement and all filing and other fees paid to the SEC in connection with the Merger, which Alico will bear, fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will generally be paid by the party incurring such fees or expenses. However, if the closing of the Merger occurs, (i) Alico will pay any out-of-pocket, third-party fees and expenses incurred by Silver Nip Citrus or its subsidiaries in connection with the Merger, including fees and expenses of advisors, and reduce the amount of consideration issued in the Merger correspondingly (see "The Merger Agreement—Purchase Price Adjustment") and (ii) Alico will also pay (without any purchase price adjustment) the lesser of (a) two hundred and fifty thousand dollars ($250,000) and (b) all reasonably documented, out-of pocket, third-party fees and expenses incurred by, or charged to, Silver Nip Citrus and its subsidiaries, whether paid or to be paid, in connection with (1) facilitating Alico's and its representatives' due diligence of Silver Nip Citrus and its subsidiaries and (2) preparing the financial statements in connection with this information statement.

Delivery of Consideration

        The conversion of the membership interests of Silver Nip Citrus into the right to receive the merger consideration will occur automatically upon the consummation of the Merger. Immediately prior to the effective time of the Merger, Alico will deliver to the Silver Nip Citrus equityholders certificates accompanied by stock powers or other instruments of transfer duly executed in blank representing the aggregate merger consideration payable at the closing, and cash necessary to pay in lieu of fractional shares.

        The merger consideration paid will be reduced by any applicable tax withholding.

Representations and Warranties

        The Merger Agreement contains customary representations and warranties by Alico and Silver Nip Citrus relating to their respective businesses. With the exception of specified representations that must be true in all respects, or true and correct in all material respects, all other representations and warranties must be true and correct except for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect. The accuracy of each party's representations and warranties, subject to specified materiality and material adverse effect standards, is a condition to completing the Merger. See the section entitled "The Merger Agreement—Conditions to Complete the Merger."

        A material adverse effect with respect to Silver Nip Citrus means a change, event, effect, development, circumstance or occurrence that is materially adverse to the business or condition (financial or otherwise) of Silver Nip Citrus or any of its subsidiaries, taken as a whole. However, none of the following, and no change, event or development to the extent resulting from any of the following, will be deemed to be, or to contribute to, or be taken into account in determining whether there has been, or will be, a material adverse effect with respect to Silver Nip Citrus:

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  changes or developments in general economic, regulatory or political conditions (including changes in law), or in the securities, credit, foreign exchange or financial markets in general, in each case to the extent such changes do not adversely affect Silver Nip Citrus and its subsidiaries in a substantially disproportionate manner relative to other participants in the industries in which Silver Nip Citrus and its subsidiaries operate;

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  changes or developments in or affecting the industry in which Silver Nip Citrus and its subsidiaries operate, including changes in law, whether generally or in any particular jurisdiction, and including any adverse weather events or conditions, including storms and frosts, in each case to the extent such changes or developments do not adversely affect Silver Nip Citrus and its subsidiaries in a substantially disproportionate manner relative to other participants in the industries in which Silver Nip Citrus and its subsidiaries operate;

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  the failure of Silver Nip Citrus to meet projections or forecasts, provided that the underlying causes of such failure may be considered in determining whether there is a material adverse effect;

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  any national or international political event or occurrence, including acts of war or terrorism, to the extent such event does not adversely affect Silver Nip Citrus and its subsidiaries in a substantially disproportionate manner relative to other participants in the industries in which Silver Nip Citrus and its subsidiaries operate;

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  changes in GAAP or the interpretation thereof, to the extent such changes do not adversely affect Silver Nip Citrus and its subsidiaries in a substantially disproportionate manner relative to other participants in the industry in which Silver Nip Citrus and its subsidiaries operate; or

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  any materially adverse change in the ability of Silver Nip Citrus to consummate the transactions contemplated by the Merger Agreement.

        A material adverse effect with respect to Alico means a change, event, effect, development, circumstance or occurrence that is materially adverse to the business or condition (financial or otherwise) of Alico or any of its subsidiaries, taken as a whole. However, none of the following, and no change, event or development to the extent resulting from any of the following, will be deemed to be, or to contribute to, or be taken into account in determining whether there has been or will be, a material adverse effect with respect to Alico:

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  changes or developments in general economic, regulatory or political conditions (including changes in law), or in the securities, credit, foreign exchange or financial markets in general, in each case to the extent such changes do not adversely affect Alico and its subsidiaries in a substantially disproportionate manner relative to other participants in the industries in which Alico and its subsidiaries operate;

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  changes or developments in or affecting the industry in which Alico and its subsidiaries operate, including changes in law, whether generally or in any particular jurisdiction, and including any adverse weather events or conditions, including storms and frosts, in each case to the extent such changes or developments do not adversely affect Alico and its subsidiaries in a substantially disproportionate manner relative to other participants in the industries in which Alico and its subsidiaries operate;

  •
  the failure of Alico to meet projections or forecasts, provided that the underlying causes of such failure may be considered in determining whether there is a material adverse effect;

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  any national or international political event or occurrence, including acts of war or terrorism, to the extent such event does not adversely affect Alico and its subsidiaries in a substantially disproportionate manner relative to other participants in the industries in which Alico and its subsidiaries operate;

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  changes in GAAP or the interpretation thereof, to the extent such changes do not adversely affect Alico and its subsidiaries in a substantially disproportionate manner relative to other participants in the industry in which Alico and its subsidiaries operate; or

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  any materially adverse change in the ability of Alico to consummate the transactions contemplated by the Merger Agreement.

        The representations and warranties of each of Alico, Silver Nip Citrus and the Silver Nip Citrus equityholders have been made solely for the benefit of the other party and such representations and warranties should not be relied on by any other person.

        In addition, such representations and warranties:

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  are qualified by information set forth in confidential disclosure schedules exchanged by the parties in connection with signing the Merger Agreement—the information contained in these schedules modifies, qualifies and creates exceptions to the representations and warranties in the Merger Agreement;

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  are qualified by information set forth in Alico's SEC reports, in the case of Alico—the information contained in Alico's SEC reports qualifies, and, therefore, to the extent applicable creates exceptions to the representations and warranties in the Merger Agreement of Alico;

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  will not survive after the closing date, except that:

  o
  certain fundamental representations relating to (i) Silver Nip Citrus's and Alico's organization, capitalization, and authority to enter into the Merger Agreement, (ii) Silver Nip Citrus's broker and advisor fees and (iii) the Silver Nip Citrus equityholders' organization, title to Silver Nip Citrus membership interests, authority and broker and advisor fees, will survive indefinitely or until the latest date permitted by applicable law;

  o
  Silver Nip Citrus's representation and warranties with respect to environmental matters will survive until the three (3)-year anniversary of the closing date;

  o
  representations and warranties with respect to taxes will survive until thirty (30) days after the expiration of the applicable statute of limitations; and

  o
  claims specifically set forth in any claim for indemnity made by a party on or prior to the survival period termination date will survive until such claim is finally resolved;

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  may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties to the Merger Agreement if those statements turn out to be inaccurate; and

  •
  are subject to the materiality and material adverse effect standards described in the Merger Agreement, which may differ from what may be viewed as material by you.

        Each of Alico and Silver Nip Citrus has made representations and warranties to the other regarding, among other things:

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  corporate organization and qualification to do business;

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  capital structure;

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  authority to execute and deliver the Merger Agreement;

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  financial statements;

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  absence of conflicts with, or violations of, organizational documents or other obligations as a result of entering into the Merger Agreement and completing the Merger;

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  governmental filings and consents necessary to complete the Merger;

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  absence of litigation and investigations; and

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  the absence of certain changes.

        In addition, Silver Nip Citrus has made other representations and warranties to Alico regarding, among other things:

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  absence of undisclosed liabilities;

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  specified contracts;

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  compliance with laws;

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  permits;

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  employee benefit plans;

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  environmental matters;

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  intellectual property;

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  labor matters;

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  insurance;

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  tax matters;

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  real property;

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  transactions with affiliates;

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  customers and suppliers;

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  appraisal; and

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  brokers' and advisors' fees related to the Merger.

        In addition, each Silver Nip Citrus equityholder, severally and not jointly, made other representations and warranties to Alico regarding, among other things:

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  corporate organization and qualification to do business;

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  title to the Silver Nip Citrus membership interests;

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  authority to execute and deliver the Merger Agreement;

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  absence of conflicts with, or violations of, organizational documents or other obligations as a result of entering into the Merger Agreement and completing the Merger;

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  governmental filings and consents necessary to complete the Merger;

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  brokers' and advisors' fees related to the Merger;

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  allocation of the merger consideration; and

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  investment intent.

        In addition, Alico has made other representations and warranties to Silver Nip Citrus and the Silver Nip Citrus equityholders regarding Alico's SEC filings, the absence of other business activity by Merger Sub and the Special Committee's receipt of Houlihan Lokey's fairness opinion.

Conduct of Business Pending the Merger

  Conduct of Business by Silver Nip Citrus

        Silver Nip Citrus has agreed to customary covenants that place restrictions on it and its subsidiaries until the effective time of the Merger. Except as required by law, set forth in the Merger Agreement, or consented to in writing by Alico (which consent may not be unreasonably withheld or delayed), from the date of the Merger Agreement until the consummation of the Merger, Silver Nip Citrus has agreed to, and has agreed to cause each of its subsidiaries to (and the Silver Nip Citrus equityholders will cause each of them to):

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  conduct its business in the ordinary course consistent with past practice; and

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  use commercially reasonable efforts to preserve substantially intact its business organization and preserve its present commercial relationships with customers, suppliers, employees and other third parties.

        Silver Nip Citrus further agrees that, except as required by law, set forth in the Merger Agreement (or Silver Nip Citrus's disclosure schedules thereto), or consented to in writing by Alico (which consent may not be unreasonably withheld or delayed), from the date of the Merger Agreement until the consummation of the Merger, Silver Nip Citrus will not, and has agreed to cause each of its subsidiaries not to (and the Silver Nip Citrus equityholders will cause each of them not to) do any of the following:

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  amend or otherwise change the governing documents of Silver Nip Citrus or any of its subsidiaries;

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  issue, sell or pledge, dispose of, encumber, deliver or authorize or propose the issuance, sale or pledge, disposition, encumbrance or delivery of any equity securities or other voting securities of any class of Silver Nip Citrus or any of its subsidiaries, or securities convertible into or exchangeable for any such shares, or any rights, warrants or options to acquire any such equity securities or other convertible securities of Silver Nip Citrus or any of its subsidiaries;

  •
  make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or equity interests, except for dividends by any wholly owned subsidiary of Silver Nip Citrus to Silver Nip Citrus or any other wholly owned subsidiary of Silver Nip Citrus;

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  adjust, recapitalize, split, combine, subdivide, redeem, purchase, reclassify or otherwise acquire any equity securities of Silver Nip Citrus or any of its subsidiaries or other voting securities;

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  make or offer to make any acquisition, by means of a merger or otherwise, of any material business, assets or securities;

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  sell, lease, license, transfer or otherwise dispose of (by merger, consolidation or sale of equity or assets or otherwise) any corporation, partnership or other business organization or division or any of Silver Nip Citrus's material business, assets or securities, except pursuant to existing contracts or commitments for the sale or purchase of goods in the ordinary course of business consistent with past practice;

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  sell, lease or license any owned real property or amend, modify, terminate, surrender or renew any Silver Nip Citrus leases or enter into any new leases or licenses for any real property, except for terminations and renewals of leases in accordance with their terms;

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  create any lien (other than a permitted lien) on any material business, assets or securities;

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  adopt a plan to merge or consolidate with or into any other person, dissolve or liquidate, in a single transaction or a series of related transactions;

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  incur or assume any indebtedness other than (a) borrowings under Silver Nip Citrus's existing agreements or credit facilities not exceeding $2,000,000 in the aggregate, or (b) any loans, advances or capital contributions made to any other person (other than to a subsidiary) except pursuant to commitments for the sale or purchase of goods in the ordinary course of business consistent with past practice;

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  except as required under applicable law or the terms of any Silver Nip Citrus benefit plan existing as of the date of the Merger Agreement:

  o
  establish, enter into, adopt, amend or terminate any Silver Nip Citrus benefit plan or other employee benefit plan, policy, agreement, arrangement or trust for the benefit or welfare of any current or former employee, officer, director or individual independent contractor of Silver Nip Citrus or any of its subsidiaries, other than amendments to any Silver Nip Citrus benefit plan in existence as of the date of the Merger Agreement in the ordinary course of business consistent with past practice that do not increase the cost to Silver Nip Citrus and its subsidiaries, in the aggregate, of maintaining such benefit plan;

  o
  enter into any new, or amend any existing, employment, severance, retention or change of control agreement with any employee of Silver Nip Citrus or any of its subsidiaries;

  o
  increase the compensation or benefits payable to or to become payable to any current or former employee, officer, director or individual independent contractor of Silver Nip Citrus or any of its subsidiaries (including the payment of any amounts to any such individual not otherwise due);

  o
  grant to any of its directors, officers, employees or individual independent contractors any increase in severance or termination pay;

  o
  pay or award, or commit to pay or award, any bonuses or incentive compensation;

  o
  enter into any new, or amend any existing, collective bargaining agreement or similar agreement with respect to Silver Nip Citrus or any of its subsidiaries;

  o
  take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any of its directors, officers, employees or individual independent contractors;

  o
  hire any individual having total annual compensation of $100,000 or more; or

  o
  terminate the employment of any individual having total annual compensation of $100,000 or more, other than for cause;

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  directly or indirectly engage in any affiliate transaction (other than (a) solely among Silver Nip Citrus and its subsidiaries or (b) with respect to employment relationships and compensation, benefits, travel advances and employee loans in the ordinary course of business);

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  pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms;

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  accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

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  delay or accelerate payment of any account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice;

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  make any change in any method of accounting other than those required by changes in accounting principles or by a governmental entity;

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  amend, waive, fail to enforce, assign or terminate any Silver Nip Citrus material contract or enter into a written contract that would be a Silver Nip Citrus material contract if entered into prior to the Merger Agreement (except for certain contemplated financing agreements);

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  make any capital expenditures in excess of $1,000,000;

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  enter into any new line of business outside of its existing business segment;

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  enter into any settlement or release with respect to any material claim relating to the business of Silver Nip Citrus;

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  take certain tax-related actions, including:

  o
  making, changing or revoking any income tax election, or extending or waiving the period of limitations for the payment or assessment of any material tax of Silver Nip Citrus or any of its subsidiaries;

  o
  settling or compromising any income tax claim, audit or dispute or any other material tax claim, audit or dispute;

  o
  filing any amended income tax return;

  o
  obtaining any ruling with respect to taxes or entering into any agreement with any taxing authority;

  o
  making or surrendering any claim for a refund of taxes; or

  o
  changing any method of reporting income or deductions for tax purposes;

  •
  take any action that would reasonably be expected to impair or materially delay Silver Nip Citrus's performance of its obligations under the Merger Agreement; or

  •
  authorize any, or commit or agree to take any, of the foregoing actions.

  Conduct of Business by Alico

        Alico has also agreed to customary covenants that place restrictions on it and its subsidiaries until the effective time of the Merger. Except as required by law, set forth in the Merger Agreement, or consented to in writing by Silver Nip Citrus (which consent may not be unreasonably withheld or delayed), from the date of the Merger Agreement until the consummation of the Merger, Alico has agreed to, and has agreed to cause each of its subsidiaries to:

  •
  conduct its business in the ordinary course consistent with past practice; and

  •
  use commercially reasonable efforts to preserve substantially intact its business organization and preserve its present commercial relationships with customers, suppliers, employees and other third parties.

        Alico further agrees that, except as required by law, set forth in the Merger Agreement (or Alico's disclosure schedules thereto) or consented to in writing by Silver Nip Citrus (which consent may not be unreasonably withheld or delayed), from the date of the Merger Agreement until the consummation of the Merger, Alico will not, and will cause each of its subsidiaries not to do any of the following:

  •
  amend or otherwise change the governing documents of Alico or any of its subsidiaries in a manner that would adversely affect the economic benefits of the Merger to the Silver Nip Citrus equityholders or that would impede Alico's ability to consummate the transactions contemplated by the Merger Agreement;

  •
  take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

  •
  take any action that would reasonably be expected to impair or materially delay Alico's performance of its obligations under the Merger Agreement; or

  •
  authorize any, or commit or agree to take any, of the foregoing actions.

Efforts to Complete the Merger

        Subject to the terms and conditions of the Merger Agreement, Alico and Silver Nip Citrus have agreed to use reasonable best efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under the Merger Agreement and applicable laws to consummate and make effective as promptly as practicable after the date of the Merger Agreement the transactions contemplated by the Merger Agreement, including:

  •
  preparing as promptly as practicable all necessary applications, notices, petitions, filings, ruling requests and other documents and obtaining as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any governmental entity or person in order to consummate the transactions contemplated by the Merger Agreement; and

  •
  taking all steps, as promptly as practicable, as may be necessary to obtain all such approvals.

        Alico and Silver Nip Citrus also agreed to make all filings required by the Securities Act and the Exchange Act and any other applicable federal or state securities law. Each party will supply as promptly as practicable any additional information or documentation that may be requested pursuant to the securities laws.

        Alico and its subsidiaries are not required, and Silver Nip Citrus and its subsidiaries are not permitted (without Alico's written consent in its sole discretion), (1) to take any action, or commit to take any action, or agree to any condition or restriction, involving Alico, Silver Nip Citrus or their respective subsidiaries in connection with obtaining any governmental approvals, that would have, or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Silver Nip Citrus, or Alico and its subsidiaries taken as a whole, in each case measured on a scale relative to Alico and its subsidiaries taken as a whole; or (2) to commit to pay any amount or incur any obligation in favor of or offer or grant any accommodation (financial or otherwise, regardless of any provision to the contrary in the underlying contract) to any person to obtain any third-party approval; provided, that, if requested by Alico, Silver Nip Citrus and its subsidiaries will commit to pay such amount, or incur such obligation in favor of or offer or grant such accommodation, so long as such commitment, obligation, or accommodation is binding on Silver Nip Citrus and its subsidiaries only if the closing occurs.

Other Covenants and Agreements

  Public Announcements

        Alico, on the one hand, and Silver Nip Citrus, on the other hand, will consult with one another and obtain one another's approval (such approval not to be unreasonably withheld or delayed) before issuing or permitting any agent or affiliate to issue any press release, or otherwise making or permitting any agent or affiliate to make any public statements, with respect to the transactions contemplated by the Merger Agreement, and will not issue any such press release or make any such public statement prior to such consultation and approval. However, each party may make any such announcement which it in good faith believes, based on advice of counsel, is necessary or advisable in connection with any requirement of law, it being understood and agreed that each party will provide the other parties with copies of any such announcement in advance of such issuance.

  NASDAQ Listing

        Alico will use reasonable best efforts to cause the shares of its common stock to be issued in the Merger to be approved for listing on the NASDAQ or such other primary stock exchange on which the Alico common stock is then listed, subject to official notice of issuance, prior to the effective time.

  Employee Benefit Matters

        From and after the closing date, the employees of the Silver Nip Citrus and its subsidiaries who are employed by Silver Nip Citrus or any of its subsidiaries as of the closing date and who remain employed with Alico and its subsidiaries thereafter will be offered participation and coverage under Alico's and its subsidiaries' compensation and benefit plans that are provided to similarly situated employees of Alico and its subsidiaries from time to time. Alico may satisfy this obligation by continuing the participation and coverage of continuing Silver Nip Citrus employees under Silver Nip Citrus's benefit plans as in effect immediately prior to the closing date.

        For purposes of vesting, eligibility to participate and accrual of benefits under Alico benefit plans providing benefits to any continuing Silver Nip Citrus employees after the closing date, each continuing Silver Nip Citrus employee will be credited with his or her years of service with Silver Nip Citrus and its subsidiaries before the closing date, to the same extent as that employee was entitled, before the closing date, to credit for such service under any similar Silver Nip Citrus benefit plan in which the employee participated or was eligible to participate immediately prior to the closing date, subject to certain limitations. In addition, to the extent legally permissible, Alico will use commercially reasonable efforts:

  •
  to cause each continuing Silver Nip Citrus employee to be immediately eligible to participate, without any waiting time, in any and all applicable Silver Nip Citrus benefit plans to the extent coverage under such plan is replacing comparable coverage under a Silver Nip Citrus benefit plan in which the employee participated immediately before the closing date;

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  for purposes of each applicable Silver Nip Citrus benefit plan providing medical, dental, pharmaceutical, life insurance and/or vision benefits to any continuing Silver Nip Citrus employee, to cause all pre-existing condition exclusions and actively-at-work requirements of such plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable Silver Nip Citrus benefit plan in which such employee participated immediately prior to the closing date; and

  •
  for purposes of each applicable Silver Nip Citrus benefit plan providing medical, dental, pharmaceutical, life insurance and/or vision benefits to any continuing Silver Nip Citrus employee, to cause any eligible expenses incurred by a continuing Silver Nip Citrus employee and his or her covered dependents during the portion of the plan year of an applicable Silver Nip Citrus benefit plan ending on the date such employee's participation in the corresponding Alico benefit plan begins to be taken into account under such plan for purposes of satisfying all deductible, coinsurance, maximum out-of-pocket and lifetime maximum limitations or requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with Alico benefit plan.

        Alico has also agreed to honor all obligations under the Silver Nip Citrus benefit plans in accordance with their terms as in effect immediately before the closing date.

  Manager and Officer Insurance

        Alico has agreed that, until the six (6)-year anniversary date of the effective time, the surviving corporation's governing documents will contain provisions no less favorable with respect to indemnification of the current and former managers and officers of Silver Nip Citrus than are currently provided in Silver Nip Citrus's governing documents, which provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any such individuals until the expiration of the statutes of limitations applicable to such matters or unless such amendment, modification or repeal is required by applicable law.

        Without limiting the provisions of the above paragraph, until the six (6)-year anniversary date of the effective time, the surviving corporation will:

  •
  indemnify and hold harmless each current and former manager and officer of Silver Nip Citrus against and from any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any judgment, suit, litigation, arbitration, claim, action, complaint, injunction, order, dispute, inquiry or proceeding to the extent arising out of or pertaining to:

  •
  any action or omission or alleged action or omission in such manager's or officer's capacity as such; or

  •
  the Merger Agreement and any of the transactions contemplated by the Merger Agreement; and

  •
  pay in advance of the final disposition of any such judgment, suit, litigation, arbitration, claim, action, complaint, injunction, order, dispute, inquiry or proceeding, the expenses (including reasonable attorneys' fees) of any current or former manager or officer of Silver Nip Citrus upon receipt of an undertaking by or on behalf of such manager or officer to repay such amount if it is ultimately determined that such manager or officer is not entitled to be indemnified.

        Neither Alico nor the surviving corporation will (and Alico will cause the surviving corporation not to) settle or compromise or consent to the entry of any judgment or otherwise terminate any judgment, suit, litigation, arbitration, claim, action, complaint, injunction, order, dispute, inquiry or proceeding of a current or former manager or officer of Silver Nip Citrus for which indemnification may be sought under this paragraph unless such settlement, compromise, consent or termination includes an unconditional release of such manager or officer from all liability arising out of such action.

        Alico will use its reasonable best efforts (and Silver Nip Citrus will cooperate prior to the effective time in these efforts) to maintain in effect for a period of six (6) years after the effective time Silver Nip Citrus's existing directors' and officers' liability insurance policy (provided that Alico may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous. However, Alico will not be obligated to make aggregate annual premium payments for such six (6)-year period in respect of such policy (or coverage replacing such policy) that exceed 200% of the annual premium payments on Silver Nip Citrus's current policy in effect as of the date of the Merger Agreement. If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the specified maximum amount, Alico will use its reasonable best efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the specified maximum amount. In lieu of the foregoing, either Alico or Silver Nip Citrus may obtain, on or prior to the effective time, a prepaid tail policy. However, the cost of such policy must not exceed 200% of the specified maximum amount.

        These indemnification provisions will survive the consummation of the Merger and are intended to benefit, and will be enforceable by, any person or entity referred to therein (whether or not parties to the Merger Agreement). The indemnification provided for will not be deemed exclusive of any other rights to which the indemnified party is entitled pursuant to law or any contract set forth in the Silver Nip Citrus disclosure schedules.

  Tax Matters

        Until the effective time of the Merger, Silver Nip Citrus is required, among other things, to file all material tax returns, pay all taxes due and payable, and accrue reserves for taxes payable but not yet due in accordance with past practice.

        Following the closing, the Silver Nip Citrus equityholders will be required to indemnify Alico for certain taxes, including any taxes imposed on Silver Nip Citrus for any pre-closing period, any taxes of the Silver Nip Citrus equityholders or any of their affiliates for any period and any taxes imposed on the Silver Nip Citrus equityholders as a result of the Merger. The Silver Nip Citrus equityholders'

obligation to indemnify Alico for such taxes will survive until the date that is thirty (30) days after the expiration of the applicable statute of limitations.

        Alico will have the exclusive right to control any tax audit or proceeding. With respect to any such audit or proceeding for a pre-closing period which includes an issue for which Alico is entitled to indemnification, Alico will be required to keep the Silver Nip Citrus equityholders reasonably informed and to consult with the Silver Nip Citrus equityholders before taking any significant action and the Silver Nip Citrus equityholders will have the right to approve any settlement of such audit or proceeding.

        Alico will pay and be responsible for 100% of all transfer taxes that may be imposed in connection with the transactions with respect to any of Silver Nip Citrus's real property.

  Allocation Schedule

        Silver Nip Citrus will provide Alico with a certificate signed by a duly authorized officer of Alico setting forth the calculation as of the closing date of the applicable per interest merger consideration.

  Silver Nip Citrus Credit Facility

        Silver Nip Citrus will use commercially reasonable efforts to obtain, on or before the closing date, the necessary consent of Prudential Mortgage Capital Company, LLC to (a) allow the Silver Nip Citrus credit facility to remain in effect after the effective time with no default or event of default thereunder resulting from the Merger or the consummation of the other transactions contemplated thereby and (b) terminate Silver Nip Citrus's and its subsidiaries' obligations under certain sections of the Silver Nip Citrus credit facility with no (i) reduction of the outstanding amounts or lending or other financing commitments thereunder or (ii) shortening of any maturity thereunder. However, Alico and its subsidiaries are not required, and Silver Nip Citrus and its subsidiaries are not permitted (without Alico's express written consent in its sole discretion) to accept any terms or conditions, commit to pay any amount, incur any obligation in favor of or offer or grant any accommodation (financial or otherwise, regardless of any provision to the contrary in the Silver Nip Citrus credit facility) to any person to obtain any such consent; provided, that, if requested by Alico, Silver Nip Citrus and its subsidiaries will accept such terms or conditions, commit to pay such amount or incur such obligation in favor of or offer or grant such accommodation, so long as such terms and conditions, commitment, obligation or accommodation are binding on Silver Nip Citrus and its subsidiaries only if the closing occurs. Silver Nip Citrus will deliver to Alico copies of all draft agreements to be provided to its lender in connection with obtaining the credit facility consents prior to the dissemination, and will keep Alico informed in all material respects of the status of Silver Nip Citrus's efforts to obtain the credit facility consents. Alico will cooperate with Silver Nip Citrus to obtain the credit facility consents to the extent reasonably requested by Silver Nip Citrus. To the extent required by Prudential Mortgage Capital Company, LLC, Silver Nip Citrus will use its reasonable best efforts to deliver to Alico, prior to closing, an estoppel certificate with respect to each Silver Nip Citrus lease.

  Alico Credit Facility

        Alico will use commercially reasonable efforts to obtain, on or before the closing date, the necessary consent of Rabo AgriFinance, Inc., to waive any requirement that Silver Nip Citrus and its subsidiaries guarantee, or incur any liens to secure, certain obligations (as defined in Alico credit facility), with no (a) reduction of the outstanding amounts or lending or other financing commitments thereunder or (b) shortening of any maturity thereunder; provided, that Alico may not accept any terms or conditions with respect to the credit facility that are not commercially reasonable. Silver Nip Citrus will cooperate with Alico to obtain the credit facility consents to the extent reasonably requested by Alico. To the extent required by Rabo AgriFinance, Inc., Silver Nip Citrus will use its reasonable best efforts to deliver to Alico, prior to closing, an estoppel certificate with respect to each Silver Nip Citrus lease.

  Alico Common Stock Dispositions

        Each of the Silver Nip equityholders has agreed that any dispositions after the closing of the Merger of any shares of Alico common stock received as part of the Stock Issuance and owned or controlled by such Silver Nip equityholder will (a) comply with all applicable securities laws and any insider and restricted trading policies of Alico then applicable to such Silver Nip equityholder and (b) be executed following reasonable consultation with Alico in an effort to optimize the capital market effect of any such disposition, including to minimize to the extent reasonable possible any anticipated negative impact on the trading price of the Alico common stock.

  General Indemnification

        Subject to the terms and conditions of the Merger Agreement, Alico and the Silver Nip Citrus equityholders will indemnify, defend and hold each other and/or their respective officers, directors, employees, affiliates and/or agents harmless from any damages, losses, liabilities, obligations, taxes, claims of any kind, interest or expenses (including, without limitation, reasonable attorneys' fees and expenses) suffered or paid as a result of, in connection with, or arising out of (a) any breach of certain fundamental representations or warranties made by Alico or Silver Nip Citrus, as applicable (read without reference to materiality or material adverse effect) and (b) any breach by Alico, Silver Nip Citrus or Merger Sub, as applicable, of any of the covenants or agreements contained in the Merger Agreement.

        The Merger Agreement also provides for the Silver Nip Citrus equityholders to indemnify, defend and hold Alico and/or their respective officers, directors, employees, affiliates and/or agents harmless from any damages, losses, liabilities, obligations, taxes, claims of any kind, interest or expenses (including, without limitation, reasonable attorneys' fees and expenses) suffered or paid as a result of, in connection with, or arising out of certain excluded taxes and retained liabilities specified in the Merger Agreement.

        The indemnification by Alico or the Silver Nip Citrus equityholders will equal the amount of all losses net of any amounts recovered by the indemnified party under insurance policies or other collateral sources (including contractual indemnities of any person which are contained outside of the Merger Agreement). Alico's maximum indemnification obligation is capped at the value of the Alico common stock issued in the Closing Stock Issuance. Silver Nip Citrus equityholders will be severally liable for any indemnification claim, for which each Silver Nip Citrus equityholder's maximum liability will equal the shares of Alico common stock received by such Silver Nip Citrus equityholder in the Merger.

        The limitations on indemnification described above will not apply to any losses arising out of fraud or knowing misrepresentation solely with respect to the party committing such fraud or knowing misrepresentation.

        Subject to the terms of the Merger Agreement and the paragraphs above, Alico will make any applicable indemnification payment to the Silver Nip Citrus equityholder indemnitees by wire transfer of immediately available funds, and each Silver Nip Citrus equityholder will make any applicable indemnification payment to Alico either through wire transfer of immediately available funds or by delivery of shares of the Alico common stock, generally be valued at $37.58 per share (however, if the average adjusted closing price per share (calculated to the nearest one-hundredth of one cent) of the Alico common stock on the NASDAQ for the one hundred and eighty (180) calendar days ending on such payment date is less than $33.82 or exceeds $41.34, then the Alico common stock will be valued at such 180 day average).

Conditions to Complete the Merger

        Each of Alico's and Silver Nip Citrus's obligations to complete the Merger is subject to the satisfaction at or prior to the effective time of the following conditions, which are referred to as the mutual conditions:

  •
  the Stock Issuance shall have been approved by a majority of the shares of Alico common stock cast in person, by proxy or by written consent with respect to the Stock Issuance and, if such approval is obtained through action by written consent, an information statement shall have been delivered to the Alico shareholders and twenty (20) days shall have elapsed from the date of delivery;

  •
  the shares of the Alico common stock to be issued in the Merger shall have been authorized for listing on the NASDAQ or such other primary stock exchange on which the Alico common stock is then listed, subject to official notice of issuance;

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  the requisite governmental approvals shall have been obtained and shall remain in full force and effect; and

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  the absence of any statute, rule, regulation, executive or other order enacted, issued, promulgated or enforced by any governmental entity; the absence of any temporary restraining order, or preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction that prohibits or prevents the completion of the Merger.

        The obligations of Alico and Merger Sub to complete the Merger is also subject to the satisfaction, or waiver by Alico, at or prior to the effective time, of the following conditions:

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  Silver Nip Citrus's representations and warranties condition:

  o
  the accuracy, as of the date of the Merger Agreement and of the closing date (except to the extent such representations and warranties expressly relate to a specific date, in which case as of such date), of the representations and warranties of (i) Silver Nip Citrus relating to organization, capitalization, authority, brokers fees and commissions, transactions with affiliates and the absence of any Silver Nip Citrus material adverse effect, and (ii) the Silver Nip Citrus equityholders relating to organization, title to the Silver Nip Citrus membership interests, authority and brokers fees and commissions; and

  o
  the accuracy (without giving effect to any qualifications or limitations as to "materiality" or "material adverse effect" set forth therein), as of the date of the Merger Agreement and as of the closing date, of all of Silver Nip Citrus's and the Silver Nip Citrus equityholders' other representations and warranties contained in the Merger Agreement, except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Silver Nip Citrus;

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  Silver Nip Citrus, its subsidiaries and the Silver Nip Citrus equityholders shall have performed in all material respects all of the obligations required to be performed by each of them under the Merger Agreement at or prior to the effective time;

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  Alico shall have received a certificate signed on behalf of Silver Nip Citrus by the Chief Executive Officer or the Chief Financial Officer of Silver Nip Citrus to the effect that the closing conditions with respect to Silver Nip Citrus's representations and warranties and performance of all of the obligations under the Merger Agreement have been fulfilled;

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  Alico shall have received a certificate signed on behalf of each Silver Nip Citrus equityholder by an authorized officer of such Silver Nip Citrus equityholder to the effect that the closing conditions with respect to each such Silver Nip Citrus equityholder's representations and warranties and performance of all of the obligations under the Merger Agreement have been fulfilled;

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  the consents, waivers and approvals set forth in the Silver Nip Citrus disclosure schedules shall have been received and shall remain in full force and effect;

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  the Special Committee shall have received the final appraisal of the Silver Nip Citrus groves;

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  the audit of Silver Nip Citrus's 2014 consolidated financial statements, which shall include an unqualified audit opinion, shall have been completed and delivered to Alico;

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  Alico shall have received evidence of ownership for each of Silver Nip Citrus's subsidiaries; and

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  Alico shall have received resignations of each applicable member of Silver Nip Citrus and each of its subsidiaries' board of directors or managers, effective as of the closing of the Merger.

        The obligation of Silver Nip Citrus to complete the Merger is also subject to the satisfaction, or waiver by Silver Nip Citrus, at or prior to the effective time, of the following conditions:

  •
  Alico's representations and warranties condition:

  o
  the accuracy, as of the date of the Merger Agreement and of the closing date (except to the extent such representations and warranties expressly relate to a specific date, in which case as of such date), of the representations and warranties of Alico relating to organization, capitalization (other than de minimis inaccuracies), authority, and brokers fees and commissions; and

  o
  the accuracy (without giving effect to any qualifications or limitations as to "materiality" or "material adverse effect" set forth therein), as of the date of the Merger Agreement and of the closing date, of all of Alico's other representations and warranties contained in the Merger Agreement, except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Alico;

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  Alico and Merger Sub shall have performed in all material respects all of the obligations required to be performed by each of them under the Merger Agreement at or prior to the effective time; and

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  Silver Nip Citrus shall have received a certificate signed on behalf of Alico by the Chief Executive Officer or the Chief Financial Officer of Alico to the effect that the closing conditions with respect to Alico's representations and warranties and performance of all of the obligations under the Merger Agreement have been fulfilled.

        No assurance can be provided as to when or if all of the conditions to the Merger can or will be satisfied or waived by the appropriate party. As of the date of this information statement, Alico and Silver Nip Citrus have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

        The Merger Agreement may be terminated and the transactions contemplated by the Merger Agreement may be abandoned at any time prior to the completion of the Merger by the mutual written consent of Alico and Silver Nip Citrus. Also, subject to specified qualifications and exceptions, either Alico or Silver Nip Citrus may terminate the Merger Agreement at any time prior to the completion of the Merger if:

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  a final, non-appealable order, decree or ruling permanently enjoining, restraining or prohibiting the Merger has been issued by a court or other governmental entity of competent jurisdiction, provided, that the terminating party will have used reasonable best efforts to remove such order, decree ruling or action;

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  any of the representations and warranties of the other party, subject to specified materiality thresholds and qualifiers included in the parties' disclosure schedules, fails to be true and correct, or if the other party breaches or fails to perform in any material respect any of its covenants, and such failure or breach will give rise to a failure of the closing conditions relating to the representations and covenants of such party, and such breach has not been cured by the earlier of (a) thirty (30) business days of receiving notice of such breach or (b) the end date; provided that the terminating party is not then in breach of any of its own representations, warranties, covenants or agreements that would give rise to a failure of the closing conditions relating to the representations and covenants of such terminating party; or

  •
  the Merger does not occur on or before April 30, 2015 (referred to as the end date) and the failure of the Merger to occur is not a proximate result of the terminating party's failure to perform any material covenant or obligation under the Merger Agreement.

Effect of Termination

        In the event of the termination of the Merger Agreement pursuant to the termination section of the Merger Agreement, the entire Merger Agreement is void (and there will be no liability or obligation on the part of Alico or Silver Nip Citrus or their respective officers, directors or equityholders) with the exception of (a) the provisions relating to public announcement of the Merger, the termination effect provision itself, a certain confidentiality provision, and certain miscellaneous provisions and (b) any liability of any party for any willful breach of the Merger Agreement prior to such termination.

Governing Law; Specific Performance

        The Merger Agreement is governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Florida.

        Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in the Merger Agreement, the non-breaching party is entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent any such breach or threatened breach and to enforce specifically the terms and provisions of the Merger Agreement, in addition to any other remedy to which they are entitled.

Amendment of the Merger Agreement; Extension and Waiver

        The Merger Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of Alico and Silver Nip Citrus. The Merger Agreement may not be amended or modified except as provided in the immediately preceding sentence and any amendment by any party effected in a manner which does not comply with the Merger Agreement is void.

        At any time prior to the closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any documents delivered pursuant to the Merger Agreement on the part of the other party or (c) waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement on the part of the other party. Any agreement on the part of any party to any such extension or waiver is valid only if set forth in a written instrument signed on behalf of such party. The failure or delay on the part of any party to assert any of its rights hereunder will not constitute a waiver of such rights.

THE COMPANIES

Alico, Inc.

        Alico is a Florida agribusiness and land management company backed by a legacy of achievement and innovation in citrus, sugar, cattle and resource conservation. Alico owns approximately 113,600 acres of land in eight (8) Florida counties (Alachua, Charlotte, Collier, DeSoto, Glades, Hendry, Lee and Polk). Alico's principal lines of business are citrus groves, improved farmland including sugar cane, cattle ranching and conservation and related support operations. Alico also receives royalties from rock mining and oil production. Alico's mission is to create value for its customers, clients and shareholders by managing existing lands to their optimal current income and total returns, opportunistically acquiring new agricultural assets and producing high quality agricultural products while exercising responsible environmental stewardship.

        For the fiscal year ended September 30, 2014, Alico had total revenues of approximately $88.7 million and a net income of approximately $8.1 million. Alico's consolidated assets as of September 30, 2014 were approximately $203.6 million. Alico currently has approximately 281 full-time employees, including approximately 235 employees in its citrus groves' division. Alico is listed on the NASDAQ under the symbol "ALCO."

        Alico is a Florida corporation originally founded in 1960. The principal executive office of Alico is located at 10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913 and its telephone number is (239) 226-2000. Alico's internet website is http://www.alicoinc.com. The information provided on Alico's website is not part of this information statement and is not incorporated herein by reference.

734 Citrus Holdings, LLC

        Silver Nip Citrus, is a Florida limited liability company that owns approximately 7,434 acres, consisting primarily of citrus groves in six (6) Florida counties (Polk, Hardee, Osceola, Martin, Highlands and Collier). Silver Nip Citrus harvests fruit and provides grove caretaking services to several growers. Silver Nip Citrus was organized for the purpose of acquiring citrus groves, and effective December 31, 2012, it purchased citrus groves, in addition to equipment and related assets, from the Latt Maxcy Corporation and its affiliates. Silver Nip Citrus currently has approximately 57 full-time employees.

        The principal executive office of Silver Nip Citrus is located at 181 Highway 360 East, Frostproof, FL 33843 and its telephone number is (863) 635-3399.

734 Sub, LLC

        734 Sub, LLC, which we refer to as Merger Sub, is a Florida limited liability company and wholly owned subsidiary of Alico, formed on October 2, 2014 for the sole purpose of effectuating the transaction. Merger Sub has not engaged in and will not engage in any activities other than activities incidental to its formation and in connection with or contemplated by the Merger. Merger Sub's principal executive office is located at 10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913 and its telephone number is (239) 226-2000.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SILVER NIP CITRUS

        Management's discussion and analysis, or MD&A, of the results of operations and financial condition, is provided as a supplement to the audited and unaudited financial statements and notes thereto included elsewhere in this information statement to help provide an understanding of Silver Nip Citrus's financial condition, changes in financial condition and results of operations. The information included in this MD&A should be read in conjunction with the financial statements included in this information statement. This discussion and analysis contains forward-looking statements that involve risks and uncertainties. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements" included elsewhere in this information statement.

Cautionary Statement

        Forward-looking statements regarding Silver Nip Citrus's financial condition and results of operations are based upon Silver Nip Citrus's financial statements, which have been prepared in accordance with GAAP, as well as projections for the future. The preparation of these financial statements requires Silver Nip Citrus's management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. Silver Nip Citrus evaluates its estimates on an ongoing basis. Silver Nip Citrus estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. The results of Silver Nip Citrus's estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Although Silver Nip Citrus believes the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements.

Overview

        Silver Nip Citrus harvests fruit on approximately 4,700 net tree acres of citrus and provides grove caretaking services to several growers and increased its net tree acres by acquiring an additional 1,100 acres in September 2014.

Critical Accounting Policies and Estimates

        The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. Management evaluates the estimates and assumptions on an on-going basis, based upon historical experience and various other factors and circumstances. Management believes that the estimates and assumptions are reasonable in the circumstances; however, actual results may vary from these estimates and assumptions under different future circumstances. The following critical accounting policies have been identified that affect the more significant judgments and estimates used in the preparation of the consolidated financial statements.

  Revenue Recognition

        Revenue from citrus crops is recognized at the time the crop is harvested and delivered to the customer. Receivables from crops sold are recorded for the estimated proceeds to be received from the customer. Differences between the estimates and the final realization of revenues can be significant, and the differences between estimated and final results can be either positive or negative. During the periods presented in these financial statements, no material adjustments were made to the reported revenues from the sale of citrus crops.

        Caretaking and harvesting revenues of approximately $123,000 and $359,000 for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013, respectively, which are included in fruit and other revenues in the statement of income, are recognized as the services are provided. Caretaking revenues are primarily from citrus groves owned individually by related parties of the Silver Nip Citrus equityholders.

  Accounts Receivable

        Accounts receivable are customer obligations resulting from the sale of citrus fruit and grove caretaking services. Silver Nip Citrus provides for an allowance for doubtful accounts which is estimated based on the Silver Nip Citrus's historical losses, existing economic conditions within the industry and the financial stability of its customers.

  Inventories

        The costs of growing crops include production costs and certain allocable indirect costs, that are capitalized into inventory until the time of harvest. Such costs are expensed when the crops are harvested and are recorded in growing, caretaking, and other direct costs in the statements of operations. Inventories are stated at the lower of cost or net realizable value. The cost for unharvested citrus crops is based on accumulated production costs incurred during the period from January 1 through the balance sheet date.

        Other inventories consist of fuel, spray oil, and palm trees and are valued at the lower of cost or market.

  Land Held for Sale

        Silver Nip Citrus classifies land as held for sale in the period in which all of the following criteria are met: a) management with the appropriate authority commits to a plan to sell the asset, b) the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets, c) an active program to locate a buyer and other actions required to complete the plan of sale have been initiated, d) the sale of the property or asset within one year is probable and will qualify for accounting purposes as a sale, e) the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value, and f) actions required to complete the plan of sale indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

  Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

Years
Office equipment and furniture	5-7
Equipment, irrigation and vehicles	7-15
Buildings and improvements	10-20
Citrus trees	20

        Costs of planting and developing citrus groves are capitalized until the groves become commercially productive, at which time Silver Nip Citrus ceases capitalization of costs and commences depreciation.

  Impairment of Long-Lived Assets

        Long-lived assets are evaluated for impairment when events or circumstances indicate that the carrying amounts of the assets may not be recoverable. When any such impairment exists, the related assets will be written down to fair value. No impairment losses were recognized by Silver Nip Citrus for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013.

  Contingent Consideration Arrangement

        Silver Nip Citrus estimates the fair value of contingent consideration arrangements issued in business combinations using various valuation approaches, reflecting Silver Nip Citrus's assessment of the assumptions market participants would use to value the consideration. The fair value of the liability classified as a contingent consideration arrangement is re-measured at each reporting period, with any changes in the fair value recorded as income or expense.

  Income Taxes

        Silver Nip Citrus has elected to be treated as a Corporation for federal income tax purposes beginning October 1, 2013. Consequently, federal income taxes were not payable by Silver Nip Citrus up to September 30, 2013. The Silver Nip Citrus equityholders were taxed individually on their share of Silver Nip Citrus's earnings. Therefore, no provision or liability for federal income taxes has been included in the financial statements as of June 30, 2013.

        Silver Nip Citrus identifies and evaluates uncertain tax positions, if any, and recognizes the impact of uncertain tax positions for which there is less than more-likely-than-not probability of the position being upheld when reviewed by the relevant taxing authority. Such positions are deemed to be unrecognized tax benefits and a corresponding liability is established on the balance sheet. Silver Nip Citrus has not recognized a liability for uncertain tax positions. If there were an unrecognized tax benefit, Silver Nip Citrus would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. Silver Nip Citrus's open tax years subject to examination by the Internal Revenue Service and the Florida Department of Revenue generally remain open for three (3) years from the date of filing.

        From October 1, 2013 and going forward, income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consists of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences to reflect the net tax effects between the basis of assets and liabilities for consolidated financial statement and income tax purposes. The differences relate primarily to depreciable assets, net operating losses, and differences in the method of account for fruit and other receivables, fruit inventory, prepaid expenses and other assets, accounts payable and accrued expenses. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

  Fair Value of Financial Instruments

        FASB ASC Topic 820 "Fair Value Measurements and Disclosure" establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

  Level 1—Valuation based on quoted prices in active markets for identical assets or liabilities.

  Level 2—Valuation based on quoted market prices for similar assets and liabilities in active markets.

  Level 3—Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management's best estimate of what market participants would use as fair values.

Recent Accounting Pronouncements

Title	Prescribed Effective Date	Commentary
Update No. 2014-08—Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity	12/15/2015 (Q2 2016)	The Company is still evaluating the impact of the adoption of the standard will have on its results of operations and financial position.
Update No. 2014-09—Revenue from Contracts with Customers (Topic 606)	12/15/2016 (Q2 2017)	The Company is still evaluating the impact of the adoption of the standard will have on its results of operations and financial position.

Results of Operations

        The following table sets forth a comparison of results of operations for the fiscal year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013 and the three (3) months ended September 30, 2014 and 2013:

		Period from 19-Oct-12 (date of inception) through June 30, 2013
					Three months ended September 30,
			Change				Change
	Year Ended June 30, 2014
			$	%	2014	2013	$	%
Operating revenues (Notes 2 and 16):
Fruit and other revenues	$15,617,151	$14,380,459	$1,236,692	8.6%	$19,938	$26,403	$(6,465)	–24.5%

Operating expenses:
Growing, caretaking and other direct costs	10,106,726	3,074,974	7,031,752	228.7%	1,442	34,212	(32,770)	–95.8%
Harvesting costs	2,633,729	3,848,401	(1,214,672)	–31.6%	66,757	163,553	(96,796)	–59.2%
Purchased fruit (Note 18)	—	5,750,931	(5,750,931)	–100.0%	—	—	—	—

Total operating expenses	12,740,455	12,674,306	66,149	0.5%	68,199	197,765	(129,566)	–65.5%

Gross profit	2,876,696	1,706,153	1,170,543	68.6%	(48,261)	(171,362)	123,101	–71.8%

General and administrative:
General and administrative (Note 15)	1,479,688	1,060,763	418,925	39.5%	474,580	352,949	121,631	34.5%
Depreciation (Notes 2 and 6)	59,898	55,027	4,871	8.9%	8,069	3,413	4,656	136.4%

Total general and administrative	1,539,586	1,115,790	423,796	38.0%	482,649	356,362	126,287	35.4%

Income from operations	1,337,110	590,363	746,747	126.5%	(530,910)	(527,724)	(3,186)	0.6%

Other income (expense):
Gain on bargain purchase of a business (Note 3 and 18)	–	1,485,799	(1,485,799)	–100.0%	–	–	–	0.0%
Gain on settlement of contingent consideration arrangement	6,000,000		6,000,000	#DIV/0!	–	–	–	0.0%
(Note 2)
Interest (Notes 10 and 11)	(1,633,719)	(840,045)	(793,674)	94.5%	(442,732)	(400,349)	(42,383)	10.6%
Gain (loss) on sale of assets	101,666	(28,523)	130,189	–456.4%	2,926,553	(2,360)	2,928,913	–124106.5%
Other income	55,662	104,379	(48,717)	–46.7%	3,151	9,173	(6,022)	–65.6%

Total other income, net	4,523,609	721,610	3,801,999	526.9%	2,486,972	(393,536)	2,880,508	–732.0%

Income before provision for income taxes	5,860,719	1,311,973	4,548,746	346.7%	1,956,062	(921,260)	2,877,322	–312.3%
Provision for income taxes (Note 12)	6,156,305	–	6,156,305	#DIV/0!	(884,207)	–	(884,207)	#DIV/0!

Net income (loss)	(295,586)	1,311,973	(1,607,559)	–122.5%	1,071,855	(921,260)	1,993,115	–216.3%

        A discussion of the results of operations follows.

        The table below presents key operating measures for the fiscal year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013 and the three (3) months ended September 30, 2014 and 2013:

		Period from October 19, 2012 (date of inception) through June 30, 2013
					Three months ended September 30,
			Change				Change
	Fiscal Year Ended June 30, 2014
(in thousands, except per box and per pound solid data)			$	%	2014	2013	$	%
Operating Revenues From:
Early and Mid Season	$5,880	$4,279	$1,601	37.4%	$–	$–	$–	0.0%
Valencias	9,084	9,409	(325)	(3.4)%	–	–	–	0.0%
Fresh Fruit	530	334	196	58.9%	–	–	–	0.0%
Other	123	359	(236)	(65.7)%	20	26	(6)	(24.5)%

Total	$15,617	$14,380	$1,237	8.6%	$20	$26	$(6)	(24.5)%

Boxes Harvested:
Early and Mid Season	359,001	463,230	(104,229)	(22.5)%	–	–	–	0.0%
Valencias	523,318	717,823	(194,505)	(27.1)%	–	–	–	0.0%

Total Processed	882,319	1,181,053	(298,734)	(25.3)%	–	–	–	0.0%

			–				–
Fresh Fruit	46,155	36,986	9,169	24.8%	–	–	–	0.0%

Total	928,474	1,218,039	(289,565)	(23.8)%	–	–	–	0.0%

Pound Solids Produced:
Early and Mid Season	2,104,989	2,700,879	(595,890)	(22.1)%	–	–	–	0.0%
Valencias	3,371,491	4,559,052	(1,187,562)	(26.0)%	–	–	–	0.0%

Total	5,476,479	7,259,931	(1,783,452)	(24.6)%	–	–	–	0.0%

Pound Solids per Box:
Early and Mid Season	5.86	5.83	0.03	0.6%	–	–	–	0.0%
Valencias	6.44	6.35	0.09	1.4%	–	–	–	0.0%
Price per Pound Solid:
Early and Mid Season	$2.79	$1.58	$1.21	76.3%	$–	$–	$–	0.0%
Valencias	$2.69	$2.06	$0.63	30.6%	$–	$–	$–	0.0%
Price per Box:
Fresh Fruit	$11.48	$9.02	$2.46	27.3%	$–	$–	$–	0.0%
Operating Expenses:
Growing, caretaking and other direct costs	$10,106	$3,075	7,031	228.7%	$1	$34	(33)	(97.1)%
Harvest Costs	2,634	3,848	(1,215)	(31.6)%	67	164	(97)	(59.1)%
Purchased Fruit	–	5,751	(5,751)	(100.0)%	–	–	–	0.0%

Total	$12,740	$12,674	$65	0.5%	$68	$198	$(130)	(65.7)%

Operating Revenues, Operating Expenses and Gross Margin

        Silver Nip Citrus sells its Early and Mid-Season and Valencia oranges to processors that convert the majority of the citrus crop into orange juice. The revenues from the citrus harvest are seasonal in nature and generally typically occur between November and June. The processors generally buy their citrus on a pound solids basis, which is the measure of the soluble solids (sugars and acids) contained in one box of fruit. Fresh Fruit is generally sold to packing houses that purchase their citrus on a per box basis. Operating Expenses consist primarily of growing, caretaking and other direct costs as well as harvesting and hauling expenses. Growing, caretaking and other direct costs represent the cost of maintaining the citrus groves for the preceding calendar year and does not vary in relation to production. Harvesting and hauling represents the cost of bringing citrus product to processors and varies based upon the number of boxes produced.

        The declines for fiscal year 2014 versus the period ended June 30, 2013 in boxes harvested and pound solids produced are being driven by growing season fluctuations in production which may be attributable to various factors, including changes in weather, horticultural practices and the effects of diseases and pests, including Citrus Greening. The industry and Silver Nip Citrus both experienced higher than normal premature fruit drop in certain areas of Silver Nip Citrus's groves and smaller sized fruit that contributed to Silver Nip Citrus's 23.8% smaller box harvest than the prior year. Although Silver Nip Citrus's total pounds solid produced for fiscal year 2014 declined 27.0% versus the same period of the prior year, Silver Nip Citrus's total revenue increased 9.3% due to the significant increase in the price per pound solid for both the Early and Mid-Season and Valencia oranges.

        For the three (3) months ended September 30, 2014 and 2013, there was no citrus harvest activity due to the seasonal nature of the citrus operations.

        The statewide environmental and horticultural factors described above have negatively impacted Silver Nip Citrus's citrus crops and certain key operating measures presented above. The Florida orange crop declined by 29,000,000 boxes or approximately 22% versus the prior year, and therefore Silver Nip Citrus's decline in production was in line with the crop declines within the state of Florida.

        The increase in gross profit for fiscal year 2014 versus the period ended June 30, 2013 relates primarily to the increased prices and revenue discussed above offset by an increase of 20.4% in growing costs for the 2013/2014 harvesting season crop to $10,107,000 from $8,826,000. Harvest and hauling costs decreased $1,215,000 in fiscal year 2014 compared to the period ended June 30, 2013 primarily due to 290,000 fewer boxes harvested in fiscal year 2014.

        Gross loss for the three (3) months ended September 30, 2013 was impacted by harvesting expenses of approximately $90,000 that did not recur in the three (3) months ended September 30, 2014.

General and Administrative

        The increase in general and administrative expenses of $419,000 for fiscal year 2014 as compared to the period from October 19, 2012 (date of inception) through June 30, 2013 relates primarily to a full year of general and administrative costs incurred in 2014 as compared to 8.5 months for the period ended June 30, 2013.

        The increase in general and administrative expenses of $121,000 for the three (3) months ended September 30, 2014 as compared to the period ended September 30, 2013 relates primarily to an increase in legal and professional fees of approximately $70,000 and additional labor costs of approximately $36,000.

Other Income (Expense)

Gain on bargain purchase of a business

        The acquisition of Silver Nip Citrus has been accounted for in accordance with FASB ASC Topic 805, "Business Combinations" and, accordingly, the assets acquired and liabilities assumed are recorded at estimated fair values as determined by management based on information available. The fair value of the identifiable assets acquired and liabilities assumed of $12,423,644 exceeded the net cash paid for the business of $10,937,845. As a result, Silver Nip Citrus reassessed the recognition and measurement of identifiable assets acquired and liabilities assumed and concluded that the valuation procedures and resulting measures were appropriate. Accordingly, the acquisition has been accounted for as a bargain purchase and, as a result, Silver Nip Citrus recognized a gain of $1,485,799 associated with the acquisition in the 2013 consolidated statement of operations.

Gain on settlement of contingent consideration arrangement

        The contingent consideration arrangement related to an asset purchase agreement. The contingent consideration was payable, up to $6,000,000 to the extent cumulative EBITDA, as defined in the purchase agreement, exceeded $10,000,000 through June 30, 2014. If less than $6,000,000 was paid at the end of fiscal year 2014, Silver Nip Citrus would pay to the seller up to an aggregate amount of $6,000,000 to the extent cumulative EBITDA exceeded $15,000,000 through June 30, 2015. Silver Nip Citrus determined that the fair value of the liability approximated the stated value of $6,000,000 at June 30, 2013. In 2014, Silver Nip Citrus estimated that no portion of the liability was expected to be earned and paid out in the future. The write off of the liability was recorded as a gain on settlement of contingent consideration arrangement in the consolidated statements of operations for the fiscal year ended June 30, 2014.

Interest

        The increase in interest expense of $814,000 for fiscal year 2014 as compared to the period ended June 30, 2013 was due to the fact the debt facility was closed on December 31, 2012, and therefore interest expense was included in the consolidated statements of operations for six months and twelve months for the period ended June 30, 2013 and the fiscal year ended June 30, 2014, respectively.

Gain (loss) on sale of assets

        Certain land with a cost of $2,832,159 was classified as held for sale as of June 30, 2014. It was sold during the three (3) month period ended September 30, 2014 resulting in a gain on sale of assets of $2,926,553.

Income Tax Expense

        Silver Nip Citrus elected to be treated as a Corporation for federal income tax purposes beginning October 1, 2013. Consequently, federal income taxes were not payable by Silver Nip Citrus up to September 30, 2013. The Silver Nip Citrus equityholders were taxed individually on their share of Silver Nip Citrus's earnings. Therefore, no provision for federal income taxes was included in the consolidated statement of operations for the period ended June 30, 2013 and the three (3) months ended September 30, 2013, respectively.

        From October 1, 2013 and going forward, income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consists of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences to reflect the net tax effects between the basis of assets and liabilities for consolidated financial statement and income tax purposes. The differences relate primarily to depreciable assets, net operating losses, and differences in the method of accounting for fruit and other receivables, fruit inventory, prepaid expenses and other assets, accounts payable and accrued expenses. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Accordingly, a provision for income taxes of approximately $6,200,000 and $884,000 were recorded for the fiscal year ended June 30, 2014 and three (3) months ended September 30, 2014.

Liquidity and Capital Resources

        A comparative balance sheet summary is presented in the following table:

				June 30,
	September 30, 2014	June 30, 2014
(in thousands)			Change	2014	2013	Change
Cash and cash equivalents	$351	$241	$110	$241	$2,655	$(2,414)
Restricted cash	$–	$–	$–	$–	$5,200	$(5,200)
Total current assets	$14,043	$13,640	$403	$13,640	$15,094	$(1,454)
Total current liabilities	$6,743	$4,973	$1,770	$4,973	$8,086	$(3,113)
Working capital	$7,299	$8,666	$(1,367)	$8,666	$7,008	$1,658
Total assets	$70,045	$54,013	$16,032	$54,013	$67,373	$(13,360)
Term Debt and Revolving Line of Credit	$42,769	$30,802	$11,967	$30,802	$29,503	$1,299
Current ratio	2.08 to 1	2.74 to 1		2.74 to 1	1.87 to 1

        The net decrease in cash and cash equivalents of $2,414,000 at June 30, 2014 as compared to June 30, 2013 was primarily due to the following factors:

  •
  Cash used in operations of $1,376,000,

  •
  Restricted proceeds from land sales held in escrow of $6,862,000,

  •
  Member distributions of $7,765,000

        The net increase in cash and cash equivalents of $110,000 at September 30, 2014 as compared to June 30, 2014 was primarily due to the following factors:

  •
  Cash used in operations of $3,040,000,

  •
  Proceeds from sale of property and equipment of $5,759,000,

  •
  Purchase of property and equipment of $5,297,000,

  •
  Net proceeds on revolving note payable of $2,840,000

Net Cash (Used In) Provided By Operating Activities

        The following table details the items contributing to Net Cash (Used In) Provided by Operating Activities for fiscal year 2014 and the period ended June 30, 2013:

(in thousands)	Fiscal Year Ended June 30, 2014	October 19, 2012 (date of inception) through June 30, 2013	Change
Net Income	$(296)	$1,312	$(1,608)
Depreciation and Amortization	1,861	1,629	232
Non-Cash (Income) Expenses	751	(1,110)	1,861
Change in Working Capital	(3,692)	(172)	(3,520)

Cash (used in) provided by operations	$(1,376)	$1,659	$(3,036)

        The factors contributing to the decrease in net income for the fiscal year ended 2014 as compared to the period ended June 30, 2013 are discussed in "Results of Operations." The Change in Working Capital for the fiscal year ended 2014 primarily relates to a $3,736,000 increase in Accounts Receivable related to the timing of payment from the citrus harvested and sold in the fiscal year ended 2014. Subsequent to year end, the accounts receivable balance was collected in full.

        The following table details the items contributing to Net Cash Used In Operating Activities for the three (3) months ended September 30, 2014 and 2013:

	Three months ended September 30,
(in thousands)	2014	2013	Change
Net Income	$1,072	$(921)	$1,993
Depreciation and Amortization	$528	$464	64
Non-Cash (Income) Expenses	$(1,869)	$174	(2,043)
Change in Working Capital	(2,771)	(1,666)	(1,105)

Cash used in operations	$(3,040)	$(1,949)	$(1,092)

        The factors contributing to the decrease in net income for the three (3) months ended September 30, 2014 as compared to fiscal year ended 2014 as compared to the period ended June 30, 2013 are discussed in "Results of Operations."

        Due to the seasonal nature of the business, working capital requirements are typically greater in the first and second quarters of the fiscal year coinciding with the harvest cycle. Cash flows from operating activities typically improve in the third and fourth fiscal quarters as Silver Nip Citrus harvests its crops.

Net Cash Provided By (Used In) Investing Activities

        The following table details the items contributing to Net Cash Provided by (Used In) Investing Activities for fiscal year 2014 and the period ended June 30, 2013:

(in thousands)	Fiscal Year Ended June 30, 2014	Period from October 19, 2012 (date of inception) through June 30, 2013	Change
Purchases of property and equipment:	$(261)	$(698)	437
Proceeds from sale of property and equipment	960	5,331	(4,371)
Acquisition of a business	–	(10,938)	10,938
Increase in restricted cash	–	(5,200)	5,200
Restricted proceeds from land sales held in escrow	6,861	(6,862)	13,723
Other	(138)	–	(138)

Cash provided by (used in) investing activities	$7,422	$(18,367)	$25,352

        For fiscal year 2014 versus the period ended June 30, 2013, Net Cash Provided By Investing Activities increased by $25,352,000. The factors contributing to the increase for the fiscal year ended June 30, 2014 are related to several significant uses of cash for investing activities for the period ended June 30, 2013. Silver Nip Citrus used $10,938,000 in the acquisition of citrus groves, increased restricted cash by $5,200,000 under the terms of an asset purchase agreement and deposited $6,862,000 from real estate sales into a pledge account under the terms of the loan agreement. As of June 30, 2014, all of the restricted proceeds from land sales were released from restriction and distributed to the Silver Nip Citrus equityholders.

        The following table details the items contributing to Net Cash Provided By (Used In) Investing Activities for the three (3) months ended September 30, 2014 and 2013:

	Three months ended September 30,
(in thousands)	2014	2013	Change
Purchases of property and equipment:	$5,759	$–	5,759
Proceeds from sale of property and equipment	(5,297)	(42)	(5,255)
Increase in restricted cash	–	2,600	(2,600)
Restricted proceeds from land sales held in escrow	–	(2,600)	2,600
Other	250	–	250

Cash provided by (used in) investing activities	$712	$(42)	$(5,005)

        For the three (3) months ended September 30, 2014, Silver Nip Citrus purchased approximately 1,500 acres of citrus groves that included land, trees and fruit inventory as well as irrigation and other equipment. The purchase price was funded through cash of approximately $5,300,000 plus additional financing of $11,000,000. Additionally, certain land that was classified as held for sale as of June 30, 2014 was sold during the three (3) month period ended September 30, 2014 for approximately $5,300,000.

Net Cash (Used In) Provided By Financing Activities

        The following table details the items contributing to Net Cash Provided By (Used In) Financing Activities for fiscal year 2014 and the period ended June 30, 2013:

(in thousands)	Fiscal Year Ended June 30, 2014	Period from October 19, 2012 (date of inception) through June 30, 2013	Change
Principal payments on term debt	$(1,178)	$(290)	$(888)
Net proceeds on revolving note payable	1,110	2,050	(940)
Payment of loan costs	–	(432)	432
Capital lease payment	(21)	(10)	(11)
Member (distributions) contributions	(7,765)	17,439	(25,204)
Advance from member	(606)	606	(1,212)

Cash (used in) provided by financing activities	$(8,460)	$19,363	$(27,823)

        For fiscal year 2014 versus the period ended June 30, 2013, Net Cash Used By In Financing Activities increased by $27,823,000. The primary change in financing activities relates to contributions by the Silver Nip Citrus equityholders. For the period ended June 30, 2013, the Silver Nip Citrus equityholders contributed $17,439,000 primarily in connection with the acquisition of the business and received distributions of $7,765,000 for the fiscal year ended June 30, 2014.

        The following table details the items contributing to Net Cash Provided By (Used In) Financing Activities for the three (3) months ended September 30, 2014 and 2013:

	Three months ended September 30,
(in thousands)	2014	2013	Change
Principal payments on term debt	$(290)	$(290)	–
Net proceeds on revolving note payable	2,840	(71)	2,911
Payment of loan costs	(110)	–	(110)
Capital lease payment	(2)	(5)	3

Cash provided by (used in) financing activities	$2,439	$(366)	$2,805

        For the three (3) months ended September 30, 2014, net proceeds on revolving note payable increased by approximately $2,800,000. As previously noted, working capital requirements are typically greater in the first and second quarters of the fiscal year coinciding with the harvest cycle and these requirements were funded by the revolving note payable. For the three (3) months ended September 30, 2013, the working capital requirements were funded out of cash and cash equivalents.

Contractual Obligations and Off Balance Sheet Arrangements

        Silver Nip Citrus has various contractual obligations which are recorded as liabilities in the consolidated financial statements. The following table presents the significant contractual obligations and commercial commitments on an undiscounted basis at September 30, 2014 and the future periods in which such obligations are expected to be settled in cash.

	Payments Due by Period
(in thousands)	Total	<1 Year	1-3 Years	3-5 Years	5+ Years
Long-Term Debt and Capital Leases	$38,350	$1,581	$3,254	$3,200	$30,315
Interest on Long-Term Debt	20,550	1,697	3,470	3,158	12,225
Note Payable	6,000	–	–	6,000	–
Operating Leases	526	212	199	115	–

Total	$65,426	$3,489	$6,923	$12,473	$42,540

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table lists, as of January 16, 2015, the number of shares of Alico common stock owned by (i) each person or entity known to Alico to be the beneficial owner of more than 5% of the outstanding shares of Alico common stock; (ii) each of Alico's executive officers and directors; and (iii) all of Alico's executive officers and directors as a group. Information relating to beneficial ownership of the Alico common stock by Alico's principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the SEC.

        The percentages below are calculated based on 7,370,223 shares of Alico common stock issued and outstanding as of January 16, 2015.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class
5% Shareholders
734 Investors, LLC	3,725,457	(2)	50.5%
410 Park Avenue, 17th Floor
New York, NY 10022
734 Agriculture, LLC	3,725,457	(2)	50.5%
410 Park Avenue, 17th Floor
New York, NY 10022
Thomas E. Claugus	596,581	(3)	8.1%
2100 Riveredge Parkway, Suite 840
Atlanta, GA 30328
GMT Capital Corp.	577,481	(3)	7.8%
2100 Riveredge Parkway, Suite 840
Atlanta, GA 30328
Bruce S. Sherman	514,046	(4)	7.0%
c/o M4 Capital LLC
5150 Tamiami Trail N., Suite 505
Naples, FL 34103
Directors and Executive Officers(5)
George R. Brokaw	3,806,282	(2)(6)(7)	51.6%
Adam D. Compton	6,004	(3)(7)	*
R. Greg Eisner	4,149	(7)	*
Benjamin D. Fishman	—		*
W. Andrew Krusen, Jr.	4,891	(7)(8)	*
Ramon A. Rodriguez	13,747	(7)	*
Henry R. Slack	2,820	(9)	*
Remy W. Trafelet	3,822,089	(2)(7)(10)	51.9%
Clayton G. Wilson	—		*
JD Alexander	69,135	(7)(11)	*
Kenneth Smith, Ph.D.	5,586	(12)	*
W. Mark Humphrey, CPA	4,134	(12)	*
Steven C. Lewis, CPA	2,047	(12)	*
All Executive Officers, directors and director nominees as a group (13 persons)	3,919,487		53.42%

*
Less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting and/or investment power with respect to such shares. There were no outstanding options for any of the parties included in the table above.

(2)
The beneficial ownership numbers for Messrs. Brokaw and Trafelet include 3,705,457 shares acquired by 734 Investors and 20,000 shares acquired by Mr. Brokaw in his capacity as 734 Investors' designee, as reported on the Schedule 13D filed November 29, 2013 by 734 Investors, 734 Agriculture and Messrs. Brokaw and Trafelet. Pursuant to the Designee Agreement, Mr. Brokaw agreed to vote the 20,000 shares acquired by him in the share purchase as directed by 734 Investors and not to transfer, sell or otherwise dispose of those shares except pro rata with 734 Investors' disposition of its shares of Alico common stock. Because of its position as the sole managing member of 734 Investors, 734 Agriculture may be deemed to be the beneficial owner of the 3,705,457 shares owned by 734 Investors and the 20,000 shares owned by Mr. Brokaw and subject to the Designee Agreement.

(3)
GMT Capital Corp.'s Schedule 13G/A filed on February 18, 2014 reflected 596,581 shares held as of December 31, 2013. This included 19,100 shares which Mr. Claugus, President of GMT Capital Corp., holds personally and for which he holds sole voting and dispositive powers. Mr. Compton currently serves as the Managing Director and Portfolio Manager with GMT Capital Corp. and has disclaimed beneficial ownership of the shares held by GMT Capital Corp.

(4)
The amount shown for Mr. Sherman is based on the number of shares reported on Mr. Sherman's Schedule 13D/A filed with the SEC on December 10, 2014.

(5)
Except as set forth in this table or the footnotes thereto, the business address of each Director and NEO listed is c/o Alico, Inc., 10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913.

(6)
As one of the two controlling persons of 734 Agriculture, Mr. Brokaw may be considered to be the indirect beneficial owner of, and to have shared power to vote or to direct the vote and to dispose of or to direct the disposition of, 3,705,457 shares of Alico common stock held directly by 734 Investors. In addition, pursuant to the Designee Agreement, Mr. Brokaw may be deemed to have shared power with Mr. Trafelet to vote or to direct the vote and to dispose of or to direct the disposition of 20,000 shares held directly by Mr. Brokaw. Mr. Brokaw disclaims beneficial ownership of the 3,705,457 shares held by 734 Investors except to the extent of his pecuniary interest therein. The beneficial ownership numbers for Mr. Brokaw also include 76,676 shares held by Delta Offshore Master II, LTD, or the Fund, of which Mr. Brokaw may be considered to be the indirect beneficial owner by virtue of his position with Trafelet Brokaw Capital Management, L.P., or TBCM, which serves as investment manager to the Fund and, in such capacity, exercises voting and investment control over securities held for the accounts of the Fund. Mr. Brokaw disclaims beneficial ownership of the shares held by the Fund except to the extent of his pecuniary interest therein.

(7)
Consists of shares received under the 2013 Incentive Equity Plan and the Directors Stock Compensation Plan pursuant to such Director's election to receive shares in lieu of cash fees.

(8)
The beneficial ownership numbers for Mr. Krusen include 1,000 shares held by Dominion Strategic Resource Partners, or DSRP, of which Mr. Krusen may be considered to be the indirect beneficial owner by virtue of his position as President of Dominion Financial Group, Inc., or DFG, the managing general partner of DSRP which solely holds voting and dispositive powers. Mr. Krusen has investment authority over shares held by DFG pursuant to a consulting agreement between Mr. Krusen and DFG.

(9)
Two family trusts, or the Family Trusts, directly hold an aggregate of 1,000 shares of Alico common stock. Mr. Slack is not the trustee for the Family Trusts, but his immediate family members are beneficiaries of such trusts. Mr. Slack disclaims beneficial ownership of the shares held by such trust, and disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. Montac Trust, a trust of which Mr. Slack is a beneficiary, also holds 1,820 shares of Alico common stock. Mr. Slack disclaims beneficial ownership of the shares held by such trust except to the extent of his pecuniary interest therein.

(10)
As one of the controlling persons of 734 Agriculture, Mr. Trafelet may be considered to be the indirect beneficial owner of, and to have shared power to vote or to direct the vote and to dispose of or to direct the disposition of, 3,725,457 shares of common stock beneficially owned by 734 Investors. Mr. Trafelet disclaims beneficial ownership of the 3,725,457 shares held by 734 Investors and Mr. Brokaw except to the extent of his pecuniary interest therein. The beneficial ownership numbers for Mr. Trafelet also include 76,676 shares held by Delta Offshore Master II, LTD, or the Fund, of which Mr. Trafelet may be considered to be the indirect beneficial owner by virtue of his position with TBCM, which serves as investment manager to the Fund and, in such capacity, exercises voting and investment control over securities held for the accounts of the Fund. Mr. Trafelet disclaims beneficial ownership of the shares held by the Fund except to the extent of his pecuniary interest therein. The beneficial ownership numbers for Mr. Trafelet also include 16,065 shares held in third party accounts managed by TBCM. Mr. Trafelet may be considered to be the indirect beneficial owner of shares held in such accounts by virtue of his position with TBCM. Mr. Trafelet disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(11)
Includes 4,926 shares indirectly owned by Mr. Alexander in a trust of which he is the sole trustee and sole current beneficiary.

(12)
The amounts shown for Messrs. Smith, Humphrey and Lewis represent shares received under Restricted Stock Award Agreements entered into in 2011.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following discussion summarizes certain material U.S. federal income tax consequences of the Merger that generally are applicable to Alico and its shareholders, assuming that the Merger is consummated as contemplated by the Merger Agreement. The following discussion does not address the tax consequences, if any, of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger) or to Silver Nip Citrus or the Silver Nip Citrus equityholders. This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or foreign tax laws or U.S. federal estate or gift tax laws. This discussion is based upon the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service, or the IRS, all as in effect on the date of this information statement. These authorities are subject to change, possibly retroactively, resulting in tax consequences different from those discussed below.

        Shareholders are encouraged to consult their own tax advisors as to the specific U.S. federal income tax consequences to them of the Merger, as well as any tax consequences to them of the Merger and their ownership of Alico common stock arising under any state, local or foreign, or U.S. federal estate or gift, tax laws.

        Neither Alico nor Silver Nip Citrus intends to seek or obtain a ruling from the IRS as to the tax consequences of the Merger and, as a result, there can be no assurance that the IRS will not take a different position concerning the tax consequences of the Merger, or that any such position would not be sustained by a court.

        The parties intend that, for U.S. federal income tax purposes, the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code and have agreed to report the Merger consistently therewith.

        Whether or not the Merger qualifies as a tax-free reorganization, the following U.S. federal income tax consequences generally will result:

  •
  no gain or loss will be recognized by Alico or its shareholders in connection with the Stock Issuance;

  •
  no gain or loss will be recognized by Alico or its shareholders in connection with the exchange of membership interests of Silver Nip Citrus for shares of Alico common stock in the Merger, or from any cash or other consideration, if any, paid (or deemed paid) by Alico in connection therewith; and

  •
  Alico's tax basis in the Silver Nip Citrus assets should be equal to Silver Nip Citrus's basis in such assets immediately before the Merger.

        If the Merger does not qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code, the U.S. federal income tax treatment to Alico shareholders should be unchanged, but Alico should be treated as acquiring the membership interests of Silver Nip Citrus pursuant to the Merger of Merger Sub with and into Silver Nip Citrus in a fully taxable transaction.

THE FOREGOING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER OR THE OWNERSHIP AND DISPOSITION OF ALICO COMMON STOCK AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE POTENTIAL TAX EFFECTS OF THE MERGER. TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER AND THE OWNERSHIP AND DISPOSITION OF ALICO COMMON STOCK WILL DEPEND UPON THE FACTS OF EACH INDIVIDUAL'S PARTICULAR SITUATION.

SHAREHOLDERS SHARING AN ADDRESS

        Alico will deliver only one information statement to multiple shareholders sharing an address unless Alico has received contrary instructions from one or more of its shareholders. Alico undertakes to deliver promptly, upon written or oral request, a separate copy of this information statement to a shareholder at a shared address to which a single copy of this information statement is delivered. A shareholder can notify Alico that the shareholder wishes to receive a separate copy of this information statement, or a future information statement, by written request directed to:

Alico, Inc.
10070 Daniels Interstate Court
Suite 100
Fort Myers, FL 33913
Attention: A. Denise Plair, Corporate Secretary
(239) 226-2000

        Likewise, shareholders sharing an address who are receiving multiple copies of this information statement and wish to receive a single copy of future information statements may notify Alico at the address and telephone number listed above.

WHERE YOU CAN FIND MORE INFORMATION

        Alico files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Alico files at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Alico's SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents Alico files with the SEC, including this document, by going to the "SEC Filings" section of Alico's corporate website at http://www.alicoinc.com. Alico's website address is provided as an inactive textual reference only. The information provided on Alico's website is not part of this document, and is not incorporated herein by reference.

        Statements contained in this document, or in any document incorporated by reference in this document regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Alico to "incorporate by reference" into this document other documents Alico files with the SEC. This means that Alico can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document, and later information that Alico files with the SEC will update and supersede that information. Alico incorporates by reference the documents listed below and any documents filed by Alico pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and before the date on which the Merger is completed:

  •
  Annual Report on Form 10-K for the fiscal year ended September 30, 2014, filed on December 12, 2014;

  •
  Proxy Statement on Schedule 14A, filed on January 24, 2014.

        Information furnished under items 2.02 and 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this document.

        Any person, including any beneficial owner, to whom this document is delivered may request copies of any of the documents incorporated by reference in this document or other information concerning Alico, without charge, by visiting the SEC's website provided above, Alico's website at http://www.alicoinc.com, or requesting them in writing or by telephone using the following contact information:

Alico, Inc.
10070 Daniels Interstate Court
Suite 100
Fort Myers, FL 33913
Attention: A. Denise Plair, Corporate Secretary
(239) 226-2000

        Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

        No persons have been authorized to give any information or to make any representations other than those contained in this document and, if given or made, such information or representations must not be relied upon as having been authorized by Alico or any other person. This document is dated                        , 2015. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to Alico shareholders will not create any implication to the contrary.

INDEX TO FINANCIAL STATEMENTS

Page(s)
734 Citrus Holdings, LLC
Unaudited Financial Statements:
Consolidated Balance Sheets as of September 30, 2014 and June 30, 2014	F-4 – F-5
Consolidated Statements of Operations for the three months ended September 30, 2014 and 2013	F-6
Consolidated Statements of Changes in Members' Equity	F-7
Consolidated Statements of Cash Flow for the three months ended September 30, 2014 and 2013	F-8
Notes to the Consolidated Financial Statements	F-9 – F-20
Audited Financial Statements:
Independent Auditor's Report	F-22 – F-23
Consolidated Balance Sheets as of June 30, 2014 and 2013	F-24 – F-25
Consolidated Statements of Operations for the fiscal year ended June 30, 2014 and the Period from October 19, 2012 through June 30, 2013	F-26
Consolidated Statements of Changes in Members' Equity for the fiscal year ended June 30, 2014 and the Period from October 19, 2012 through June 30, 2013	F-27
Consolidated Statements of Cash Flows for the fiscal year ended June 30, 2014 and the Period from October 19, 2012 through June 30, 2013	F-28
Notes to the Consolidated Financial Statements	F-29 – F-41
Orange-Co, LP
Audited Financial Statements:
Independent Auditor's Report	F-44
Consolidated Balance Sheets as of September 30, 2014, 2013 and 2012	F-45
Consolidated Statements of Income for the years ended September 30, 2014, 2013 and 2012	F-46
Consolidated Statements of Changes in Partners' Equity for the years ended September 30, 2014, 2013 and 2012	F-47
Consolidated Statements of Cash Flows for the years ended September 30, 2014, 2013 and 2012	F-48
Notes to the Consolidated Financial Statements	F-49 – F-57

734 Citrus Holdings, LLC
and Subsidiaries
Consolidated Financial Statements
For the Three Months Ended September 30, 2014 and 2013

734 Citrus Holdings, Inc. and Subsidiaries

734 Citrus Holdings, LLC and Subsidiaries

Consolidated Balance Sheets

	September 30, 2014 (Unaudited)	June 30, 2014

Assets
Current assets:
Cash and cash equivalents (Note 2)	$351,370	$241,429
Accounts receivable (Notes 2 and 15)	4,274,397	4,594,099
Other receivables	2,188	283,119
Inventories (Note 2)
Unharvested citrus crops	8,893,338	5,197,483
Other	327,958	342,564
Prepaid expenses and other assets	194,275	148,840
Land held for sale (Note 2)	–	2,832,159

Total current assets	14,043,526	13,639,693

Property and equipment, net (Notes 2 and 6)	55,178,214	39,400,826

Other assets:
Deferred loan costs, net (Note 7)	482,024	380,920
Investment in agricultural cooperatives (Notes 2 and 8)	333,826	333,826
Other	7,765	257,239

Total other assets	823,615	971,985

	$70,045,355	$54,012,504

734 Citrus Holdings, LLC and Subsidiaries

Consolidated Balance Sheets

	September 30, 2014 (Unaudited)	June 30, 2014

Liabilities and Members' Equity
Current liabilities:
Current maturities of term debt (Note 10)	$1,581,111	$1,196,111
Current maturity of capital lease obligation (Notes 10 and 12)	–	1,763
Current deferred tax liability (Note 11)	4,166,723	3,134,983
Accounts payable	542,158	323,545
Accrued expenses	452,796	316,902

Total current liabilities	6,742,788	4,973,304

Long-term liabilities:
Note payable (Note 9)	6,000,000	3,159,620
Term debt, net of current maturities (Note 10)	36,769,167	26,444,167
Long-term deferred tax liability (Note 1)	2,873,789	3,021,322

Total long-term liabilities	45,642,956	32,625,109

Total liabilities	52,385,744	37,598,413

Commitments and contingencies (Note 16)	–	–
Members' equity	17,659,611	16,414,091

	$70,045,355	$54,012,504

See notes to consolidated financial statements.

734 Citrus Holdings, LLC and Subsidiaries

Consolidated Statements of Operations

Three Months Ended September 30,	2014 (Unaudited)	2013 (Unaudited)
Operating revenues (Note 2):
Fruit and other revenues	$19,938	$26,403

Operating expenses:
Growing, caretaking and other direct costs	1,442	34,212
Harvesting costs	66,757	163,553

Total operating expenses	68,199	197,765

Gross loss	(48,261)	(171,362)

General and administrative:
General and administrative (Note 14)	474,580	352,949
Depreciation (Notes 2 and 6)	8,069	3,413

Total general and administrative	482,649	356,362

Loss from operations	(530,910)	(527,724)

Other income (expense):
Interest (Notes 9 and 10)	(442,732)	(400,349)
Gain (loss) on sale of assets (Note 6)	2,926,553	(2,360)
Other income	3,151	9,173

Total other income (expense), net	2,486,972	(393,536)

Income (loss) before provision for income taxes	1,956,062	(921,260)
Provision for income taxes (Note 11)	(884,207)	–

Net income (loss)	$1,071,855	$(921,260)

See notes to consolidated financial statements.

734 Citrus Holdings, LLC and Subsidiaries

Consolidated Statements of Changes in Members' Equity

Members' Equity
Balance, June 30, 2014	$16,414,091

Equity-based compensation (Note 14)	173,665
Net income	1,071,855

Balance, September 30, 2014 (Unaudited)	$17,659,611

See notes to consolidated financial statements.

734 Citrus Holdings, LLC and Subsidiaries

Consolidated Statements of Cash Flow

Three Months Ended September 30,	2014 (Unaudited)	2013 (Unaudited)
Cash flows from operating activities:
Net income (loss)	$1,071,855	$(921,260)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	528,430	464,339
Equity based compensation	173,665	173,665
Gain on sale of fixed assets	(2,926,553)	–
Deferred income taxes	884,207	–
Changes in assets and liabilities
Accounts receivable	319,702	488,497
Other receivables	280,931	72,638
Inventories	(3,681,249)	(2,391,576)
Prepaid expenses and other asset	(45,435)	72,951
Other assets	(526)	–
Accounts payable	218,613	132,203
Accrued expenses	135,894	(40,852)

Net cash used in operating activities	(3,040,466)	(1,949,395)

Cash flows from investing activities:
Proceeds from sale of land held for sale	5,758,712	–
Purchases of property and equipment, net	(5,046,936)	(41,954)
Increase in restricted cash	–	2,599,810
Restricted proceeds from land sales held in escrow	–	(2,599,984)

Net cash provided by (used in) investing activities	711,776	(42,128)

Cash flows from financing activities:
Net proceeds (payments) on revolving note payable	2,840,380	(71,000)
Payments on term debt	(290,000)	(290,000)
Payments on capital lease obligation	(1,763)	(4,864)
Payment of loan costs	(109,986)	–

Net cash provided by (used in) financing activities	2,438,631	(365,864)

Net increase (decrease) in cash and cash equivalents	109,941	(2,357,387)
Cash and cash equivalents, beginning of period	241,429	2,655,104

Cash and cash equivalents, end of period	$351,370	$297,717

See notes to consolidated financial statements.

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

1.           Nature of Operations

              734 Citrus Holdings, LLC, organized on October 19, 2012 and wholly owned subsidiaries, 734 Harvest, LLC, 734 Co-op Groves, LLC, 734 LMC Groves, LLC, and 734 BLP Groves, LLC (herein referred to as the "Company") are limited liability companies organized under the laws of the State of Florida. There is a single class of membership with each member having limited liability. The Company owns citrus groves located in Central and South Florida. The Company harvests fruit and provides grove caretaking services to several growers.

2.           Summary of Significant Accounting Policies

    Principles of Consolidation

              The accompanying financial statements have been prepared on a consolidated basis to include the accounts of 734 Citrus Holdings, LLC and all entities the Company controls. All significant intercompany accounts and transactions have been eliminated in consolidation.

    Use of Estimates

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Cash and Cash Equivalents

              The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

    Concentration of Credit Risk

              The Company maintains its cash and cash equivalents in financial institutions in the States of Florida and New York and, at times, balances may exceed Federal Deposit Insurance Corporation (FDIC) limits. All of the non-interest bearing cash balances are insured up to $250,000 per depositor at each financial institution, and at September 30, 2014 and June 30, 2014, the Company had approximately $120,000 and $235,000 respectively, in excess of FDIC insured limits with the financial institutions. The Company has not experienced any losses on these accounts.

              The Company markets citrus fruit and extends credit to processors in Central Florida under different arrangements including negotiated price and participation agreements. The Company extends credit to grove caretaking customers in Central and South Florida under various terms on an unsecured basis.

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

    Revenue Recognition

              Revenue from citrus crops is recognized at the time the crop is harvested and delivered to the customer. Receivables from crops sold are recorded for the estimated proceeds to be received from the customer. Differences between the estimates and the final realization of revenues can be significant, and the differences between estimated and final results can be either positive or negative. During the periods presented in these financial statements, no material adjustments were made to the reported revenues from the sale of citrus crops.

              Caretaking and harvesting revenues of approximately $20,000 and $19,000 for the three months ended September 30, 2014 and 2013, respectively, which are included in fruit and other revenues in the statements of operations, are recognized as the services are provided. Caretaking revenues are primarily from citrus groves owned individually by related parties of the members.

    Accounts Receivable

              Accounts receivable are customer obligations resulting from the sale of citrus fruit and grove caretaking services. The Company provides for an allowance for doubtful accounts which is estimated based on the Company's historical losses, existing economic conditions within the industry and the financial stability of its customers. Management believes no allowance for doubtful accounts is necessary at September 30, 2014 and June 30, 2014.

    Inventories

              The costs of growing crops include production costs and certain allocable indirect costs that are capitalized into inventory until the time of harvest. Such costs are expensed when the crops are harvested and are recorded in growing, caretaking, and other direct costs in the statements of operations. Inventories are stated at the lower of cost or net realizable value. The cost for unharvested citrus crops is based on accumulated production costs incurred during the period from January 1 through the balance sheet date.

              Other inventories consist of fuel, spray oil, and palm trees and are valued at the lower of cost or market.

    Land Held for Sale

              The Company classifies land as held for sale in the period in which all of the following criteria are met: a) management with the appropriate authority commits to a plan to sell the asset, b) the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets, c) an active program to locate a buyer and other actions required to complete the plan of sale have been initiated, d) the sale of the property or asset within one year is probable and will qualify for accounting purposes as a sale, e) the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value, and f) actions required to complete the plan of sale indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

    Property and Equipment

              Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

Years
Office equipment and furniture	5-7
Equipment, irrigation and vehicles	7-15
Buildings and improvements	10-20
Citrus trees	20

Costs of planting and developing citrus groves are capitalized until the groves become commercially productive, at which time the Company ceases capitalization of costs and commences depreciation.

    Impairment of Long-Lived Assets

              Long-lived assets are evaluated for impairment when events or circumstances indicate that the carrying amounts of the assets may not be recoverable. When any such impairment exists, the related assets will be written down to fair value. No impairment losses were recognized by the Company for the three months ended September 30, 2014 and 2013, respectively.

    Investments in Agricultural Cooperatives

              The Company has various investments in agricultural cooperatives which include per unit retains under base capital or revolving capital plans, patronage refunds and other allocated equities. Investments in agricultural cooperatives are not marketable, therefore, these investments are recorded at cost.

              The Company evaluates, at least annually, whether events or circumstances have occurred that may have a significant adverse effect on the fair value of these investments. No impairment losses on these investments were recognized by the Company for the three months ended September 30, 2014 and 2013, respectively.

    Income Taxes

              The Company has elected to be treated as a Corporation for federal income tax purposes beginning October 1, 2013. Consequently, federal income taxes were not payable by the Company up to September 30, 2013. Members were taxed individually on their share of the Company's earnings. Therefore, no provision or liability for federal income taxes has been included in the financial statements as of September 30, 2013.

              The Company identifies and evaluates uncertain tax positions, if any, and recognizes the impact of uncertain tax positions for which there is less than more-likely-than-not probability of the position being upheld when reviewed by the relevant taxing authority. Such positions are deemed to be unrecognized tax benefits and a corresponding liability is established on the balance sheet. The Company has not recognized a liability for uncertain tax positions. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

operating expenses. The Company's open tax years subject to examination by the Internal Revenue Service and the Florida Department of Revenue generally remain open for three years from the date of filing.

              From October 1, 2013 and going forward income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences to reflect the net tax effects between the basis of assets and liabilities for consolidated financial statement and income tax purposes. The differences relate primarily to depreciable assets, net operating losses, and differences in the method of account for fruit and other receivables, fruit inventory, prepaid expenses and other assets, accounts payable and accrued expenses. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

    Fair Value of Financial Instruments

              FASB ASC Topic 820 "Fair Value Measurements and Disclosure" establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

    Level 1 — Valuation based on quoted prices in active markets for identical assets or liabilities.

    Level 2 — Valuation based on quoted market prices for similar assets and liabilities in active markets.

    Level 3 — Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management's best estimate of what market participants would use as fair values.

              Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximates their fair values due to the short-term nature of these instruments. These include cash and cash equivalents, accounts receivable, other receivables, accounts payable, and accrued expenses. The fair value of the Company's capital lease obligation, note payable and term debt approximate their carrying values based on current rates available to the Company.

3.           Land Purchase

              The Company purchased approximately 1,500 acres of citrus groves that included land, trees and fruit inventory as well as irrigation and other equipment on September 4, 2014. The purchase price was approximately $17,600,000 which was funded through cash plus additional financing of $11,000,000 in term debt (see Note 10).

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

4.           Cash Flow Information

              The Company had non-cash investing and financing transactions as follows:

For the three months ended,	September 30, 2014 (unaudited)	September 30, 2013 (unaudited)
Escrow deposit in other assets applied to purchase of property and equipment	$250,000	$–
Property and equipment purchased under notes	11,000,000	–

              Supplemental cash flow disclosures are as follows:

For the three months ended,	September 30, 2014 (unaudited)	September 30, 2013 (unaudited)
Cash paid for interest	$377,399	$393,413

5.           Restricted Proceeds from Land Sales Held in Escrow

              Under the terms of the loan agreement with Prudential Mortgage Capital Company, LLC (Prudential), the Company may deposit the proceeds from real estate sales into a pledge account for a period of up to 12 months which serves as replacement collateral. As of September 30, 2014 and June 30, 2014 all the proceeds were released from restrictions, based on the contract, and distributed to Members.

6.           Property and Equipment

              Property and equipment consist of the following:

For the three months ended,	September 30, 2014 (unaudited)	September 30, 2013 (unaudited)
Citrus trees	$32,330,529	$24,695,210
Land	17,554,652	11,633,532
Equipment, irrigation and vehicles	7,417,689	5,192,700
Building and improvements	1,577,298	1,061,789
Office equipment and furniture	107,234	107,234

	58,987,402	42,690,465
Less: accumulated depreciation	(3,809,188)	(3,289,639)

	$55,178,214	$39,400,826

              Depreciation expense totaled $519,548 and $455,456 for the three months ended September 30, 2014 and 2013, respectively, of which $511,479 and $452,043 was capitalized in inventory. Certain land with a cost of $2,832,159 has been classified as held for sale as of June 30, 2014. It was sold during the three month period ended September 30, 2014 resulting in a gain on sale of assets of $2,926,553.

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

7.           Loan Costs

	September 30, 2014 (unaudited)	June 30, 2014
Loan costs	$541,094	$431,108
Less: accumulated amortization	(59,070)	(50,188)

	$482,024	$380,920

              The loan costs are stated at cost and amortized using the straight-line method (which approximates the effective interest method) over the lives of the related loans. Amortization totaled $8,882 for both periods ended September 30, 2014 and 2013, respectively, and has been capitalized in inventory.

              A schedule of the estimated aggregate loan cost amortization for the next five succeeding fiscal years is as follows:

Years
Office equipment and furniture	5-7
Equipment, irrigation and vehicles	7-15
Buildings and improvements	10-20
Citrus trees	20

Year Ended September 30,
2015	$46,956
2016	46,956
2017	46,957
2018	40,857
2019	28,359
Thereafter	271,939

$482,024

8.           Investments in Agricultural Cooperatives

              The Company has various investments in agricultural cooperatives which include per unit retains under base capital or revolving capital plans, patronage refunds and other allocated equities. The investments in agricultural cooperatives are as follows:

	September 30, 2014 (unaudited)	June 30, 2014
Citrus Marketing Services	$297,485	$297,485
Waverly Growers Association	23,801	23,801
Dundee CGA	12,540	12,540

	$333,826	$333,826

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

9.           Note Payable

              The Company has entered into a revolving line of credit agreement in the amount of $6,000,000 with a bank. Interest on advances is adjusted quarterly and is based on the three month London Interbank Offered Rate (LIBOR) plus 2.75% (2.98% at September 30, 2014) and is payable semi-annually beginning June 1, 2013. The agreement expires July 1, 2018 at which time all outstanding principal and interest is due. The note is secured by certain real estate. Advances outstanding under the revolving note were $6,000,000 and $3,159,620 at September 30, 2014 and June 30, 2014, respectively.

              The note payable and term debt with financial institutions described in Note 10 include cross collateralization and cross default provisions.

10.         Term Debt and Capital Lease Obligation

              Term debt and capital lease obligation consist of the following:

	September 30, 2014	June 30, 2014
Note payable to a financial institution in quarterly installments of $145,000 plus interest at 5.35% per annum. The note matures June, 2033. The note is secured by certain real property	$13,630,000	$13,775,000
Note payable to a financial institution in quarterly installments of $145,000 plus interest at 5.35% per annum. The note matures June, 2033. The note is secured by certain real property	13,630,000	13,775,000
Note payable to a financial institution with quarterly interest payments at 3.85% per annum beginning December 1, 2014 and principal payments of $55,000 beginning March 1, 2015. The note matures September 1, 2021 at which time all principal and accrued interest is due. The note is secured by certain real property.	5,500,000	–
Note payable to a financial institution with quarterly interest payments at 3.45% per annum beginning December 1, 2014 and principal payments of $55,000 beginning March 1, 2015. Beginning on September 1, 2019, and on each of September 1, 2024 and September 1, 2029, the financial institution has the right to adjust the interest rate to a new agreed upon interest rate, comparable to other terms at that time. The note matures September 1, 2039 at which time all principal and accrued interest is due. The note is secured by certain real property.	5,500,000	–
Note payable to a financing corporation in semi annual installments of $18,056 including interest. The note matures December 1, 2016 and is secured by certain equipment	90,278	90,278
Capital lease payable to a financing corporation in monthly installments of $1,800 including interest at 10.96%. The lease matured August, 2014 and was secured by certain equipment	–	1,763

	38,350,278	27,642,041
Less: current maturities	(1,581,111)	(1,197,874)

	$36,769,167	$26,444,167

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

              A schedule of maturities of the term debt and capital lease obligation is as follows:

Year Ended September 30,
2015	$1,581,111
2016	1,636,167
2017	1,618,000
2018	1,600,000
2019	1,600,000
Thereafter	30,315,000

$38,350,278

              Interest costs incurred amounted to approximately $443,000 and $400,000, for the three months ending September 30, 2014 and 2013, respectively.

              The Company is required to meet certain financial ratios on various notes payable related to current assets and liabilities.

              The term debt with financial institutions and the note payable described in Note 9 include cross collateralization and cross default provisions.

11.         Income Taxes

              The provision for income taxes consists of the following:

September 30,	2014	2013
Current income tax provision:
Federal	$–	$–
State	–	–

	–	–

Deferred income tax provision:
Federal	(754,971)	–
State	(129,236)	–

	(884,207)	–

Total	$(884,207)	$–

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

              The tax effects of temporary differences that give rise to deferred tax assets and liabilities consist of the following:

	September 30, 2014 (Unaudited)	June 30, 2014
Deferred tax assets:
Accounts payable and accrued expenses	$374,335	$240,617
Fixed assets	186,811	–
Net operating loss	2,331,002	2,345,060

Total deferred tax assets	2,892,148	2,585,677

Deferred tax liabilities:
Fruit Inventory, net of capitalized depreciation	2,969,871	1,420,497
Fruit and other receivables	1,684,893	1,805,020
Prepaid expenses	73,105	150,083
Depreciation	5,204,791	5,366,382

Total deferred tax liabilities	9,932,660	8,741,982

Net deferred tax liability	$(7,040,512)	$(6,156,305)

              Deferred taxes are included in the accompanying balance sheet as follows:

	September 30, 2014 (Unaudited)	June 30, 2014
Deferred current tax liability:	$(4,166,723)	$(3,134,983)
Deferred non-current tax liability:	(2,873,789)	(3,021,322)

	$(7,040,512)	$(6,156,305)

              The Company's net operating loss carryforwards, which may provide future tax benefits, expire in 2034. Since the fiscal year 2014 was the initial year for the Company as a taxable corporation, there are no net operating loss carryforwards from prior years.

12.         Lease Arrangements and Rent Expense

    Capital Lease

              The Company leases certain equipment under a non-cancellable capital lease. The equipment under the lease is included in the accompanying consolidated balance sheets as follows:

	September 30, 2014 (unaudited)	June 30, 2014
Equipment, irrigation and vehicles	$147,101	$147,101
Less: accumulated depreciation	(30,646)	(26,969)

	$116,455	$120,132

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

              Future minimum lease payments under the capital lease are included in the schedule of maturities of term debt (Note 10).

    Operating Leases

              The Company leases certain equipment under non-cancellable operating leases. The leases have original terms of 12 to 48 months. The leases provide for monthly rent payments and include various purchase options at the end of the lease terms. Rent expense totaled approximately $54,914 and $38,981, for the three months ended September 30, 2014 and 2013, respectively, for these non-cancellable operating leases, of which $53,413 and $37,541, respectively has been capitalized in inventory.

              Future minimum payments under the leases are as follows:

Year Ended September 30,
2015	$212,150
2016	198,649
2017	114,601

$525,400

13.         Retirement Plan

              During 2013, the Company adopted a trusteed qualified 401(k) plan for all eligible full-time employees. The Plan permits employees to make contributions up to the maximum limits allowed by the Internal Revenue Code. The Plan provides for mandatory safe-harbor matching contribution.

              The Company's provision for matching contributions was approximately $9,000 and $8,000, for the three months ended September 30, 2014 and 2013, respectively.

14.         Equity Based Compensation

              The Company issued units valued at approximately $1,389,000, equal to 5% of total member contributions on a fully diluted basis, in exchange for future services of one member and will vest ratably over a two year period that ends December 31, 2014. The pro rata amount of $173,665 has been included in the general and administrative expenses in the statements of operations for the three months ended September 30, 2014 and 2013. The remaining balance of $173,664 will be recognized ratably until its expiration date. Upon employment termination of the member without cause, the unvested portion becomes fully vested. If the member terminates employment, there is an option, as defined, to purchase a significant portion of income producing citrus groves that could impact the results of operations.

15.         Major Customer

              Receivables from one major customer aggregated 95% and 88% of the Company's receivables at September 30, 2014 and at June 30, 2014. Due to the seasonality of the industry there are no sales related to the sale of fruit for the three months ended September 30, 2014 and 2013. Management believes that there is a market for its fruit with other processors if there was a termination of the current purchase and supply agreement with this major customer.

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

16.         Commitments and Contingencies

              The Company is exposed to various asserted and unasserted potential claims encountered in the normal course of business. In the opinion of management, the resolution of these matters will not have a material effect on the Company's financial position or the results of the operations of the Company.

17.         Subsequent Events

              The Company has evaluated events and transactions occurring subsequent to September 30, 2014 as of January 13, 2015, which is the date the financial statements were available to be issued. Subsequent events occurring after January 13, 2015 have not been evaluated by management. No material events have occurred since September 30, 2014 that require recognition or disclosure in the financial statements, except as follows:

              In October, 2014 the Company signed a letter of intent to enter into a purchase agreement and plan of merger with a publicly traded company. Substantially all of the proceeds will be paid with stock of the acquiring company. This transaction is expected to be completed during fiscal year end 2015.

734 Citrus Holdings, LLC
and Subsidiaries
Consolidated Financial Statements
For the year ended June 30, 2014 and the period from
October 19, 2012 (date of inception) through June 30, 2013

734 Citrus Holdings, Inc. and Subsidiaries

Independent Auditors' Report

Managing Members
734 Citrus Holdings, LLC and Subsidiaries
Frostproof, Florida

We have audited the accompanying consolidated financial statements of 734 Citrus Holdings, LLC and Subsidiaries (the "Company"), which comprise the consolidated balance sheets as of June 30, 2014 and 2013, and the related consolidated statements of operations, changes in members' equity, and cash flows, for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013 and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2014 and 2013, and the results of its operations and its cash flows for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013 in accordance with accounting principles generally accepted in the United States of America.

114 N. Tennessee Avenue, Suite 200A    •    Lakeland, FL 33801     •    (863) 937-9520     •    Fax (863) 937-9778
Orlando    •    Tampa     •    Winter Haven
www.cfrcpa.com

Emphasis of Matter

As discussed in Note 18 to the financial statements, the 2013 financial statements have been restated to correct a misstatement. Our opinion is not modified with respect to this matter.

/s/ Cross, Fernandez & Riley, LLP Certified Public Accountants

December 1, 2014
Lakeland, Florida

734 Citrus Holdings, LLC and Subsidiaries

Consolidated Balance Sheets

June 30,	2014	2013

Assets
Current assets:
Cash and cash equivalents (Note 2)	$241,429	$2,655,104
Restricted cash (Note 2)	–	5,200,034
Accounts receivable (Notes 2 and 16)	4,594,099	858,251
Other receivables	283,119	152,215
Inventories (Note 2)
Unharvested citrus crops	5,197,483	5,711,499
Other	342,564	265,907
Prepaid expenses and other assets	148,840	250,785
Land held for sale (Note 2)	2,832,159	–

Total current assets	13,639,693	15,093,795

Property and equipment, net (Notes 2 and 6)	39,400,826	44,547,372

Other assets:
Restricted proceeds from land sales held in escrow (Note 5)	–	6,861,747
Deferred loan costs, net (Note 7)	380,920	416,449
Investment in agricultural cooperatives (Notes 2 and 8)	333,826	446,199
Other	257,239	7,229

Total other assets	971,985	7,731,624

	$54,012,504	$67,372,791

734 Citrus Holdings, LLC and Subsidiaries

Consolidated Balance Sheets

June 30,	2014	2013

Liabilities and Members' Equity
Current liabilities:
Current maturities of term debt (Note 11)	$1,196,111	$1,256,666
Current maturity of capital lease obligation (Notes 11 and 13)	1,763	19,723
Current deferred tax liability (Note 12)	3,134,983	–
Accounts payable	323,545	553,836
Escrow payable (Note 2)	–	5,200,034
Accrued expenses	316,902	450,455
Advance from member (Note 9)	–	605,485

Total current liabilities	4,973,304	8,086,199
Long-term liabilities:
Note payable (Note 10)	3,159,620	2,050,000
Term debt, net of current maturities (Note 11)	26,444,167	27,453,334
Long-term deferred tax liability (Note 12)	3,021,322	–
Capital lease obligation, net of current maturity (Notes 11 and 13)	–	3,439
Contingent consideration arrangement (Notes 2 and 3)	–	6,000,000

Total long-term liabilities	32,625,109	35,506,773

Total liabilities	37,598,413	43,592,972

Commitments and contingencies (Note 17)	–	–
Members' equity	16,414,091	23,779,819

	$54,012,504	$67,372,791

See notes to consolidated financial statements.

734 Citrus Holdings, LLC and Subsidiaries

Consolidated Statements of Operations

	Year Ended June 30, 2014	Period from October 19, 2012 (date of inception) through June 30, 2013 Restated
Operating revenues (Notes 2 and 16):
Fruit and other revenues	$15,617,151	$14,380,459

Operating expenses:
Growing, caretaking and other direct costs	10,106,726	3,074,974
Harvesting costs	2,633,729	3,848,401
Purchased fruit (Note 18)	–	5,750,931

Total operating expenses	12,740,455	12,674,306

Gross profit	2,876,696	1,706,153

General and administrative:
General and administrative (Note 15)	1,479,688	1,060,763
Depreciation (Notes 2 and 6)	59,898	55,027

Total general and administrative	1,539,586	1,115,790

Income from operations	1,337,110	590,363

Other income (expense):
Gain on bargain purchase of a business (Note 3 and 18)	–	1,485,799
Gain on settlement of contingent consideration arrangement (Note 2)	6,000,000	–
Interest (Notes 10 and 11)	(1,633,719)	(840,045)
Gain (loss) on sale of assets	101,666	(28,523)
Other income	55,662	104,379

Total other income, net	4,523,609	721,610

Income before provision for income taxes	5,860,719	1,311,973
Provision for income taxes (Note 12)	6,156,305	–

Net income (loss)	$(295,586)	$1,311,973

See notes to consolidated financial statements.

734 Citrus Holdings, LLC and Subsidiaries

Consolidated Statements of Changes in Members' Equity

Members' Equity
Balance, October 19, 2012 (date of inception)	$–

Member contributions (Note 4)	22,467,846
Net income	1,311,973

Balance, June 30, 2013	23,779,819

Equity-based compensation (Note 15)	694,658
Member distributions (Note 5)	(7,764,800)
Net loss	(295,586)

Balance, June 30, 2014	$16,414,091

See notes to consolidated financial statements.

734 Citrus Holdings, LLC and Subsidiaries

Consolidated Statements of Cash Flows

Year Ended June 30, 2014		Period from October 19, 2012 (date of inception) through June 30, 2013 Restated
Cash flows from operating activities:
Net income (loss)	$(295,586)	$1,311,973
Adjustments to reconcile net income (loss) to net cash provided (used in) by operating activities:
Depreciation and amortization	1,860,569	1,628,654
Equity-based compensation	694,658	347,329
(Gain) loss on sale of fixed assets	(100,452)	28,523
Deferred income taxes	6,156,305	–
Gain on bargain purchase of a business	–	(1,485,799)
Gain on settlement of contingent consideration arrangement	(6,000,000)	–
Changes in assets and liabilities
Accounts receivable	(3,735,848)	(858,251)
Other receivables	(130,904)	(152,215)
Inventories	437,359	91,076
Prepaid expenses and other assets	101,945	(250,785)
Other	(10)	(7,229)
Accounts payable	(230,291)	553,836
Accrued expenses	(133,553)	450,455
Escrow payable	–	994

Net cash provided by (used in) operating activities	(1,375,808)	1,658,561

Cash flows from investing activities:
Proceeds from sale of property and equipment	959,603	5,331,108
Purchases of property and equipment	(261,470)	(698,183)
Redemption of investment in agricultural cooperatives	112,373	–
Increase in restricted cash	–	(5,200,034)
Restricted proceeds from land sales held in escrow	6,861,747	(6,861,747)
Escrow deposit for land purchase	(250,000)	–
Acquisition of a business	–	(10,937,845)

Net cash provided by (used in) investing activities	7,422,253	(18,366,701)

Cash flows from financing activities:
Net proceeds on revolving note payable	1,109,620	2,050,000
Payments on term debt	(1,178,056)	(290,000)
Payments on capital lease obligation	(21,399)	(9,597)
Payment of loan costs	–	(431,108)
Advance from member	(605,485)	605,485
Member distributions	(7,764,800)	–
Member contributions	–	17,438,464

Net cash provided by (used in) financing activities	(8,460,120)	19,363,244

Net increase (decrease) in cash and cash equivalents	(2,413,675)	2,655,104
Cash and cash equivalents, beginning of year	2,655,104	–

Cash and cash equivalents, end of year	$241,429	$2,655,104

See notes to consolidated financial statements.

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

1.           Nature of Operations

              734 Citrus Holdings, LLC, organized on October 19, 2012 (date of inception) and wholly owned subsidiaries, 734 Harvest, LLC, 734 Co-op Groves, LLC, 734 LMC Groves, LLC, and 734 BLP Groves, LLC (herein referred to as the "Company") are limited liability companies organized under the laws of the State of Florida. There is a single class of membership with each member having limited liability. The Company owns citrus groves located in Central and South Florida. The Company harvests fruit and provides grove caretaking services to several growers.

2.           Summary of Significant Accounting Policies

    Principles of Consolidation

              The accompanying financial statements have been prepared on a consolidated basis to include the accounts of 734 Citrus Holdings, LLC and all entities the Company controls. All significant intercompany accounts and transactions have been eliminated in consolidation.

    Use of Estimates

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Cash and Cash Equivalents

              The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

    Restricted Cash

              Restricted cash relates to an asset purchase agreement and is included in current assets based on the contractual terms of the agreement. An escrow payable is included in current liabilities for the balance of the restricted cash. On July 2, 2013, 50% of the balance, or approximately $2,600,000, was disbursed based on the terms of the agreement. The remaining amount was disbursed on December 31, 2013.

    Concentration of Credit Risk

              The Company maintains its cash and restricted cash accounts in financial institutions in the States of Florida and New York and, at times, balances may exceed Federal Deposit Insurance Corporation (FDIC) limits. All of the non-interest-bearing cash balances are insured up to $250,000 per depositor at each financial institution, and at June 30, 2014 and 2013, the Company had approximately $235,000 and $2,714,000, respectively, in excess of FDIC insured limits with the financial institutions. The Company has not experienced any losses on these accounts.

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

              The Company markets citrus fruit and extends credit to processors in Central Florida under different arrangements including negotiated price and participation agreements. The Company extends credit to grove caretaking customers in Central and South Florida under various terms on an unsecured basis.

    Revenue Recognition

              Revenue from citrus crops is recognized at the time the crop is harvested and delivered to the customer. Receivables from crops sold are recorded for the estimated proceeds to be received from the customer. Differences between the estimates and the final realization of revenues can be significant, and the differences between estimated and final results can be either positive or negative. During the periods presented in these financial statements, no material adjustments were made to the reported revenues from the sale of citrus crops.

              Caretaking and harvesting revenues of approximately $123,000 and $359,000 for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013, respectively, which are included in fruit and other revenues in the statement of income, are recognized as the services are provided. Caretaking revenues are primarily from citrus groves owned individually by related parties of the members.

    Accounts Receivable

              Accounts receivable are customer obligations resulting from the sale of citrus fruit and grove caretaking services. The Company provides for an allowance for doubtful accounts which is estimated based on the Company's historical losses, existing economic conditions within the industry and the financial stability of its customers. Management believes no allowance for doubtful accounts is necessary at June 30, 2014 and 2013.

    Inventories

              The costs of growing crops include production costs and certain allocable indirect costs, that are capitalized into inventory until the time of harvest. Such costs are expensed when the crops are harvested and are recorded in growing, caretaking, and other direct costs in the statements of operations. Inventories are stated at the lower of cost or net realizable value. The cost for unharvested citrus crops is based on accumulated production costs incurred during the period from January 1 through the balance sheet date.

              Other inventories consist of fuel, spray oil, and palm trees and are valued at the lower of cost or market.

    Land Held for Sale

              The Company classifies land as held for sale in the period in which all of the following criteria are met: a) management with the appropriate authority commits to a plan to sell the asset, b) the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets, c) an active program to locate a buyer and other actions required to complete the plan of sale have been initiated, d) the sale of the property or asset within one year is probable and will qualify for accounting purposes as a sale, e) the asset is being actively marketed for sale at a price that is

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

reasonable in relation to its current fair value, and f) actions required to complete the plan of sale indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

    Property and Equipment

              Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

Years
Office equipment and furniture	5-7
Equipment, irrigation and vehicles	7-15
Buildings and improvements	10-20
Citrus trees	20

Costs of planting and developing citrus groves are capitalized until the groves become commercially productive, at which time the Company ceases capitalization of costs and commences depreciation.

    Impairment of Long-Lived Assets

              Long-lived assets are evaluated for impairment when events or circumstances indicate that the carrying amounts of the assets may not be recoverable. When any such impairment exists, the related assets will be written down to fair value. No impairment losses were recognized by the Company for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013.

    Investments in Agricultural Cooperatives

              The Company has various investments in agricultural cooperatives which include per unit retains under base capital or revolving capital plans, patronage refunds and other allocated equities. Investments in agricultural cooperatives are not marketable; therefore, these investments are recorded at cost.

              The Company evaluates, at least annually, whether events or circumstances have occurred that may have a significant adverse effect on the fair value of these investments. No impairment losses on these investments were recognized by the Company for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013.

    Contingent Consideration Arrangement

              The Company estimates the fair value of contingent consideration arrangements issued in business combinations using various valuation approaches, reflecting the Company's assessment of the assumptions market participants would use to value the consideration. The fair value of the liability classified as a contingent consideration arrangement is re-measured at each reporting period, with any changes in the fair value recorded as income or expense.

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

    Income Taxes

              The Company has elected to be treated as a Corporation for federal income tax purposes beginning October 1, 2013. Consequently, federal income taxes were not payable by the Company up to September 30, 2013. Members were taxed individually on their share of the Company's earnings. Therefore, no provision or liability for federal income taxes has been included in the financial statements as of June 30, 2013.

              The Company identifies and evaluates uncertain tax positions, if any, and recognizes the impact of uncertain tax positions for which there is less than more-likely-than-not probability of the position being upheld when reviewed by the relevant taxing authority. Such positions are deemed to be unrecognized tax benefits and a corresponding liability is established on the balance sheet. The Company has not recognized a liability for uncertain tax positions. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. The Company's open tax years subject to examination by the Internal Revenue Service and the Florida Department of Revenue generally remain open for three years from the date of filing.

              From October 1, 2013 and going forward, income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consists of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences to reflect the net tax effects between the basis of assets and liabilities for consolidated financial statement and income tax purposes. The differences relate primarily to depreciable assets, net operating losses, and differences in the method of account for fruit and other receivables, fruit inventory, prepaid expenses and other assets, accounts payable and accrued expenses. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

    Fair Value of Financial Instruments

              FASB ASC Topic 820 "Fair Value Measurements and Disclosure" establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

    Level 1 — Valuation based on quoted prices in active markets for identical assets or liabilities.

    Level 2 — Valuation based on quoted market prices for similar assets and liabilities in active markets.

    Level 3 — Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management's best estimate of what market participants would use as fair values.

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

              Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximates their fair values due to the short-term nature of these instruments. These include cash and cash equivalents, restricted cash, accounts receivable, other receivables, accounts payable, escrow payable, accrued expenses, and advances from Members. The fair value of the Company's capital lease obligation, note payable and term debt approximate their carrying values based on current rates available to the Company.

              The Company's Level 3 financial instruments consist of a contingent consideration arrangement liability of $0 and $6,000,000 as of June 30, 2014 and 2013, respectively. The contingent consideration arrangement relates to an asset purchase agreement and is included in the long-term liabilities based on the contractual terms of the purchase agreement The contingent consideration is payable, up to $6,000,000 to the extent cumulative EBITDA, as defined in the purchase agreement, exceeds $10,000,000 through June 30, 2014. If less than $6,000,000 is paid at the end of fiscal year 2014, the Company will pay to the seller up to an aggregate amount of $6,000,000 to the extent cumulative EBITDA exceeds $15,000,000 through June 30, 2015. The fair value of the liability at June 30, 2013 was estimated by management based on the present value of the expected payments over 24 months. The valuation method used to estimate the fair value of the contingent consideration arrangement included significant unobservable market inputs (Level 3), with key assumptions including the varying probability of achieving revenue targets, and the discount rate based on current lending rates applied to the amount based on the contractual agreement. Management has determined that the fair value of the liability approximates the stated value of $6,000,000 at June 30, 2013. In 2014, the Company estimated that no portion of the liability was expected to be earned and paid out in the future. The write off of the liability was recorded as a gain on settlement of contingent consideration arrangement in the consolidated statements of operations.

              The Company does not have any Level 1 or 2 financial instruments.

3.           Business Combination

              The Company was organized for the purpose of acquiring citrus groves, and effective December 31, 2012, the Company purchased approximately 5,000 acres of citrus groves as well as equipment and other assets from several closely held entities under common control.

              The acquisition has been accounted for in accordance with FASB ASC Topic 805, "Business Combinations" and, accordingly, the assets acquired and liabilities assumed are recorded at estimated fair values as determined by management based on information available.

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

              The final allocation of the purchase price is as follows:

Restated
Citrus groves, machinery and equipment	$46,140,762
Citrus crop on trees	5,835,721
Investment in agricultural cooperatives	446,199
Other inventory	232,761
Term debt	(29,000,000)
Escrow payable	(5,199,040)
Contingent consideration arrangement	(6,000,000)
Capital lease payable	(32,759)
Gain on bargain purchase of a business	(1,485,799)

Cash paid	$10,937,845

              The fair value of the identifiable assets acquired and liabilities assumed of $12,423,644 exceeded the net cash paid for the business of $10,937,845. As a result, the Company reassessed the recognition and measurement of identifiable assets acquired and liabilities assumed and concluded that the valuation procedures and resulting measures were appropriate. Accordingly, the acquisition has been accounted for as a bargain purchase and, as a result, the Company recognized a gain of $1,485,799 associated with the acquisition. The gain is included in the line item "Gain on bargain purchase of a business" in the 2013 consolidated statement of operations and is the result of the difference between the estimated fair market value of the citrus groves as determined by management and the purchase price. (Note 18)

4.           Cash Flow Information

              The Company had non-cash investing and financing transactions as follows:

	Year Ended June 30, 2014	Period from October 19, 2012 (date of inception) through June 30, 2013
Contributed capital from members	$–	$22,467,846
Contribution of grove at formation of LLC	–	4,682,053
Equipment purchased under note	108,334	–

Total	$108,334	$27,149,899

              Supplemental cash flow disclosures are as follows:

	Year Ended June 30, 2014	Period from October 19, 2012 (date of inception) through June 30, 2013
Cash paid for interest	$1,601,280	$709,653

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

5.           Restricted Proceeds from Land Sales Held in Escrow

              Under the terms of the loan agreement with Prudential Mortgage Capital Company, LLC (Prudential), the Company may deposit the proceeds from real estate sales into a pledge account for a period of up to 12 months which serves as replacement collateral. As of June 30, 2014, all the proceeds were released from restrictions, based on contract and distributed to Members.

6.           Property and Equipment

              Property and equipment consist of the following:

June 30,	2014	2013
Citrus trees	$24,695,210	$25,109,120
Land	11,633,532	14,770,188
Equipment, irrigation and vehicles	5,192,700	5,011,065
Building and improvements	1,061,789	1,054,539
Office equipment and furniture	107,234	107,731

	42,690,465	46,052,643
Less: accumulated depreciation	3,289,639	1,505,271

Total	$39,400,826	$44,547,372

              Depreciation expense totaled $1,825,040 and $1,613,995 for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013, respectively, of which $1,765,142 and $1,526,994, respectively, was capitalized in inventory. Certain land with a cost of $2,832,159 has been classified as held for sale since it was sold subsequent to year end. See Note 19.

7.           Loan Costs

              Loan costs consist of the following:

June 30,	2014	2013
Loan costs	$431,108	$431,108
Less: accumulated amortization	(50,188)	(14,659)

Total	$380,920	$416,449

              The loan costs are stated at cost and amortized using the straight-line method (which approximates the effective interest method) over the lives of the related loans. Amortization totaled $35,529 and $14,659 for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013, and has been capitalized in inventory.

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

              A schedule of the estimated aggregate loan cost amortization for the next five succeeding fiscal years is as follows:

Year Ended June 30,
2015	$35,500
2016	35,500
2017	35,500
2018	29,400
2019	16,900

8.           Investments in Agricultural Cooperatives

              The Company has various investments in agricultural cooperatives which include per unit retains under base capital or revolving capital plans, patronage refunds and other allocated equities. The investments in agricultural cooperatives are as follows:

June 30,	2014	2013
Citrus Marketing Services	$297,485	$408,158
Waverly Growers Association	23,801	23,801
Dundee CGA	12,540	12,540
Other	–	1,700

Total	$333,826	$446,199

9.           Advance from Member

              Advance from Member consists of a non-interest bearing advance from a member in relation to the purchase of the business. The advance was paid in its entirety during fiscal year 2014.

10.         Note Payable

              The Company has entered into a revolving line of credit agreement in the amount of $6,000,000 with a bank. Interest on advances is adjusted quarterly and is based on the three-month London Interbank Offered Rate (LIBOR) plus 2.75% (2.98% at June 30, 2014) and is payable semi-annually beginning June 1, 2013. The agreement expires July 1, 2018 and is secured by certain real estate. Advances outstanding under the revolving note were $3,159,620 and $2,050,000 at June 30, 2014 and 2013.

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

11.         Term Debt and Capital Lease Obligation

              Term debt and capital lease obligation consists of the following:

June 30,	2014	2013
Note payable to a financial institution in quarterly installments of $145,000 plus interest at 5.35% per annum. The note matures June , 2033. The note is secured by certain real property.	$13,775,000	$14,355,000
Note payable to a financial institution in quarterly installments of $145,000 plus interest at 5.35% per annum. The note matures June , 2033. The note is secured by certain real property.	13,775,000	14,355,000
Note payable to a financing corporation in semiannual installments of $18,056 including interest. The note matures December 1, 2016 and is secured by certain equipment.	90,278	–
Capital lease payable to a financing corporation in monthly installments of $1,800 including interest at 10.96%. The lease matures August , 2014 and is secured by certain equipment.	1,763	23,162

	27,642,041	28,733,162
Less: current maturities	1,197,874	1,276,389

Total	$26,444,167	$27,456,773

              A schedule of maturities of the term debt and capital lease obligation is as follows:

Year Ended June 30,
2015	$1,197,874
2016	1,196,000
2017	1,178,000
2018	1,160,000
2019	1,160,000
Thereafter	21,750,167

Total	$27,642,041

              Interest costs incurred amounted to approximately $1,633,700 and $840,000 for the period ending June 30, 2014 and during the period from October 19, 2012 (date of inception) through June 30, 2013.

              The Company is required to meet certain financial ratios on various notes payable related to current assets and liabilities.

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

12.         Income Taxes

              The provision for income taxes consists of the following:

June 30,	2014	2013

Current income tax provision:
Federal	$–	$–
State	–	–

	–	–

Deferred income tax provision:
Federal	5,256,500	–
State	899,805	–

	6,156,305	–

Total	$6,156,305	$–

              The tax effects of temporary differences that give rise to deferred tax assets and liabilities consists of the following:

June 30,	2014	2013

Deferred tax assets:
Accounts payable and accrued expenses	$240,617	$–
Net operating loss	2,345,060	–

Total deferred tax assets	2,585,677	–

Deferred tax liabilities:
Fruit Inventory, net of capitalized depreciation	1,420,497	–
Fruit and other receivables	1,805,020	–
Prepaid expenses	150,083	–
Depreciation	5,366,382	–

Total deferred tax liabilities	8,741,982	–
Net deferred tax liability	$(6,156,305)	$–

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

              Deferred taxes are included in the accompanying balance sheet as follows:

June 30,	2014	2013

Deferred current tax liability	$(3,134,983)	$–
Deferred non-current tax liability	(3,021,322)	–

Total	$(6,156,305)	$–

              The Company's fiscal year end for tax purposes is September 30. As of June 30, 2014, management expects that approximately $6,200,000 of net operating loss carryforwards will be generated for federal and state tax purposes. The carryforwards, which may provide future tax benefits, expire in 2034. Since this is the initial year for the Company as a taxable corporation, there are no net operating loss carryforwards from prior years.

13.         Lease Arrangements and Rent Expense

    Capital Lease

              The Company leases certain equipment under a non-cancellable capital lease. The equipment under the lease is included in the accompanying consolidated balance sheets as follows:

June 30,	2014	2013

Equipment, irrigation and vehicles	$147,101	$147,101
Accumulated depreciation	(26,969)	(12,258)

Total	$120,132	$134,843

              Future minimum lease payments under the capital lease are included in the schedule of maturities of term debt (Note 11).

    Operating Leases

              The Company leases certain equipment under non-cancellable operating leases. The leases have original terms of 12 to 48 months. The leases provide for monthly rent payments and include various purchase options at the end of the lease terms. Rent expense totaled approximately $200,000 and $49,000 for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013, respectively, for these non-cancellable operating leases, of which $194,518 and $29,157, respectively, has been capitalized in inventory.

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

              Future minimum payments under the leases are as follows:

2015	$212,150
2016	198,649
2017	167,639

Total	$578,438

14.         Retirement Plan

              During 2013, the Company adopted a trusteed qualified 401(k) plan for all eligible full-time employees. The Plan permits employees to make contributions up to the maximum limits allowed by the Internal Revenue Code. The Plan provides for mandatory safe-harbor matching contribution.

              The Company's provision for matching contributions was approximately $44,000 and $12,000, for the year ended June 30, 2014 and during the period from October 19, 2012 (date of inception) through June 30, 2013, respectively.

15.         Equity-Based Compensation

              The Company issued units valued at approximately $1,389,000, equal to 5% of total member contributions on a fully diluted basis, in exchange for future services of one member and will vest ratably over a two-year period that ends December 31, 2014. The pro rata amounts of $694,658 and $347,329 have been included in the general and administrative expenses in the statements of operations for the year ended June 30, 2014 and the period from October 19, 2013 (date of inception) to June 30, 2013, respectively. The remaining balance of $347,329 will be recognized during the fiscal year ended June 30, 2015. Upon employment termination of the member without cause, the unvested portion becomes fully vested. If the member terminates employment, there is an option, as defined, to purchase a significant portion of income-producing citrus groves that could impact the results of operations.

16.         Major Customer

              Sales to one major customer aggregated 91% and 86%, of the Company's revenues for the year ended June 30, 2014 and the period from October 19, 2012 (date of inception) through June 30, 2013, respectively, and outstanding receivables for this major customer as of June 30, 2014 aggregated to 88%. There was no receivable from this customer as of June 30, 2013. Management believes that there is a market for its fruit with other processors if there is a termination of the current purchase and supply agreement with this major customer.

17.         Commitments and Contingencies

              The Company is exposed to various asserted and unasserted potential claims encountered in the normal course of business. In the opinion of management, the resolution of these matters will not have a material effect on the Company's financial position or the results of the operations of the Company.

734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

18.         Restatement

              The Company's financial statements as of June 30, 2013 contained the following errors: (1) overstatement of purchased fruit by $2,794,201 and (2) overstatement of gain on bargain purchase of a business by $2,794,201. Had the errors not been made, gross profit for 2013 would have been increased by $2,794,201 and total other income, net would have been decreased by $2,794,201. There was no effect on total net income for 2013.

19.         Subsequent Events

              The Company has evaluated events and transactions occurring subsequent to June 30, 2014 as of December 1, 2013, which is the date the financial statements were available to be issued. Subsequent events occurring after December 1, 2014 have not been evaluated by management. No material events have occurred since June 30, 2014 that require recognition or disclosure in the financial statements, except as follows:

    Additional land was sold on July 21, 2014, resulting in net proceeds of approximately $5,800,000 and a gain of approximately $2,900,000. Certain lots of land were also purchased on September 4, 2014 for approximately $17,200,000. The funds for the land purchased were obtained through a loan from Prudential amounting to approximately $11,110,000 and the proceeds from the sale of land. The loan is structured in two notes (E and F) both for $5,500,000. Note E will bear interest at a rate of 3.85% and will be payable in quarterly principal installments of $55,000 plus interest with a balloon payment of $4,109,174, including interest. Note E matures on September 1, 2021. Note F will bear interest at a rate of 3.45% and will be payable in quarterly principal installments of $55,000 plus interest with a balloon payment of $110,949, including interest. Note F matures on September 1, 2039.

    In October 2014, the Company signed a letter of intent to enter into a purchase agreement and plan of merger with a publicly traded company. Substantially all of the proceeds will be paid with stock of the acquiring company. This transaction is expected to be completed during fiscal year end 2015.

Orange-Co, LP
and Subsidiaries
Consolidated Financial Report
September 30, 2014

Independent Auditor's Report

To the Partners of
Orange-Co, LP and Subsidiaries
Arcadia, Florida

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Orange-Co, LP and its subsidiaries which comprise the consolidated balance sheets as of September 30, 2014, 2013 and 2012, and the related consolidated statements of income, changes in partners' equity, and cash flows for the years then ended and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Orange-Co, LP and its subsidiaries as of September 30, 2014, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Subsequent Events

As discussed in Note 15 to the consolidated financial statements, the Partnership sold substantially all of its assets effective December 1, 2014. Our opinion is not modified with respect to this matter.

Orlando, Florida
January 15, 2015

Orange-Co, LP and Subsidiaries

Consolidated Balance Sheets

September 30, 2014, 2013 and 2012

	2014	2013	2012
Assets
Current Assets
Cash	$446,686	$792,991	$183,067
Accounts receivable	917,383	398,834	913,774
Inventories	31,480,333	29,742,631	27,770,864
Prepaid expenses and other assets	304,058	258,640	317,827

Total current assets	33,148,460	31,193,096	29,185,532
Restricted Cash	184,950	52,847	52,725
Property and Equipment, Net	92,615,407	95,084,352	94,577,269
Equity Investments	1,987,186	509,797	499,349
Other Assets	712,317	810,530	908,444

	$128,648,320	$127,650,622	$125,223,319

Liabilities and Partners' Equity
Current Liabilities
Accounts payable and accrued liabilities	$4,398,898	$4,975,130	$3,088,940
Current maturities of long-term debt	5,457,568	5,457,568	10,034,668
Line of credit	20,475,000	—	15,950,000

Total current liabilities	30,331,466	10,432,698	29,073,608
Long-Term Debt, Net of Current Maturities	87,278,240	92,735,808	93,379,159
Line of Credit	—	15,423,585	—

Total liabilities	117,609,706	118,592,091	122,452,767

Commitments and Contingencies (Notes 8, 11, 13 and 15)
Total Partners' Equity	11,038,614	9,058,531	2,770,552

	$128,648,320	$127,650,622	$125,223,319

See Notes to Consolidated Financial Statements.

Orange-Co, LP and Subsidiaries

Consolidated Statements of Income

Years Ended September 30, 2014, 2013 and 2012

	2014	2013	2012
Sales	$71,925,218	$67,376,458	$74,669,036
Cost of sales	42,781,841	44,309,130	41,057,292

Gross profit	29,143,377	23,067,328	33,611,744
Selling, general, and administrative expenses	3,853,782	6,746,134	3,696,435
Impairment loss on oak tree and sod inventory	—	—	735,186

Operating profit	25,289,595	16,321,194	29,180,123

Financial Income (Expense):
Interest expense	(4,310,193)	(4,523,400)	(4,636,695)
Interest income	681	186	3,616

Total financial expense	(4,309,512)	(4,523,214)	(4,633,079)

Net income	$20,980,083	$11,797,980	$24,547,044

See Notes to Consolidated Financial Statements.

Orange-Co, LP and Subsidiaries

Consolidated Statements of Changes in Partners' Equity

Years Ended September 30, 2014, 2013 and 2012

	General Partner	Limited Partner	Total
Balances, September 30, 2011	$(16,647,339)	$15,870,847	$(776,492)
Distributions	(10,353,787)	(10,646,213)	(21,000,000)
Net income	12,102,613	12,444,431	24,547,044

Balances, September 30, 2012	$(14,898,513)	$17,669,065	$2,770,552
Distributions	(2,923,068)	(2,586,933)	(5,510,001)
Net income	6,258,855	5,539,125	11,797,980

Balances, September 30, 2013	(11,562,726)	20,621,257	9,058,531
Distributions	(9,499,726)	(9,500,274)	(19,000,000)
Net income	10,489,739	10,490,344	20,980,083

Balances, September 30, 2014	$(10,572,713)	$21,611,327	$11,038,614

See Notes to Consolidated Financial Statements.

Orange-Co, LP and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended September 30, 2014, 2013, 2012

	2014	2013	2012
Cash Flows From Operating Activities
Net income	$20,980,083	$11,797,980	$24,547,044
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,680,088	4,456,188	4,305,628
Loss (gain) on equity investments	22,611	(10,445)	61,529
Impairment loss on oak tree and sod inventory	—	—	735,186
Loss (gain) on sale of equipment	3,597	(124,740)	(6,708)
Changes in operating assets and liabilities:
Accounts receivable	(518,549)	514,940	(669,399)
Inventories	(1,737,702)	(1,971,767)	(3,186,669)
Prepaid expenses and other assets	(45,418)	59,187	(23,957)
Other assets	—	—	(74,877)
Accounts payable and accrued liabilities	(576,232)	1,886,190	(1,031,977)

Net cash provided by operating activities	22,808,478	16,607,533	24,655,800

Cash Flows From Investing Activities
Proceeds from sale of equipment	51,681	286,862	102,424
Additions to property and equipment	(3,668,208)	(5,027,482)	(4,480,635)
Change in restricted cash	(132,103)	(122)	(2,725)

Net cash used in investing activities	(3,748,630)	(4,740,742)	(4,380,936)

Cash Flows From Financing Activities
Principal payments on line of credit	(48,598,585)	(28,485,000)	(34,750,000)
Draws on line of credit	53,650,000	27,958,585	34,350,000
Principal payments on long-term debt	(5,457,568)	(5,220,451)	(4,123,168)
Proceeds from long-term debt	—	—	5,385,000
Distributions	(19,000,000)	(5,510,001)	(21,000,000)

Net cash used in financing activities	(19,406,153)	(11,256,867)	(20,138,168)

Net (decrease) increase in cash	(346,305)	609,924	136,696
Cash
Beginning	792,991	183,067	46,371

Ending	$446,686	$792,991	$183,067

Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amount capitalized	$4,230,498	$4,326,284	$5,475,919

Transfer of land for equity investment in Citree Holdings 1, LLC	$1,500,000	$—	$—

See Notes to Consolidated Financial Statements.

Orange-Co, LP and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1.   Nature of Business, Principles of Consolidation, and Significant Accounting Policies

              Nature of business and operations:    Orange-Co, LP and its wholly owned subsidiaries, CI Groves,  LLC and Bermont Reservoir, LLC, (collectively, the Partnership), are principally engaged in growing and marketing citrus fruit and grove caretaking in Southwest Florida.

              Basis of presentation:    The accompanying consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (US GAAP).

              Principles of consolidation:    The consolidated financial statements include the financial statements of Orange-Co, LP and its wholly-owned subsidiaries: CI Groves, LLC and Bermont Reservoir, LLC. Significant intercompany balances and transactions have been eliminated in consolidation.

              A summary of the Partnership's significant accounting policies follows:

    Revenue recognition:    Revenues are recognized at the time the crop is harvested and delivered to citrus processors or fresh fruit packers. Under the terms of certain fruit marketing agreements, the Partnership is eligible for additional income if certain market price based measures are met. This income is recognized when the Partnership has determined that the market price based measures have been met and collectibility is assured.

    Accounts receivable:    Credit is extended based on an evaluation of the customer's financial condition, collateral is not required. Credit losses are provided for as needed in the financial statements and consistently have been within management's expectations.

    As of September 30, 2014, 2013, and 2012, in the opinion of management, all accounts were considered fully collectible and, accordingly, no allowance was deemed necessary.

    Inventories:    Unharvested fruit crop is stated at the lower of cost or market. The cost for unharvested fruit crop is based on the accumulated production costs during the growing cycle.

    Inventories of parts and supplies are recorded at cost on a first-in first-out basis.

    Income taxes:    The partners of Orange-Co, LP and subsidiaries are taxed as a partnership and the stockholders of Orange-Co, LP and subsidiaries have elected to be taxed under Subchapter S of the Internal Revenue Code. Accordingly, the partners and stockholders will report their proportionate share of partnership and corporate income, loss and any specifically allocated income or deductions on their individual tax returns. Therefore, the Partnership will not incur federal income tax obligations and the financial statements do not include a provision for federal income taxes; however, the Partnership will continue to provide for appropriate state income taxes.

    In addition, management has assessed whether there were any uncertain tax positions which may give rise to income tax liabilities and determined that there were no such matters requiring recognition in the accompanying combined financial statements.

Orange-Co, LP and Subsidiaries

Notes to the Consolidated Financial Statements

    Property and equipment:    Property and equipment are recorded at cost less accumulated depreciation. Depreciation is recognized using the straight-line method over the estimated useful lives of the applicable assets.

    Costs pertaining to planting and caretaking of citrus trees are initially capitalized and then, after the trees reach commercially viable fruit-producing status (typically three years), depreciated over the estimated life of the trees. Interest is capitalized in connection with young trees planted prior to their productive stage. The capitalized interest is amortized over the related asset's useful life through depreciation.

    Maintenance, repairs, and minor renewals are charged to expense as incurred while major renewals and improvements that extend useful lives are capitalized. The cost and related allowance for depreciation of assets sold or otherwise disposed of are removed from the related accounts, and the resulting gains or losses are reflected in the statement of income.

    Impairment of long-lived assets:    Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset or asset group to future net cash flows expected to be generated by the asset. If such are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets or asset group exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

    Deferred loan costs:    Deferred loan costs are being amortized over the term of the related loan using the straight-line method, which closely approximates the effective interest method. Accumulated amortization of deferred loan costs amounted to approximately $1,184,600, $1,086,400 and $988,400 as of September 30, 2014, 2013 and 2012, respectively. Amortization expense of deferred loan costs was approximately $98,000, $98,000 and $117,000 for the years ended September 30, 2014, 2013 and 2012, respectively.

    Use of estimates:    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These estimates also affect the reported revenues and expenses during the period. Actual results could differ from the estimated amounts.

    Income taxes:    The partners of Orange-Co, LP are taxed as a partnership under the Internal Revenue Code. Accordingly, the partners will report their proportionate share of partnership income, loss and any specifically allocated income or deductions on their individual tax returns. Therefore, the Partnership will not incur federal income tax obligations and the consolidated financial statements do not include a provision for federal income taxes.

    In addition, management has assessed whether there were any uncertain tax positions which may give rise to income tax liabilities and determined that there were no such matters requiring recognition in the accompanying consolidated financial statements. The Partnership files income

Orange-Co, LP and Subsidiaries

Notes to the Consolidated Financial Statements

    tax returns in the U.S. federal jurisdiction and the State of Florida. The Partnership is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2011.

    Financial instruments fair value, credit risks, and off-balance sheet risk:    The carrying amounts reported in the consolidated balance sheets for accounts receivable and accounts payable and accrued liabilities approximate fair value due to the short-term maturity of these financial instruments. The carrying amount of the line of credit approximates fair value due to the variable interest rate of the debt.

    Based on the borrowing rates currently available to the Partnership for bank loans with similar terms and average maturities, the fair value of long-term debt is approximately $93,041,000, $98,781,000, and $104,329,000 as of September 30, 2014, 2013 and 2012, respectively.

    Concentration of risks:    The citrus industry is subject to various factors over which growers have limited or no control, including weather conditions, disease, pestilence, water supply, and market price fluctuations. Market prices are highly sensitive to aggregate domestic and foreign crop sizes, as well as other factors including, but not limited to, weather and competition from foreign countries.

    The Partnership maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. However, the Partnership has not experienced any losses in such accounts.

    Subsequent events:    Management has evaluated and noted no subsequent events that require adjustment to or disclosure in the consolidated financial statements through January 15, 2015, which is the date the consolidated financial statements were available to be issued.

    Recently issued accounting pronouncements:    The Financial Accounting Standards Board (FASB) and other entities issued new or modifications to, or interpretations of, existing accounting guidance during the year ended September 30, 2014. The Partnership has considered the new pronouncements that altered accounting principles generally accepted in the United States of America and does not believe that any other new or modified principles will have a material impact on the Partnership's reported financial position or operations in the near term.

Note 2.   Partnership Agreement

              The following is a summary of the significant provisions of the Orange-Co, LP limited partnership agreement (the Agreement) made and entered on March 7, 2003. The general partner is Orange-Co, LLC which owns 1% and the limited partner is Orange-Co, Inc. which owns 99%.

              Organization and nature of operations:    The purpose of the Partnership is to engage in any and all activates permitted under law. The Partnership owns and operates an agricultural business, which focuses on the development of citrus groves in the state of Florida, as well as other agricultural operations such as harvesting and grove caretaking services.

              Allocations and distributions:    The limited partnership agreement provides that the partnership's profits and losses shall be allocated in proportion to the cash distributed to each Partner.

Orange-Co, LP and Subsidiaries

Notes to the Consolidated Financial Statements

              Partnership distributions shall be made at such time and in such amounts as determined by the General Partner; provided, however, that in any event, the Partnership shall distribute to the Partners on or before April 1 of each year an amount sufficient to permit the Partners to pay their federal and state income tax on earnings of the Partnership for the immediately preceding fiscal year.

Note 3.   Accounts Receivable

              The major components of accounts receivable as of September 30 are summarized as follows:

	2014	2013	2012
Trade receivables, grove owners	$573,235	$184,657	$173,335
Receivable from water management district	–	161,336	690,326
Other	344,148	52,841	50,113

	$917,383	$398,834	$913,774

Note 4.   Inventories

              The major components of inventories as of September 30 are summarized as follows:

	2014	2013	2012
Fruit-on-tree inventory	$29,629,810	$27,511,698	$26,538,554
Tree inventory	961,601	989,972	621,663
Parts and supplies	888,922	1,240,961	610,647

	$31,480,333	$29,742,631	$27,770,864

              During fiscal year 2012, the Partnership recorded impairment losses on oak tree and sod inventories of approximately $735,200. The impairment lost resulted in the cost basis of the oak tree and sod inventories being reduced to zero as the Partnership estimated that there are no future cash flows that can be generated by the oak tree and sod inventories.

Note 5.   Equity Investments

              Equity Investments as of September 30 are summarized as follows:

Name	Principal Product/ Service	Ownership Percentage	2014	2013	2012
Investment in Citree Holdings 1, LLC	Citrus	49%	$1,500,000	$–	$–
Investment in Graham Road Partners, LLC	Citrus	50%	487,186	509,797	499,349

			$1,987,186	$509,797	$499,349

              The Partnership's equity investments are accounted for using the equity method. The Partnership has elected to account for equity investments using the equity method because they have the ability to siginificantly influence the operations of each entity.

Orange-Co, LP and Subsidiaries

Notes to the Consolidated Financial Statements

              The aggregate unaudited financial position of Citree Holdings 1, LLC and Graham Road Partners, LLC are summarized as follows:

	2014	2013	2012
Current assets	$350,459	$29,718	$49,373
Current liabilities	(247,029)	(10,595)	(248)

Working capital	103,430	40,313	49,125

Noncurrent assets	6,033,044	931,447	944,124
Noncurrent liabilities	(500,000)	–	–

	5,533,044	931,447	944,124

Partnerships' equity	$5,636,474	$971,760	$993,249

              Contribution to income (loss) for each investment for the years ended September 30, 2014, 2013, and 2012 is as follows:

	2014	2013	2012
Investment in Graham Road Partners, LLC	$(22,611)	$10,448	$(61,529)
Investment in Citree Holdings 1, LLC	–	–	–

	$(22,611)	$10,448	$(61,529)

Note 6.   Property and Equipment

              The major components of property and equipment as of September 30 are summarized as follows:

	Estimated Useful Lives	2014	2013	2012
Citrus trees	25 years	$94,130,728	$91,912,985	$89,411,696
Land and land improvements	5 - 20 years	28,714,619	29,385,060	28,221,010
Machinery and equipment	5 - 10 years	11,742,443	11,432,833	11,218,915
Buildings and improvements	40 years	3,768,762	3,755,029	3,735,299
Construction in progress	n/a	44,800	43,998	7,113

		138,401,352	136,529,905	132,594,033
Less accumulated depreciation		(45,785,945)	(41,445,553)	(38,016,764)

		$92,615,407	$95,084,352	$94,577,269

              Depreciation expense was approximately $4,581,900, $4,358,000, $4,189,000 for the years ended September 30, 2014, 2013, and 2012, respectively.

Orange-Co, LP and Subsidiaries

Notes to the Consolidated Financial Statements

Note 7.   Accounts Payable and Accrued Liabilities

              The major components of accounts payable and accrued liabilities as of September 30 are summarized as follows:

	2014	2013	2012
Trade accounts payable	$1,463,707	$2,053,074	$679,558
Property taxes	1,484,001	1,385,169	1,289,533
Interest	739,059	757,577	658,372
Management fees	282,489	282,489	–
Net due purchaser of citrus processing operations	140,450	206,131	206,131
Payroll and payroll related expenses	98,680	84,914	83,537
Other	190,512	205,776	171,809

	$4,398,898	$4,975,130	$3,088,940

Note 8.   Line of Credit

              During 2007, the Partnership entered into a revolving line of credit with a financial institution for an amount not to exceed $30,000,000. The line of credit is used to finance seasonal working capital and for other corporate purposes and was renewed in August 2013 to expire on August 28, 2015. The line of credit is collateralized by accounts receivable, inventory (fruit crop), cash and cash equivalents and other current assets. The line of credit contains covenants requiring a minimum debt service coverage ratio and a minimum tangible net worth. The outstanding balance under this line of credit as of September 30, 2014, 2013 and 2012, was $20,475,000, $15,423,585, and $15,950,000 respectively. Interest is due on a quarterly basis at LIBOR plus 1.75% (1.89% as of September 30, 2014) or at the Prime Rate of interest as chosen by the Partnership. The line of credit requires a facility fee of 0.5% on the unused balance of the line, which is due quarterly in arrears.

              See further discussion regarding the Partnership's line of credit in Note 15 to these consolidated financial statements.

Orange-Co, LP and Subsidiaries

Notes to the Consolidated Financial Statements

Note 9.   Long-Term Debt

              Long-term debt as of September 30 consists of the following:

	2014	2013	2012
Mortgage note payable bearing interest at 4.25%, due in quarterly principal payments of $964,250 plus accrued interest through November 2021, with the remaining balance due on February 5, 2022. The note is subject to financial and nonfinancial covenants including minimum tangible net worth and excess indebtedness requirements, and is collateralized by specific grove blocks	$68,461,750	$72,318,750	$76,175,750
Mortgage note payable bearing interest at 4.25%, due in quarterly principal payments of $223,250 plus accrued interest through November 2021, with the remaining balance due on February 5, 2022. The note is subject to financial and nonfinancial covenants including minimum tangible net worth and excess indebtedness requirements, and is collateralized by specific grove blocks	15,850,750	16,743,750	17,636,750
Mortgage note payable bearing interest at 4.00%, due in quarterly principal payments of $60,225 plus accrued interest through January 1, 2023. The remaining balance is due on April 1, 2023. The note is subject to nonfinancial covenants and is collateralized by specific grove blocks	4,456,650	4,697,550	4,818,000
Mortgage note payable bearing interest at 6.9%, due in quarterly principal payments of $116,667 plus accrued interest through January 1, 2017. The note is subject to nonfinancial covenants and is collateralized by specific grove blocks	3,966,658	4,433,326	4,783,327

	92,735,808	98,193,376	103,413,827
Less current portion	(5,457,568)	(5,457,568)	(10,034,668)

	$87,278,240	$92,735,808	$93,379,159

              Scheduled Principal payments for the years subsequent to 2014 are as follows:

Year Ending September 30,	Amount
2015	$5,457,568
2016	5,457,568
2017	8,024,222
2018	4,990,900
2019	4,990,900
Thereafter	63,814,650

$92,735,808

Orange-Co, LP and Subsidiaries

Notes to the Consolidated Financial Statements

              See further discussion of the Partnership's long-term debt in Note 15 to these consolidated financial statements.

              Interest costs, exclusive of amortization of loan costs, incurred during the years ended September 30, 2014, 2013 and 2012 amounted to approximately $4,444,100, $4,725,400 and $4,986,900, respectively. Interest capitalized on property and equipment during the years ended September 30, 2014, 2013 and 2012 was approximately $232,100, $299,900 and $467,200, respectively.

Note 10. 401(k) Plan

              The Partnership sponsors a defined contribution retirement plan that meets the qualifications under Section 401(k) of the Internal Revenue Code. Employees who have completed the required service (as defined) are eligible to make tax-deferred contributions and to participate in an employer matching contribution. For the years ended September 30, 2014, 2013 and 2012, the employer matching contribution amounted to approximately $131,700, $124,400, and $167,900, respectively.

Note 11. Sale of Citrus Processing Operations

              During the year ended September 30, 1999, a controlling interest in Orange-Co, Inc. was sold to certain investors. During the year ended September 30, 2001, the Partnership recorded a net liability of $1,669,077 related to net cash collected on the behalf of the purchaser for potential self-insurance claims accrued before the sale and the final settlement of the sale of its citrus processing, packaging and other beverages business. The remaining amount of approximately $50,000 escrowed in connection with this original liability is included in restricted cash in the accompanying consolidated balance sheets at September 30, 2014, 2013, and 2012. In addition, the Partnership was required to and has maintained a letter of credit with a financial institution in the amount of $100,000 in connection with this liability as of September 30, 2014, 2013 and 2012.

Note 12. Concentrations

              The Partnership's sales concentration for the years ended September 30 is as follows:

	2014		2013		2012
	Sales	Percent of Sales	Sales	Percent of Sales	Sales	Percent of Sales
Customer A	$55,732,499	77%	$52,129,778	77%	$58,884,521	79%
Customer B	$8,724,622	12%	*	*	$11,847,148	16%

Note 13. Commitments and Contingencies

              The Partnership is subject to various claims, contract negotiations, and disputes in the normal course of business. The Partnership provides for losses, if any, in the year in which they can be reasonably estimated. In management's opinion, there are currently no such matters outstanding that would have a material adverse effect on the accompanying consolidated financial statements.

              The Partnership has one long-term fruit sales contract with a major national juice brand marketer, Customer A above, to sell early-mid season and Valencia oranges. The contract has a five-year term,

Orange-Co, LP and Subsidiaries

Notes to the Consolidated Financial Statements

expiring at the end of the 2015/2016 fruit processing season. The Partnership is required to deliver the production of fruit for specified grove blocks for a minimum "floor" price per pound of orange juice solids, plus a payment or "rise" should market prices exceed floor prices. The specified grove blocks under this contract compose approximately 85% of the Partnership's production acreage. The Partnership sells production from the remaining groves opportunistically via short-term contracts.

Note 14. Related Parties

              During the years ended September 30, 2014, 2013, and 2012 the Partnership incurred approximately $894,500, $4,269,000, and $1,426,000, respectively, in management fees to companies related through common ownership and management.

              During the year ended September 30, 2013, the Partnership paid approximately $14,000 to a company that is controlled substantially by the same owners and member of the Partnership to reimburse for insurance premiums paid on the Partnership's behalf.

              During the year ended September 30, 2012, the Partnership received approximately $35,000, for consulting services rendered to a company that is controlled substantially by the same owners and member of the Partnership, which is included in sales on the consolidated statements of income.

Note 15. Subsequent Event

              On December 1, 2014, all of the Partnership's assets were sold for approximately $275,294,000. The transaction was treated as a purchase and sale of the Partnership's assets for federal income tax purposes. A portion of the proceeds from the sale were used to pay off the Partnership's line of credit and long-term debt disclosed in Notes 8 and 9 of these consolidated financial statements.

 Annex A

        EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER,

BY AND AMONG

ALICO, INC.,

734 SUB, LLC,

734 CITRUS HOLDINGS, LLC, and

THE HOLDERS PARTY HERETO
(for purposes of Articles II, IV, X and XI)

DECEMBER 2, 2014

A-i

A-ii

A-iii

 MERGER AGREEMENT

        THIS MERGER AGREEMENT (this "Agreement"), dated as of December 2, 2014, is made by and among 734 Citrus Holdings, LLC, a Florida limited liability company (the "Company"), Alico, Inc., a Florida corporation ("Parent"), 734 Sub, LLC, a Florida limited liability company and wholly owned subsidiary of Parent ("Merger Sub"), and, solely for purposes of Article 2, Article 4, Article 10 and Article 11, 734 Agriculture, LLC, a Delaware limited liability company ("734 Agriculture"), Rio Verde Ventures, LLC, a Florida limited liability company ("Rio Verde"), and Clayton G. Wilson ("CGW" and, together with 734 Agriculture and Rio Verde, the "Holders"). The Company, Parent, Merger Sub and the Holders shall be referred to herein from time to time collectively as the "Parties."

        WHEREAS, the Company's Board of Managers (the "Company Board") has (i) determined that it is in the best interests of the Company and its members, and declared it advisable, to enter into this Agreement and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger;

        WHEREAS, the Board of Directors of Parent (the "Parent Board"), acting upon the recommendation of the Special Committee, comprised solely of independent and disinterested directors, of the Parent Board (the "Special Committee"), and the Board of Managers of Merger Sub have (i) determined that it is in the best interests of the shareholders (or members, as applicable) of Parent and Merger Sub, respectively, and declared it advisable, to enter into this Agreement and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Stock Issuance;

        WHEREAS, the Special Committee and the Parent Board have each received the results of an appraisal (the "Appraisal") of the Company's and its subsidiaries' citrus groves conducted by Agri-Property Consultants, Inc., (the "Appraiser" and such results, the "Appraisal Results"), which Appraisal Results reflect a valuation that supports the Base Purchase Price;

        WHEREAS, simultaneously with the execution of this Agreement, each of the Holders, representing, in aggregate, 100% of the Company's issued and outstanding equity interests (the "Company Interests"), has executed a written consent in the form attached hereto as Exhibit A, approving and adopting this Agreement and the transactions contemplated thereby, including the Merger (the "Company Written Consents");

        WHEREAS, Parent expects that holders of a majority of Parent's outstanding common stock, par value $1 per share ("Parent Common Stock") will approve the issuance of Parent Common Stock in the Merger, as contemplated by this Agreement (such issuance, the "Stock Issuance") by execution of an irrevocable written consent (the "Parent Written Consent"); and

        WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement constitutes, and is adopted as, a "plan of reorganization" for purposes of Sections 354 and 361 of the Code.

        NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

 ARTICLE 1
CERTAIN DEFINITIONS

        Section 1.1    Certain Definitions.     As used in this Agreement, the following terms have the respective meanings set forth below.

        "180 Day Average" means, as of any date, the average adjusted closing price per share (calculated to the nearest one-hundredth of one cent) of the Parent Common Stock on the NASDAQ (based on "regular way" trading on the NASDAQ only) for the trading days during the one hundred eighty (180) day period ending on the such date.

        "2013-2014 Harvest Proceeds" means any and all proceeds received by the Company, Parent or any of their respective subsidiaries after the opening of business on the Closing Date from the sale of Company Inventory for the 2013-2014 citrus harvest season, determined on a consolidated basis in accordance with GAAP.

        "2014-2015 Harvest Consideration" means an amount equal to (x) the 2014-2015 Harvest Proceeds minus (y) the 2014-2015 Harvest Costs plus (z) the 2013-2014 Harvest Proceeds.

        "2014-2015 Harvest Costs" means any unpaid accounts payable of the Company and its subsidiaries outstanding, or any other costs incurred by the Company and not previously paid or capitalized, in each case, on or after the opening of business on the Closing Date, to the extent arising out of the harvesting, picking, hauling, marketing and selling of Company Inventory for the 2014-2015 citrus harvest season, determined on a consolidated basis in accordance with GAAP; it being understood that any such costs included in the Closing Date Funded Debt shall not be deemed to be 2014-2015 Harvest Costs.

        "2014-2015 Harvest End Date" means the date at which all 2013-2014 Harvest Proceeds and all 2014-2015 Harvest Proceeds have been paid; provided, that if all of such proceeds have not yet been paid by March 31, 2015, that date shall be deemed the "2014-2015 Harvest End Date," and any 2014-2015 Harvest Proceeds received after such date shall be paid out to the Holders in accordance with Section 2.13 on the last date of each subsequent quarter until the parties reasonably concur that such proceeds have been paid in full.

        "2014-2015 Harvest Proceeds" means any and all proceeds received by the Company, Parent or any of their respective subsidiaries after the opening of business on the Closing Date from the sale of Company Inventory for the 2014-2015 citrus harvest season, determined on a consolidated basis in accordance with GAAP, plus any expenses for the 2015-2016 citrus harvest season which are prepaid on or prior to the Closing Date by the Company, including expenses arising out of the harvesting, picking, hauling, marketing and selling of Company Inventory.

        "Affiliate" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, it being understood that for purposes of this Agreement, Parent shall not be deemed an Affiliate of the Company or the Holders.

        "Base Purchase Price" means 1,463,544 shares of Parent Common Stock.

        "Cash Amounts" means, of any Person and as of any time, all cash and cash equivalents, including cash and cash equivalents held in bank and other depositary accounts and safe deposit boxes, demand accounts, certificates of deposit, time deposits, negotiable instruments, securities and brokerage accounts, in each case of such Person as of such time.

        "CERCLA" means Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended, and the rules and regulations promulgated thereunder.

        "CGW Members" means CGW and Rio Verde.

        "Closing Adjustment Amount" means an amount equal to (x) the Closing Net Indebtedness Adjustment plus (y) the Company Fees (which sum may result in a positive or negative number), in each case, divided by (z) the Reference Quotient.

        "Closing Date Cash" means the amount specified in the balance sheet provided with the Post-Closing Statement and calculated as follows: an amount equal to the aggregate of all Cash Amounts of the Company or any of its subsidiaries outstanding as of the opening of business on the Closing Date, determined on a consolidated basis in accordance with GAAP.

        "Closing Date Funded Debt" means the amount specified in the balance sheet provided with the Post-Closing Statement and calculated as follows: an amount equal to the aggregate of all Funded Debt of the Company or any of its subsidiaries outstanding as of the opening of business on the Closing Date, determined on a consolidated basis in accordance with GAAP.

        "Closing Merger Consideration" means (x) (A) the Base Purchase Price times (B) the Reference Amount divided by (C) the Reference Quotient minus (y) the Estimated Closing Adjustment Amount (which Estimated Closing Adjustment Amount may be a positive or a negative number).

        "Closing Net Indebtedness Adjustment" means an amount equal to (x) the Closing Date Funded Debt minus (y) the Closing Date Cash minus (z) the TRB Amount (which amount may result in a positive or negative number).

        "Collar-Adjusted Value" means, as of any date and of any specified price of the Parent Common Stock, such specified price; provided, that if the 180 Day Average as of such date is (a) less than the product of (x) such specified price times (y) 0.90 or (b) greater than the product of (w) such specified price times (z) 1.10, then the Collar-Adjusted Value of such specified price as of such date shall equal the 180 Day Average as of such date.

        "Company Benefit Plan" means each "employee benefit plan" as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each employment, consulting, bonus, incentive or deferred compensation, vacation, stock option or other equity-based, severance, termination, retention, change of control, profit-sharing, fringe benefit or other similar plan, policy, agreement, arrangement or commitment, whether written or unwritten, for the benefit of any current or former employee, officer, director or independent contractor of the Company or any of its subsidiaries sponsored, maintained or contributed to by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is obligated to contribute, or with respect to which the Company or any of its subsidiaries has any liability, direct or indirect, contingent or otherwise, other than any Multiemployer Plan.

        "Company Credit Facility" means the Loan Agreement, dated as of December 31, 2012, by and among the Company, 734 LMC Groves, LLC, 734 Co-op Groves, LLC, 734 BLP Groves, LLC, 734 Harvest LLC, and Prudential Mortgage Capital Company, LLC, as lender.

        "Company Fees" means any out-of-pocket, third party fees and expenses incurred by, or charged to, the Company and its subsidiaries, whether paid or to be paid, in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement, including fees and expenses of advisors, in each case excluding the Covered Fees.

        "Company Fundamental Representations" means each of the representations and warranties of the Company contained in the first sentence of Section 3.1(a) (Organization), Section 3.2(a) and Section 3.2(b) (Capitalization), Section 3.3 (Authority), Section 3.12 (Environmental Matters) and Section 3.17 (Fees and Commissions), and the representations and warranties of the Holders contained in the first sentence of Section 4.1 (Organization), Section 4.2 (Title to Company Interests), Section 4.3 (Authority) and Section 4.5 (Fees and Commissions).

        "Company Interestholder Approval" means the approval and adoption of this Agreement and the transactions contemplated hereby by each of (a) holders of a majority of the outstanding Company Interests and (b) the CGW Members, in each case, as set forth in the Company LLC Agreement.

        "Company Inventory" means, for any citrus harvest season, any and all crops growing, at any time during such citrus harvest season, on trees owned or leased by Parent, the Company or their respective subsidiaries and located on the Company Real Property (excluding the TRB Groves).

        "Company LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Company as in effect immediately prior to the Closing.

        "Company Material Adverse Effect" means (a) a change, event, effect, development, circumstance or occurrence that is materially adverse to the business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole; provided, that none of the following shall be deemed to be or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (i) changes or developments in general economic, regulatory or political conditions (including changes in Law), or in the securities, credit, foreign exchange or financial markets in general; (ii) changes or developments in or affecting the industry in which the Company and its subsidiaries operate, including changes in Law, whether generally or in any particular jurisdiction, and including any adverse weather events or conditions, including storms and frosts; (iii) the failure of the Company to meet projections or forecasts, provided, that the underlying causes of such failure may be considered in determining whether there is a Company Material Adverse Effect; (iv) any national or international political event or occurrence, including acts of war or terrorism; or (v) changes in GAAP or the interpretation thereof; provided, that, in the case of clauses (i), (ii), (iv) and (v), if such effect disproportionately adversely affects the Company and its subsidiaries as compared to other Persons or businesses that operate in the industry in which the Company and its subsidiaries operate, then the disproportionate aspect of such effect may be taken into account in determining whether a Company Material Adverse Effect has or will occur or (b) any materially adverse change in the ability of the Company to consummate the transactions contemplated by this Agreement.

        "Confidentiality Agreement" means the confidentiality agreement, dated March 3, 2014, by and between the Company and Parent, as amended.

        "Contract" means any contract, obligation, understanding, commitment, lease, license, purchase order, bid or other agreement, whether written or oral and whether express or implied, together with all amendments and other modifications thereto.

        "Controlled Group Liability" means any and all liabilities (a) under Title IV of ERISA, (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code and (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

        "Covered Fees" means the lesser of (a) Two Hundred and Fifty thousand Dollars ($250,000) and (b) all reasonably documented, out-of-pocket, third party fees and expenses incurred by, or charged to, the Company and its subsidiaries, whether paid or to be paid, in connection with (i) facilitating Parent's and its Representatives' due diligence of the Company and its subsidiaries and (ii) preparing the financial statements described in Section 7.4(b).

        "Environment" means soil, subsoil, surface waters, ground waters, land, wetlands, stream, sediments, surface or subsurface strata and ambient air.

        "Environmental Condition" means any condition with respect to the Environment on or off any Company Real Property caused by a Release of Hazardous Substances or violation of Environmental Laws, whether or not yet discovered.

        "Environmental Laws" means all federal, state, local and foreign statutes, regulations and ordinances, including common law, concerning human health or pollution or protection of the Environment, including all those relating to occupational safety, and the generation, handling, transportation, treatment, storage, disposal, distribution, labeling, discharge, Release, threatened Release, control, cleanup or remediation of any Hazardous Substances.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

        "Estoppel Certificate" with respect to any Company Lease, means an estoppel certificate, in a form reasonably satisfactory to Parent, dated as of the Closing Date, from the tenant under such Company Lease, confirming that such Company Lease is in full force and effect and enforceable, in all material respects, in accordance with its respective terms, and that to the knowledge of each such tenant, no default under each such lease or sublease has occurred or is continuing.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Taxes" means (a) any Taxes imposed on or payable by or with respect to the Company or any of its subsidiaries for any Pre-Closing Tax Period, (b) any Taxes of the Holders or any of their Affiliates for any period, and (c) any Taxes (other than transfer taxes for which Parent is responsible pursuant to Section 7.9) imposed on the Holders as a result of the Merger.

        "FLLCA" means the Florida Limited Liability Company Act.

        "Florida Citrus Code" means the Florida Citrus Code of 1949, as amended, Fla. Stat. § 601.01 et seq.

        "Food Safety Laws" means the Federal Food, Drug and Cosmetic Act and other federal, state, local and foreign Laws and their respective implementing regulations in each case which impose standards with respect to the safety of food products intended for human consumption, including any such Laws relating to the manufacture, production, packaging, transportation, import, export, distribution or sale of such products.

        "Funded Debt" means, of any Person and as of any time, without duplication, the outstanding principal amount of, accrued and unpaid interest on, and other payment obligations arising under, any obligations of such Person or any of its subsidiaries consisting of (a) indebtedness under the Company Credit Facility, (b) other indebtedness for borrowed money or indebtedness issued in substitution or exchange for borrowed money or for the deferred purchase price of property or services (but excluding any trade payables and accrued expenses arising in the ordinary course of business).

        "GAAP" means United States generally accepted accounting principles as applied by the Company in its most recent Audited Financial Statements.

        "Governing Documents" means the certificate of incorporation and by-laws of a company, or similar organizational documents of a limited liability company or limited partnership, and any stockholder, interestholder or partnership agreement or arrangement governing the relations of the company, limited liability company or partnership, as applicable, to its equityholders or the respective rights and obligations of such equityholders.

        "Governmental Entity" means any United States or foreign (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any arbitral tribunal.

        "Hazardous Substance" means any substance, material or waste, whether solid, liquid or gaseous in nature: (a) the presence of which requires notification, investigation, or remediation under any Environmental Law; (b) which is or becomes defined as "toxic," a "hazardous waste," "hazardous material" or a "hazardous substance" or "pollutant" or "contaminant" under any present Environmental Laws; (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Governmental Entity; (d) which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; (e) which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation or lead; or (f) which contains or emits radioactive particles, waves or materials, including radon gas.

        "Holder Percentage" of each holder of Company Interests means a fraction, expressed as a percentage, (x) the numerator of which is the number of Merger Consideration Shares which such Holder is entitled to receive at the Effective Time pursuant to Article 2, and (y) the denominator of which is the number of Merger Consideration Shares which all Holders, in aggregate, are entitled to receive at the Effective Time pursuant to Article 2.

        "Indebtedness" means, of any Person and as of any time, without duplication, (a) all Funded Debt of such Person and (b) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit or bankers' acceptances securing obligations of a type described in the definition of Funded Debt, in each case as of such time.

        "Intellectual Property Rights" means all U.S. and foreign (a) patents and patent applications, together with reissues, continuations, continuations-in-part, revisions, divisionals, substitutions, extensions and reexaminations thereof, (b) trademarks, service marks, trade dress, logos, slogans, trade names and internet domain names, brand names and corporate names, whether registered or unregistered, active or inactive, and all goodwill associated therewith and all registrations, renewals and applications in connection therewith, (c) copyrights, copyrightable subject matter, copyright registrations and applications and renewals thereof, (d) trade secrets and all confidential information, know-how, formulae, models, methodologies, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and inventions (whether patentable or unpatentable and whether or not reduced to practice) and improvements thereto, (e) computer programs (whether in source code, object code or other form), software, databases and compilations and data, (f) all artwork, photographs, advertising and promotional materials and (g) all rights to pursue, recover and retain damages and costs and attorneys' fees for past, present and future infringement, misappropriation or other violation of any of the foregoing, in each case, to the extent protectable by applicable Law.

        "Latt Maxcy Purchase Agreement" means that certain Asset Purchase and Sale Agreement, dated December 7, 2012, among the Company, The Latt Maxcy Corporation, Latt Maxcy Harvesting, Inc., LMC Backbone Grove, LLC, Great Harvest Corporation, Pat Wilson, Inc., Clayton G. Wilson, Wilson Family Land Holdings, LLC and Patricia M. Wilson, as Trustee of the Patricia Maxcy Wilson Revocable Trust dated July 5, 1989, as amended.

        "Law" means any federal, state, local or foreign law, statute, ordinance, rule, guideline, regulation, order, writ, decree, agency requirement, license or permit of any Governmental Entity.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge, including with respect to any real property, any covenant, condition, restriction, reservation, declaration, encroachment, or other encumbrance or cloud on, defect in or exception to title. For the avoidance of doubt, the term "Lien" shall not be deemed to include any license of Intellectual Property Rights.

        "Merger Consideration" means (x) the Closing Merger Consideration plus, (y) if any, the 2014-2015 Harvest Consideration.

        "Merger Consideration Shares" means the number of shares of Parent Common Stock constituting the Merger Consideration.

        "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

        "NASDAQ" means the NASDAQ Select Global Stock Market.

        "Notice of Claim" means a written notice that specifies the basis for indemnification hereunder (including the sections of this Agreement that are the subject of such breach) pursuant to which Losses are being claimed by the Indemnified Party.

        "Owned Intellectual Property" means, with respect to Parent and the Company, all Intellectual Property Rights owned by Parent or the Company, as applicable, or its subsidiaries.

        "Parent Credit Facility" means the Credit Agreement, dated as of September 8, 2010, between Parent, Alico-Agri, Ltd., Alico Plant World, L.L.C., Bowen Brothers Fruit, LLC, Alico Land Development, Inc., and Rabo AgriFinance, Inc., as lender, together with any amendments, restatements, replacements or refinancing thereof.

        "Parent Fundamental Representations" means the representations and warranties of Parent and Merger Sub contained in the first sentence of Section 5.1(a) (Organization), Section 5.2(a) and Section 5.2(b) (Capitalization) (other than de minimis inaccuracies) and Section 5.3 (Authority).

        "Parent Material Adverse Effect" means (a) a change, event, effect, development, circumstance or occurrence that is materially adverse to the business or condition (financial or otherwise) of Parent and its subsidiaries, taken as a whole; provided, that none of the following shall be deemed to be or be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect: (i) changes or developments in general economic, regulatory or political conditions (including changes in Law), or in the securities, credit, foreign exchange or financial markets in general; (ii) changes or developments in or affecting the industry in which Parent and its subsidiaries operate, including changes in Law, whether generally or in any particular jurisdiction, and including any adverse weather events or conditions, including storms and frosts; (iii) the failure of Parent to meet projections or forecasts, provided, that the underlying causes of such failure may be considered in determining whether there is a Parent Material Adverse Effect; (iv) any national or international political event or occurrence, including acts of war or terrorism; or (v) changes in GAAP or the interpretation thereof; provided, that, in the case of clauses (i), (ii), (iv) and (v), if such effect disproportionately adversely affects Parent and its subsidiaries as compared to other Persons or businesses that operate in the industry in which Parent and its subsidiaries operate, then the disproportionate aspect of such effect may be taken into account in determining whether a Parent Material Adverse Effect has or will occur or (b) any materially adverse change in the ability of Parent to consummate the transactions contemplated by this Agreement.

        "Parent Shareholder Approval" means the approval, pursuant to NASDAQ Listing Rule 5635(e)(4), of a majority of the shares of Parent Common Stock cast in person, by proxy or by written consent with respect to the Stock Issuance.

        "Permit" and "Permits" means any approval, authorization, consent, license, permit, registration, "no action" letter, filing, report or certificate of, by, or with a Governmental Entity.

        "Permitted Liens" means, with respect to any Person, (a) mechanic's, materialmen's, carriers', repairers' and other Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested and as to which enforcement has been stayed in good faith and as to which appropriate reserves are taken and reflected on such Person's financial statements, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith and as to which appropriate reserves are taken and reflected on such Person's financial statements, (c) encumbrances and restrictions of record on real property (including easements, covenants, rights-of-way and similar restrictions of record) that do not individually or in the aggregate materially detract from the value of such real property or materially interfere with such Person's present or continuing uses or occupancy of such real property or the business of such Person, as currently conducted, or the continuation thereof after the Effective Time, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which would not, and any violation of which would not, materially detract from the value or otherwise impact such real property or the present or continuing use thereof, or the business of such Person, as currently conducted, or the continuation thereof after the Effective Time, and (e) the mortgages set forth on Section 1.1(a) of the Company Disclosure Schedules.

        "Person" means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other similar entity, whether or not a legal entity, and including Governmental Entities.

        "Per Interest Merger Consideration" means an amount equal to the Merger Consideration divided by the total number of Company Interests outstanding as of immediately prior to the Effective Time (whether vested or unvested) (or, if the Company Interests are expressed as a percentage, divided by one hundred (100)).

        "Pre-Closing Tax Period" shall mean any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

        "Reference Amount" means $37.58.

        "Reference Quotient" means the Collar-Adjusted Value of the Reference Amount as of December 15, 2014.

        "Release" means any release, spill, discharge, deposit, leakage or disposal, or any uncontained storage or accumulation in violation of any Environmental Law, involving or with respect to any Hazardous Substance.

        "Representative" means, with respect to any Person, such Person's directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent, representative or controlled Affiliate.

        "Retained Liabilities" means any and all Liabilities of the Company and its subsidiaries, accruing after the Effective Time, for payment to the sellers under the Latt Maxcy Purchase Agreement.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Straddle Period" means any taxable period that begins before and ends after the Closing Date.

        "Tax" means (a) any federal, state, local, municipal or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, windfall profits, environmental (under Section 59A of the Code), real property, personal property, capital stock, social security (or similar), unemployment, disability, payroll, license, employee or other withholding, or other taxes, customs, duties, levies, and assessments of any kind whatsoever, and any interest, penalties or additions to tax in respect of, or in connection with, the foregoing (whether disputed or not), and (b) any liability in respect of amounts described in clause (a) hereof by reason of contract, assumption, transferee liability, operation of law, including Treasury Regulation Section 1.1502-6 (or any similar provision of law) or otherwise.

        "Tax Return" means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns, and amendments thereto) supplied or required to be supplied to a Tax authority relating to Taxes.

        "TRB Amount" means Seventeen Million Six Hundred Fifty-Five Thousand One Hundred Twenty Eight Dollars and 98/100 ($17,655,128.98) plus any interest, commitment fees and other expenses accrued or paid by the Company on or prior to the opening of business on the Closing Date in connection with financing the Company's acquisition of the TRB Groves.

        "TRB Groves" means the citrus groves described on Section 1.1(c) of the Company Disclosure Schedules.

        Section 1.2    Cross-Reference of Other Definitions.     As used in this Agreement, the following terms have the respective meanings set forth below.

Term	Section
2014 Audit	3.4(c)
2014-2015 Harvest Consideration Amount	2.13(a)
2014-2015 Harvest Price	2.13(a)
2014-2015 Harvest Statement	2.13(b)
734 Agriculture	preamble
734 Parties	11.17
Action	3.9
Affiliate Transaction	3.19(a)
Agreement	preamble
Allocation Certificate	7.10
Appraisal	recitals
Appraisal Results	recitals
Appraiser	recitals
Approvals	7.2(a)
Audited Financial Statements	3.4(a)(i)
Certificate of Merger	2.3
CGW	preamble
Closing	2.2
Closing Date	2.2
Closing Statement	2.7
Code	recitals
Company	preamble
Company Balance Sheet	3.4(a)(ii)
Company Board	recitals
Company Credit Facility Consents	7.12
Company Disclosure Schedules	Article 3

Term	Section
Company Employees	7.6(a)
Company Interests	recitals
Company Leases	3.18(a)
Company Material Contracts	3.7(a)
Company Real Property	3.18(a)
Company Registered Intellectual Property	3.13(a)
Company Written Consents	recitals
Covered Persons	7.7(a)
Disclosure Document	7.4(a)
Dispute Notice	2.12(b)
Dispute Resolution Period	2.12(b)
Effective Time	2.3
End Date	9.1(e)
Enforceability Exceptions	3.3
Engagement	11.17
Estimated Amounts	2.7
Estimated Closing Adjustment Amount	2.7
Estimated Harvest Amounts	2.13(b)
Financial Statements	3.4(a)
Former Company Property	3.12(b)
Governmental Approvals	7.2(a)
Holder Indemnitee	10.2(b)
Holders	preamble
Indemnified Party	10.3(a)
Independent Accounting Firm	2.12(b)
Information Statement	7.4(a)
Interim Period	6.1
Latt Maxcy Business	11.16
Leased Real Property	3.18(a)
Liabilities	3.5
Licensed Intellectual Property	3.7(a)
Loss	10.2(a)
Materially Burdensome Regulatory Condition	7.2(b)
Maximum Amount	7.7(c)
Merger	2.1
Merger Sub	preamble
New Plans	7.6(b)
Old Plans	7.6(b)
Owned Real Property	3.18(a)
Parent	preamble
Parent Benefit Plans	7.6(a)
Parent Board	recitals
Parent Common Stock	recitals
Parent Credit Facility Consents	7.13
Parent Disclosure Schedules	Article 5
Parent Indemnitee	10.2(a)
Parent Preferred Stock	5.2(a)
Parent SEC Documents	5.4(a)
Parent Shares	5.2(a)
Parent Written Consent	recitals

Term	Section
Parties	preamble
Post-Closing Adjustment	2.12(d)
Post-Closing Statement	2.12(a)
Proxy Statement	7.4(a)
Regulated Installation	3.12(c)
Related Party	3.19(a)
Responsible Party	10.3(a)
Rio Verde	preamble
Securities Laws	7.2(a)
Severally in Proportion	10.4(b)
SLK	11.17
Special Committee	recitals
Stock Issuance	recitals
Surviving Company	2.1
Surviving Company LLC Agreement	2.4
Tax Contest	7.9(c)
Tax Sharing Agreement	7.9(e)
Third Party Claim	10.3(a)
Unaudited Financial Statements	3.4(a)(ii)

ARTICLE 2
THE MERGER

        Section 2.1    The Merger.     Subject to the terms and conditions of this Agreement, in accordance with the FLLCA, at the Effective Time, Merger Sub shall merge with and into the Company (the "Merger"). The Company shall be the "Surviving Company" in the Merger and shall continue its existence as a limited liability company under the laws of the State of Florida. As of the Effective Time, the separate corporate existence of Merger Sub shall cease. The Merger shall have the effects specified in the FLLCA.

        Section 2.2    Closing.     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m., New York time, on the fifth (5th) business day after satisfaction (or waiver) of the conditions set forth in Article 8 occurs (the "Closing Date") (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, unless another time, date or place is agreed to in writing by the Parties.

        Section 2.3    Effective Time.     Subject to the provisions of this Agreement, at the Closing, the Parties shall file with the Secretary of State of the State of Florida a certificate of merger relating to the Merger (the "Certificate of Merger") executed and acknowledged in accordance with, and containing such information as is required by, the relevant provisions of the FLLCA. The Merger shall be effective at the date and time that the Certificate of Merger has been duly filed with the Secretary of State of the State of Florida or at such later date and time as is agreed between the Parties and specified in the Certificate of Merger in accordance with the relevant provisions of the FLLCA (the time when the Merger becomes effective, the "Effective Time").

        Section 2.4    Certificate of Formation and Limited Liability Company Agreement.     At the Effective Time, the certificate of formation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of formation of the Surviving Company, until thereafter amended as provided therein or by applicable Law. As of the Effective Time, the Company LLC Agreement shall be amended and restated to read in its entirety as provided by Exhibit B attached hereto and, commencing as of the Effective Time, shall be the limited liability company agreement of the Surviving Company until thereafter amended as provided therein or by applicable Law (the "Surviving Company LLC Agreement").

        Section 2.5    Managers and Officers.     The managers, if any, and officers of Merger Sub shall, from and after the Effective Time, become the managers and officers, respectively, of the Surviving Company until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal.

        Section 2.6    Tax Consequences.     It is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute, and is adopted as, a "plan of reorganization" for purposes of Sections 354 and 361 of the Code.

        Section 2.7    Closing Adjustment.     At least ten (10) business days prior to the Closing, the Company shall deliver to Parent a good-faith estimate (which shall include an estimate of all of its component parts) of the Closing Adjustment Amount (such estimate, the "Estimated Closing Adjustment Amount" and, together with the estimates of its component parts, the "Estimated Amounts"), which statement shall contain an estimated balance sheet of the Company as of the opening of business on the Closing Date (without giving effect to the transactions contemplated herein), a calculation of the Estimated Amounts (the "Closing Statement"), reasonable supporting detail and a certificate of the Company that the Closing Statement was prepared in accordance with GAAP. The Company shall provide Parent with reasonable access to the books and records of the Company, and other Company documents, to verify the information set forth in the Closing Statement prior to the Closing Date. Not less than two (2) business days prior to the anticipated Closing Date, Parent shall notify the Company in the event that it disputes any aspect of the Estimated Amounts or the calculations thereof. Prior to the Closing Date, Parent and the Company shall negotiate in good faith to resolve any such dispute (or any aspect thereof). The amount so agreed shall be the Estimated Amounts for purposes of the Closing. If Parent and the Company are unable to resolve such dispute, the Estimated Amounts set forth in the Closing Statement shall be the Estimated Amounts for the purposes of the Closing.

        Section 2.8    Conversion of Interests.     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any of the following securities:

          (a)    Conversion of Merger Sub Interests.    Each membership interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become validly issued, fully paid and nonassessable membership interests of the Surviving Company. As of the Effective Time, the membership interests of Merger Sub shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and the holder or holders of such membership interests shall cease to have any rights with respect thereto, except the right to receive the membership interests in the Surviving Company to be issued in consideration therefor as provided herein, without interest.

          (b)    Conversion of Company Interests.    Each Company Interest issued and outstanding immediately prior to the Effective Time (or, if the Company Interests are expressed as a percentage, each percentage point of the Company Interests) (subject to Section 2.8(c)), shall be converted, subject to Section 2.9, into the right to receive a number of Merger Consideration Shares equal to the Per Interest Merger Consideration, and at the Effective Time, all such Company Interests shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the holder or holders of such Company Interests shall cease to have any rights with respect thereto, except the right to receive the Per Interest Merger Consideration, without interest.

          (c)    Cancellation of Certain Interests; Conversion of Subsidiary-Owned Equity.    Each Company Interest held directly by Parent or Merger Sub or in the treasury of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto. Each Company Interest held by any direct or indirect wholly owned subsidiary of the Company or any direct or indirect wholly owned subsidiary of Parent (other than Merger Sub) or of Merger Sub, if any, shall be converted into such number of membership interests of the Surviving Company such that the ownership percentage of any such subsidiary in the Surviving Company immediately following the Effective Time shall equal the ownership percentage of such subsidiary in the Company immediately prior to the Effective Time.

          (d)    Equity Awards.    Each Company Interest subject to restrictions on transfer and/or forfeiture granted under the Company LLC Agreement or any Company Benefit Plan that is issued and outstanding immediately prior to the Effective Time (or, if the Company Interests are expressed as a percentage, each percentage point of such Company Interests) shall become fully vested and shall be converted, subject to Section 2.9, into the right to receive a number of Merger Consideration Shares equal to the Per Interest Merger Consideration, and at the Effective Time, all such Company Interests shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the holder or holders of such Company Interests shall cease to have any rights with respect thereto, except the right to receive the Per Interest Merger Consideration, without interest.

        Section 2.9    Fractional Shares.     Anything to the contrary contained in this Agreement notwithstanding, no fractional shares of Parent Common Stock shall be issued in the Merger, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share that a holder of Company Interests would be entitled, Parent shall pay to such holder an amount in cash (rounded to the nearest cent) determined by multiplying (a) the Reference Quotient and (b) the fraction of a share (after taking into account all Company Interests held by such holder as of immediately prior to the Effective Time) of Parent Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 2.8.

        Section 2.10    Parent Deliverables.     At the Closing, Parent shall deliver or cause to be delivered the following:

          (a)   to the Holders, certificates representing the shares of Parent Common Stock constituting the Closing Merger Consideration payable to each such Holder in accordance with the Allocation Certificate, accompanied by stock powers or other instruments of transfer duly executed in blank;

          (b)   to the Holders, an amount of cash equal to the cash payable in lieu of fractional shares of Parent Common Stock constituting the Closing Merger Consideration as provided in Section 2.9, by wire transfer of immediately available funds to the accounts designated in writing by the Company, on behalf of such Holders, at least three (3) business days prior to the Closing Date; and

          (c)   to the Company, the Parent's officer's certificate required by Section 8.3(c).

        Section 2.11    Company and Holder Deliverables.

          (a)   At the Closing, the Company shall deliver to Parent:

              (i)  the Company's officer's certificate required by Section 8.2(c)(i);

             (ii)  evidence of ownership of each of the Company's subsidiaries, in form and substance reasonably satisfactory to Parent; and

            (iii)  duly signed resignations from the applicable members of the board of directors or managers (or equivalent governing bodies) of the Company and each of its subsidiaries, effective immediately upon Closing.

          (b)   At the Closing, each of the Holders shall deliver to Parent such Holder's officer's certificate required by Section 8.2(c)(ii).

        Section 2.12    Post-Closing Adjustment.

          (a)   No later than ninety (90) days following the Closing Date, Parent will cause to be prepared and delivered to the Holders a statement setting forth its calculation of the the Closing Adjustment Amount, which statement shall contain a consolidated balance sheet of the Company as of the opening of business on the Closing Date (without giving effect to the transactions contemplated herein), a calculation of the Closing Adjustment Amount and all of its component parts (the "Post-Closing Statement"), reasonable supporting detail and a certificate of Parent that the Post-Closing Statement was prepared in accordance with GAAP.

          (b)   Within forty-five (45) days following receipt by the Holders of the Post-Closing Statement, the Holders shall deliver written notice to Parent of any dispute the Holders have with respect to the calculation, preparation or content of the Post-Closing Statement (the "Dispute Notice"); provided, that if the Holders do not deliver any Dispute Notice to Parent within such forty-five (45)-day period, the Post-Closing Statement will be final, conclusive and binding on the Parties. The Dispute Notice shall set forth in reasonable detail (i) any item on the Post-Closing Statement that the Holders dispute and (ii) the correct amount of such item. Upon receipt by Parent of a Dispute Notice, Parent and the Holders shall negotiate in good faith to resolve any dispute set forth therein. If Parent and the Holders fail to resolve any such dispute within thirty (30) days after delivery of the Dispute Notice (the "Dispute Resolution Period"), then Parent and the Holders jointly shall engage, within ten (10) business days following the expiration of the Dispute Resolution Period, a nationally recognized independent accounting firm selected jointly by Parent and the Holders (the "Independent Accounting Firm") to resolve any such dispute. As promptly as practicable, and in any event not more than fifteen (15) days following the engagement of the Independent Accounting Firm, Parent and the Holders shall each prepare and submit a presentation detailing each Party's complete statement of proposed resolution of each issue still in dispute to the Independent Accounting Firm, and the Independent Accounting Firm shall, as promptly as practicable thereafter but in any event within ten (10) days, render its determinations with respect to any items in dispute. All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm shall be borne equally by Parent (on the one hand) and the Holders (on the other hand). All determinations made by the Independent Accounting Firm, and the Post-Closing Statement, as modified by the Independent Accounting Firm, will be final, conclusive and binding on the Parties, subject to computational and typographical errors. The Parties agree that any adjustment as determined pursuant to this Section 2.12(b) shall be treated as an adjustment to the Merger Consideration, except as otherwise required by applicable Law.

          (c)   For purposes of complying with the terms set forth in this Section 2.12, each of Parent and the Holders shall reasonably cooperate with each other in good faith and make available to each other and their respective Representatives all information, records, data and working papers, in each case to the extent related to the Company and its subsidiaries, and shall permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Post-Closing Statement and the resolution of any disputes thereunder.

          (d)   If the Estimated Closing Adjustment Amount minus the finally determined Closing Adjustment Amount (such difference, which may be a positive or a negative number, the "Post-Closing Adjustment") is a negative number, the Holders shall within three (3) business days of the final determination of the Closing Adjustment Amount deliver to Parent an amount of shares of Parent Common Stock equal to (x) the absolute value of the Post-Closing Adjustment divided by (y) the Reference Quotient. Any payments to be made to Parent pursuant to this Section 2.12(d) shall not be subject to the indemnification limitations set forth in Article 10.

          (e)   If the Post-Closing Adjustment is a positive number, Parent shall within three (3) business days of the final determination of the Closing Adjustment Amount, issue to the Holders an amount of shares of Parent Common Stock, in aggregate, equal to (x) the Post-Closing Adjustment divided by (y) the Reference Quotient, which shares shall be distributed in accordance with the Allocation Certificate.

        Section 2.13    Payment of 2014-2015 Harvest Consideration.

          (a)   As additional consideration for the Company Interests, thirty (30) days following the 2014-2015 Harvest End Date, on the terms and conditions set forth in this Section 2.13, Parent shall pay to the Holders an amount equal to (x) the 2014-2015 Harvest Consideration, as finally determined pursuant to this Section 2.13, (y) divided by the 180 Day Average as of the date that is thirty (30) days following the 2014-2015 Harvest End Date (such quotient, the "2014-2015 Harvest Consideration Amount," and such 180 Day Average, the "2014-2015 Harvest Price") by delivering to each Holder certificates representing the shares of Parent Common Stock constituting the 2014-2015 Harvest Consideration Amount payable to such Holder in accordance with the Allocation Certificate, accompanied by stock powers or other instruments of transfer duly executed in blank. Anything to the contrary contained in this Agreement notwithstanding, no fractional shares of Parent Common Stock shall be issued in respect of the 2014-2015 Harvest Consideration Amount. In lieu of the issuance of any such fractional share that a Holder would be entitled to pursuant to this Section 2.13, Parent shall pay to such Holder an amount in cash (rounded to the nearest cent) determined by multiplying (i) the 2014-2015 Harvest Price and (ii) the fraction of a share (after taking into account all shares of Parent Common Stock to which such Holder would be entitled pursuant to this Section 2.13) of Parent Common Stock to which such Holder would otherwise be entitled to receive pursuant to this Section 2.13.

          (b)   No later than twenty (20) days following the 2014-2015 Harvest End Date, Parent will cause to be prepared and delivered to the Holders a statement setting forth its calculation of the 2014-2015 Harvest Proceeds, the 2014-2015 Harvest Costs, the 2014-2015 Harvest Payables, the 2013-2014 Harvest Proceeds and the resulting 2014-2015 Harvest Consideration, (such amounts, the "Estimated Harvest Amounts," and such statement, the "2014-2015 Harvest Statement"), together with reasonable supporting detail and a certificate of Parent that the 2014-2015 Harvest Statement was prepared in accordance with GAAP.

          (c)   Within ten (10) days following receipt by the Holders of the 2014-2015 Harvest Statement, the Holders shall deliver written notice to Parent of any dispute the Holders have with respect to the calculation, preparation or content of the 2014-2015 Harvest Statement, which notice shall set forth in reasonable detail the nature of the dispute and the correct amount of such item. If the Holders do not deliver any such dispute notice to Parent within such ten (10)-day period, the 2014-2015 Harvest Statement will be final, conclusive and binding on the Parties. Upon receipt by Parent of a dispute notice from the Holders, Parent and the Holders shall negotiate in good faith to resolve any dispute set forth therein. If Parent and the Holders fail to resolve any such dispute within ten (10) days after delivery of such notice, then Parent and the Holders jointly shall engage, within ten (10) business days following the expiration of such ten (10)-day period, the Independent Accounting Firm to resolve any such dispute. The Independent Accounting Firm shall, as soon as practicable (and in any event not more than ten (10) days following its engagement), make a final determination of the appropriate amount of each of the line items in the Harvest Statement that remains in dispute. All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm shall be borne equally by Parent (on the one hand) and the Holders (on the other hand). All determinations made by the Independent Accounting Firm, and the 2014-2015 Harvest Statement, as modified by the Independent Accounting Firm, will be final, conclusive and binding on the Parties. The Parties agree that any adjustment as determined pursuant to this Section 2.13(c) shall be treated as an adjustment to the Merger Consideration, except as otherwise required by applicable Law.

          (d)   For purposes of complying with the terms set forth in this Section 2.13, each of Parent and the Holders shall reasonably cooperate with each other in good faith and make available to each other and their respective Representatives all information, records, data and working papers, in each case to the extent related to the Company and its subsidiaries, and shall permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the 2014-2015 Harvest Statement and the resolution of any disputes thereunder.

        Section 2.14    Withholding Rights.     Each of Parent and the Surviving Company shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent amounts are so withheld by Parent or the Surviving Company, as the case may be, and paid to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

        Section 2.15    Adjustments.     If, during the Interim Period, the outstanding Company Interests or shares of Parent Common Stock shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Per Interest Merger Consideration shall be equitably adjusted, without duplication, to proportionately reflect such change. If, following the Closing, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the 2014-2015 Harvest Consideration Amount payable to each Holder shall be equitably adjusted, without duplication, to proportionately reflect such change. Without limiting the foregoing, nothing in this Section 2.15 shall be construed to permit the Company or Parent to take any action with respect to its securities that is prohibited by the terms of this Agreement.

        Section 2.16    Legends.     The certificates representing the shares of Parent Common Stock issuable in the Merger shall include an endorsement typed conspicuously thereon of the following legend:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), (B) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO DISPOSITION OF SECURITIES), OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, AND HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

 ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the disclosure schedules delivered to Parent at or prior to the execution of this Agreement (the "Company Disclosure Schedules"), the Company represents and warrants to Parent as follows in this Article 3. The Company Disclosure Schedules are arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 3 for convenience of reference, and the disclosure in any paragraph of the Company Disclosure Schedules shall qualify the corresponding paragraph in this Article 3 and such other paragraphs if it is reasonably apparent on the face of the disclosure (without the need to examine underlying documentation) that such disclosure is applicable to such other paragraphs.

        Section 3.1    Organization and Qualification.

          (a)   The Company and each of its subsidiaries is a limited liability company, limited partnership or corporation duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of its respective jurisdiction of organization. Section 3.1(a) of the Company Disclosure Schedules sets forth a true and complete list of the Company's subsidiaries and the jurisdiction of incorporation or formation, as applicable, for each of the Company and its subsidiaries. The Company and each of its subsidiaries has the requisite power and authority necessary to own, lease and operate its properties and to carry on its businesses as presently conducted. The Company and each of its subsidiaries is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof) in each jurisdiction in which the assets or property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   The Company has made available to Parent an accurate and complete copy of each Governing Document of the Company and each of its subsidiaries, in each case, as in full force and effect as of the date of this Agreement. The Company is not in violation of the provisions of its Governing Documents. None of the Company subsidiaries is in violation of the provisions of its Governing Documents, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.2    Capitalization of the Company.

          (a)   The authorized equity interests of the Company consist of the "Interests," as defined in the Company LLC Agreement. As of the date hereof, Section 3.2(a) of the Company Disclosure Schedules sets forth the number of Company Interests that are issued and outstanding. As of the date hereof, no Company Interests were held in the Company's treasury. All of the issued and outstanding equity securities of the Company are duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not and will not be issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. The equity securities of the Company are owned beneficially and of record as set forth on Section 3.2(a) of the Company Disclosure Schedules, and the equity securities of the Company set forth on Section 3.2(a) of the Company Disclosure Schedules constitute all of the outstanding equity securities of the Company.

          (b)   Except as set forth in subsection Section 3.2(a) or in Section 3.2(b) of the Company Disclosure Schedules, there are (i) no other equity securities of the Company or any of its subsidiaries authorized, issued, reserved for issuance or outstanding, (ii) no authorized or issued and outstanding securities of the Company or any of its subsidiaries convertible into or exchangeable for, at any time, equity securities of the Company or any of its subsidiaries, (iii) no contracts, options, warrants, call rights, puts, convertible securities, exchangeable securities, understandings or arrangements, or outstanding obligations, whether written or oral, of the Company or any of its subsidiaries to issue, repurchase, redeem, sell, deliver or otherwise acquire or cause to be issued, repurchased, redeemed, sold, delivered or acquired, any equity securities of the Company or any of its subsidiaries or securities convertible into or exchangeable for any equity securities of or similar interest in the Company or any of its subsidiaries and (iv) no voting trusts, proxies or other arrangements with respect to the voting or transfers of any equity securities of the Company or any of its subsidiaries. There are no dividends or other distributions with respect to the equity securities of the Company that have been declared but remain unpaid.

          (c)   The Company and its subsidiaries do not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity or similar interest in any corporation, partnership, limited liability company, joint venture or other business association or entity other than a Company subsidiary. Section 3.2(c) of the Company Disclosure Schedules sets forth the name, owner, jurisdiction of formation or organization (as applicable) and percentages of outstanding equity securities owned, directly or indirectly, by the Company and each of its subsidiaries, with respect to each corporation, partnership, limited liability company, joint venture or other business association or entity of which the Company or its subsidiaries owns, directly or indirectly, any equity or equity-related securities. All outstanding equity securities of each subsidiary of the Company have been duly authorized and validly issued, are free and clear of any preemptive rights (other than such rights as may be held by the Company), restrictions on transfer (other than restrictions under applicable federal, state and other Securities Laws), or Liens (other than Permitted Liens) and, except as set forth in Section 3.2(c) of the Company Disclosure Schedules, are 100% owned, beneficially and of record, by the Company or a wholly owned subsidiary of the Company.

          (d)   Section 3.2(d) of the Company Disclosure Schedules sets forth all of the Indebtedness of the Company and its subsidiaries and the amounts thereof as of November 21, 2014.

        Section 3.3    Authority.     The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, all of which have been duly authorized by all necessary action on the part of the Company and the Holders. The Company Board has unanimously determined that this Agreement is advisable and in the best interests of the Company and approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger. The Company Written Consents is valid, binding and in full force and effect, and has not been amended, revoked or withdrawn in any respect. Accordingly, the Company Interestholder Approval has been obtained. No other proceeding on the part of the Company, and no vote, consent or approval of any holder of any securities of the Company (or class or series thereof), whether under the Governing Documents of the Company or any other agreement, arrangement or understanding, or any applicable Law, is necessary to authorize, adopt or execute this Agreement or to consummate the transactions contemplated hereby. The Company has duly executed and delivered this Agreement. This Agreement constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally (the "Enforceability Exceptions").

        Section 3.4    Financial Statements.

          (a)   The Company has delivered to Parent true and complete copies of the following financial statements (such financial statements, the "Financial Statements"), copies of which are attached as Section 3.4(a) of the Company Disclosure Schedules:

              (i)  the audited consolidated balance sheet of the Company and its subsidiaries as of June 30, 2013, and the related audited consolidated statements of income, cash flows and changes in equity for the period beginning October 19, 2012 and ending June 30, 2013 (the "Audited Financial Statements"); and

             (ii)  the unaudited consolidated balance sheets of the Company and its subsidiaries as of June 30, 2014 and November 25, 2014 (the "Unaudited Financial Statements" and the balance sheet as of June 30, 2014, the "Company Balance Sheet").

          (b)   The Financial Statements and related notes (i) have been prepared from and are in accordance with the books and records of the Company and its subsidiaries, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be indicated in the notes thereto and except, in the case of the Unaudited Financial Statements, for the absence of footnotes and subject to normal year-end adjustments not expected to be material in amount and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the Unaudited Financial Statements, to the absence of footnotes and to normal year-end adjustments not expected to be material in amount).

          (c)   The Company, as promptly as practicable after the date of this Agreement, cause to be prepared and deliver to Parent an audited consolidated balance sheet of the Company and its subsidiaries as of June 30, 2014, and the related audited consolidated statements of income, cash flows and changes in equity for the Company's fiscal year ended June 30, 2014 (the "2014 Audit"). The financial statements included in the 2014 Audit and related notes, when delivered, (i) will be prepared from and are in accordance with the books and records of the Company and its subsidiaries, (ii) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be indicated in the notes thereto and (iii) will fairly present, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

          (d)   None of the information supplied or to be supplied by the Company or any Holder for inclusion or incorporation by reference in the Disclosure Document will, at the time the Disclosure Document or any amendment or supplement thereto is first mailed or posted to shareholders and/or, as applicable, published, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein to make the statements therein not misleading.

        Section 3.5    No Undisclosed Liabilities.     Neither the Company nor any of its subsidiaries has any liabilities, debts, claims or obligations of any nature or any kind, whether accrued, contingent, absolute, determined, determinable or otherwise ("Liabilities"), other than those that (a) are reflected or reserved against in the Company Balance Sheet, (b) have been incurred in the ordinary course of business consistent with past practice of the Company and its subsidiaries since the date of the Company Balance Sheet, (c) are expressly contemplated by this Agreement (d) individually or in the aggregate, would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole or (e) are Retained Liabilities.

        Section 3.6    Consents and Approvals; No Violations.     No notice to, filing with, or authorization, consent or approval of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of Florida pursuant to the FLLCA, (b) compliance with the Securities Laws, (c) those set forth on Section 3.6 of the Company Disclosure Schedules and (d) those the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to have an adverse impact on the business of the Company or its subsidiaries or any of their respective properties or assets, or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or taking any action necessary to consummate the transactions contemplated by this Agreement. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Company's or any of its subsidiaries' Governing Documents, (ii) result in a violation or breach of, cause acceleration, trigger any right of recapture, allow a party to modify or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right (or the exercise of any right) of termination, cancellation, acceleration or modification, or right of first refusal, right of first offer or similar right) or any increased cost or loss of benefit to the Company or any of its subsidiaries or new or increased benefit or right to any party thereto or holder thereof under any of the terms, conditions or provisions of any Contract to which the Company or any of its subsidiaries is party or by which any of their respective properties or assets may be bound, (iii) violate any Law applicable to the Company or its subsidiaries or any of their respective properties or assets, (iv) except with respect to Permitted Liens, result in the creation of any Lien upon any of the assets of the Company or its subsidiaries, which in the case of any of clauses (ii), (iii) and (iv), individually or in the aggregate, would reasonably be expected to have, a Company Material Adverse Effect.

        Section 3.7    Material Contracts.

          (a)   Section 3.7(a) of the Company Disclosure Schedules contains a correct and complete list of all of the following Contracts to which the Company or its subsidiaries or any of their respective assets or properties is bound (collectively, the "Company Material Contracts"): (i) all Contracts for the purchase by the Company or its subsidiaries of assets, materials, supplies, goods, services, equipment or other personal property other than those that are for amounts not to exceed $200,000 during any twelve (12) month period; (ii) all Contracts (or series of related Contracts) for the sale or delivery of products by the Company or its subsidiaries of products providing for aggregate payments to the Company and its subsidiaries in excess of $200,000 during any twelve (12) month period; (iii) all Contracts for the lease, rental, occupancy, license or use of, title to, or any leasehold or other interest in, any material real or personal property; (iv) each joint venture, partnership or Contract involving a sharing of profits, losses, costs or Liabilities with any other Person; (v) each Contract containing any covenant that purports (x) to restrict the business activity or limit the freedom of the Company or any of its subsidiaries to engage in any line of business or geographic area or to compete with any Person, (y) to require the Company or any of its subsidiaries to transact business exclusively with any Person or (z) to require the Company or any subsidiary to provide any Person "most favored" pricing; (vi) each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods; (vii) each Contract (or series of related Contracts) for future capital expenditures in excess of $200,000; (viii) all indentures, credit agreements, loan agreements, factoring agreements, security agreements, guarantees, notes, mortgages, letters of credit or reimbursement agreements related thereto or other evidence of Indebtedness by the Company or its subsidiaries (including agreements related to interest rate or currency hedging or other swap or derivative activities) with any third Person; (ix) (A) all Contracts pursuant to which the Company or its subsidiaries is authorized to use any third party Intellectual Property Rights that are material to the business of the Company, excluding generally commercially available, off-the-shelf software programs (the "Licensed Intellectual Property"); (x) all Contracts pursuant to which any third party (A) is authorized to use Intellectual Property Rights owned by the Company or its subsidiaries that is material to the business of the Company or (B) has obtained and continues to have exclusive rights in Intellectual Property Rights owned by the Companies or its subsidiaries that is material to the business of the Company; (xi) all Contracts between the Company or its subsidiaries, on the one hand, and any of their Affiliates (including the Holders and any of their Affiliates), on the other hand, including all outstanding loans or advances made by the Company to any manager, officer, employee, equityholder or other Affiliate of the Company (other than any intercompany indebtedness between the Company and its wholly-owned subsidiaries); (xii) all settlement Contracts with any Governmental Entity or order or consent of a Governmental Entity to which the Company or its subsidiaries is subject involving future performance by the Company or its subsidiaries which is material to the Company; and (xiii) all Contracts pursuant to which the Company or any of its subsidiaries has material continuing indemnification, "earn-out" or other contingent obligations.

          (b)   The Company has made available to Parent accurate and complete copies of each Company Material Contract in effect as of the date of this Agreement, together with all amendments and supplements thereto in effect as of the date of this Agreement. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole, each Company Material Contract is valid and binding on the Company or one or more of its subsidiaries, as applicable, in full force and effect, and enforceable in accordance with its terms (subject to the Enforceability Exceptions). Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company or its subsidiaries, taken as a whole, no default or breach by the Company or its subsidiaries, nor any event with respect to the Company or its subsidiaries that with notice or the passage of time or both would result in a default or breach, has occurred under any Company Material Contract and, to the Company's knowledge, no default or breach, nor any event that with notice or the passage of time or both would result in a default or breach, by the other contracting parties has occurred thereunder.

        Section 3.8    Absence of Changes.

          (a)   Since the date of the Company Balance Sheet, there have not been any events, changes or developments which have had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   Since the date of the Company Balance Sheet and through the date of this Agreement, (i) the Company and each of its subsidiaries has conducted its business in the ordinary course consistent with past practice and (ii) none of the Company or its subsidiaries has taken any action that would be prohibited by Section 6.1 if it were taken after the date of this Agreement and prior to the Closing.

        Section 3.9    Litigation.     There is no judgment, suit, litigation, arbitration, claim, action, complaint, injunction, order, dispute, inquiry or proceeding (each, an "Action") pending or, to the Company's knowledge, threatened or under investigation against the Company or its subsidiaries, which, individually or in the aggregate, would reasonably be expected to (a) result in a material liability to the Company or a material prohibition on the Company's conduct of its business as presently conducted or (b) prevent or materially delay the Company from performing its obligations under this Agreement or taking any action necessary to consummate the transactions contemplated by this Agreement. None of the Company or its subsidiaries is subject to any outstanding and unsatisfied material order, writ, judgment, injunction, settlement or decree. Section 3.9 of the Company Disclosure Schedules sets forth each Action since January 1, 2011 that resulted in (i) any sanctions, conduct restriction or injunction or (ii) any payments in excess of $50,000, in each case by or against the Company or any of its subsidiaries or any of their respective officers, directors or managers in their capacity as officers, directors or managers (whether as a result of a judgment, fine, settlement or otherwise).

        Section 3.10    Compliance with Applicable Law; Permits.

          (a)   Except as set forth on Section 3.10(a) of the Company Disclosure Schedules, each of the Company and its subsidiaries (i) are, and during the two (2)-year period preceding the date hereof, have been, in compliance in all material respects with all applicable Laws (including the Food Safety Laws and the Florida Citrus Code) and Permits, and (ii) neither the Company nor any of its subsidiaries (nor, to the Company's knowledge, the Latt Maxcy Business) has, during the past two (2) years received any written notice or other written communication from any Person regarding any actual, alleged or potential material violation by the Company or its subsidiaries of any Law or Permit or any cancellation, termination or failure to renew any Permit held by the Company or any of its subsidiaries.

          (b)   Section 3.10(b) of the Company Disclosure Schedules sets forth a true and complete list of all material Permits which are required for the operation of the business of the Company and its subsidiaries as presently conducted, and the use and occupancy of the Company Real Property, including any material Permits required or granted under Food Safety Laws. Except as set forth on Section 3.10(b) of the Company Disclosure Schedules, each of the Company and its subsidiaries holds an exclusive right to use and is in compliance, in all material respects, with all such Permits. Neither the Company nor its subsidiaries (nor, to the Company's knowledge, the Latt Maxcy Business) have received written notice of any proceedings pending or threatened relating to the suspension, revocation or modification of any Permit listed on Section 3.10(b) of the Company Disclosure Schedules.

          (c)   During the two (2)-year period prior to the date hereof, there has been no recall or withdrawal by the Company or any of its affiliates of any product of their business.

        Section 3.11    Employee Plans.

          (a)   The Company has delivered or made available to Parent copies of (as applicable): (i) each material Company Benefit Plan (including all amendments thereto) or, with respect to any such plan that is not in writing, a written description of the material terms thereof; (ii) the summary plan description; (iii) the most recent annual report, financial statement, actuarial report, determination letter or opinion letter from the Internal Revenue Service and Form 5500 required to have been filed with the Internal Revenue Service; (iv) any related trust agreements, insurance contracts or other funding arrangements; and (v) any communications with the Internal Revenue Service, the Department of Labor or any other Governmental Entity relating to any compliance issues in respect of any such Company Benefit Plan.

          (b)   Each Company Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue Service or may rely on a favorable opinion letter issued by the Internal Revenue Service and, to the Company's knowledge, nothing has occurred since the date of such determination or opinion letter that would reasonably be expected to adversely affect such qualification.

          (c)   Each Company Benefit Plan has been established, operated and administered in all material respects in compliance with its terms and applicable Laws. There are no actions, suits, audits or investigations by any Governmental Entity, termination proceedings or other claims (except routine claims for benefits payable under the Company Benefit Plans) pending or, to the Company's knowledge, threatened, other than any such investigations, proceedings or claims that would not reasonably be expected to result in a material liability to the Company.

          (d)   No Company Benefit Plan is, and no employee benefit plan maintained by the Company or any of its subsidiaries since December 31, 2012 has been, subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. Since December 31, 2012, no Controlled Group Liability has been incurred by the Company, its subsidiaries or their respective ERISA Affiliates or their respective predecessors that has not been satisfied in full, and no condition exists that presents a risk to the Company, its subsidiaries or any such ERISA Affiliates of incurring any such Controlled Group Liability. All contributions or other amounts payable by the Company or any of its subsidiaries with respect to each Company Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP.

          (e)   Neither the Company, its subsidiaries nor any of their respective ERISA Affiliates has, at any time since December 31, 2012, contributed to, been obligated to contribute to or had any liability (including any contingent liability) with respect to any Multiemployer Plan or a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

          (f)    No Company Benefit Plan provides health insurance, life insurance or death benefits to current or former employees of the Company or any of its subsidiaries beyond their retirement or other termination of service, other than as required by Section 4980B of the Code.

          (g)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event): (i) entitle any current or former employee, officer, director or independent contractor of the Company or any of its subsidiaries to any payment or benefit (or result in the funding of any such payment or benefit) under any Company Benefit Plan; (ii) increase the amount of any compensation, equity award or other benefits otherwise payable by the Company or any of its subsidiaries under any Company Benefit Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any compensation, equity award or other benefits under any Company Benefit Plan; (iv) result in any "excess parachute payment" (within the meaning of Section 280G of the Code) becoming due to any current or former employee, officer, director or independent contractor of the Company or any of its subsidiaries; or (v) limit or restrict the right of the Company or any of its subsidiaries to merge, amend or terminate any Company Benefit Plan.

          (h)   Neither the Company nor any of its subsidiaries is a party to, or is otherwise obligated under, any plan, policy, agreement or arrangement that provides for the gross-up or reimbursement of Taxes imposed under Section 409A or 4999 of the Code (or any corresponding provisions of state or local Law relating to Tax).

        Section 3.12    Environmental Matters.     Except as set forth on Section 3.12 of the Company Disclosure Schedules:

          (a)   The Company and its subsidiaries are, and during the two (2)-year period preceding the date hereof, have been, in substantial compliance in all material respects with all Environmental Laws. The Company and its subsidiaries hold and are in substantial compliance in all material respects with all Permits that are required pursuant to Environmental Laws for its operation at and occupancy of the Company Real Property, all such Permits are in full force and effect and neither the Company nor its subsidiaries (nor, to the Company's knowledge, the Latt Maxcy Business) have received written notice of any proceedings pending or threatened, relating to the suspension, revocation or modification of any such Permit. The Company has made available to Parent complete copies of all material studies, reports, surveys, assessments, audits, correspondence, investigations, analysis, tests, and other documents (whether in hard copy or electronic form) in the Company's or its subsidiaries' possession regarding the presence or alleged presence of Hazardous Substances at, on, or affecting the business of the Company or its subsidiaries or the

  Company Real Property or regarding the Company's or its subsidiaries' compliance with any Environmental Law.

          (b)   To the Company's knowledge, there are no Environmental Conditions present at, on, or under, any facility owned, leased or operated by the Company or any of the Company Real Property that, under any Environmental Law or agreement with any Person (i) give rise to any material liability or the imposition of a statutory Lien or (ii) require any response or remedial action, including any investigation, reporting, monitoring or cleanup. None of the Company or any of its subsidiaries (or, to the Company's knowledge, the Latt Maxcy Business) has received in the past two (2) years any currently unresolved written notice, report, order, citation, complaint, directive, or other information of any violation of, or liability under (including any investigatory, corrective or remedial obligation), any Environmental Laws, other than incidental or immaterial matters that have been addressed. No Hazardous Substances have been used, handled generated, processed, treated, stored, transported to or from, released, discharged or disposed of by the Company or its subsidiaries or, to the Company's knowledge, by any third Person, on, in or beneath any of the Company Real Property or any other property formerly owned, leased or operated by the Company or its subsidiaries in the past two (2) years (or, to the Company's knowledge, any earlier period) ("Former Company Property") that requires remediation or investigation, other than the ordinary and routine application of agricultural chemicals in accordance with manufacturer instructions. To the Company's knowledge and except as would not have a Company Material Adverse Effect, there is no Release or threatened Release of any Hazardous Substance migrating to the Company Real Property.

          (c)   (i) There are no underground or above ground storage tanks containing any Hazardous Substance nor any other installation or equipment regulated under Environmental Laws (a "Regulated Installation") on the Company Real Property, (ii) any underground or above ground storage tank or any other Regulated Installation has been duly registered with the appropriate Governmental Entity and (iii) to the Company's knowledge, no underground storage tanks have been removed from or taken out of service at the Company Real Property or the Former Company Property within the preceding ten years. There is no (A) contaminated groundwater or wells, culverts, canals, ponds or drainage ditches requiring investigation or remediation under any Environmental Laws, (B) oil or gas exploration or production activity or (C) power transformer owned or operated by the Company that contains or, to the Company's knowledge, may have contained polychlorinated biphenyls on the Company Real Property or, to the Company's knowledge, any Former Company Property. No Hazardous Substance generated by the Company or its subsidiaries has ever been directly or indirectly sent, transferred, transported to, treated, stored, or disposed of at any offsite location that is, to the Company's knowledge, subject to investigation or clean-up of Hazardous Substances, including any site listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or to any site listed on any analogous state or foreign list of sites requiring investigation or clean-up under Environmental Laws for which the Company has been identified as a potentially responsible party.

          (d)   The representations and warranties set forth in this Section 3.12 are the Company's sole and exclusive representations and warranties regarding environmental matters.

        Section 3.13    Intellectual Property.

          (a)   For purposes of this Section 3.13, "Company Registered Intellectual Property" shall mean: (i) all U.S. and foreign patents owned by the Company or any of its subsidiaries; (ii) all U.S. and foreign registered and material unregistered Trademarks (other than Internet domain names) owned by the Company or any of its subsidiaries; (iii) all Internet domain names owned by the Company or any of its subsidiaries; and (iv) all registered copyrights owned by the Company or any of its subsidiaries. Except as set forth on Section 3.13(a) of the Company Disclosure

  Schedules, the Company or one of its wholly owned subsidiaries exclusively owns or possesses legally enforceable rights to use, in each case free and clear of any and all Liens, covenants and restrictions (except, in the case of licenses, the interests of the licensing party and the terms and conditions of such licenses), all material Intellectual Property Rights necessary to conduct the business of the Company and its subsidiaries as currently conducted.

          (b)   Except as set forth on Section 3.13(b) of the Company Disclosure Schedules: (i) each material item of Company Registered Intellectual Property is valid, issued, subsisting and enforceable; (ii) neither the Company nor any of its subsidiaries has received any written notice or claim within the past twelve (12) months, and no such claim has been threatened, challenging the Company's or any of its subsidiaries' complete and exclusive ownership of any Owned Intellectual Property, or the Company's or any of its subsidiaries' entitlement to use the Licensed Intellectual Property; (iii) neither the Company nor any of its subsidiaries is currently infringing or misappropriating the Intellectual Property Rights of any other Person; and (iv) to the Company's knowledge, no third party is infringing, violating or misappropriating any of the Owned Intellectual Property or claiming or alleging that any such Intellectual Property Right is invalid or unenforceable. The Company has taken commercially reasonable measures to protect the proprietary nature of the Intellectual Property Rights and other trade secrets owned by a third party and licensed to the Company or its subsidiaries.

        Section 3.14    Labor Matters.

          (a)   Neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement or Contract or other Contract with any labor organization or other representatives of employees of the Company or any of its subsidiaries. No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company's knowledge, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority and there are no organizational efforts, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the Company's knowledge, threatened against or involving employees of the Company or any of its subsidiaries.

          (b)   The Company and each of its subsidiaries is in material compliance with all applicable Laws relating to labor, employment, termination of employment or similar matters, including Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, worker classification, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations. None of the Company or any of its subsidiaries has engaged in any unfair labor practices or similar prohibited practices.

        Section 3.15    Insurance.     Section 3.15 of the Company Disclosure Schedules contains a list (together with their respective termination dates) of all material insurance policies of the Company and its subsidiaries. All such insurance policies are in full force and effect, all premiums thereon have been timely paid and no notice of cancellation, termination or non-renewal has been received by the Company with respect to any such insurance policy. Since January 1, 2013, there has been no material claim by the Company pending under any such insurance policies as to which coverage has been denied.

        Section 3.16    Tax Matters.

          (a)   The Company and each of its subsidiaries has prepared and duly and timely filed with the appropriate federal, state, local and foreign taxing authorities, or has had prepared and duly and timely filed on its behalf, all material Tax Returns, required to be filed with respect to it and has timely paid, or has had timely paid on its behalf, all material Taxes owed or payable by it, including Taxes which the Company or any of its subsidiaries is obligated to withhold, including with respect to payments made or owing to employees, creditors, members or other third parties.

          (b)   All Tax Returns filed by or with respect to the Company and each of its subsidiaries are true, complete and correct in all material respects, and each of the Company and its subsidiaries has maintained all material records required to be maintained for Tax purposes; all such information was and remains complete and accurate in all material respects and all such Tax Returns were and remain complete and accurate in all material respects and were made on the proper basis and do not, and so far as the Company should reasonably be aware, are not, reasonably likely to, reveal any transactions which may be the subject of any dispute with, or any inquiry raised by, any taxing authority.

          (c)   All material Taxes for all taxable periods ending on or before the date hereof have been timely paid, or adequate accruals therefore have been made for such Taxes on the Financial Statements in accordance with GAAP. All material Taxes for any period ending after the date of such Financial Statements and through the Closing Date have been or will be incurred in the ordinary course of business or in connection with the transactions contemplated by this Agreement and will not exceed the accruals that have been made for Taxes on the Financial Statements, adjusted to reflect the length of the relevant accrual period, other than any Taxes incurred in connection with the transactions contemplated by this Agreement, whether payable by Parent, the Surviving Company or the Company or resulting from any transaction occurring on the Closing Date but after the Closing which is outside the ordinary course of business of the Company.

          (d)   Neither the Company nor any of its subsidiaries is currently the subject of a material Tax audit, examination or other administrative or judicial proceeding with respect to Taxes, and no such audit, examination or other proceeding has been threatened in writing.

          (e)   Neither the Company nor any of its subsidiaries (nor any consolidated, combined, unitary or affiliated group of which any of them is or has been a member) has consented to extend or waive the time (which consent is still in effect), or is the beneficiary of any extension or waiver of time, in which any material Tax may be assessed or collected by any taxing authority, and no request for any such extension or waiver is currently pending.

          (f)    Neither the Company nor any of its subsidiaries (nor any consolidated, combined, unitary or affiliated group of which any of them is or has been a member) has received from any taxing authority any written notice of proposed adjustment, deficiency, or underpayment of any material Taxes.

          (g)   Neither the Company nor any of its subsidiaries has received any written claim from any taxing authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction.

          (h)   Neither the Company nor any of its subsidiaries (i) joins or has joined in the filing of any affiliated, aggregate, consolidated, combined or unitary federal, state, local or foreign Tax Return other than the income Tax Return for any such group of which the Company or any of its subsidiaries is the common parent, or (ii) has any liability for the Taxes of any Person, other than the Company or any of its subsidiaries, under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

          (i)    Neither the Company nor any of its subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income as a result of any (i) change in method of accounting under Section 481(c) of the Code (or any similar provision of state, local or foreign Law), (ii) "closing agreement" as described in Section 7121 of the Code

  (or any similar provision of state, local or foreign Law), (iii) installment sale or open transaction disposition or intercompany transaction made on or prior to the Closing Date or (iv) prepaid amount received on or prior to the Closing Date.

          (j)    The Company and each of its subsidiaries is and at all times has been resident in its place of incorporation and is not and has not at any time been treated as resident in any other jurisdiction (including any double taxation arrangement). Neither the Company nor any of its subsidiaries has been subject to Tax in any jurisdiction other than its place of incorporation by virtue of having a permanent establishment, a permanent representative or other place of business or taxable presence in that jurisdiction.

          (k)   None of the Company or its subsidiaries is a "conduit entity" as defined in Fla. Stat. § 201.02.

        Section 3.17    Fees and Commissions.     No broker, finder, financial advisor or investment banker is entitled to any broker's, finder's, financial advisor's, investment banker's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and/or on behalf of the Company or any of its Affiliates, in each case, for which the Company or any of its subsidiaries is liable.

        Section 3.18    Property.

          (a)   Section 3.18(a) of the Company Disclosure Schedules sets forth a complete and accurate list (including legal description as to Owned Real Property, and name of current landlord and address with respect to all Leased Real Property) of (i) all real property owned in fee by the Company or any Company subsidiary (such real property, the "Owned Real Property"); (ii) all leases, subleases, licenses or other agreements pursuant to which the Company or any Company subsidiary, as tenant, subtenant, licensee or sublicensee, obtain the use or occupancy of real property from third Persons (such real property, the "Leased Real Property"); and (iii) all leases, subleases, licenses, sublicenses or other agreements between the Company or any Company subsidiary, as landlord, sublandlord, licensor or sublicensor and third Persons with respect to Company Real Property, as tenant, subtenant, licensee or sublicensee in each case of clauses (i) through (iii), as of the date of this Agreement (the leases and other documents or agreements in clauses (ii) and (iii), the "Company Leases," and together with the Owned Real Property and the Leased Real Property, the "Company Real Property"); it being understood that "Company Leases" shall include all temporary, short-term and seasonal agreements, including with respect to beekeepers, hunting, fishing and alligator control. Except as set forth on Section 3.18(a) of the Company Disclosure Schedules, neither the Company nor any of its subsidiaries owns, leases, licenses, uses or occupies any real property. True and complete copies of all Company Leases have previously been delivered to Parent.

          (b)   With respect to each parcel of Owned Real Property, either the Company or a subsidiary of the Company owns good, valid and marketable fee simple title to such parcel, free and clear of all Liens and other restrictions, other than Permitted Liens. The Company or a subsidiary of the Company has a good and valid leasehold interest in each Company Lease, subject only to Permitted Liens. The Company Real Property and the Company Leases constitute all of the real property necessary in all material respects to own and operate the business of the Company and its subsidiaries in a manner consistent with past practice.

          (c)   Except as set forth on Section 3.18(c) of the Company Disclosure Schedules, there are no outstanding options or rights of first refusal, first offer or first negotiation, nor any Contracts, to purchase or lease (or Contracts for deed or lease) the Company Real Property (except any such rights that may be exercised only by and for the sole benefit of the Company or its subsidiary, as set forth in the Company Leases), any portion thereof or any interest therein, nor any agreements to mortgage or hypothecate any such Company Real Property. The Company has made available to Parent all surveys, title commitments and title policies in its possession for each parcel of Owned Real Property.

          (d)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries, (i) each Company Lease is valid and binding on the Company party thereto (and to the Company's knowledge, on the other parties thereto), and is in full force and effect and enforceable in accordance with its terms (subject to the Enforceability Exceptions), (ii) the Company, each of its subsidiaries, and, to the Company's knowledge, each of the other parties thereto, has performed in all respects all obligations required to be performed by it under each Company Lease (iii) none of the Company or any of its subsidiaries has received any oral or written notice of default or termination with respect to any Company Lease which remains outstanding or uncured and (iv) none of the Company or any of its subsidiaries (nor, to the Company's knowledge, any of the other parties thereto) is in breach or default (nor has any event occurred which, with the giving of notice or lapse of time, or both, would constitute such breach or default) under any of the Company Leases to which each such entity is a party.

          (e)   None of the Company or its subsidiaries has received written notice in the past twelve (12) months of any condemnation proceeding or proposed action or agreement for taking in lieu of condemnation, nor to the Company's knowledge, is any such proceeding, action or agreement pending or threatened in writing, with respect to any portion of any Company Real Property. The current use of the Company Real Property does not violate in any material respect any instrument of record or agreement affecting such property, and there are no violations of any zoning laws, covenants, conditions, restrictions, easements, agreements or orders of any Governmental Entity having jurisdiction over any of the Company Real Property that affect such property or the use or occupancy thereof.

          (f)    The Company and its subsidiaries own good, valid and marketable title to, or hold a good and valid leasehold interest in, all of the material personal property used by them in the conduct of their business, free and clear of all Liens, except for Permitted Liens and Liens that will be terminated at or prior to the Closing. Each such item of material personal property is in operable condition and repair sufficient for the present and continued use in the business of the Company and its subsidiaries as presently conducted, subject to normal wear and tear.

        Section 3.19    Transactions with Affiliates.

          (a)   Section 3.19(a) of the Company Disclosure Schedules sets forth all arrangements (other than ordinary course employment and benefit arrangements) between the Company or any of its subsidiaries, on the one hand, and any current or former director, manager, partner, officer, equityholder or Affiliate of the Company or any other Person in which any current or former director, manager, partner, officer, equityholder or Affiliate of the Company has a financial interest (each of the foregoing, a "Related Party"), on the other hand (each such arrangement, an "Affiliate Transaction"). All Affiliate Transactions are terminable by the Company or its subsidiary, as applicable, with no financial penalty or fee. As of the Closing Date, none of the Company or its subsidiaries will have any liabilities (contingent or otherwise) for any terminated Affiliate Transactions. No equityholder or Affiliate of the Company (other than the Company and its subsidiaries) owns any material property or asset used in the conduct of the business of the Company and its subsidiaries.

          (b)   As of the Closing, all Affiliate Transactions shall be terminated, and no amounts will be owed by, or owing to, the Company or any Company subsidiary pursuant to any Affiliate Transaction.

        Section 3.20    Customers and Suppliers.     Section 3.20 of the Company Disclosure Schedules lists the top ten (10) customers and top ten (10) suppliers of the Company for the fiscal year ended June 30, 2014 (determined on a consolidated basis based on the amount of revenues recognized by the Company and its subsidiaries). From June 30, 2013 until the date of this Agreement, (a) neither the Company nor any of its subsidiaries have received any written indication that any such customer or supplier plans to stop or materially decrease the amount of business done with the Company or its subsidiaries, (b) no such customer received a material decrease in the prices paid to the Company or its subsidiaries that is inconsistent with the terms of its existing agreement or order with the Company or its subsidiaries and (c) no such supplier received a material increase in the prices charged to the Company or its subsidiaries that is inconsistent with the terms of its existing agreement or order with the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is involved in any material claim or dispute with respect to any customer or supplier listed on Section 3.20 of the Company Disclosure Schedules.

        Section 3.21    Appraisal.     The Company and/or the Holders have, at the Appraiser's request, provided to the Appraiser all information required to prepare a fair and reasonable assessment of the value of Company's and its subsidiaries' groves, and, since the date of the Agreement, there has been no change, event, effect, development, circumstance or occurrence that has caused or would cause the Appraiser to materially and adversely revise the valuation of such groves.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

        Except as set forth in the Company Disclosure Schedules, each Holder, severally and not jointly, represents and warrants to Parent as follows in this Article 4. The Company Disclosure Schedules are arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 4 for convenience of reference, and the disclosure in any paragraph of the Company Disclosure Schedules shall qualify the corresponding paragraph in this Article 4 and such other paragraphs if it is reasonably apparent on the face of the disclosure (without the need to examine underlying documentation) that such disclosure is applicable to such other paragraphs.

        Section 4.1    Organization and Qualification.     If such Holder is not an individual, such Holder is a limited liability company, limited partnership or corporation duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of its respective jurisdiction of organization. If such Holder is not an individual, such Holder is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof) in each jurisdiction in which the assets or property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or delay the ability of such Holder to perform its obligations hereunder.

        Section 4.2    Title to Company Interests.

          (a)   Such Holder is the sole record and beneficial owner of all of the issued and outstanding equity securities of the Company set forth opposite such Holder's name on Section 4.2(a) of the Company Disclosure Schedules and has good, valid and marketable title to such equity securities, free and clear of all Liens and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto. Such Holder is not the subject of any bankruptcy, reorganization or similar proceeding. Except for this Agreement and as set forth on Section 4.2(a) of the Company Disclosure Schedules, there are no outstanding voting trusts, proxies, Contracts or understandings between such Holder and any other Person with respect to the acquisition, disposition, transfer, registration or voting of or any other matters in any way pertaining or relating to, or any other restrictions on any of the equity securities of the Company, and, except as contemplated by this Agreement, such Holder has no right to receive or acquire any Company Interest or other equity interest of the Company or any of its subsidiaries.

          (b)   Except as set forth in Section 4.2(b) of the Company Disclosure Schedules, such Holder does not own (i) any equity securities of the Company or any of its subsidiaries, (ii) any securities of the Company or any of its subsidiaries convertible into or exchangeable for, at any time, equity securities of the Company or any of its subsidiaries or (iii) any contracts, options, warrants, call rights, puts, convertible securities, exchangeable securities, understandings or arrangements, or outstanding obligations, whether written or oral, to issue, repurchase, redeem, sell, deliver or otherwise acquire or cause to be issued, repurchased, redeemed, sold, delivered or acquired, any equity securities of the Company or any of its subsidiaries or securities convertible into or exchangeable for any equity securities of or similar interest in the Company or any of its subsidiaries.

        Section 4.3    Authority.     Such Holder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, all of which have been duly authorized by all necessary action on the part of such Holder. No other proceeding on the part of such Holder, and, if such Holder is not an individual, no vote, consent or approval of any holder of any securities of such Holder (or class or series thereof), whether under the Governing Documents of such Holder or any other agreement, arrangement or understanding, or any applicable Law, is necessary to authorize, adopt or execute this Agreement party or to consummate the transactions contemplated hereby. Such Holder has duly executed and delivered this Agreement. This Agreement constitutes a valid, legal and binding agreement of such Holder, enforceable against such Holder in accordance with their respective terms, subject to the Enforceability Exceptions.

        Section 4.4    Consents and Approvals; No Violations.     No notice to, filing with, or authorization, consent or approval of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement by such Holder or the consummation by such Holder of the transactions contemplated hereby, except for (a) compliance with the Securities Laws, (b) those set forth on Section 4.4 of the Company Disclosure Schedules and (c) those the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to prevent or materially delay such Holder from performing its obligations under this Agreement or taking any action necessary to consummate the transactions contemplated by this Agreement. Neither the execution, delivery and performance of this Agreement by such Holder nor the consummation by such Holder of the transactions contemplated hereby will (i) if such Holder is not an individual, conflict with or result in any breach of any provision of such Holder's or any of its subsidiaries' Governing Documents, (ii) result in a violation or breach of, cause acceleration, trigger any right of recapture, allow a party to modify or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right (or the exercise of any right) of termination, cancellation, acceleration or modification, or right of first refusal, right of first offer or similar right) or any increased cost or loss of benefit to such Holder or new or increased benefit or right to any party thereto or holder thereof under any of the terms, conditions or provisions of any Contract to which such Holder is party or by which any of their respective properties or assets may be bound, (iii) violate any Law applicable to such Holder or any of their respective properties or assets or (iv) except with respect to Permitted Liens, result in the creation of any Lien upon any of the assets of such Holder, which in the case of any of clauses (ii), (iii) and (iv), individually or in the aggregate, would reasonably be expected to prevent or materially delay such Holder from performing its obligations under this Agreement or taking any action necessary to consummate the transactions contemplated by this Agreement.

        Section 4.5    Fees and Commissions.     No broker, finder, financial advisor or investment banker is entitled to any broker's, finder's, financial advisor's, investment banker's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and/or on behalf of such Holder or any of its Affiliates, in each case, for which the Company or any of its subsidiaries is liable.

        Section 4.6    Allocation of Merger Consideration.     The allocation of the Merger Consideration among the holders of Company Interests provided for in Article 2 of this Agreement is in accordance with and complies with the terms of, and does not conflict with or result in any violation of or default under the Company's Governing Documents or any other agreements or instruments pursuant to which equity securities or securities in the Company have been issued. The allocation reflected in the Allocation Certificate, when provided pursuant to Section 7.10, will be in accordance with and comply with the terms of, and not conflict with or result in any violation of or default under the Company's Governing Documents or any other agreements or instruments pursuant to which equity securities or securities in the Company have been issued.

        Section 4.7    Investment Intent.     Such Holder (a) will be acquiring Parent Shares in the Merger for its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of any of the Securities Laws, or with any present intention of distributing or selling such Parent Shares in violation of any such Laws, (b) is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and possesses such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Parent Shares and of making an informed investment decision and (c) understands that the Parent Shares to be issued in the Merger will not be registered under the Securities Act or any other applicable Securities Laws and may not be sold or transferred except pursuant to the registration provisions of the Securities Act (and in compliance with any other Securities Law) or pursuant to a valid exemption from registration.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT

        Except as set forth in the Parent SEC Documents (excluding any disclosures set forth in any risk factor section thereof or in any section relating to forward-looking statements) and in the disclosure schedules delivered to the Company and the Holders at or prior to the execution of this Agreement (the "Parent Disclosure Schedules"), each of Parent and Merger Sub represents and warrants to the Company and the Holders as follows in this Article 5. The Parent Disclosure Schedules are arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 5 for convenience of reference, and the disclosure in any paragraph of the Parent Disclosure Schedules shall qualify the corresponding paragraph in this Article 5 and such other paragraphs if it is reasonably apparent on the face of the disclosure that such disclosure is applicable to such other paragraphs.

        Section 5.1    Organization and Qualification.

          (a)   Parent is a corporation duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of the State of Florida. Merger Sub is a limited liability company duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of the State of Florida. Each of Parent and Merger Sub has the requisite power and authority necessary to own, lease and operate its properties and to carry on its businesses as presently conducted. Each of Parent and Merger Sub is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof) in each jurisdiction in which the assets or property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   Parent has made available to the Company and the Holders an accurate and complete copy of each Governing Document of each of Parent and Merger Sub, in each case, as in full force and effect as of the date of this Agreement. Parent is not in violation of the provisions of its Governing Documents. Merger Sub is not in violation of the provisions of its Governing Documents, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.2    Capitalization of Parent.

          (a)   As of November 28, 2014, the authorized capital stock of Parent consists of 15,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, without par value ("Parent Preferred Stock," and, together with Parent Common Stock, "Parent Shares"). As of November 28, 2014, there were (i) 7,366,738 shares of Parent Common Stock issued and outstanding and no shares of Parent Preferred Stock issued and outstanding; (ii) unvested restricted unit awards in respect of Zero (0) shares of Parent Common Stock; and (iii) 305,655 shares of Parent Common Stock reserved for issuance under Parent's 2008 Incentive Equity Plan and 2013 Incentive Equity Plan. All outstanding Parent Shares are duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not and will not be issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. The Parent Common Stock to be issued pursuant to this Agreement shall be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable, and not subject to or issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right.

          (b)   Except as set forth in subsection (a) above, as of November 28, 2014, there are (i) no other shares of capital stock or other equity securities of Parent authorized, issued, reserved for issuance or outstanding, (ii) no other authorized or issued and outstanding securities of Parent convertible into or exchangeable for, at any time, equity securities of Parent, (iii) no contracts, options, warrants, call rights, puts, convertible securities, exchangeable securities, understandings or arrangements, or outstanding obligations, whether written or oral, of Parent to issue, repurchase, redeem, sell, deliver or otherwise acquire or cause to be issued, repurchased, redeemed, sold, delivered or acquired, any capital stock of Parent or securities convertible into or exchangeable for any equity securities of or similar interest in Parent or (iv) no voting trusts, proxies or other arrangements among Parent's shareholders with respect to the voting or transfers of Parent Shares. There are no dividends or other distributions with respect to Parent Shares that have been declared but remain unpaid.

          (c)   Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity or similar interest in any corporation, partnership, limited liability company, joint venture or other business association or entity other than a subsidiary of Parent. All outstanding equity securities of each subsidiary of Parent have been duly authorized and validly issued, are free and clear of any preemptive rights (other than such rights as may be held by Parent or any of its subsidiaries), restrictions on transfer (other than restrictions under applicable federal, state and other Securities Laws), or Liens (other than Permitted Liens) and are 100% owned, beneficially and of record, by Parent or one of its subsidiaries.

        Section 5.3    Authority.     Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to the Parent Shareholder Approval, to consummate the transactions contemplated hereby, all of which have been duly authorized by all necessary action on the part of Parent. The Board of Directors of each of Parent (acting upon the recommendation of the Special Committee) and Merger Sub has determined that the Merger is advisable and in the best interests of Parent and its shareholders and approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Stock Issuance. Except for the Parent Shareholder Approval, no other proceeding on the part of Parent or Merger Sub is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Each of Parent and Merger Sub has duly executed and delivered this Agreement. This Agreement constitutes a valid, legal and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

        Section 5.4    Reports; Financial Statements; Liabilities.

          (a)   Since January 1, 2013, Parent has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date of this Agreement by it with the SEC, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the "Parent SEC Documents"), each of which, in each case as of its date, or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the applicable requirements of the Securities Laws, as the case may be. As of the date of this Agreement, there are no material unresolved comments issued by the staff of the SEC with respect to any of the Parent SEC Documents. None of the Parent SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date.

          (b)   The consolidated financial statements of Parent and related notes included (or incorporated by reference) in the Parent SEC Documents (if amended, as of the date of the last such amendment filed prior the date of this Agreement) (i) have been prepared from and are in accordance with the books and records of Parent, (ii) have been prepared in accordance with GAAP consistently applied (or with respect to unaudited interim financial statements, follow GAAP principles and have been prepared by management in a manner consistent with prior interim principles), the published rules and regulations of the SEC with respect thereto and other legal and accounting requirements applicable to Parent, except as may be indicated in the notes thereto and except, in the case of unaudited interim financial statements, for the absence of footnotes and subject to normal year-end adjustments not expected to be material in amount and (iii) fairly present in all material respects the consolidated financial position of Parent and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to the absence of footnotes and to normal year-end adjustments not expected to be material in amount and to any other adjustments described therein, including in the notes thereto) in conformity with GAAP (except in the case of unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

          (c)   Parent and each of its subsidiaries maintains a system of accounting and internal controls sufficient in all material respects to provide reasonable assurances that (i) financial transactions are executed in accordance with the general and specific authorization of the management of Parent, (ii) all transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and other legal and accounting requirements applicable to Parent and each of its subsidiaries and to maintain proper accountability for items and (iii) access to their respective property and assets is permitted only in accordance with management's general or specific authorization.

          (d)   Since January 1, 2013, neither Parent nor any of its subsidiaries nor, to Parent's knowledge, any director, officer, employee, auditor, accountant or representative of Parent or any of its subsidiaries has received or otherwise obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any of its subsidiaries or their respective internal accounting controls relating to periods after January 1, 2013, including any material complaint, allegation, assertion or claim that Parent or any of its subsidiaries has engaged in questionable accounting or auditing practices.

          (e)   Section 5.4(e) of the Parent Disclosure Schedules describes, and Parent has made available to the Company correct and complete copies of all documents governing, all "off balance sheet arrangements" (as defined by item 303(a)(4) of Regulation S-K promulgated by the SEC) in respect of Parent or any of its subsidiaries.

          (f)    None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Disclosure Document will, at the time the Disclosure Document or any amendment or supplement thereto is first mailed or posted to shareholders and/or, as applicable, published, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein to make the statements therein not misleading.

        Section 5.5    Consents and Approvals; No Violations.     No notice to, filing with, or authorization, consent or approval of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (a) compliance with the Securities Laws, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Florida pursuant to the FLLCA, (c) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of the NASDAQ and (d) approval of listing of such Parent Common Stock on the NASDAQ, (e) those set forth on Section 5.5 of the Parent Disclosure Schedules and (f) those the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to have an adverse impact on the business of Parent or its subsidiaries or any of its properties or assets or otherwise prevent or materially delay Parent from performing its obligations under this Agreement or taking any action necessary to consummate the transactions contemplated by this Agreement. Neither the execution, delivery and performance of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of Parent's or any of its subsidiaries' Governing Documents, (ii) result in a violation or breach of, cause acceleration, trigger any right of recapture, allow a party to modify or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right (or the exercise of any right) of termination, cancellation, acceleration or modification, or right of first refusal, right of first offer or similar right) or any increased cost or loss of benefit to Parent or any of its subsidiaries or new or increased benefit or right to any party thereto or holder thereof under any of the terms, conditions or provisions of any Contract to which Parent or any of its subsidiaries is party or by which any of their respective properties or assets may be bound, (iii) violate any Law applicable to Parent or its subsidiaries or any of their respective properties or assets, (iv) except with respect to Permitted Liens, result in the creation of any Lien upon any of the assets of Parent or its subsidiaries, which in the case of any of clauses (ii), (iii) and (iv) above, individually or in the aggregate, would reasonably be expected to have, a Parent Material Adverse Effect.

        Section 5.6    Absence of Changes.

          (a)   Since September 30, 2013, there have not been any events, changes or developments which have had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   Since September 30, 2013 through the date hereof, Parent has conducted its business in the ordinary course consistent with past practice.

        Section 5.7    Litigation.     There is no Action pending or, to Parent's knowledge, threatened or under investigation against Parent or any of its subsidiaries, except those which, individually or in the aggregate, would not reasonably be expected to (a) result in a liability that would be material to the Parent or any of its subsidiaries or a material prohibition on the Parent's conduct of its business as presently conducted or (b) prevent or materially delay the Parent from performing its obligations under this Agreement or taking any action necessary to consummate the transactions contemplated by this

Agreement. Parent is not subject to any outstanding and unsatisfied material order, writ, judgment, injunction, settlement or decree.

        Section 5.8    Merger Sub.     Parent (or another direct or indirect wholly owned subsidiary of Parent) is the sole member of Merger Sub. Since its date of formation, Merger Sub has not carried on any business nor conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

        Section 5.9    Fairness Opinion.     The Special Committee has received a written opinion from Houlihan Lokey Financial Advisors, Inc. that, as of the date hereof and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof, the Merger Consideration to be paid by Parent in the Merger is fair to Parent from a financial point of view.

ARTICLE 6
COVENANTS

        Section 6.1    Conduct of Business of the Company.     Except as expressly contemplated by this Agreement, from and after the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the "Interim Period"), the Company shall, and shall cause each of its subsidiaries to (and the Holders shall cause each of them to) (a) conduct its business in the ordinary course consistent with past practice and (b) use commercially reasonable efforts to preserve substantially intact its business organization and preserve its present commercial relationships with customers, suppliers, employees and other third parties. Without limiting the generality of the foregoing, during the Interim Period, except as otherwise required by this Agreement, as required by applicable Law or as consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed), the Company shall not and shall cause each of its subsidiaries not to (and the Holders shall cause each of them not to) do any of the following:

          (a)   amend or otherwise change the Governing Documents of the Company or any of its subsidiaries;

          (b)   (i) issue, sell or pledge, dispose of, encumber, deliver or authorize or propose the issuance, sale or pledge, disposition, encumbrance or delivery of any equity securities or other voting securities of any class of the Company or any of its subsidiaries, or securities convertible into or exchangeable for any such shares, or any rights, warrants or options to acquire any such equity securities or other convertible securities of the Company or any of its subsidiaries; (ii) make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or equity interests, except for dividends by any wholly owned subsidiary of the Company to the Company or any other wholly owned subsidiary of the Company, or (iii) adjust, recapitalize, split, combine, subdivide, redeem, purchase, reclassify or otherwise acquire any equity securities of the Company or any of its subsidiaries or other voting securities;

          (c)   (i) make or offer to make any acquisition, by means of a merger or otherwise, of any material business, assets or securities, (ii) sell, lease, license, transfer or otherwise dispose of (by merger, consolidation or sale of equity or assets or otherwise) any corporation, partnership or other business organization or division or any of its material business, assets or securities, except pursuant to existing contracts or commitments for the sale or purchase of goods in the ordinary course of business consistent with past practice, (iii) or sell, lease or license any Owned Real Property or amend, modify terminate, surrender or renew any Company Leases or enter into any new leases or licenses for any real property, except for terminations and renewals of leases in accordance with their terms, (iv) create any Lien (other than a Permitted Lien) on any material business, assets or securities or (v) adopt a plan to merge or consolidate with or into any other Person, dissolve or liquidate, in a single transaction or a series of related transactions;

          (d)   (i) incur or assume any Indebtedness, other than borrowings under agreements or facilities existing on the date hereof (without amendment) not exceeding $2,000,000 in the aggregate, or (ii) make any loans, advances or capital contributions to any other Person (other than to a subsidiary) except pursuant to commitments for the sale or purchase of goods in the ordinary course of business consistent with past practice;

          (e)   except as required under applicable Law or the terms of any Company Benefit Plan existing as of the date hereof, (i) establish, enter into, adopt, amend or terminate any Company Benefit Plan or other employee benefit plan, policy, agreement, arrangement or trust for the benefit or welfare of any current or former employee, officer, director or individual independent contractor of the Company or any of its subsidiaries, other than amendments to any Company Benefit Plan in existence on the date hereof in the ordinary course of business consistent with past practice that do not increase the cost to the Company and its subsidiaries, in the aggregate, of maintaining such Company Benefit Plan, (ii) enter into any new, or amend any existing, employment, severance, retention or change of control agreement with any employee of the Company or any of its subsidiaries, (iii) increase the compensation or benefits payable to or to become payable to any current or former employee, officer, director or individual independent contractor of the Company or any of its subsidiaries (including the payment of any amounts to any such individual not otherwise due), (iv) grant to any of its directors, officers, employees or individual independent contractors any increase in severance or termination pay, (v) pay or award, or commit to pay or award, any bonuses or incentive compensation, (vi) enter into any new, or amend any existing, collective bargaining agreement or similar agreement with respect to the Company or any of its subsidiaries, (vii) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any of its directors, officers, employees or individual independent contractors, (viii) hire any individual having total annual compensation of $100,000 or more, or (ix) terminate the employment of any individual having total annual compensation of $100,000 or more, other than for cause;

          (f)    directly or indirectly engage in any Affiliate Transaction (other than (i) solely among the Company and its wholly owned subsidiaries or (ii) with respect to employment relationships and compensation, benefits, travel advances and employee loans in the ordinary course of business and not prohibited by Section 6.1(e) above);

          (g)   (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms, (B) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice or (C) delay or accelerate payment of any account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice;

          (h)   make any change in any method of accounting other than those required by changes in GAAP or by a Governmental Entity;

          (i)    amend, waive, fail to enforce, assign or terminate any Company Material Contract or enter into a Contract that would be a Company Material Contract if entered into prior to the date hereof (except as contemplated under Section 7.12);

          (j)    make any capital expenditures in excess of $1,000,000;

          (k)   enter into any new line of business outside of its existing business segment;

          (l)    enter into any settlement or release with respect to any material claim relating to the business of the Company;

          (m)  (i) make, change or revoke any income Tax election, (ii) extend or waive the period of limitations for the payment or assessment of any material Tax of the Company or any of its subsidiaries, (iii) settle or compromise any income Tax claim, audit or dispute or any other material Tax claim, audit or dispute, (iv) file any amended income Tax Return, (v) obtain any ruling with respect to Taxes or enter into any agreement with any taxing authority, (vi) make or surrender any claim for a refund of Taxes or (vii) change any method of reporting income or deductions for Tax purposes;

          (n)   take any action that would reasonably be expected to impair or materially delay the Company's performance of its obligations under this Agreement; or

          (o)   authorize any, or commit or agree to take any, of the foregoing actions.

        Section 6.2    Conduct of Business of the Company on the Closing Date.     In furtherance and not in limitation of Section 6.1, as of the opening of business on the Closing Date and until the Effective Time, except as consented to in writing by Parent, the Company shall, and shall cause each of its subsidiaries (and the Holders shall cause each of them to), conduct their respective businesses in the ordinary course and shall not take any action to the extent that it affects the calculation of the Closing Working Capital and the Company Fees.

        Section 6.3    Conduct of Business of Parent.     Except as expressly contemplated by this Agreement, during the Interim Period, Parent shall, and shall cause its subsidiaries to (i) conduct its business in the ordinary course consistent with past practice and (ii) use commercially reasonable efforts to preserve substantially intact its business organization and preserve its present commercial relationships with customers, suppliers, employees and other third parties. Without limiting the generality of the foregoing, during the Interim Period, except as otherwise required by this Agreement, as required by applicable Law or except as consented to in writing by the Company (which consent shall not be unreasonably withheld or delayed), Parent shall not, and shall cause each of its subsidiaries not to do any of the following:

          (a)   amend or otherwise change the Governing Documents of Parent or any of its subsidiaries in a manner that would adversely affect the economic benefits of the Merger to the Holders or that would impede Parent's ability to consummate the transactions contemplated by this Agreement;

          (b)   take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

          (c)   take any action that would reasonably be expected to impair or materially delay the Company's performance of its obligations under this Agreement; or

          (d)   authorize any, or commit or agree to take any, of the foregoing actions.

ARTICLE 7
ADDITIONAL AGREEMENTS

        Section 7.1    Access to Information.     During the Interim Period, upon reasonable notice, the Company shall provide to Parent and its Representatives, during normal business hours, reasonable access to all employees, representatives and properties, and to all books, records, agreements, documents, information, data and files of the Company and its subsidiaries and with such additional accounting, financing, operating and other data and information regarding the Company and its subsidiaries as Parent may reasonably request (in a manner so as to not interfere with the normal business operations of the Company and its subsidiaries). During the Interim Period, upon reasonable notice, the Company shall permit Parent and its Representatives to perform physical and environmental inspections and tests of the Company Real Property. All of such information shall be treated as confidential information pursuant to the terms of the Confidentiality Agreement, the provisions of which are by this reference hereby incorporated herein, mutatis mutandis.

        Section 7.2    Efforts to Consummate.

          (a)   Subject to the terms and conditions herein provided, each of Parent and the Company shall use reasonable best efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective as promptly as practicable after the date hereof the transactions contemplated by this Agreement, including (i) preparing as promptly as practicable all necessary applications, notices, petitions, filings, ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, Permits, rulings, authorizations and clearances necessary or advisable to be obtained from any Person in order to consummate the transactions contemplated by this Agreement (collectively, the "Approvals" and with respect to Approvals of Governmental Entities, the "Governmental Approvals") and (ii) as promptly as practicable taking all steps as may be necessary to obtain all such Approvals. In furtherance and not in limitation of the foregoing, each Party hereto agrees to make all filings required by the Securities Act and the Exchange Act and any other applicable federal, state or local securities or "blue sky" Law (the "Securities Laws"). Each Party shall supply as promptly as practicable any additional information or documentation that may be requested pursuant to the Securities Laws.

          (b)   Any provision in this Agreement notwithstanding, under no circumstances shall Parent or its subsidiaries be required, and the Company or its subsidiaries shall not be permitted (without Parent's written consent in its sole discretion), to take any action, or commit to take any action, or agree to any condition or restriction, involving Parent, the Company or their respective subsidiaries in connection with obtaining any Governmental Approvals, that would have, or would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect in respect of Parent, or the Company and its subsidiaries taken as a whole, in each case measured on a scale relative to the Company and its subsidiaries taken as a whole (a "Materially Burdensome Regulatory Condition"); provided, that, if requested by Parent, the Company and its subsidiaries will take or commit to take any such action, or agree to any such condition or restriction, so long as such action, commitment, agreement, condition or restriction is binding on the Company and its subsidiaries only in the event the Closing occurs.

          (c)   Subject to Section 7.2(b) and any other provision of this Agreement notwithstanding, under no circumstances shall Parent or its subsidiaries be required, and the Company or its subsidiaries shall not be permitted (without Parent's written consent in its sole discretion), to commit to pay any amount or incur any obligation in favor of or offer or grant any accommodation (financial or otherwise, regardless of any provision to the contrary in the underlying Contract) to any Person to obtain any Approval from a third party; provided, that, if requested by Parent, the Company and its subsidiaries will commit to pay such amount, or incur such obligation in favor of or offer or grant such accommodation, so long as such commitment, obligation, or accommodation is binding on the Company and its subsidiaries only in the event the Closing occurs.

        Section 7.3    Public Announcements.     Parent, on the one hand, and the Company, on the other hand, shall consult with one another and obtain one another's approval (such approval not to be unreasonably withheld or delayed) before issuing or permitting any agent or Affiliate to issue any press release, or otherwise making or permitting any agent or Affiliate to make any public statements, with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation and approval; provided, that each Party may make any such announcement which it in good faith believes, based on advice of counsel, is necessary or advisable in connection with any requirement of Law, it being understood and agreed that, to the extent permitted and practicable, each Party shall provide the other Parties with copies of any such announcement in advance of such issuance.

        Section 7.4    Preparation of Disclosure Document.

          (a)   As promptly as practicable following the date hereof, Parent shall prepare and cause to be filed with the SEC, (i) if the Parent Written Consent is delivered to Parent in accordance with Section 7.11, an information statement of the type contemplated by the Exchange Act and Regulation 14C thereunder to be delivered to Parent's shareholders in connection with the Merger, the Stock Issuance and this Agreement (as it may be amended or supplemented from time to time, the "Information Statement") or (ii) if the Parent Written Consent is not delivered to Parent in accordance with Section 7.11, a proxy statement in preliminary form to be delivered to Parent's shareholders in connection with the Merger, the Stock Issuance and this Agreement (as it may be amended or supplemented from time to time, the "Proxy Statement" and, together with the Information Statement, the "Disclosure Document").

          (b)   The Company shall cooperate with Parent in connection with the preparation and filing of the Disclosure Document, including cooperating in the preparation of required financial information and statements and using its reasonable best efforts to furnish Parent, promptly following Parent's reasonable request, with any and all other information regarding the Company or its Affiliates as may be required to be set forth in the Disclosure Document. Parent shall notify the Company as promptly as practicable after the receipt by it of any written or oral comments of the SEC or its staff on, or of any written or oral request by the SEC or its staff for amendments or supplements to, the Disclosure Document, and shall promptly supply the Company with copies of all correspondence between it or any of its representatives and the SEC or its staff with respect to any of the foregoing filings. Parent will provide the Company a reasonable opportunity to review and comment upon the Disclosure Document, or any amendments or supplements thereto, or any SEC comments received with respect thereto and Parent's response thereto, prior to filing the same with the SEC and will include in the Disclosure Document, or any amendments or supplements thereto and any response by Parent to any comments of the SEC thereto, such reasonable comments thereon as are proposed by the Company. As promptly as practicable after the Disclosure Document has been cleared by the SEC or after ten (10) calendar days have passed since the date of filing of the preliminary Disclosure Document with the SEC without notice from the SEC of its intent to review the Disclosure Document, Parent will use reasonable best efforts to cause the Disclosure Document to be mailed to its shareholders. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state Securities Laws in connection with the Merger, and each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action. Parent will advise Company, promptly after it receives notice thereof, of the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Disclosure Document.

        Section 7.5    NASDAQ Listing.     Parent shall use reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NASDAQ or such other primary stock exchange on which the Parent Common Stock is then listed, subject to official notice of issuance, prior to the Effective Time (it being understood that nothing in this Section 7.5 shall require Parent to file or cause to be filed a registration statement with the SEC to cover the resale of such shares of Parent Common Stock).

        Section 7.6    Employee Benefit Matters.

          (a)   From and after the Closing Date, the employees of the Company and its subsidiaries who are employed by the Company or any of its subsidiaries as of the Closing Date and who remain employed with Parent and its subsidiaries (including the Company and its subsidiaries) thereafter (the "Company Employees") will be offered participation and coverage under Parent's and its subsidiaries' (excluding, for these purposes, after the Closing Date, the Company's and its subsidiaries') compensation and benefit plans, whether written or unwritten, including each "employee benefit plan" within the meaning of Section 3(3) of ERISA (the "Parent Benefit Plans") to the extent applicable, which are provided to similarly situated employees of Parent and its subsidiaries from time to time; provided, that continued participation and coverage following the Closing Date under the Company Benefit Plans as in effect immediately prior to the Closing Date shall be deemed to satisfy the obligations under this sentence, it being understood that the Company Employees may commence participating in the comparable Parent Benefit Plans on different dates following the Closing Date with respect to different comparable Parent Benefit Plans.

          (b)   For purposes of vesting, eligibility to participate and accrual of benefits under the Parent Benefit Plans providing benefits to any Company Employees after the Closing Date (including the Company Benefit Plans) (the "New Plans"), each Company Employee shall be credited with his or her years of service with the Company and its subsidiaries before the Closing Date, to the same extent as such Company Employee was entitled, before the Closing Date, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Closing Date, provided, that the foregoing shall not apply (i) with respect to benefit accrual under any defined benefit pension plan, (ii) for purposes of any New Plan under which similarly-situated employees of Parent and its subsidiaries do not receive credit for prior service, (iii) for purposes of any New Plan that is grandfathered or frozen, either with respect to level of benefits or participation or (iv) to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing, to the extent legally permissible, Parent shall, or shall cause the Surviving Company to, use commercially reasonable efforts: (A) to cause each Company Employee to be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is replacing comparable coverage under a Company Benefit Plan in which such Company Employee participated immediately before the Closing Date (such plans, collectively, the "Old Plans"), (B) for purposes of each New Plan providing medical, dental, pharmaceutical, life insurance and/or vision benefits to any Company Employee, to cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable Old Plans of the Company or its subsidiaries in which such employee participated immediately prior to the Closing Date and (C) to cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance, maximum out-of-pocket and lifetime maximum limitations or requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (c)   From and after the Closing Date, Parent shall, or shall cause the Company and its subsidiaries to, honor all obligations under the Company Benefit Plans in accordance with their terms as in effect immediately before the Closing Date; provided, that nothing herein shall prohibit Parent, the Company or any of their respective subsidiaries from amending, suspending or terminating any particular Company Benefit Plan to the extent permitted by its terms and applicable Law.

          (d)   Without limiting the generality of Section 11.9, the provisions of this Section 7.6 are solely for the benefit of the Parties, and no current or former director, officer, employee or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Agreement. Nothing contained in this Agreement shall guarantee employment for any period of time or preclude the ability of Parent or the Surviving Company to terminate the employment of any Company Employee at any time and for any reason, or constitute or be deemed to be an amendment to any Company Benefit Plan or any other compensation or benefit plan, policy, agreement or arrangement of Parent, the Company or their subsidiaries for any purpose.

        Section 7.7    Managers' and Officers' Indemnification and Insurance.

          (a)   Parent agrees that, until the six (6) year anniversary date of the Effective Time, the Surviving Company's Governing Documents shall contain provisions no less favorable with respect to indemnification of the current and former managers and officers of the Company (the "Covered Persons") than are currently provided in the Company's Governing Documents, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any such individuals until the expiration of the statutes of limitations applicable to such matters or unless such amendment, modification or repeal is required by applicable Law.

          (b)   Without limiting the provisions of Section 7.7(a), until the six (6) year anniversary of the Effective Time, Parent and the Surviving Company shall (i) indemnify and hold harmless each Covered Person against and from any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Action, to the extent such Action arises out of or pertains to (A) any action or omission or alleged action or omission in such Covered Person's capacity as such or (B) this Agreement and any of the transactions contemplated hereby and (ii) pay in advance of the final disposition of any such Action the expenses (including reasonable attorneys' fees) of any Covered Person upon receipt of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified. Neither Parent nor the Surviving Company shall (and Parent shall cause the Surviving Company not to), without the applicable Covered Person's written consent, settle or compromise or consent to the entry of any judgment or otherwise terminate any Action of such Covered Person for which indemnification may be sought under this Section 7.7(b) unless such settlement, compromise, consent or termination includes an unconditional release of such Covered Person from all liability arising out of such claim, action, suit, proceeding or investigation.

          (c)   Parent shall use its reasonable best efforts (and Company shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of six (6) years after the Effective Time the Company's existing directors' and officers' liability insurance policy (provided, that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous); provided, that Parent shall not be obligated to make aggregate annual premium payments for such six (6)-year period in respect of such policy (or coverage replacing such policy) which exceed 200% of the annual premium payments on the Company's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent shall use its reasonable best efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount. In lieu of the foregoing, either Parent or the Company may obtain on or prior to the Effective Time, a prepaid tail policy; provided, that the cost of such policy does not exceed 200% of the Maximum Amount.

          (d)   This Section 7.7(d) shall survive the consummation of the Merger and is intended to benefit, and shall be enforceable by, any Person or entity referred to in clause (a) of this Section 7.7 (whether or not parties to this Agreement). The indemnification provided for in this Section 7.7 shall not be deemed exclusive of any other rights to which the Indemnified Party is entitled pursuant to Law or Contract.

        Section 7.8    Section 16 Matters.     If the Company delivers the relevant required (or reasonably requested, by Parent) information to Parent at least three (3) business days prior to the Closing, then, prior to the Closing, the Board of Directors of Parent, or a committee of "non-employee directors" thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), will before the Closing adopt a resolution providing that the acquisition of Parent Common Stock in connection with the Merger by each individual director, including any director by deputization, who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent are approved by the Parent Board or by such committee thereof, and are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act.

        Section 7.9    Certain Tax Matters.

          (a)   During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries to (i) timely file all material Tax Returns (taking into account any permitted extensions) required to be filed by or on behalf of each such entity, (ii) timely pay all material Taxes due and payable, (iii) accrue a reserve in the books and records and financial statements of any such entity in accordance with past practice for all Taxes payable but not yet due, and (iv) promptly notify Parent of any Actions pending against or with respect to the Company or any of its subsidiaries in respect of any amount of Tax.

          (b)   After the Closing Date, the Holders and Parent shall cooperate, and shall cause their respective Affiliates to cooperate, with each other and with each other's agents, including accounting firms and legal counsel, in connection with Tax matters relating to the Company and any of its subsidiaries including (i) the preparation and filing of any Tax Returns, (ii) determining the liability for and amount of any Taxes due or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns and (iv) any administrative or judicial proceedings in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include the Holders and Parent making available to each other all information and documents in their possession relating to the Company and its subsidiaries. The Holders and Parent also shall, and shall cause their respective Affiliates to, make available to each other, as reasonably requested and available, personnel responsible for preparing, maintaining and interpreting information and documents relevant to Taxes. Any information or documents provided pursuant to this Section 7.9(b) shall be kept confidential by the Party receiving the information or documents, except (x) as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any administrative or judicial proceedings relating to Taxes, or (y) as required by Law or to employees, advisors or consultants of the Holders, in each case who have a need to know such information, provided that such Persons either (A) agree to observe the terms of this Section 7.9(b) or (B) are bound by obligations of confidentiality to the Holders of at least as high a standard as those imposed on the Holders under this Section 7.9(b). Anything in this Agreement to the contrary notwithstanding, neither Parent nor any of its subsidiaries shall be required to provide to any Person any Tax Return (or copy thereof) of Parent or any consolidated, combined or unitary group that includes Parent or any of its subsidiaries.

          (c)   Parent shall have the exclusive right to control any audit, litigation or other proceeding with respect to Taxes (a "Tax Contest"), provided, that with respect to any Tax Contest for any

  Pre-Closing Tax Period which Tax Contest includes any issue for which Parent Indemnitee is entitled to indemnification under Section 10.2(a), (i) Parent shall keep the Holders reasonably informed with respect to such defense, (ii) Parent shall consult with the Holders before taking any significant action in connection with such Tax Contest, and (iii) the Holders (acting together) shall have the right to approve any settlement of such Tax Contest (such approval not to be unreasonably delayed or withheld).

          (d)   On the Closing Date, the Company shall deliver to Parent a duly completed and executed certificate of the Company, in accordance with Treasury Regulation Sections 1.1445-2(c)(3) and 1.897-2(h), certifying that each "interest" in the Company (within the meaning of Section 897(c)(1) of the Code) is not a "United States real property interest" within the meaning of Section 897(c) of the Code.

          (e)   All Tax Sharing Agreements with respect to or involving the Company or any of its subsidiaries shall be terminated as of the Closing, and neither the Company nor any of its subsidiaries shall have any obligation or liability pursuant thereto. A "Tax Sharing Agreement" shall mean an agreement binding the Company or any of its subsidiaries that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit.

          (f)    The Company, its subsidiaries and Parent shall cooperate in filing all required sales, use, transfer and other Tax returns and ancillary documents in connection with the consummation of the transactions contemplated by this Agreement. Parent shall pay and be responsible for 100% of all transfer taxes (including intangible taxes) that may imposed in connection with the transactions contemplated by this Agreement on account of any Company Real Property.

          (g)   Anything in this Agreement to the contrary notwithstanding, the procedures relating to claims for indemnification for Taxes shall be governed exclusively by this Section 7.9, and the provisions of Section 10.3 (other than Section 10.3(d)) shall not apply. Anything in this Agreement to the contrary notwithstanding, the covenants and agreements in this Section 7.9 and in Section 10.2(a)(iii) shall survive the Closing until the date that is thirty (30) days after the expiration of the applicable statute of limitations.

        Section 7.10    Merger Consideration Allocation Schedule.     No later than two (2) business days before the anticipated Closing Date, the Company shall provide Parent with a certificate (the "Allocation Certificate") signed by a duly authorized officer of the Company setting forth the calculation as of the Closing Date of the applicable Per Interest Merger Consideration.

        Section 7.11    Parent Written Consent.     Parent will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of holders of Parent Common Stock (the "Shareholders Meeting") as promptly as practicable after the date hereof, to consider and vote upon the adoption of this Agreement and the approval of the Merger and the Stock Issuance, and shall not postpone or adjourn such meeting except to the extent required by Law. Notwithstanding the foregoing, Parent's obligations under this Section 7.11 shall be discharged in the event that the Parent Written Consent shall have been signed, dated and delivered to Parent in accordance with Section 607.0707 of the Florida Business Corporation Act, as amended, and a copy thereof shall have been delivered to the Company (it being understood that the signing, dating and delivery to Parent of the Parent Written Consent in accordance with Section 607.0707 of the Florida Business Corporation Act, as amended, shall constitute the obtaining of the Parent Shareholder Approval for all purposes under this Agreement).

        Section 7.12    Company Credit Facility.     The Company shall use commercially reasonable efforts to obtain, on or before the Closing Date, the necessary consent (the "Company Credit Facility Consents") of the lender party to the Company Credit Facility (a) to allow the Company Credit Facility to remain in effect after the Effective Time with no default or event of default thereunder resulting from the Merger or the consummation of the other transactions contemplated hereby and (b) terminate the Company's and its subsidiaries' obligations under Sections 4.1, 4.2, 4.3 and 4.6 of the Company Credit Facility, with no (i) reduction of the outstanding amounts or lending or other financing commitments thereunder or (ii) shortening of any maturity thereunder. Notwithstanding the foregoing, under no circumstances shall Parent or its subsidiaries be required, and the Company or its subsidiaries shall not be permitted (without Parent's express written consent in its sole discretion), to accept any terms or conditions, commit to pay any amount, incur any obligation in favor of or offer or grant any accommodation (financial or otherwise, regardless of any provision to the contrary in the Company Credit Facility) to any Person to obtain any Company Credit Facility Consent; provided, that, if requested by Parent, the Company and its subsidiaries will accept such terms or conditions, commit to pay such amount or incur such obligation in favor of or offer or grant such accommodation, so long as such terms and conditions, commitment, obligation or accommodation are binding on the Company and its subsidiaries only in the event the Closing occurs. The Company shall deliver to Parent copies of all draft agreements to be provided to its lender in connection with obtaining the Company Credit Facility Consents prior to the dissemination thereof, and shall keep the Parent informed in all material respects of the status of the Company's efforts to obtain the Company Credit Facility Consents. The Parent shall cooperate with the Company to obtain the Company Credit Facility Consents to the extent reasonably requested by the Company. To the extent required by the lender party to the Company Credit Facility, the Company shall use its reasonable best efforts to deliver to Parent, prior to Closing, an Estoppel Certificate with respect to each Company Lease.

        Section 7.13    Parent Credit Facility.     The Parent shall use commercially reasonable efforts to obtain, on or before the Closing Date, the necessary consent (the "Parent Credit Facility Consents") of the lender party to the Parent Credit Facility to waive any requirement that the Company and its subsidiaries guarantee, or incur any liens to secure, the Obligations (as defined in the Parent Credit Facility), with no (a) reduction of the outstanding amounts or lending or other financing commitments thereunder or (b) shortening of any maturity thereunder; provided, that nothing contained in this Section 7.13 shall permit or require Parent to accept any terms or conditions with respect to the Parent Credit Facility that are not commercially reasonable. The Company shall cooperate with Parent to obtain the Parent Credit Facility Consents to the extent reasonably requested by Parent. To the extent required by the lender party to the Parent Credit Facility, the Company shall use its reasonable best efforts to deliver to Parent, prior to Closing, an Estoppel Certificate with respect to each Company Lease.

        Section 7.14    Further Assurances.     From time to time, as and when requested by any Party and at such Party's expense, any other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such requesting Party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement. To the extent that any Holder or any of its Affiliates (other than the Company and its subsidiaries) holds at or prior to the Effective Time any assets related to the Company or its subsidiaries, such Holder shall, and shall cause such Person to, promptly transfer such assets to the Company or its subsidiaries, it being agreed that the Holder's obligations under this Section 7.14 shall continue after the Effective Time in respect of any such assets that are not transferred to the Company or its subsidiaries pursuant to this Section 7.14 at or prior to the Effective Time.

        Section 7.15    Business Records and Latt Maxcy Financial Statements.     Parent acknowledges that the Holders may from time to time from and after the Closing require access to Company's records in connection with the preparation of tax returns or financial statements or other legitimate business purpose, and agrees that Parent will during normal business hours, provide the Holders and each of their respective Affiliates and their respective Representatives with either reasonable access to or copies of the Company records reasonably requested by the Holders. Parent also acknowledges that there are earn-out obligations under the Latt Maxcy Purchase Agreement that are Retained Liabilities and are based on the audited financial statements of the Latt Maxcy Business through June 30, 2015. As such, Parent agrees to cause separate books and records to be maintained for the Company to the extent required to enable the Holders to produce audited financial statements of the Latt Maxcy Business through June 30, 2015.

        Section 7.16    Parent Common Stock Dispositions.     The Holders each hereby agree that any dispositions following the Closing of the Merger Consideration Shares or the shares of Parent Common Stock (if any) issued pursuant to Section 2.13, in each case owned or controlled by such Holder, shall (a) comply with all applicable securities Laws and any insider and restricted trading policies of Parent then applicable to such Holder, and (b) be executed following reasonable consultation with Parent in an effort to optimize the capital market effect of any such disposition, including to minimize to the extent reasonably possible any anticipated negative impact on the trading price of Parent Common Stock.

ARTICLE 8
CONDITIONS PRECEDENT

        Section 8.1    Conditions to the Obligations of the Company and Parent.     The respective obligations of the Parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)    NASDAQ Listing.    The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NASDAQ or such other primary stock exchange on which Parent Common Stock is then listed, subject to official notice of issuance.

          (b)    Governmental Approvals.    All Governmental Approvals required to consummate the Merger shall have been obtained and shall remain in full force and effect or, in the case of waiting periods, shall have expired or been terminated (and, in the case of the obligation of Parent to effect the Closing, no such Governmental Approval shall contain or shall have resulted in, or would reasonably be expected to result in, the imposition of any Materially Burdensome Regulatory Condition).

          (c)    No Injunctions or Restraints; Illegality.    No statute, rule, regulation, executive or other order shall have been enacted, issued, promulgated or enforced by any Governmental Entity and remain in effect, and no preliminary or permanent injunction, temporary restraining order or other legal restraint or prohibition issued by a court or other Governmental Entity shall be in effect, in either case preventing or rendering illegal the consummation of the Merger.

          (d)    Parent Shareholder Approval.    The Parent Shareholder Approval shall have been obtained and (if the Parent Written Consent shall have been delivered to Parent in accordance with Section 7.11) the Information Statement shall have been delivered to Parent's shareholders, and at least twenty (20) calendar days shall have elapsed from the date of such delivery.

        Section 8.2    Conditions to Obligations of Parent.     The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time, of the following conditions:

          (a)    Representations and Warranties.    (i) Each of the Company Fundamental Representations (other than the Section 3.12 (Environmental Matters)) and each of the representations and warranties of the Company contained in the Section 3.19 (Transactions with Affiliates) shall be true in all respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case as of such date), (ii) the representations and warranties of the Company contained in Section 3.8(a) (Absence of Material Adverse Effect) shall be true in all respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date and (iii) all other representations and warranties contained in this Agreement shall be true and correct (without giving effect to any qualifications or limitations as to "materiality" or "Company Material Adverse Effect" set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case as of such date) except, in the case of this clause (iii), for such failures to be true and correct that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)    Performance of Obligations of the Company.    The Company, the Holders and the Company's subsidiaries shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

          (c)    Certificates.    Parent shall have received:

              (i)  a certificate signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer to the effect that the conditions with respect to the Company specified in Section 8.2(a) and Section 8.2(b) have been fulfilled; and

             (ii)  a certificate signed on behalf of each Holder by an authorized officer of such Holder to the effect that the conditions with respect to such Holder specified in Section 8.2(a) and Section 8.2(b) have been fulfilled.

          (d)    Third Party Consents.    The consents, waivers and approvals set forth on Section 8.2(d) of the Parent Disclosure Schedules shall have been obtained and shall remain in full force and effect.

          (e)    Appraisal.    The Special Committee shall have received the final Appraisal.

          (f)    Audit.    The 2014 Audit, which shall include an unqualified audit opinion, shall have been completed and delivered to Parent.

        Section 8.3    Conditions to Obligations of the Company.     The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time, of the following conditions:

          (a)    Representations and Warranties.    (i) Each of the Parent Fundamental Representations shall be true in all respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case as of such date), (ii) the representations and warranties of the Company contained in Section 5.6(a) (Absence of Material Adverse Effect) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date and (iii) all other representations and warranties contained in this Agreement shall be true and correct (without giving effect to any qualifications or limitations as to

  "materiality" or "Parent Material Adverse Effect" set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case as of such date) except, in the case of this clause (iii), for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate a Parent Material Adverse Effect.

          (b)    Performance of Obligations of Parent.    Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

          (c)    Certificates.    The Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer or Chief Financial Officer that the conditions specified in Section 8.3(a) and Section 8.3(b) have been fulfilled.

ARTICLE 9
TERMINATION

        Section 9.1    Termination.     This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

          (a)   by mutual written consent of Parent and the Company; or

          (b)   by Parent or by the Company, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree or ruling or other action shall have become final and nonappealable; provided, that the Party seeking to terminate this Agreement pursuant to this Section 9.1(b) shall have used reasonable best efforts to remove such order, decree, ruling or other action;

          (c)   by Parent, if any of the Company's representations and warranties contained in Article 3 or any of the Holders' representations and warranties contained in Article 4 shall fail to be true and correct or the Company or a Holder shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, and in each case such failure to be true and correct or such breach or failure to perform would give rise to a failure of a condition set forth in Section 8.2(a) or Section 8.2(b) and has not been cured by the earlier of (i) the date that is thirty (30) business days after the date that Parent has notified the Company or such Holder of such failure or breach and (ii) the End Date; provided, that Parent is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that such failure or breach would give rise to the failure of a condition set forth in Section 8.3(a) or Section 8.3(b);

          (d)   by the Company, if any of Parent's or Merger Sub's representations and warranties contained in Article 5 shall fail to be true and correct or Parent or Merger Sub shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, and in each case such failure to be true and correct or such breach or failure to perform would give rise to a failure of a condition set forth in Section 8.3(a) or Section 8.3(b) and has not been cured by the earlier of (i) the date that is thirty (30) business days after the date that the Company has notified Parent of such failure or breach and (ii) the End Date; provided, that the Company is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that such failure or breach would give rise to the failure of a condition set forth in Section 8.2(a) or Section 8.2(b);

          (e)   by Parent or the Company, if the Closing shall not have occurred on or prior to the End Date, at any time after the End Date; provided, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any Party whose failure to perform any material covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date. The "End Date" shall mean April 30, 2015.

        Section 9.2    Effect of Termination.     In the event of the termination of this Agreement pursuant to this Article 9, this entire Agreement shall forthwith become void (and there shall be no liability or obligation on the part of Parent or the Company or their respective officers, directors, managers or equityholders) with the exception of (a) the provisions of Section 7.3, this Section 9.2, the last sentence of Section 7.1, and Article 11, and (b) any liability of any Party for any willful breach of this Agreement prior to such termination.

ARTICLE 10
INDEMNIFICATION

        Section 10.1    Survival of Representations, Warranties and Covenants.

          (a)   The representations and warranties of the Company and the Holders contained in this Agreement or in any certificate delivered pursuant hereto shall not survive the Closing, other than (a) the Company Fundamental Representations (excluding the representations and warranties contained in Section 3.12), which shall survive indefinitely or until the latest date permitted by applicable Law, (b) the representations and warranties contained in Section 3.12, which shall survive until the third anniversary of the Closing Date, and (c) the representations and warranties contained in Section 3.16, which shall survive until the date that is thirty (30) days after the expiration of the applicable statute of limitations; provided, that the claims specifically set forth in any claim for indemnity made by a Party hereto in accordance with this Article 10 on or prior to the expiration of the applicable survival period set forth in this Section 10.1(a) shall survive until such claim is finally resolved.

          (b)   The representations and warranties of Parent and Merger Sub contained in this Agreement or in any certificate delivered pursuant hereto shall not survive the Closing, other than the Parent Fundamental Representations, which shall survive indefinitely or until the latest date permitted by applicable Law; provided, that the claims specifically set forth in any claim for indemnity made by a Party hereto in accordance with this Article 10 on or prior to the expiration of the applicable survival period set forth in this Section 10.1(b) shall survive until such claim is finally resolved.

          (c)   This Section 10.1 shall not limit any covenant or agreement of the Parties contained in this Agreement that by its terms contemplates performance after the Closing, and shall not extend the applicability of any covenant or agreement of the Parties contained in this Agreement that by its terms relates only to a period between the date of this Agreement and the Closing.

        Section 10.2    General Indemnification.

          (a)   Subject to the other provisions of this Article 10, after the Closing, the Holders shall indemnify, defend and hold Parent and/or its respective officers, directors, employees, Affiliates and/or agents (each, a "Parent Indemnitee") harmless from any damages, losses, liabilities, obligations, Taxes, claims of any kind, interest or expenses (including reasonable attorneys' fees and expenses) (each, a "Loss") suffered or paid as a result of, in connection with, or arising out of (i) any breach of any Company Fundamental Representation, in each case read without reference to "materiality" or "Company Material Adverse Effect," (ii) any breach by the Company of any of the covenants or agreements contained herein, (iii) any Excluded Taxes and (iv) the Retained Liabilities.

          (b)   Subject to the other provisions of this Article 10, after the Closing, Parent and the Surviving Company shall indemnify, defend and hold each of the Holders and/or its respective officers, directors, employees, Affiliates and/or agents (each, a "Holder Indemnitee") harmless from any Losses suffered or paid as a result of, in connection with, or arising out of (i) any breach of any Parent Fundamental Representation, in each case read without reference to "materiality" or "Parent Material Adverse Effect," and (ii) any breach by Parent, Merger Sub or the Surviving Company of any of the covenants or agreements contained herein.

          (c)   The obligations to indemnify and hold harmless pursuant to this Section 10.2 shall survive the consummation of the transactions contemplated hereby for the applicable period set forth in Section 10.1, except for claims for indemnification asserted prior to the end of such applicable period (which claims shall survive until final resolution thereof).

        Section 10.3    Procedures.

          (a)   If a claim, Action, suit or proceeding (including a claim, Action, suit or proceeding by a Person who is not a Party or an Affiliate thereof, such claim, Action, suit or proceeding, a "Third Party Claim") is made against any Person entitled to indemnification pursuant to Section 10.2 (an "Indemnified Party"), and if such Person intends to seek indemnity with respect thereto under this Article 10, such Indemnified Party shall promptly give a Notice of Claim to the Party obligated to indemnify such Indemnified Party (such notified Party, the "Responsible Party"); provided, that the failure to give such Notice of Claim shall not relieve the Responsible Party of its obligations hereunder, except to the extent that the Responsible Party is actually prejudiced thereby. If the Indemnified Party is Parent or a subsidiary of Parent, then the Holders, acting in concert, shall be the Responsible Party.

          (b)   Upon receipt of a Notice of Claim for a Third Party Claim, the Responsible Party shall have thirty (30) days after receipt of such notice to assume the control of and conduct, through counsel reasonably acceptable to the Indemnified Party at the expense of the Responsible Party, of the settlement or defense thereof, and the Indemnified Party shall cooperate with the Responsible Party in connection therewith; provided, that the Responsible Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party (the fees and expenses of such counsel shall be borne by such Indemnified Party unless, in the opinion of counsel, representation of both the Responsible Party and the Indemnified Party by the same counsel would be inappropriate under applicable standards of professional care due to actual or potential differing interests between such parties, in which case the fees and expenses of counsel selected by the Indemnified Party shall be borne by the Responsible Party). So long as the Responsible Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing provisions of this Section 10.3(b), the Indemnified Party shall have the right to pay or settle any such claim; provided, that in such event it shall waive any right to indemnity or reimbursement therefor by the Responsible Party for such claim unless the Responsible Party shall have consented to such payment or settlement (such consent not to be unreasonably withheld or delayed). If the Responsible Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party's Notice of Claim hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim and shall not thereby waive any right to indemnity or reimbursement therefor pursuant to this Agreement. The Responsible Party shall not, except with the consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), enter into any settlement that does not include as an unconditional term thereof the giving by the Person(s) asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

          (c)   The Responsible Party and the Indemnified Party shall reasonably cooperate in the defense or prosecution of any Third Party Claim in respect of which indemnity may be sought hereunder and each (or a duly authorized Representative of such Party) shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

          (d)   The above provisions of this Section 10.3 shall not apply to any claim for indemnification for Taxes (including any Excluded Taxes), the procedures with respect to which shall be governed by Section 7.9(a).

        Section 10.4    Limitations on Indemnification Obligations.     The rights of the Parent Indemnitees to indemnification pursuant to the provisions of Section 10.2(a) and of the Holder Indemnitees to indemnification pursuant to the provisions of Section 10.2(b) are subject to the following limitations:

          (a)   the amount of any and all Losses shall be determined net of any amounts recovered by the Parent Indemnitees or Holder Indemnitees, as applicable, under insurance policies or other collateral sources (such as contractual indemnities of any Person which are contained outside of this Agreement) with respect to such Losses;

          (b)   each Holder shall be liable Severally in Proportion, and not jointly, for any Losses for which a claim for indemnification may be brought pursuant to Section 10.2(a); provided, that each Holder's aggregate liability for indemnification in respect of Section 10.2(a)(i) and (ii) shall not exceed the Merger Consideration Shares actually received by such Holder. "Severally in Proportion" means several liability for a percentage of the applicable Losses for which a claim for indemnification may be brought pursuant to Section 10.2(a), if any, equal to such Holder's relative Holder Percentage;

          (c)   Parent's aggregate liability for indemnification in respect of Section 10.2(b) shall not exceed (i) the Closing Merger Consideration times (ii) the Reference Quotient.

        Section 10.5    Exclusive Remedy; Reliance on Representations.     Notwithstanding anything contained herein to the contrary but subject to Section 11.15, from and after the Closing Date, indemnification pursuant to the provisions of this Article 10 shall be the exclusive remedy for the Parties for any misrepresentation or breach of any warranty, covenant or other provision contained in this Agreement or in any certificate delivered pursuant hereto, other than in the case of fraud or knowing misrepresentation solely with respect to the Party committing such fraud or knowing misrepresentation (and nothing in this Article 10 shall limit any Person's right to recover in respect of fraud or knowing misrepresentation with respect to the Party committing such fraud or knowing misrepresentation). Except for the representations and warranties set forth in Article 5 of the Agreement or in the certificate contemplated by Section 8.3(c), the Company and the Holders expressly disclaim any reliance on any representations or warranties of any kind or nature, express or implied, including, in the due diligence materials, or in any presentation of the business of Parent by management or the Board of Directors of Parent or others in connection with the transactions contemplated hereby and none of the Holder Indemnified Parties shall be entitled to make a claim for Losses related thereto. Except for the representations and warranties set forth in Article 3 and Article 4 of the Agreement or in the certificates contemplated by Section 8.2(c), Parent expressly disclaims any reliance on any representations or warranties of any kind or nature, express or implied, including, in the due diligence materials, or in any presentation of the business of the Company by management of the Company or others in connection with the transactions contemplated hereby and none of the Parent Indemnified Parties shall be entitled to make a claim for Losses related thereto.

        Section 10.6    Manner of Payment.     To the extent that any Holder Indemnitee is entitled to any indemnification payments pursuant to this Article 10, Parent shall deliver such payment to the Holders, on behalf of such Holder Indemnitee, by wire transfer of immediately available funds to an account designated by the Holders within fifteen (15) days of the determination of the amount of such indemnification payment. To the extent that any Parent Indemnitee is entitled to any indemnification payments pursuant to this Article 10, each Holder shall, within fifteen (15) days of the determination of the amount of such indemnification payment, satisfy such Holder's applicable portion of the indemnification payment either by (a) wire transfer of immediately available funds to an account designated by Parent or (b) delivery of shares of Parent Common Stock (valued at the Collar-Adjusted

Value of the Reference Amount as of the date of such determination) or any combination thereof, in each case at such Holder's election.

        Section 10.7    Tax Treatment.     All indemnification payments pursuant to this Article 10 shall be treated for all Tax purposes as adjustments to the Closing Merger Consideration, except to the extent otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code (or any corresponding or similar provision of state, local or foreign Law).

ARTICLE 11
MISCELLANEOUS

        Section 11.1    Entire Agreement; Assignment.     This Agreement, together with the schedules and exhibits hereto, (a) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and (b) shall not be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of Parent, in the case of the Company or the Holders, or the Company, in the case of Parent or Merger Sub. Notwithstanding the foregoing, (i) Parent may assign its rights hereunder to any of its wholly owned subsidiaries without consent; provided, that no such assignment shall relieve Parent of any of its obligations hereunder, and, (ii) following the Closing Date, each of Parent and any permitted assignee may assign its rights and obligations hereunder without consent in connection with a sale of all or substantially all of Parent's assets, as long as the transferee assumes Parent's obligations hereunder. Any attempted assignment of this Agreement not in accordance with the terms of this Section 11.1 shall be void.

        Section 11.2    Amendment.     This Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of Parent, the Holders and the Company. This Agreement may not be amended or modified except as provided in the immediately preceding sentence and any amendment by any Party effected in a manner which does not comply with this Section 11.2 shall be void.

        Section 11.3    Extension; Waiver.     At any time prior to the Closing, the Company may (a) extend the time for the performance of any of the obligations or other acts of Parent or Merger Sub contained herein, (b) waive any inaccuracies in the representations and warranties of Parent or Merger Sub contained herein or in any document, certificate or writing delivered by Parent pursuant hereto or (c) waive compliance by Parent or Merger Sub with any of the agreements or conditions contained herein. At any time prior to the Closing, Parent may (i) extend the time for the performance of any of the obligations or other acts of the Company or the Holders contained herein, (ii) waive any inaccuracies in the representations and warranties of the Company or the Holders contained herein or in any document, certificate or writing delivered by the Company or the Holders pursuant hereto or (iii) waive compliance by the Company or the Holders with any of the agreements or conditions contained herein. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure or delay on the part of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

        Section 11.4    Notices.     All notices, requests, claims, demands and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or five (5) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a facsimile, and shall be directed to the address set forth below (or such other address or facsimile number as such Party shall designate by like notice):

  To Parent, Merger Sub or the Surviving Company:

    Alico, Inc.
    10070 Daniels Interstate Court
    Fort Myers, Florida 33913
    Attention:    Mark Humphrey, Executive Vice President and Chief Financial Officer
    Facsimile:    (239) 226-2004

  with a copy (which shall not constitute notice) to:

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd Street
    New York, New York 10019
    Attention:    Matthew M. Guest, Esq.
    Facsimile:    (212) 403-2000

  and a copy (which shall not constitute notice) to:

    Dickstein Shapiro LLP
    1825 Eye Street NW
    Washington, DC 20006
    Attention:    T. Malcolm Sandilands, Esq.
    Facsimile:    (202) 420-2735

  To the Company (prior to the Closing):

    734 Citrus Holdings, LLC
    181 Highway 630 East
    Frostproof, Florida 33843
    Attention:    Clayton G. Wilson
    Facsimile:    (863) 635-7446

  with a copy (which shall not constitute notice) to:

    Shumaker, Loop & Kendrick, LLP
    Bank of America Plaza
    101 E. Kennedy Boulevard
    Attention:    Darrell Smith, Esq.
    Facsimile:    (813) 229-1660

  To the Holders (following the Closing) to:

    734 Agriculture, LLC
    c/o Trafelet Brokaw & Co., LLC
    410 Park Avenue, 17th Floor
    New York, New York 10022
    Attention:    Manager
    Facsimile:    (212) 201-7802

or, in each case, to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        Section 11.5    Governing Law.     This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Florida.

        Section 11.6    Fees and Expenses.     Except as otherwise expressly set forth in this Agreement, and except with respect to costs and expenses of printing and mailing the Disclosure Document and all filing and other fees paid to the SEC in connection with the Merger, which shall be borne by Parent, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that solely if the Closing occurs, the Company Fees and the Covered Fees shall be paid by Parent, and the Closing Merger Consideration shall be adjusted by the Estimated Company Fees, as set forth in Section 2.7. In the event that the estimated or actual Company Fees exceed the Estimated Company Fees, then an amount of shares of Parent Common Stock shall be returned to Parent, as set forth in Section 2.12(d).

        Section 11.7    Construction; Interpretation.     The term "this Agreement" means this Merger Agreement together with the schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Any reference to any particular Code section or any other Law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified. All references to "$" shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a "Section," "Exhibit," "Disclosure Schedule" or "Schedule" shall be deemed to refer to a section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "including" and words of similar import shall mean "including, without limitation." The word "or" shall not be exclusive. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. All pronouns and any variations thereof refer to the masculine, feminine or neuter, single or plural, as the context may require. English shall be the governing language of this Agreement. References to any statute, listing rule, rule, standard, regulation or other law shall include a reference to the corresponding rules and regulations and, in each case, any amendments, modifications, supplements and consolidations.

        Section 11.8    Exhibits and Schedules.     All exhibits and schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any disclosure schedules is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a disclosure schedule is or is not material for purposes of this Agreement.

        Section 11.9    No Third Party Beneficiaries.     This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in this Article 11, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; except as set forth in Section 7.7 with respect to the Covered Persons and Article 10 with respect to the Parent Indemnified Parties and Holder Indemnified Parties.

        Section 11.10    Severability.     If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

        Section 11.11    Counterparts.     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall be effective as delivery of a manually executed counterpart to this Agreement.

        Section 11.12    Knowledge.     For all purposes of this Agreement, the phrases "to the Company's knowledge" and "known by the Company", and to "Parent's knowledge" and "known by Parent", and any derivations thereof shall mean, as of the applicable date, the actual knowledge after reasonable investigation (and shall in no event encompass constructive, imputed or similar concepts of knowledge) of those individuals set forth on Section 11.12 of the Company Disclosure Schedules and Section 11.12 of the Parent Disclosure Schedules, respectively.

        Section 11.13    Waiver of Jury Trial.     EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        Section 11.14    Jurisdiction and Venue.     Each Party hereby irrevocably submits to the exclusive personal jurisdiction of the Twentieth (20th) Circuit Court of the State of Florida, Lee County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Action or proceeding, in the United States District Court for the Middle District of Florida located in Fort Myers, Florida in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any Action for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Action may not be brought or is not maintainable in one of the above-named courts, or that this Agreement or any such document may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such Action shall be heard and determined in one of the above-named courts. The Parties hereby consent to and grant the Twentieth (20th) Circuit Court of the State of Florida, Lee County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Action or proceeding, in the United States District Court for the Middle District of Florida located in Fort Myers, Florida, jurisdiction over the Person of such Parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Action in the manner provided in this Section 11.4 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

        Section 11.15    Remedies; Limitation on Damages.

          (a)   Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled to seek and obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. In circumstances where any Party is obligated to consummate the transactions contemplated by this Agreement and such transactions have not been consummated (other than as a result of the other Party's refusal to close in violation of this Agreement) each of the Parties expressly acknowledges and agrees that the other Party and its equityholders shall have suffered irreparable harm, that monetary damages will be inadequate to compensate such other Party and its equityholders, and that such other Party on behalf of itself and its equityholders shall be entitled to enforce specifically, as the case may be, obligations to consummate such transactions. Each Party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.15, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

          (b)   Anything to the contrary notwithstanding, no Party shall be liable for any consequential damages, including loss of revenue, income or profits, Loss in value of assets or securities, punitive, special or indirect damages, relating to any breach of this Agreement, except to the extent awarded against an Indemnified Party pursuant to Article 10 in connection with a Third Party Claim; provided, that the above provisions of this Section 11.15(b) shall not prevent Parent Indemnitees from recovering "interest, penalties and additions to tax" described in the definition of "Tax" in Section 1.1.

        Section 11.16    Latt Maxcy Business.     Representations and warranties contained in this Agreement relating to the Company shall be deemed representations and warranties relating to the Latt Maxcy Business to the extent such representations and warranties relate to or involve any date prior to December 31, 2012 and are based solely on the representations and warranties the Company received from the sellers pursuant to the Latt Maxcy Purchase Agreement. For purposes of this Agreement, the "Latt Maxcy Business" means any and all assets, properties, rights and Contracts, and the business, that the Company and/or its subsidiaries purchased or acquired on December 31, 2012 pursuant to the Latt Maxcy Purchase Agreement.

        Section 11.17    No Waiver of Attorney Client Privilege.     Shumaker, Loop & Kendrick,  LLP ("SLK") has acted as counsel for the Company (prior to and including the Effective Time) and the Holders (collectively, the "734 Parties") in connection with this Agreement and the transactions contemplated hereby (the "Engagement") and, in that connection, not as counsel for any other person. Only the 734 Parties shall be considered clients of SLK in the Engagement. To the extent that communications between a 734 Party, on the one hand, and SLK, on the other hand, relate to the Engagement, such communication shall be deemed to be attorney-client confidences that belong solely to the Holders. None of Parent, Merger Sub or the Surviving Company shall have access to any such communications or the files or work product of SLK, to the extent that they relate to the Engagement and the Holders (in their capacity as Holders), and SLK shall be the sole holders of the attorney-client privilege of the 734 Parties with respect to the Engagement. In the event that a dispute arises between Parent, on one hand, and any of the Holders, on the other hand, concerning the matters contemplated in this Agreement, Parent shall not offer into evidence or otherwise attempt to use or assert the foregoing attorney-client communications, files or work product against the Holder.

*    *    *    *    *

        IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

ALICO, INC.
By:	/s/ W. MARK HUMPHREY
	Name:	W. Mark Humphrey
	Title:	Senior Vice President and Chief Financial Officer
734 SUB, LLC
By:	W. MARK HUMPHREY
	Name:	W. Mark Humphrey
	Title:	Senior Vice President and Chief Financial Officer
734 CITRUS HOLDINGS, LLC
By:	/s/ CLAYTON G. WILSON
	Name:	Clayton G. Wilson
	Title:	Chief Executive Officer
734 AGRICULTURE, LLC
(solely for purposes of Articles 2, 4, 10 and 11)
By:	/s/ REMY W. TRAFELET
	Name:	Remy W. Trafelet
	Title:	Manager
Rio Verde Ventures, LLC
(solely for purposes of Articles 2, 4, 10 and 11)
By:	/s/ CLAYTON G. WILSON
	Name:	Clayton G. Wilson
	Title:	Manager

[Signature page to Merger Agreement]

CLAYTON G. WILSON
(solely for purposes of Articles 2, 4, 10 and 11)
/s/ CLAYTON G. WILSON

[Signature page to Merger Agreement]

 Annex B

AMENDED AND RESTATED LIMITED LIABILITY COMPANY

OPERATING AGREEMENT

OF

734 INVESTORS, LLC

        This Amended and Restated Limited Liability Company Operating Agreement (together with any schedules hereto, this "Agreement") of 734 Investors, LLC (the "Company") is made, entered into and effective as of November 15, 2013, by 734 Agriculture, LLC, a Delaware limited liability company (the "Managing Member"), and each of the other parties listed on the signature pages hereto (including any other person who becomes a party to this Agreement in accordance with its terms, each a "Member" and, collectively with the Managing Member, the "Members"). Capitalized terms used in this Agreement (including any exhibits or schedules attached hereto) shall have the meanings ascribed to them in Section 10.12.

        The Company has been formed by the Managing Member for the purpose of making investments in securities on behalf of the Members.

WITNESSETH:

        WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the provisions of the Delaware Limited Liability Company Act, Del. Code tit. 6, Chapter 18 § 101, et seq., as amended from time to time (the "Act"), by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on October 10, 2013 (the "Certificate");

        WHEREAS, the Managing Member and the Company entered into a limited liability company agreement on October 10, 2013 (the "Initial Agreement"); and

        WHEREAS, the Members have agreed to amend and restate the Initial Agreement and set forth herein the rights, privileges and restrictions of the Members of the Company.

        NOW, THEREFORE, the Members hereby agree as follows:

ARTICLE I
ORGANIZATION

        SECTION 1.01.    Formation of the Company.     The Members hereby approve and ratify the filing of the Certificate with the Secretary of State of the State of Delaware and all actions taken by or on behalf of the Company on or prior to the execution of this Agreement. The Members further agree that if the laws of any jurisdiction in which the Company transacts business so require, the Company shall file, or shall cause to be filed, with the appropriate office in that jurisdiction any documents necessary for the Company to qualify to transact business under such laws and agree and obligate themselves to execute, acknowledge and cause to be filed for record in the place or places and manner prescribed by law any amendments to the Certificate as may be required, either by the Act, by the laws of any jurisdiction in which the Company transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation and operation of the Company as a limited liability company under the Act.

        SECTION 1.02.    Office of the Company.     The principal business office of the Company shall be located at such locations as may hereafter be determined by the Managing Member. The Company may maintain such other offices at such other places as the Managing Member, in its sole discretion, deems advisable.

        SECTION 1.03.    Registered Office and Registered Agent.     The Company shall have its registered office in the State of Delaware at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is the Corporation Service Company.

        SECTION 1.04.    Purposes and Powers of the Company.     The purposes of the Company shall be to (a) make investments in securities of Alico, Inc., a Florida corporation ("Alico"), and, subject to Section 2.05, make complementary acquisitions of the securities, assets or businesses of other companies in the agribusiness and/or land management industries (such securities, "Company Securities", and Alico and such other companies, "Company Subsidiaries") and (b) engage in any other lawful business the Company may undertake that is reasonably related to or in furtherance of clause (a). The Company shall have all the powers necessary or convenient to carry out the purposes for which it is formed, including the powers granted by the Act.

        SECTION 1.05.    Term of the Company.     The existence of the Company commenced as of the date that the Certificate was filed and shall continue until dissolution thereof in accordance with the provisions of the Certificate or this Agreement.

        SECTION 1.06.    Name of the Company.     The name of the Company is 734 Investors, LLC. The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Managing Member; provided that such name contains the words "Limited Liability Company" or the abbreviation "L.L.C." or the designation "LLC."

        SECTION 1.07.    No State Law Partnership.     The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income tax purposes, and, to the extent permissible, the Company shall elect to be treated as a partnership for such purposes. The Company and each Member shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment and no Member shall take any action inconsistent with such treatment. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, manager or officer of the Company shall be a partner or joint venturer of any other Member, manager or officer of the Company, for any purposes other than as set forth in the first sentence of this Section 1.07.

ARTICLE II
MANAGEMENT OF COMPANY

        SECTION 2.01.    Management by the Managing Member.     Except as otherwise expressly provided in this Agreement (including Section 2.05) and notwithstanding any provision of the Act or other applicable law, the powers of the Company shall be exercised solely by or under the authority of, and the business and affairs of the Company shall be managed solely under the direction of, a manager. The Members hereby designate the Managing Member to act as the manager (within the meaning of the Act) of the Company. Without limiting the generality of the foregoing and subject to the terms of this Agreement (including Section 2.05), the Managing Member shall be entitled to, in the name and on behalf of the Company:

          (a)   invest or retain all funds and assets of the Company, acquire and dispose of any assets of the Company (including Company Securities) and exercise any and all rights, powers, privileges and other incidents of ownership or possession with respect to the Company's assets (including voting rights in respect of any Company Securities or Company Subsidiaries and the approval or restructuring of an investment);

          (b)   incur indebtedness pursuant to that certain credit agreement, dated as of November 15, 2013, among the Company and Rabo AgriFinance, Inc., in each case as it may be amended, restated, replaced, refinanced, substituted or otherwise modified from time to time in accordance with this Section 2.01(b) (the "Acquisition Financing"), pay interest in kind on the Acquisition Financing, pledge or create a lien on the Company's assets with respect to the Acquisition Financing, and repay or prepay in whole or in part, refinance, reduce, modify or extend the Acquisition Financing as deemed necessary or advisable by the Managing Member; provided that the Company shall not (i) increase the principal amount of the Acquisition Financing (whether through refinancing of the Acquisition Financing or otherwise) other than through the operation of a pay in kind interest feature or (ii) replace, refinance or substitute the Acquisition Financing so that it has a stated maturity later than the tenth anniversary of the date hereof;

          (c)   institute, defend, settle or compromise suits and administrative proceedings and other like or similar matters ("Litigation");

          (d)   incur and pay fees, costs and expenses of any type or nature necessary, convenient or incidental to the accomplishment of the purposes of the Company, including Operating Expenses and Reporting Expenses (collectively, "Expenses"); provided that (i) aggregate Expenses incurred or paid in any calendar year, including payments to Representatives (as defined below), but excluding Expenses related to indemnification obligations of the Company or to Litigation, shall not exceed $2,000,000 (the "Expense Threshold") without the Required Approval, and (ii) the Managing Member will not receive fees or compensation other than reimbursement for out-of-pocket expenses;

          (e)   hire consultants, attorneys, accountants and such other agents and employees ("Representatives") for itself and for the Company as it may deem necessary or advisable, and authorize any such Representative to act for and on behalf of the Company;

          (f)    make appropriate elections and other decisions with respect to tax and accounting matters, and be the Tax Matters Partner;

          (g)   purchase directors and officers liability insurance for such persons and with such coverages as the Managing Member deems appropriate in its sole discretion; and

          (h)   make and perform such other agreements and undertakings as may be necessary or advisable to the carrying out of any of the foregoing powers, objects or purposes.

        SECTION 2.02.    Resignation; Removal; Replacement.     (a) The Managing Member may resign at any time and shall be deemed to have resigned if the Managing Member ceases to be a Member (a "Withdrawing Manager"). Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Members. The acceptance of a resignation shall not be necessary to make it effective, unless so expressly provided in the resignation. If the Managing Member (or its successor) resigns or ceases to be a Member, such Withdrawing Manager shall designate its replacement, and the appointment of such replacement as the Managing Member shall be subject to approval by the Members, acting by the affirmative vote of holders of 50% of the Membership Interests held by Members other than the Managing Member (the "Majority Non-Managing Members").

          (b)   If, at any time, the Managing Member (i) willfully breaches any material term or condition set forth in this Agreement in its capacity as Managing Member, which breach remains uncured five days after receipt of notice of breach from any Member, (ii) commits any act that constitutes fraud, gross negligence or willful misconduct in connection with the management of the Company or (iii) files a petition for bankruptcy relief (or such a petition is involuntarily filed against it) or is otherwise adjudicated to be insolvent (each, a "Managing Member Termination Event"), in addition to the rights and remedies described in this Agreement or available at law or in equity, the Members, acting by the affirmative vote of the holders of 66% of the Membership Interests held by Members other than the Managing Member may remove the Managing Member as the managing member of the Company and appoint another Member as the managing member of the Company who will succeed to the rights and obligations of the Managing Member under this Agreement.

        SECTION 2.03.    Officers.     (a) The Managing Member may, from time to time, designate one or more persons to be officers of the Company. No officer need be a resident of the State of Delaware. Any officers so designated shall have such authority and perform such duties as the Managing Member may, from time to time, delegate to them. The Managing Member may assign titles to particular officers. Any number of offices may be held by the same person.

          (b)   Each officer shall hold office until his or her successor shall be duly designated and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

          (c)   Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Managing Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

          (d)   Any officer may be removed as such, either with or without cause, by the Managing Member at any time. Any vacancy occurring in any office of the Company may be filled by the Managing Member.

        SECTION 2.04.    Certain Transactions.     Each contract or agreement between any Member or affiliate of a Member and the Company or any Company Subsidiary (including Alico) is disclosed on Schedule 2.04 hereto. Subject to the terms of this Agreement (including Section 2.05), the fact that a Member or any affiliate of a Member is directly or indirectly interested in or connected with any person, firm or corporation employed by the Company or any Company Subsidiary to render or perform a service, or from which or to whom the Company or any Company Subsidiary may buy or sell any property, shall not prohibit the Company or such Company Subsidiary, as the case may be, from employing or dealing with such person, firm or corporation.

        SECTION 2.05.    Approval Rights.     Notwithstanding any grant of rights to the Managing Member under this Agreement and in addition to the rights of the Members set forth elsewhere in this Agreement, without the prior written consent of the holders of a majority of the Membership Interests (such consents, when received, the "Required Approval"), the Company shall not, and the Managing Member shall cause the Company not to, directly or indirectly:

          (a)   issue, grant or sell any additional Membership Interests or securities exchangeable or convertible into, or exercisable for, Membership Interests, or admit any new Members;

          (b)   effect the creation, incurrence or guarantee of any indebtedness other than the Acquisition Financing or indebtedness incurred to finance the acquisition of Remaining Put Option Interests pursuant to Section 6.02(f);

          (c)   make any call for a capital contribution of the Members other than any call for capital contributions in respect of indemnification obligations of the Company to Covered Persons, principal, interest or fees paid or payable with respect to the Acquisition Financing and payment of Expenses up to the Expense Threshold;

          (d)   effect an initial public offering of equity interests in the Company;

          (e)   effect the liquidation, dissolution or voluntary bankruptcy of the Company or the adoption of any plan in respect of the foregoing;

          (f)    effect a merger, consolidation, combination or similar transaction (including a Control Transfer that constitutes such a transaction), or (subject to Section 2.07(d)) any acquisition of material assets, including any shares in Alico other than pursuant to a stock split, dividend or distribution;

          (g)   incur and pay Expenses in any calendar year in excess of the Expense Threshold;

          (h)   enter into any settlement agreement, confess judgment or take any similar action in respect of any pending or threatened Litigation that would (A) cause the Company to pay an amount in excess of $1,000,000 to any person in any year, (B) result in any material restriction on the operation of the business of the Company or (C) result in any admission of wrongdoing on the part of the Company;

          (i)    (i) make any material tax election or enter into any material agreement related to the taxes of the Company or the Members, (ii) amend any material tax return if the tax liability of any Member would be materially increased as a result thereof, (iii) surrender any right to claim a refund of material taxes or (iv) change the tax residence of the Company;

          (j)    enter into any material agreement, arrangement or understanding between the Company or any Company Subsidiary and any Member or any affiliate of a Member;

          (k)   except as otherwise permitted by an express provision of this Agreement, enter into any transaction or series of related transactions involving the expenditure by the Company of an amount in excess of $1,000,000;

          (l)    engage or change any legal counsel, accountants or auditors of the Company; or

          (m)  agree, resolve or commit to do any of the foregoing.

        SECTION 2.06.    Powers of Members.     No Member, other than the Managing Member, shall participate in the management or control of the Company, administer affairs for or in the name of the Company, sign any agreement or other document for or in the name of the Company or have any power act for or on behalf of or to bind the Company. Notwithstanding any provision of the Act, only the Managing Member shall have the authority to bind the Company. No Member, other than the Managing Member, shall have any power or authority with respect to the Company, except as expressly provided in the Act or this Agreement (including Section 2.05). Except as required by law or otherwise expressly provided in this Agreement, the other Members shall have no right to any information known by the Managing Member respecting any Company Subsidiaries and the Managing Member may in its discretion keep such information confidential.

        SECTION 2.07.    Business Opportunities.     (a) Except as expressly provided in paragraph (d) below, nothing in this Agreement shall be deemed to restrict in any way the rights of any Member or its affiliates, including the Managing Member and its affiliates, to conduct any other business or activity whatsoever outside of the Company (including, without limitation, any business or activity competitive with the Company), whether presently existing or hereafter created. Except as expressly provided in paragraph (d) below, no Member, including the Managing Member, shall be accountable to the Company or to any other Member with respect to any such other business or activity, and the organization of the Company shall be without prejudice to the Members' (including the Managing Member's) respective rights to maintain, expand, or diversify such other businesses and activities and to receive and enjoy profits or compensation therefrom. Each Member hereby expressly and irrevocably waives any rights such Member might otherwise have to share or participate in such other businesses or activities of any other Member, including the Managing Member. To the extent that any Member, including the Managing Member, at law or in equity, has duties (including, without limitation, fiduciary duties) to the Company or another Member, the Members hereby agree to waive such duties (including, without limitation, fiduciary duties) as contemplated by Section 18-1101(c) and Section 18-1101(e) of the Act, and in doing so, acknowledge and agree that the duties and obligations of each Member (including the Managing Member) to each other and to the Company are only as expressly set forth in this Agreement, it being understood that nothing in this Agreement shall eliminate the Members' implied duty of good faith and fair dealing. Except as expressly provided in paragraph (d) below, no Member, including the Managing Member, shall have an obligation to refer any opportunity to the Company, including an opportunity that may be of value to or compete with the Company.

          (b)   It is expressly agreed and acknowledged by each Member that each of the Members, including the Managing Member, currently is engaged, and may continue to engage in the future (whether directly or through investments or companies or otherwise), in businesses that may directly compete with or otherwise have conflicts with the investments held or activities conducted by the Company. Except as expressly provided in paragraph (d) below, each Member expressly agrees that the other Members may continue to engage in such competing or conflicting activities, and no Member (including the Managing Member) shall be restricted in any way from engaging in any investing or business activities (whether competing or conflicting with the Company, the Company Subsidiaries or its or their investments, directly or indirectly or otherwise) by virtue of their ownership of Membership Interests, service as Managing Member or otherwise acting on behalf of the Company or the Company Subsidiaries, or entry into this Agreement.

          (c)   It is expressly agreed and understood that each of the Members (other than the Managing Member and, solely to the extent it exercises its rights under Section 2.11 hereof, the Arlon Member) shall be deemed for all purposes to be passive investors. Except as expressly provided in paragraph (d) below, no Member shall owe any duties to the Company, any Company Subsidiary or any business or entity in which the foregoing has an interest or investment solely as a result of being a member of the Company.

          (d)   Notwithstanding anything to the contrary stated in this Agreement, each of the Members, including the Managing Member, hereby agree that, so long as such Member continues to hold its Membership Interest in the Company, it and its affiliates shall not make an investment after the date hereof in any entity the principal business of which is Florida citrus grove operations (a "Citrus Investment"); provided that any such Member (or its affiliate) may directly or indirectly make any such Citrus Investment if (i) the Managing Member sought to obtain a Required Approval for the Company or a Company Subsidiary to make such Citrus Investment and the Required Approval was not obtained, or (ii) such Member has first informed the Company of such Citrus Investment and either (A) the Company has not delivered a written notice to the Member within 10 calendar days after being informed by such Member, stating that it elects to make all or a portion of such Citrus Investment (a "Purchase Notice") (it being understood that if the Company elects to make a portion of such Citrus Investment, the Member or its affiliate may make the remaining portion of such Citrus Investment), or (B) after delivering a Purchase Notice, the Company does not use its commercially reasonable best efforts to diligently consummate the portion of the Citrus Investment that it elected to make and, upon notice of such failure given to the Company and the other Members, does not cure such failure within a reasonable time; provided, further, that the restrictions on making Citrus Investments set forth in this Section 2.07(d) shall not apply to any Citrus Investment (x) by a Member, including the Managing Member, directly or indirectly in or through 734 Citrus Holdings, LLC with respect to assets held by 734 Citrus Holdings, LLC as of the date hereof, (y) that received the Required Approval or (z) any direct or indirect Citrus Investment by non-Member private investment funds managed or advised by a registered investment adviser (or its affiliates, successors or assigns) for which any Members serves in a professional capacity.

        SECTION 2.08.    Related Party Transactions.     In the event that any transaction involving a Company Subsidiary or the stockholders of such Company Subsidiary, on the one hand, and the Managing Member or an affiliate of the Managing Member, on the other hand, is submitted to a vote of the stockholders of such Company Subsidiary, or otherwise requires an action to be taken by the stockholders of such Company Subsidiary (a "Related Party Transaction"), the Managing Member shall vote, or cause to be voted (including by written consent, if applicable) in person or by proxy, all of the Company Securities of such Company Subsidiary, or shall take such other actions with respect to the Company Securities, in accordance with the direction of the Majority Non-Managing Members; provided that if a Related Party Transaction also involves a "related party" (as defined in Instruction 1 to Item 404(a) of Regulation S-K promulgated under the Exchange Act) that is a Member, the Membership Interests of such Member shall be excluded from the determination of the Majority Non-Managing Members for purposes of this Section 2.08.

        SECTION 2.09.    Title to Property.     All property owned by the Company, including Company Securities, shall be deemed to be owned by the Company as an independent legal entity, and no Member shall have ownership rights in respect of such property.

        SECTION 2.10.    No Personal Liability.     Except as provided by nonwaivable provisions of the Act or expressly set forth in this Agreement, the debts, liabilities and obligations of the Company, however arising, shall be solely the debts, obligations and liabilities of the Company, and no Member, including the Managing Member, shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or manager (as applicable) of the Company.

        SECTION 2.11.    Arlon Director.     (a) For so long as (i) Arlon Valencia Holdings LLC, a Delaware limited liability company (the "Arlon Member"), together with its affiliates, owns at least 50% of the Membership Interest owned by the Arlon Member as of the date of this Agreement and (ii) the Company is (a) contractually entitled to appoint two or more directors to the board of directors of a Company Subsidiary (a "Subsidiary Board") or (b) has the ability to elect nominees chosen by the Company to a Subsidiary Board without the support or votes of any unaffiliated holder of Company Securities, the Company and the Managing Member shall cause at least one of such directors to be an individual nominated by the Arlon Member (the "Arlon Designee"); provided that if (A) the Subsidiary Board is comprised of more than eleven directors and (B) the Company is either contractually entitled to appoint seven or more directors to the Subsidiary Board or has the ability to elect at least seven nominees chosen by the Company to a Subsidiary Board without the support or votes of any unaffiliated holder of Company Securities, the Company and the Managing Member shall cause at least two of such directors to be Arlon Designees, in each case subject to the conditions set forth in this Section 2.11.

          (b)   The Company and the Managing Member shall not be required to cause any Arlon Designee to be appointed or elected to a Subsidiary Board unless such Arlon Designee, in the Managing Member's good faith discretion, (i) meets all director independence and other standards of the Company Subsidiary, applicable stock exchange rules or listing standards, the Securities and Exchange Commission and applicable provisions of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the "Exchange Act"); (ii) is qualified to serve as a director under the laws of the jurisdiction in which such Company Subsidiary has been organized; and (iii) provides the Company Subsidiary with information required to be or customarily disclosed for directors, candidates for directors and their affiliates and representatives in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and such other information as reasonably requested by such Company Subsidiary (collectively, the "Nomination Criteria"). At all times while serving as a member of a Subsidiary Board, each Arlon Designee will satisfy the Nomination Criteria, and will be covered under a directors and officers liability insurance policy on terms and conditions no less favorable than the terms and conditions provided to the other members of the Subsidiary Board. If any Arlon Designee ceases to satisfy any of the Nomination Criteria with respect to a Subsidiary Board, the Company and the Managing Member may take any actions the Managing Member deems necessary or advisable to remove such Arlon Designee from such Subsidiary Board; provided that the Company and the Managing Member shall cause a new Arlon Designee who satisfies the Nomination Criteria to be appointed to such Subsidiary Board to fill the resulting vacancy.

          (c)   The Arlon Member shall receive in advance and have the right to approve in writing (including by email confirmation) the form and substance of any public announcement or press release by the Company, any Company Subsidiary or the Managing Member with respect to the establishment of the Company or the transactions contemplated by this Agreement.

 ARTICLE III
CAPITAL CONTRIBUTION; RESIGNATION; DISTRIBUTIONS

        SECTION 3.01.    Members.     The Managing Member shall maintain or cause to be maintained at the address of the Company a schedule (the "Members Register") setting forth the names and addresses of the Members. The Members Register may be maintained by the Managing Member in electronic format. The Managing Member shall modify and update the Members Register from time to time as appropriate in accordance with this Agreement, including in connection with any changes to the names or addresses of Members or to reflect any transfers or any admission of new Members effected in accordance with this Agreement, it being understood that no such modification or update shall be deemed to be an amendment for purposes of the approval requirements set forth in Section 10.01. The interests of each Member in the Company, including all of the rights and obligations in connection therewith, is referred to herein as the "Membership Interest" of such Member.

        SECTION 3.02.    Capital Contributions; Membership Interests.     Each Member has completed and executed a subscription agreement on or before the date hereof in the form designated by the Managing Member (each, a "Subscription Agreement") and made in cash a capital contribution to the Company (each, a "Capital Contribution") in return for its Membership Interest in the Company. The Managing Member shall reflect in the Members Register opposite each Member's name such Member's Capital Contribution and the percentage of the aggregate Membership Interests in the Company held by such Member, calculated as a fraction (expressed as a percentage) equal to such Member's Membership Interest as of the date of determination divided by the aggregate Membership Interests of all Members as of such date (each, a "Membership Percentage").

        SECTION 3.03.    Admission of New Members.     New Members may be admitted to the Company from time to time (each such date of admission, an "Admission Date"), subject to compliance with the express provisions of this Agreement (including Section 2.05) and the procedures set forth in this Section 3.03. The Managing Member shall calculate in reasonable good-faith the fair market value of the Company as of each Admission Date, without giving effect to the expected Capital Contribution of such proposed new Member (as of any Admission Date, an "FMV Determination"). The Membership Percentage of each new Member shall be equal to a fraction (expressed as a percentage) the numerator of which is equal to such new Member's Capital Contribution on its Admission Date and the denominator of which is equal to the sum of (a) such new Member's Capital Contribution on its Admission Date and (b) the applicable FMV Determination. As of each Admission Date, the Managing Member shall update the Members Register to reflect the admission of the new Member and the revised Membership Percentage of each pre-existing Member, which shall be calculated as a fraction (expressed as a percentage), the numerator of which is equal to the product of (c) the applicable FMV Determination and (d) such pre-existing Member's Percentage Interest prior to the Admission Date, and the denominator of which is equal to the sum of (e) the new Member's Capital Contribution on its Admission Date and (f) the applicable FMV Determination. The Managing Member in its reasonable discretion may allocate to such new Member a pro rata portion of the costs and expenses incurred by the Company prior to the admission of such new Member. In order for any person that is not already a Member of the Company to be admitted as a Member, whether pursuant to an issuance or assignment or transfer of Membership Interests, such person shall have executed and delivered to the Company a counterpart signature page to this Agreement and any additional documentation, including a Subscription Agreement, that the Managing Member may require in its sole discretion. The Members Register shall be amended to reflect such admission.

        SECTION 3.04.    Additional Capital Contributions.     (a) Subject to the terms of this Agreement (including Section 2.05), the Managing Member may determine, at any time or from time to time, that the Company requires additional capital or funds to fund certain Expenses or obligations, including indemnification obligations in respect of Company Securities. In the event the Company issues a call notice seeking such additional capital or funds, each Member shall, within five business days (or such shorter period as is reasonably necessary as determined by the Managing Member), pay its Membership Percentage of the aggregate required Capital Contribution to the Company by wire transfer of immediately available funds.

          (b)   In the event that any Member fails to make a required Capital Contribution (a "Failure to Fund" and such Member, a "Non-Contributing Member") in connection with a capital call for which Required Approval was not required to be obtained pursuant to Section 2.05(c), in addition to any other rights or remedies available to the Company at law or equity, unless the Managing Member determines otherwise in its sole discretion, (i) the Membership Interest and Membership Percentage of the Non-Contributing Member shall be reduced by 50% (the amount of such reduction, the "Default Penalty"); (ii) the Managing Member, on behalf of the Company, shall issue an additional capital call (a "Supplemental Capital Call") requiring the other Members who funded their portion of the original capital call to fund on a pro rata basis the Non-Contributing Member's portion of such capital call; and (iii) with respect to each of the Members that so fund such Supplemental Capital Call (each, a "Funding Member"), in addition to any increase resulting from such Supplemental Capital Call, the Membership Interest of each such Funding Member shall be increased by an amount equal to the product of (x) the Default Penalty incurred by the Non-Contributing Member and (y) the percentage of the Supplemental Capital Call funded by such Funding Member. Any failure to fund a Supplemental Capital Call as and when due shall be deemed a Failure to Fund hereunder and shall be subject to the terms and provisions set forth in this Section 3.04(b).

          (c)   Notwithstanding the foregoing, with respect to any capital call for which Required Approval was required to be (and was) obtained pursuant to Section 2.05(c), the failure of any Member that voted against such capital call to make the required Capital Contribution shall not be deemed to be a Failure to Fund subject to the terms and provisions set forth in Section 3.04(b), but the Membership Interest of such Member shall be adjusted to reflect the increase in aggregate Capital Contributions of all Members duly funding such capital call.

        SECTION 3.05.    Capital Accounts.     The Company shall maintain a separate capital account (the "Capital Account") for each Member that shall be credited with (a) the sum of (i) such Member's Capital Contributions paid to the Company as of any given time, (ii) such Member's share of the Company's net income and any items in the nature of income or gain that are allocated to such Member pursuant to Section 4.02, Section 4.03, or Section 4.04, and (iii) the amount of any Company liabilities that are assumed by such Member or that are secured by any property distributed to such Member, and shall be debited with (b) the sum of (i) such Member's share of the Company's net loss and any items in the nature of losses or deduction that are allocated to the Member pursuant to Section 4.02, Section 4.03, or Section 4.04, (ii) all distributions made by the Company to the Member pursuant to any provision of this Agreement, and (iii) the amount of any liabilities of such Member that are assumed or paid by the Company by action of the Members or that are secured by any property contributed by such Member to the Company. In the event Membership Interests are transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

        The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations (the "Regulations") under Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and to the extent not inconsistent with the provisions of this Agreement, shall be interpreted and applied in a manner consistent with such Regulations. In determining the amount of any liability for purposes of this Section 3.05, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Regulations.

        SECTION 3.06.    Return of Capital.     Subject to Section 3.08 below, except upon the dissolution of the Company as provided in Section 6.01 herein, no Member shall have the right to withdraw from the Company or to demand or to receive the return of all or any part of its Capital Account or its Capital Contributions to the Company.

        SECTION 3.07.    No Interest on Capital Contribution.     No Member shall be paid interest on any of its Capital Contributions or on its Capital Account.

        SECTION 3.08.    Distributions.     (a) Except as otherwise provided in this Section 3.08, any distribution of Distributable Cash shall be made to each of the Members in proportion to its Membership Percentage. "Distributable Cash" shall mean all Company cash receipts (excluding the proceeds of loans under the Acquisition Financing), after deducting payments and reserves for Expenses, payments required under the Acquisition Financing (including requirements that such Distributable Cash be used to repay the Acquisition Financing) or any other amounts set aside for the restoration, increase or creation of reasonable reserves, as determined in the good faith sole discretion of the Managing Member. To the greatest extent practicable, in the Managing Member's reasonable discretion, the Company shall not make distributions (other than pursuant to Section 6.03) in any form other than Distributable Cash. Subject to any restrictions under the terms of the Acquisition Financing, the Managing Member shall cause distributions of all Distributable Cash to be made to the Members as soon as reasonably practicable (and shall use reasonable best efforts to make such distributions within 30 days) following a Monetization Event. A "Monetization Event" shall mean any transaction or event which results in the receipt by the Company of any cash or noncash proceeds (excluding the proceeds of loans under the Acquisition Financing), including, without limitation, a sale of Company Securities or receipt of any dividends or other payments in respect of Company Securities, including tax distributions.

In the event that noncash proceeds are received by the Company in any Monetization Event, the Managing Member shall, in its good faith sole discretion, cause the Company to sell such noncash proceeds for cash prior to making any distributions pursuant to this Section 3.08(a).

          (b)   Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution to any Members if such distribution would violate Section 18-607 of the Act or other applicable law.

        SECTION 3.09.    Amounts Withheld.     All amounts withheld pursuant to the Code or any provision of any state, local, or foreign tax law with respect to any payment, distribution, or allocation to the Company or the Members shall be treated as amounts paid or distributed, as the case may be, to the Members with respect to which such amount was withheld pursuant to this Section 3.09 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Members, and to pay over to any federal, state, local, or foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, local, or foreign law, and shall allocate any such amounts to the Members with respect to which such amount was withheld.

ARTICLE IV
ALLOCATIONS

        SECTION 4.01.    Calculation of Profits and Losses.     The terms "profits" and "losses" means, for each fiscal year, an amount equal to the Company's taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (but including taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1)), with the following adjustments (without duplication):

          (a)   any income of the Company exempt from federal income tax and not otherwise taken into account in computing profits or losses pursuant to this definition shall be added to such taxable income or loss;

          (b)   any expenditures of the Company described in Code Section 705(a)(2)(B) (or treated as expenditures described in Code Section 705(a)(2)(B) pursuant to Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing profits or losses pursuant to this definition shall be subtracted from such taxable income or loss;

          (c)   in the event the Gross Asset Value of any Company asset is adjusted in accordance with paragraph (ii) or paragraph (iii) of the definition of "Gross Asset Value" under Section 4.07(b), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing profits or losses;

          (d)   gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

          (e)   in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of "Depreciation" under paragraph (h) of this Section 4.01;

          (f)    to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing profit or loss;

          (g)   anything to the contrary in the above provisions of this definition of profit or loss notwithstanding, any items of income, gain, loss, or deduction that are specially allocated pursuant to Section 4.03 or Section 4.04 shall not be taken into account in the computation of profit or loss. The amounts of the items of Company7 income, gain, loss or deduction available to be specially allocated pursuant to Sections 4.03 and 4.04 hereof shall be determined by applying rule analogous to those set forth above; and

          (h)   for purposes of this Agreement, "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such fiscal year or other period; provided, that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such fiscal year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such fiscal year or other period bears to such beginning adjusted tax basis; and provided, further, that if the federal income tax depreciation, amortization or other cost recovery deduction for such fiscal year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

        SECTION 4.02.    Allocation of Profits and Losses.     After giving effect to the special allocations set forth in Sections 4.03 and 4.04, profits and losses for each taxable year of the Company shall be allocated among the Members in proportion to their Membership Percentage.

        SECTION 4.03.    Special Allocations.     The following special allocations shall be made in the following order:

          (a)    Minimum Gain Chargeback.    Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article IV, if there is a net decrease in Company Minimum Gain during any taxable year of the Company, each Member shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain during such taxable year, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 4.03(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith. "Company Minimum Gain" has the same meaning as the term "partnership minimum gain" in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

          (b)    Member Minimum Gain Chargeback.    Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article IV, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any taxable year of the Company, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member's share of such net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt during such taxable year, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 4.03(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith. For purposes of this Agreement, "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3). "Member Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" in Regulations Section 1.704-2(b)(4).

          (c)    Qualified Income Offset.    In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 4.03(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.03(c) were not in the Agreement. "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant taxable year of the Company, after giving effect to the following adjustments: (i) credit to such Capital Account (A) any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentences in Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and (B) any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or by applicable law, and (ii) debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          (d)    Gross Income Allocation.    In the event any Member has an Adjusted Capital Account Deficit at the end of any taxable year of the Company, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 4.03(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article IV have been made as if Section 4.03(c) and this Section 4.03(d) were not in the Agreement.

          (e)    Nonrecourse Deductions.    Nonrecourse Deductions for any taxable year of the Company shall be specially allocated to the Members in proportion to their respective Membership Percentage. "Nonrecourse Deductions" has the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

          (f)    Member Nonrecourse Deductions.    Any Member Nonrecourse Deductions for any taxable year of the Company shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1). "Member Nonrecourse Deductions" has the same meaning as the term "partner nonrecourse deductions" in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

          (g)    Section 754 Adjustments.    To the extent an adjustment to the adjusted basis for federal income tax purposes of any Company asset, pursuant to Code Section 734(b) or Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in proportion to their respective Membership Percentage in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

        SECTION 4.04.    Curative Allocations.     The allocations set forth in Sections 4.03(a) through 4.03(g), and 4.05 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 4.04. Therefore, notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 4.02.

        SECTION 4.05.    Loss Limitation.     Losses allocated pursuant to Section 4.02 hereof to a Member shall not exceed the maximum amount of losses that can be allocated to such Member without causing such Member to have an Excess Loss. For this purpose, "Excess Loss" means any loss the allocation of which would cause such Member to have an Adjusted Capital Account Deficit (or increase the amount of such deficit) at the end of any taxable year. In the event some but not all of the Members would be allocated an Excess Loss as a consequence of an allocation of losses pursuant to Section 4.02 hereof, the limitation set forth in this Section 4.05 shall be applied on a Member by Member basis and losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member's Capital Accounts so as to allocate the maximum permissible losses to each Member under Regulations Section 1.704-1(b)(2)(ii)(d).

        SECTION 4.06.    Other Allocation Rules.

          (a)   For purposes of determining the profits, losses, or any other items allocable to any period, profits, losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managing Member using any permissible method under Code Section 706 and the Regulations thereunder.

          (b)   The Members are aware of the income tax consequences of the allocations made by this Article IV and hereby agree to be bound by the provisions of this Article IV in reporting their shares of Company income and loss for income tax purposes.

          (c)   Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Members' interests in Company profits are in proportion to their Membership Percentage.

          (d)   To the extent permitted by Regulations Section 1.704-2(h)(3), the Managing Member shall endeavor to treat distributions of Distributable Cash as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

        SECTION 4.07.    Tax Allocations; Code Section 704(c).     (a) Except as otherwise provided in this Section 4.07, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for book purposes under this Article IV. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value provided in paragraph (b) of this Section 4.07). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Subject to Section 2.05(i), any elections or other decisions relating to allocations under this Section 4.07, including the selection of any allocation method permitted under Regulations Section 1.704-3, shall be made by the Managing Member in any manner that reasonably reflects the purpose and intention of this Agreement; provided that any items of loss or deduction attributable to property contributed by a Member shall, to the extent of an amount equal to the excess of (A) the federal income tax basis of such property at the time of its contribution over (B) the Gross Asset Value of such property at such time, be allocated in its entirety to such contributing Member and the tax basis of such property for purposes of computing the amounts of all items allocated to any other Member (including a transferee of the contributing Member) shall be equal to its Gross Asset Value upon its contribution to the Company. Allocations pursuant to this Section 4.07 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of profits, losses, other items, or distributions pursuant to any provision of this Agreement.

          (b)   "Gross Asset Value" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

              (i)  The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Managing Member;

             (ii)  The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account and in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f)), as determined by the Managing Member, as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (D) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity in anticipation of becoming a Member; provided that an adjustment described in clauses (A), (B), and (D) of this paragraph shall be made only if the Managing Member reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

            (iii)  The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Managing Member; and

            (iv)  The Gross Asset Values of Company assets shall be increased (or decreased, as the case may be) to reflect any adjustments to the adjusted basis of such assets for federal income tax purposes pursuant to Code Section 734(b) or Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent than an adjustment pursuant to subparagraph (ii) is made in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

ARTICLE V
VOTING RIGHTS; TRANSFER OF MEMBERSHIP INTEREST

        SECTION 5.01.    Voting Rights.     Except to the extent expressly provided in this Agreement (including Section 2.05), to the fullest extent permitted by the Act and other applicable law, no Member other than the Managing Member shall have the right to vote on any matter related to the Company. Notwithstanding the foregoing, if the Act or other applicable law requires a vote of Members on any matter (except to the extent expressly provided in this Agreement, including in Section 2.05), each Member hereby constitutes and appoints the Managing Member, or any nominee of the Managing Member, with full power of substitution and resubstitution, at any time from the date hereof until the termination of this Agreement as its true and lawful attorney and proxy (its "Proxy"), and in its name, place and stead, to vote all such Member's Membership Interest as its Proxy, at every meeting, including the right to sign its name (as Member) to any consent, certificate or other document relating to the Company to the fullest extent permitted by applicable law with respect to any matter to be voted on by Members of the Company. THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM.

        SECTION 5.02.    Transfer of Membership Interest.     (a) No Member may assign or transfer any of its Membership Interest nor any of its rights or obligations hereunder without the prior written consent of the Managing Member, and the Managing Member may not assign or transfer any of its Membership Interest nor any of its rights or obligations hereunder without the prior written consent of the Majority Non-Managing Members, in each case other than to a controlled affiliate or for familial estate planning purposes (a "Permitted Transfer"); provided that a Permitted Transfer shall only be made if, in the Managing Member's reasonable determination, (i) the proposed Permitted Transfer will not create a repayment obligation for the Company in respect of the Acquisition Financing or adversely affect the Company's ability to borrow, or the amount the Company may borrow, under any credit facility, (ii) the proposed assignee or trans feree is an "accredited investor" within the meaning of Rule 501 of Regulation D, and (iii) the Permitted Transfer will not subject, or be reasonably likely to subject, the Company or the Managing Member to liability under any applicable law. Any purported assignment or transfer in violation of the foregoing sentence shall be void ab initio. The Managing Member shall notify the Company and the other Members of all requests by a Member to assign or transfer any of its Membership Interest.

          (b)   No assignment or transfer of a Membership Interest shall become effective until the assigning or transferring Member and the assignee or transferee of the Membership Interest shall have each executed a supplement to this Agreement satisfactory in form and substance to the Managing Member pursuant to which such assignee or transferee agrees to be bound by the terms and conditions of this Agreement and filed the executed supplement with the Company.

          (c)   In addition to any other restrictions set forth in this Section 5.02, in no event may any assignment or transfer of any Membership Interest by any Member be made if such assignment or transfer would (i) result in a violation of any applicable law, including the Securities Act of 1933, as amended, applicable state securities laws or the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), (ii) cause the Company to become subject to the registration or reporting requirements under the Investment Company Act or the Investment Advisers Act of 1940, as amended, (iii) result in the assets of the Company being treated as the assets of any employee benefit plan for purposes of ERISA, the Code or any similar laws as determined by the Managing Member in its sole discretion, (iv) be reasonably likely to cause the Company to become a "publicly traded partnership," as such term is defined in Section 469(k)(2) or 7704(b) of the Code, (v) be reasonably likely to cause the Company to cease to be treated as a partnership under the Code or (vi) be to any person who lacks the legal right, power or capacity to own such Membership Interest. Any purported assignment or transfer in violation of the foregoing sentence shall be void ab initio.

        SECTION 5.03.    Tag-Along Rights.     (a) If the Managing Member proposes to assign or transfer all or any portion of its Membership Interest to a third party in a transaction that is not a Permitted Transfer (such third party, the "Proposed Transferee") and does not exercise its drag-along rights (if any) pursuant to Section 5.04 (each such proposed assignment or transfer, a "Tag-Along Transfer" and the portion of the Managing Member's Membership Interest proposed to be assigned or transferred, the "Tag-Along Interest"), each Member other than the Managing Member shall have the right to assign or transfer up to its Tag Pro Rata Portion on the same terms and conditions as those proposed by the Managing Member (each such participating Member, a "Tagging Member"). For purposes hereof, "Tag Pro Rata Portion" shall be determined, with respect to each Tagging Member, by multiplying the total amount of Membership Interests to be purchased by the Proposed Transferee by a fraction, the numerator of which is equal to the aggregate Membership Interest of such Tagging Member and the denominator of which is equal to the aggregate Membership Interests then held by all of the Members (including the Managing Member) participating in the Tag-Along Transfer as provided in this Section 5.03.

          (b)   The Managing Member shall give written notice of a proposed Tag-Along Transfer to each other Member (a "Tag-Along Notice"), no more than 15 calendar days after the execution of the definitive agreement entered into with respect to the Tag-along Transfer. The Tag-Along Notice shall set forth the amount of the Tag-Along Interest, the name of the Proposed Transferee, the proposed amount and form of consideration (to the extent known by the Managing Member, or a good faith estimate thereof), and any other material terms and conditions. Each Member shall have a period of 10 calendar days from the date of the Tag-Along Notice within which to advise the Managing Member, by delivery of an irrevocable written notice, as to whether such Member elects to sell any of its Membership Interests and the amount of Membership Interests it wishes to sell (an "Election Notice"). Each Tagging Member who does not deliver an Election Notice pursuant to the foregoing sentence shall be deemed to have waived all of such Tagging Member's rights to participate in the Tag-Along Transfer.

          (c)   The Managing Member shall advise the Proposed Transferee of the aggregate amount of Membership Interests offered for sale by the Tagging Members and the Managing Member, it being understood, however, that the Managing Member shall not be required to cause the Proposed Transferee to purchase Membership Interests in excess of the Tag-Along Interest. In the event the Proposed Transferee elects to purchase less than all of the Membership Interests sought to be sold by the Tagging Members (provided that it may not elect to purchase less than the Tag-Along Interest), the amount of Membership Interests to be sold to the Proposed Transferee by the Managing Member and each Tagging Member shall be reduced so that each such Member is entitled to sell its Tag Pro Rata Portion. The Managing Member shall have a period of 90 calendar days following the expiration of the 10-calendar day period to complete the Tag-Along Transfer to the Proposed Transferee on the payment terms specified in the Tag-Along Notice; provided that if such Tag-Along Transfer is subject to regulatory approval, such 90-day period shall be extended until the expiration of 15 business days after all such approvals have been received. If at the end of such period the Managing Member has not completed the Tag-Along Transfer, the Managing Member may not then exercise its rights under this Section 5.03 without again fully complying with the provisions of this Section 5.03. Each Member shall take all actions as may be reasonably necessary to consummate the Tag-Along Transfer, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Managing Member.

        SECTION 5.04.    Drag-Along Rights.     (a) If (i) the Company or (ii) a group of Members that includes the Managing Member and that owns at least 50% of the aggregate Membership Interests of the Company (the "Selling Group"), desires to effect any Control Transfer to a third party that is not an affiliate of the Managing Member or the Members comprising the Selling Group, as applicable, (such third party, the "Drag-Along Buyer" and such transaction, a "Drag-Along Transfer"), then in lieu of complying with the requirements of Section 5.03, the Managing Member or the Selling Group, as applicable, at its option may require each of the other Members (each, a "Drag-Along Member") to participate pro rata in the Drag-Along Transfer on the same terms and conditions as those proposed by the Managing Member or the Selling Group, as applicable, to the Drag-Along Buyer. A "Control Transfer" means an assignment or transfer that is not a Permitted Transfer and that would have the effect of directly or indirectly transferring or assigning to an unaffiliated third party, a portion of the aggregate Membership Interests of the Members such that, following the consummation of such assignment or transfer, the assignee or transferee directly or indirectly possesses a majority of the Membership Interests of the Company (whether by merger, consolidation or sale or transfer or assignment of Membership Interests) or any successor entity.

          (b)   The Managing Member or the Selling Group, as applicable, shall exercise its right pursuant to this Section 5.04 by delivering a written notice to the Company and the Drag-Along Members (a "Drag-Along Notice") no more than 10 business days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Drag-Along Transfer and, in any event, no later than 10 business days prior to the closing date of such Drag-Along Transfer. The Drag-Along Notice shall set forth the name of the Drag-Along Buyer, the portion of the Managing Member's or the Selling Group's Membership Interest, as applicable, proposed to be assigned or transferred (the "Drag-Along Interest"), the proposed amount and form of consideration for such Drag-Along Interest and all other material terms and conditions of the Drag-Along Transfer; provided that the Managing Member or the Selling Group, as applicable, may attach the definitive agreement providing for the Control Transfer to the Drag-Along Notice in lieu of providing the foregoing information.

          (c)   The Company or the Selling Group, as applicable, shall have a period of 90 calendar days from the date of receipt of the Drag-Along Notice to consummate the Drag-Along Transfer on substantially the same terms and conditions set forth in such Drag-Along Notice; provided that if such Drag-Along Transfer is subject to regulatory approval, such 90-day period shall be extended until the expiration of 15 business days after all such approvals have been received. If at the end of such period such Drag-Along Transfer has not been completed, the Company or the Selling Group, as applicable, may not then complete such Drag-Along Transfer without again fully complying with the provisions of this Section 5.04.

          (d)   Each Drag-Along Member shall take all necessary and desirable actions requested by the Managing Member or the Selling Group, as applicable, in connection with the consummation of the Drag-Along Transfer, including obtaining any required consents and the execution of such agreements (including escrow arrangements) and such instruments and the taking of such other actions as are necessary to provide customary representations, warranties and indemnities as are customarily provided in a sale transaction as to such Drag-Along Member; provided that Drag-Along Members shall not be required to provide representations and warranties regarding the Company or any other Member; provided, further, that no Drag-Along Member shall be required to incur liability under any indemnity (A) other than on a several basis based on its percentage ownership of the Membership Interest included in such Drag-Along Transfer (except with respect to representations that apply solely to such Member, including such Member's title to the Membership Interest being sold and its authority to sell such Membership Interest, for which such Member shall be solely responsible), or (B) in excess of an amount that is the lesser of (x) the Drag-Along Member's pro rata portion of any indemnification cap negotiated under the Drag-Along Transfer and (y) such Drag-Along Member's proceeds from the Drag-Along Transfer.

          (e)   The fees and expenses of the Company incurred in connection with a Drag-Along Transfer and for the benefit of all Drag-Along Members (it being understood that costs incurred by or on behalf of any Drag-Along Member for its sole benefit will not be considered to be for the benefit of all Drag-Along Members), to the extent not paid or reimbursed by the Drag-Along Buyer, shall be shared by the Drag-Along Members on a pro rata basis, based on the aggregate consideration received by each Drag-Along Member; provided that no Drag-Along Member (in its capacity as such) shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-Along Transfer.

        SECTION 5.05.    Company Call Right; Termination Put Right.     (a) In the event that a Member is employed, or has an affiliate that is employed, as an "executive officer" (as defined in Rule 3b-7 under the Exchange Act) of a Company Subsidiary (such Member, an "Executive Member" and such Member or affiliate who is so employed, an "Executive Officer") and either (i) such Executive Officer's employment is terminated by such Company Subsidiary, with or without cause, (ii) such Executive Officer resigns from his or her employment at such Company Subsidiary or (iii) such Executive Officer's employment is terminated due to such Executive Officer's death or disability (each of clauses (i) through (iii), a "Termination Event"), then the Company shall have the right, but not the obligation, subject to the requirements of Section 5.05(d), and exercisable in the sole and absolute discretion of the Managing Member, to purchase all, but not less than all, the Membership Interest (if any) held by such Executive Member for a purchase price equal to its Termination FMV as of the Determination Date (the "Termination Call Right"). For the avoidance of doubt, a Member that serves, or who has an affiliate that serves, as the chairman of the board of a Company Subsidiary shall not be deemed an "executive officer" (as defined in Rule 3b-7 under the Exchange Act) or an Executive Officer or an Executive Member under this Agreement by virtue of serving in such capacity. For purposes of this Section 5.05, the following terms have the respective meanings attributed to them:

            (A)  "Termination FMV" means the amount of cash distribution that an Executive Member would receive, if all the assets and businesses of the Company were sold as a going concern (free and clear of all liens and after payment of all indebtedness for borrowed money) in an all-cash, arms-length sale to an unaffiliated third party in which all the proceeds of the sale were paid directly to the Company (other than the amount of proceeds necessary to pay transfer taxes payable in connection with the sale, which amount will not be received or deemed to be received by the Company), and the Company distributed those proceeds of sale to the Members of the Company in accordance with Sections 3.08 and 6.03 of this Agreement as a Monetization Event incident to the liquidation and termination of the Company, after payment of all the debts, liabilities, and obligations of the Company (except for indebtedness for borrowed money, which shall be taken into account in the calculation of the transaction proceeds), and assuming that all convertible debt and other convertible securities of the Company were repaid or converted (whichever yields more cash to the holders of the convertible securities) and that any options to acquire Membership Interests (whether or not currently exercisable) that have an exercise price below the Termination FMV (taking into account the exercise price of the options) were exercised and the exercise price paid to the Company.

            (B)  "Determination Date" means the date when the purchase price for any Membership Interest that is required to be purchased by the Company under this Section 5.05 pursuant to the exercise of a Termination Call Right or a Termination Put Right (as defined below) is to be determined and is either (A) the earlier of the date of the Termination Event or the date of the public announcement of the Termination Event, or (B) the date when the Termination Call Right or Termination Put Right (as applicable) is exercised, but only if the Termination Call Right or Termination Put Right is exercised and the date of exercise is more than 90 days after the earlier of the date of the Termination Event or the date of the public announcement of the Termination Event.

    The Managing Member shall determine in good faith the Termination FMV taking into account the factors that would customarily be used by an independent, nationally recognized valuation, accounting, or investment banking firm to perform such a determination, including the earnings and other financial information of the Company and the Company Subsidiaries, the potential value of the Company and its interest in the Company Subsidiaries, the prospects of the Company and the Company Subsidiaries and the industries in which they compete, the general condition of the securities markets, and the fair market value of securities of companies engaged in businesses substantially similar to the businesses of the Company and the Company Subsidiaries, without regard for minority interests, minority discounts, or voting or nonvoting status of such Membership Interest; provided that, if the common stock of a Company Subsidiary (or, if a Company Subsidiary is a limited liability company or partnership, the class of equity interest with voting and economic characteristics most similar to common stock) is traded on a nationally recognized stock exchange (a "Public Security"), the Termination FMV of such Company Subsidiary shall be calculated solely by valuing such Company Subsidiary by reference to the arithmetic average of the daily volume-weighted average price of one share of such Public Security on its primary exchange during the regular trading session (and excluding pre-market and after-hours trading) over the 90 calendar days immediately preceding the Determination Date (with respect to any particular Determination Date, the "90-Day Price").

          (b)   The Company may exercise the Termination Call Right by delivering a written notice to the Executive Member whose (or whose affiliate's) employment as an Executive Officer has terminated no later than 5:00 p.m., New York time, on the day immediately preceding the one-year anniversary of the Termination Event setting forth the Managing Member's determination of the Termination FMV for the subject Membership Interest. If the Executive Member does not believe in good faith that the Managing Member's determination of the Termination FMV does not accurately reflect the Termination FMV of the Membership Interest, the Executive Member shall have the right to dispute such Termination FMV determination in accordance with the provisions set forth in Section 6.02(a)(iii), mutatis mutandis, except that references in Section 6.02(a)(iii) to the "Exiting Members" and "Exiting Member(s) holding a majority of the Put Option Interests" shall be deemed to refer to the Executive Member. In the event of the death or disability of an Executive Member, all references in this Section 5.05(b) to "the Executive Officer" include the duly appointed representative of the Executive Member.

          (c)   In the event of a Termination Event with respect to an Executive Member or an affiliate of the Executive Member, such Executive Member, or the duly appointed representative in the case of death or disability, shall have the right to sell to the Company, and the Company shall be obligated purchase, subject to the requirements of Section 5.05(d), all, but not less than all, the Membership Interest of such Executive Member for a purchase price equal to the Termination FMV (the "Termination Put Right"). The Executive Member may exercise the Termination Put Right by delivering a written notice to the Company no later than 5:00 p.m., New York time, on the day immediately preceding the one-year anniversary of the Termination Event. Upon receipt of such notice, the Company shall within 30 days deliver to the Executive Member a written notice setting forth the Managing Member's determination of the Termination FMV for the subject Membership Interest. If the Executive Member does not believe in good faith that the Managing Member's determination of the Termination FMV does not accurately reflect the Termination FMV of the Membership Interest, the Executive Member shall have the right to dispute such Termination FMV determination in accordance with the provisions set forth in Section 6.02(a)(iii), mutatis mutandis, except that references in Section 6.02(a)(iii) to the "Exiting Members" and "Exiting Member(s) holding a majority of the Put Option Interests" shall be deemed to refer to the Executive Member. In addition, if the Executive Member is dissatisfied with the Managing Member's determination of the Termination FMV, the Executive Member shall have the right to cancel her or his exercise of the Termination Put Right without any liability to the Company or its other Members within 10 calendar days after the Company provides to the Executive Member the written notice of the Managing Member's determination of the Termination FMV.

          (d)   The closing of any purchase of an Executive Member's Membership Interest pursuant to the exercise of a Termination Call Right or a Termination Put Right provided in this Section 5.05 shall take place within 90 days following the date when written notice of the exercise of the Termination Call Right or Termination Put Right, as applicable, is delivered to the other party, on a date designated by the Company, in accordance with the applicable provisions of this Section 5.05. At the closing, and subject to this Section 5.05(d), the Company shall pay for the Membership Interest purchased by it pursuant to this Section 5.05 by wire transfer of immediately available funds to a financial account designated in advance by the Executive Member, and the Executive Member's Membership Interest shall be reduced to zero following the closing of the purchase of that Membership Interest. Notwithstanding anything to the contrary contained in this Agreement: (i) all purchases of Membership Interests by the Company shall be subject to applicable restrictions contained in any federal, state or non-U.S. law; and (ii) if the Company's purchase of the Membership Interest from the Executive Member pursuant to the exercise of a Termination Call Right or Termination Put Right pursuant to this Section 5.05 is prohibited by, or would in the good faith opinion of the Managing Member constitute a breach or event of default under, (x) the terms of the Acquisition Financing or any other indebtedness of the Company or (y) applicable law (each of clauses (x) and (y), a "Delay Condition"), then the Company shall have the option to delay the closing of such purchase until the Delay Condition no longer exists; provided, however, that the Company shall make a good faith determination of whether a Delay Condition exists before it exercises a Termination Call Right and shall not exercise a Termination Call Right if it has or, with the exercise of reasonable care and diligence, should have knowledge of a Delay Condition that exists and is not reasonably likely to be eliminated by the closing date for its purchase of the Membership Interest of an Executive Member pursuant to its exercise of the Termination Call Right. Furthermore, the

  Company's option to delay the closing of a purchase of Membership Interest from an Executive Member will be subject to the following rights, duties, and restrictions:

            (A)  If the Company seeks to delay the closing of its purchase of a Membership Interest of an Executive Member based on a Delay Condition that was known or, with the exercise of reasonable care and diligence, should have been known to it when it exercised the Termination Call Right and is not reasonably likely to be eliminated by the closing date for its purchase of the Membership Interest, such Executive Member may elect to terminate the transaction by written notice to the Company, without any liability to the Company or any other Members.

            (B)  If the Company becomes aware of a Delay Condition at any time following the exercise of a Termination Call Right or a Termination Put Right with respect to the Membership Interest of an Executive Member, the Company shall promptly provide written notice to such Executive Member of such Delay Condition and whether it has elected to delay the closing of the purchase of the Membership Interest of such Executive Member because of such Delay Condition. In addition, promptly after receiving from an Executive Member written notice of exercise of a Termination Put Right, the Company shall determine whether a Delay Condition exists and provide written notice to the Executive Member of such Delay Condition and whether it has elected to delay the closing of the purchase of the Membership Interest of such Executive Member because of such Delay Condition.

            (C)  If the Company delays the closing of the purchase of the Membership Interest of an Executive Member because of a Delay Condition and does not close the purchase on or before the 180th day following the Termination Event, the Executive Member will have the right to cancel her or his exercise of the Termination Put Right without any liability to the Company or its other Members.

            (D)  The Company shall not exercise a Termination Call Right or be obligated to purchase any Membership Interest from an Executive Member pursuant to the exercise of a Termination Call Right or Termination Put Right, if such transaction would violate the terms of any restrictions imposed by the Acquisition Financing or any other agreements evidencing the indebtedness of the Company.

    In the event that any Membership Interest is sold by an Executive Member pursuant to this Section 5.05, the Company, the Executive Member, and such Executive Member's successors, assigns or representatives, will cooperate with one another to take all reasonable steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals with respect to such Executive Member and take all other actions necessary and desirable to facilitate consummation of such sale in a timely manner.

          (e)   If the Company does not have on hand at the closing of any purchase of an Executive Member's Membership Interest pursuant to the exercise of a Termination Call Right or a Termination Put Right pursuant to this Section 5.05 sufficient cash to pay in full the purchase price for such Membership Interest, the Company shall pay the purchase price in cash to the extent of its available cash (excluding any cash required to service the Acquisition Financing and any other agreements evidencing the indebtedness of the Company) and shall issue to the Executive Member a promissory note in a principal amount equal to the balance of the purchase price that contains customary events of default, provides for simple interest at an annual rate equal to the "prime rate" of interest published in The Wall Street Journal as of the day immediately preceding the closing date of the purchase, provides for payment in full of the outstanding principal amount, together with all accrued interest, on the earlier of (A) the three-year anniversary of the closing date of the purchase of the Membership Interest from the Executive Member or (B) the closing date of a Monetization Event that results in the Company's receipt of cash proceeds (net of any required repayments of the Acquisition Financing or any other the indebtedness of the Company) sufficient to pay the outstanding principal amount and all accrued interest on the promissory note, and otherwise is in form and substance mutually acceptable to the Company and the Executive Member. If the Company issues a promissory note to the Executive Member pursuant to this Section 5.05(e), the Company shall not make any distribution of Distributable Cash to its Members until it pays in full the outstanding principal amount and accrued interest of the promissory note.

ARTICLE VI
DISSOLUTION AND TERMINATION OF THE COMPANY

        SECTION 6.01.    Events Causing Termination.     The Company shall be dissolved and its affairs shall be wound up upon the first occurrence of any of the following:

          (a)   the Expected Dissolution Date, unless, on the date that is 90 days prior to an Expected Dissolution Date, Members holding at least 75% of the Membership Interests vote to postpone such Expected Dissolution Date by an additional one year (such vote, a "Continuation of the Company"). The "Expected Dissolution Date" shall mean the sixth anniversary of the date of this Agreement; provided that if the Members approve a Continuation of the Company pursuant to this Section 6.01, the Expected Dissolution Date shall then mean the next anniversary of the date of this Agreement; provided, further, that in no event shall there be more than five successive Continuations of the Company;

          (b)   the distribution to its Members of all or substantially all the assets of the Company;

          (c)   the election of Members representing the Required Approval elect to terminate the Company upon the occurrence of a Managing Member Termination Event; or

          (d)   the entry of a decree of judicial dissolution under the Act.

        SECTION 6.02.    Exiting Member Put Option.     (a) In the event that the Members vote pursuant to Section 6.01(a) for a Continuation of the Company, then each Member who voted against a Continuation of the Company may exercise an option to sell any or all of such

Member's Membership Interest at a price equal to the Fair Market Value of such Membership Interest upon the terms set forth below. For purposes of this Section 6.02:

              (i)  "Exiting Members" means any and all Members who exercise the option described in this Section 6.02.

             (ii)  "Continuing Members" means any and all Members who are not Exiting Members.

            (iii)  "Fair Market Value" of a Membership Interest means the fair market value of such Membership Interest, as determined in good faith and without regard for minority discounts, control premiums or voting or nonvoting status of such Membership Interest by the Managing Member within fifteen business days following the date the Members voted for a Continuation of the Company; provided that, if the Exiting Member(s) holding a majority of the Put Option Interests indicate their disagreement with such determination by written notice to the Managing Member within five business days of such determination, such Exiting Members and the Managing Member shall jointly select an independent qualified appraisal or investment banking firm (the "Independent Appraiser") to determine the Fair Market Value; provided, further, that if such Exiting Members and the Managing Member cannot within five business days of being required to select an Independent Appraiser agree upon the firm to serve as the Independent Appraiser, then such Exiting Members and the Managing Member shall each select one appraisal firm and such two appraisal firms shall, within five business days after their appointment, select a third independent appraisal firm which shall be the Independent Appraiser. The Independent Appraiser shall determine the Fair Market Value based on factors the Independent Appraiser determines to be relevant, without regard for minority discounts, control premiums, or voting or nonvoting status of such Membership Interest, and its determination shall be binding on the parties. In the event the Fair Market Value as determined by the Independent Appraiser is less than 110% of the Fair Market Value as originally determined by the Managing Member, the Exiting Members shall pay its fees and expenses; otherwise such fees and expenses shall be borne by the Company. In the event the Managing Member is an Exiting Member, the initial determination of Fair Market Value shall be made by the Majority Non-Managing Members who are not also Exiting Members, and the provisions of this definition shall apply mutatis mutandis with such Majority Non-Managing Members taking the role of the Managing Member.

            (iv)  "Pro Rata Portion" means, with respect to any Continuing Member, a fraction equal to such Continuing Member's Membership Interest as of immediately prior to the delivery of any Put Option Notices divided by the aggregate Membership Interests of all Continuing Members as of immediately prior to the delivery of any Put Option Notices.

          (b)   Each Exiting Member shall provide the Company with prior written notice (a "Put Option Notice") of its desire to sell all or a portion of its Membership Interest no later than 20 business days following the date the Members voted for a Continuation of the Company

  (the "Put Option Exercise Period"). The Put Option Notice shall specify the portion of such Exiting Member's Membership Interest to be sold (the aggregate number of Membership Interests specified in all of the Exiting Members' Put Option Notices, the "Put Option Interests").

          (c)   By delivering a Put Option Notice, an Exiting Member represents and warrants to the Company and to the Continuing Members, that (i) the Exiting Member has full right, title and interest in and to the Membership Interests specified in its Put Option Notice; (ii) the Exiting Member has all the necessary power and authority and has taken all necessary action to sell such Membership Interests as contemplated by this Section 6.02; and (iii) such Membership Interests are free and clear of any and all liens, other than those arising as a result of or under the terms of this Agreement.

          (d)   After the expiration of the Put Option Exercise Period, the Company shall advise the Continuing Members of the amount of Membership Interests proposed to be sold pursuant to the Put Option Notices. Each Continuing Member shall, for a period of 20 business days following the date of receipt of the Put Option Notices or, if later, the determination of Fair Market Value in accordance with Section 6.02(a)(iii) (the "Purchase Right Exercise Period"), have the right to elect irrevocably to purchase all or any portion of its Pro Rata Portion of the Put Option Interests at their Fair Market Value by delivering a written notice to the Company (a "Purchase Right Exercise Notice") specifying the number of Put Option Interests it desires to purchase up to its Pro Rata Portion of the Put Option Interests. The delivery of a Purchase Right Exercise Notice by a Continuing Member shall be a binding and irrevocable offer by such Continuing Member to purchase the Put Option Interests described therein. The failure of a Continuing Member to deliver a Purchase Right Exercise Notice by the end of the Purchase Right Exercise Period shall constitute a waiver of its rights under this Section 6.02(d) with respect to the purchase of such Put Option Interests.

          (e)   No later than five business days following the expiration of the Purchase Right Exercise Period, the Company shall give written notice (the "Over-allotment Notice") to each Continuing Member specifying the number of Put Option Interests that each Continuing Member has agreed to purchase (including where such number is zero) and the aggregate number of remaining Put Option Interests, if any, not elected to be purchased by the Continuing Members pursuant to Section 6.02(d) (the "Remaining Put Option Interests"). Each Continuing Member exercising in full its rights to purchase its Pro Rata Portion of the Put Option Interests (a "Fully Exercising Continuing Member") shall have a right of over-allotment such that if there are any Remaining Put Option Interests, such Fully Exercising Continuing Member may purchase all or any portion of its pro rata portion of the Remaining Put Option Interests, based on the relative Pro Rata Portions of all Fully Exercising Continuing Members exercising the right of over-allotment set forth herein. Each such Fully Exercising Continuing Member shall elect to purchase its allotment of Remaining Put Option Interests by giving written notice to the Company specifying the number of Remaining Put Option Interests it desires to purchase within five business days of receipt of the Over-allotment Notice (the "Over-allotment Exercise Period").

          (f)    The Company shall be obligated to purchase at their Fair Market Value any and all Put Option Interests that the Continuing Members did not elect to purchase pursuant to Section 6.02(d) or Section 6.02(e). The Managing Member shall be entitled to, in the name and on behalf of the Company, effect the creation, incurrence or guarantee of any indebtedness the Managing Member deems appropriate in its sole discretion to complete such purchases.

          (g)   The closing of the purchases by the Continuing Members and the Company, if applicable, shall take place no later than 60 days following the expiration of the Purchase Right Exercise Period or, if applicable, the Over-allotment Exercise Period. The Company shall give the Exiting Members at least 10 business days' written notice of the date of closing ("Put Option Closing Date"). Each of the Continuing Members and the Company shall pay their applicable share of the aggregate purchase price for the Put Option Interests by wire transfer of immediately available funds on the Put Option Closing Date.

        SECTION 6.03.    Liquidation and Termination.     Upon dissolution of the Company, as expeditiously as is reasonable, the Managing Member shall pay the liabilities of the Company and make distributions in the following manner and order:

          (a)   first, to creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or by establishment of reserves);

          (b)   second, to the setting up of any reserves that are reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company; and

          (c)   third, to the Members in accordance with the positive balance in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods, including the year of liquidation.

        The Managing Members shall make the distributions described in (a), (b) and (c) to each Member in Distributable Cash or Company Securities at the election of such Member. At such time as the distributions provided for in (a), (b) and (c) above have been made, the Company shall terminate by filing a certificate of cancellation in accordance with the Act.

        SECTION 6.04.    Compliance With Certain Requirements of Regulations; Deficit Capital Accounts.     In the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article VI to the Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Member has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years of the Company, including the taxable year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other person for any purpose whatsoever.

        SECTION 6.05.    Accounting on Liquidation.     Upon liquidation, a proper accounting shall be made by the Company's accountants of the Company's assets, liabilities and results of operations through the last day of the month in which the Company is terminated.

 ARTICLE VII
COMPANY EXPENSES, BOOKS AND RECORDS

        SECTION 7.01.    Operating Expenses.     The Managing Member may, acting in its good faith sole discretion, reserve amounts to pay the Company's reasonable operating expenses and contingent liabilities, if any, including administrative expenses and fees and disbursements to service providers, any costs and expenses incurred in connection with servicing the Acquisition Financing and reimbursement for reasonable out-of-pocket expenses incurred by the Managing Member on behalf of the Company (collectively, "Operating Expenses"), before any allocations are made to the Members.

        SECTION 7.02.    Fiscal Year and Method of Accounting.     The Managing Member shall select the appropriate method of accounting (which shall in any event be governed by U.S. generally accepted accounting principles) and the beginning and end of the Company's fiscal year (the "Fiscal Year"), except for the first Fiscal Year, which shall begin on the date of this Agreement.

        SECTION 7.03.    Records.     The books and records of the Company shall be maintained at the principal office and place of business of the Company. All such books and records shall be available for inspection and copying during ordinary business hours at the reasonable request, and at the expense, of any Member. All Members shall also have the right, at their expense and during ordinary business hours, to meet with the Company's accountants.

        SECTION 7.04.    Financial Statements, Reports and Information.     Within 65 calendar days after the end of each of the first three fiscal quarters of each Fiscal Year, and within 95 calendar days after the end of each Fiscal Year (subject in both cases to reasonable delays in the event of the late receipt of any necessary financial statements from a Company Subsidiary), the Managing Member shall send to each person who was a Member during such period, financial statements of the Company, including a balance sheet as of the end of such quarter or Fiscal Year, as applicable, and statements of income and changes in Members' equity, and changes in cash flows for such quarter or Fiscal Year, as applicable, which shall be prepared in accordance with the method of accounting chosen by the Managing Member pursuant to Section 7.02. In the case of an annual report with respect to any Fiscal Year, the Managing Member shall send to each person who was a Member during such period an opinion of a nationally recognized accounting firm based on an audit of the financial statements referred to in the preceding sentence. The Managing Member shall provide to the Members any reports or other information regarding the Company that it prepares for the lender parties to the Acquisition Financing and may provide such other reports or information as any Member may reasonably request and that the Managing Member agrees to provide in its sole and absolute discretion. The Managing Member may, from time to time, modify or supplement the reporting described in this Section 7.04 to reflect the current reporting practices of business entities comparable to the Company or upon the advice or recommendation of the Company's auditors. The Company shall be responsible for all expenses associated with preparing, delivering, modifying or supplementing the reports described in this Section 7.04 and shall reimburse the Managing Member for reasonable out-of-pocket expenses incurred by the Managing Member on behalf of the Company (such expenses, whether incurred by the Company or the Managing Member, "Reporting Expenses").

        SECTION 7.05.    Tax Information.     The Managing Member shall cause to be prepared all necessary U.S. federal, state, local and foreign tax returns of the Company for each fiscal year for which such returns are required to be filed and shall cause such returns to be timely filed. Within 120 days after the end of each fiscal year (subject to reasonable delays in the event of the late receipt of any necessary financial statements of any person in which the Company invests), the Managing Member will cause to be delivered to the Members an Internal Revenue Service Schedule K-1. Upon the written request of any Member, the Managing Member will cause to be delivered any additional information reasonably necessary for the preparation of any federal income tax returns which may need to be filed by such Member. The Members agree that they shall not, without the prior written consent of the Managing Member, (i) treat, on their own income tax returns, any asset of the Company or any item of income, gain, loss, deduction or credit relating to its interest in the Company in a manner inconsistent with the treatment of such items reflected on the Schedule K-1 or other information statement furnished to the Company, or (ii) file any claim for a refund relating to any such item based on, or which would result in, such inconsistent treatment. Any Member who enters into a settlement agreement with respect to any Company item shall notify the Tax Matters Partner of such settlement agreement and its terms within 30 days after the date of such settlement. This provision shall survive any termination of this Agreement.

        SECTION 7.06.    Tax Matters Partner.     The Managing Member shall be the "Tax Matters Partner" (as this term is defined under section 6231(a)(7) of the Code). The Tax Matters Partner shall promptly advise the other Members of all audits or other actions by the Internal Revenue Service with respect to the Company and shall furnish to the Members a copy of every notice or other communication received by the Tax Matters Partner from the Internal Revenue Service with respect to the Company. The Tax Matters Partner shall not take any action in its capacity as Tax Matters Partner, without the consent of the Managing Member (if not the same Member). Any direct or indirect cost incurred by the Tax Matters Partner, acting in its capacity as such, shall be deemed costs and expenses of the Company, and the Company shall reimburse the Tax Matters Partner for such amounts.

        SECTION 7.07.    Tax Elections.     Except as provided in Section 7.08, the Managing Member may, in its sole discretion, make, or refrain from making, any income or other tax elections for the Company that it reasonably deems necessary or advisable and that do not materially adversely affect the interests of the Members as opposed to the interests of the Managing Member, including an election pursuant to Section 754 of the Code. So long as such election does not materially adversely affect the interests of the other Members, the Managing Member shall make any election pursuant to Section 754 of the Code which is requested by any Member transferring any or all of its Membership Interest.

        SECTION 7.08.    Taxation as Partnership.     At all times that there are two or more Members, the Company shall be treated as a partnership for federal, state and local tax purposes and the Tax Matters Partner shall, for and on behalf of the Company, make any necessary elections and take all steps as may be required to achieve the foregoing.

ARTICLE VIII
EXCULPATION AND INDEMNIFICATION

        SECTION 8.01.    Exculpation.

          (a)    Liability to Company.    No Member (including the Managing Member) of the Company, nor any employee, director, officer, agent, representative, affiliate, shareholder, member, limited partner nor general partner of a Member (including the Managing Member), nor any employee, director, officer, agent or representative of the Company (each, a "Covered Person"), shall be liable, responsible or accountable in damages or otherwise to the Company or any other Covered Person by reason of any action taken or omitted to be taken in good faith by such Covered Person, except for acts or omissions that are found by a court of competent jurisdiction to be the result of such person's fraud, gross negligence or willful misconduct. The provisions of this Agreement, including Section 2.07, to the extent they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

          (b)    Liability to Third Parties.    Except as provided in this Section 8.01 and the Act, no Member of the Company or Covered Person in his or her capacity as such shall be liable under a judgment, decree, or order of a court, or in any other manner, for any debt, obligation or liability of the Company solely by reason of being a Member or Covered Person.

        SECTION 8.02.    Indemnification.     To the fullest extent permitted by law, the Company shall indemnify, defend and hold harmless each Covered Person from and against any loss, liability, damages, cost or expense (including legal fees and expenses and any amounts paid in settlement) resulting from a claim, demand, lawsuit, action or proceeding by reason of any act or omission performed or omitted by such Covered Person on behalf of the Company in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement; provided that such acts or omissions of such Covered Person are not found by a court of competent jurisdiction to constitute fraud, gross negligence or willful misconduct. Expenses, including legal fees, incurred by an Covered Person and relating to any claim, demand, lawsuit, action or proceeding for which indemnification is sought under this Section 8.02 shall be paid by the Company upon demand by the Covered Person; provided that the Covered Person shall reimburse the Company for such expenses if it is ultimately determined that such Covered Person is not entitled to indemnification hereunder.

 ARTICLE IX
AUTHORIZED PERSONS

        SECTION 9.01.    Execution of Contracts, Assignments, Certificates, etc.     Eitan S. Hoenig, as an authorized person within the meaning of the Act for purposes of the formation of the Company only, has executed, delivered and filed the Certificate with the Secretary of State of the State of Delaware. For purposes of this Agreement, each of George Brokaw and Remy W. Trafelet, and any other person that either of George Brokaw or Remy W. Trafelet designate from time to time is hereby designated as an authorized person (each, an "Authorized Person") within the meaning of the Act.

        SECTION 9.02.    All contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the Managing Member or an Authorized Person of the Company.

        SECTION 9.03.    An Authorized Person or the Managing Member shall execute, deliver and file any amendments to and/or restatements of the Certificate and any other certificates (and any amendments to and/or restatements thereof) permitted or required to be filed with the Secretary of State of the State of Delaware. An Authorized Person or the Managing Member shall execute, deliver and file or cause the execution, delivery and filing of any certificates, applications, instruments and other documents (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

        SECTION 9.04.    Each Authorized Person and the Managing Member shall be, and each hereby is, authorized, empowered and directed to open bank accounts on behalf of the Company in such banks, and designate the persons authorized to sign checks, notes, drafts, bills of exchange, acceptances, undertakings or orders for payment of money from funds of the Company (or of such other entities) on deposit in such accounts, as may be deemed by such Authorized Person or the Managing Member to be necessary, appropriate or otherwise in the best interest of the Company.

        SECTION 9.05.    Each Authorized Person and the Managing Member shall be, and each hereby is, authorized, empowered and directed to execute any form of required resolution necessary to open any such bank accounts, such resolutions being hereby incorporated into this resolution by reference and duly approved and affirmed hereby.

 ARTICLE X
GENERAL PROVISIONS

        SECTION 10.01.    Amendments to this Agreement.     Amendments, modifications and supplements may be made to this Agreement (or any exhibits or schedules), from time to time by written consent of the Managing Member and Members representing a majority of the

Membership Interests (at such time), including the Membership Interest held by the Managing Member; provided that (a) any amendments, modifications or supplements that are materially adverse to any Member shall only be made with the prior written consent of such Member, unless any such amendment, modification or supplement adversely affects all Members, in which case such amendment, modification or supplement shall be subject to Required Approval, (b) any provision requiring a Required Approval shall only be amended, modified or supplemented by such Required Approval, (c) any provision requiring approval by the Majority Non-Managing Members shall only be amended, modified or supplemented by approval of the Majority Non-Managing Members, and (d) any provision requiring approval by Members holding at least 75% of the Membership Interests shall only be amended, modified or supplemented by approval of such Members. Notwithstanding the foregoing, the Managing Member may, from time to time and without the consent of the other Members, amend, modify or supplement this Agreement (i) to correct any typographical or similar ministerial errors, (ii) to delete or to add any provision of this Agreement required to be so deleted or added by applicable law, (iii) to ensure that the Company shall be treated as a partnership for federal income tax purposes, (iv) to make any amendment as may be required by pronouncements or Regulations issued by the Internal Revenue Service or U.S. Department of the Treasury after the date of this Agreement or (v) to reflect the admission of any Member or the receipt of any Capital Contribution. No amendment, modification, supplement, discharge, or waiver hereof or hereunder shall require the consent of any person not a party to this Agreement.

        SECTION 10.02.    Entire Agreement.     This Agreement, together with the Subscription Agreements of the Members, constitutes the entire agreement of the Members relating to the subject matter hereof and supersedes all prior agreements among all or some of the parties hereto, whether written, oral or otherwise, as to such subject matter.

        SECTION 10.03.    Notices.     Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be given in writing, shall be either personally delivered to the Company or the Member to whom it is given or delivered by an established delivery service by which receipts are given or mailed by first-class mail, postage prepaid, or sent by electronic mail, addressed to the Company or the Member, at the following addresses (or at such other address for a Member as shall be specified by like notice):

  if to the Company, to:

    734 Investors, LLC
    c/o 734 Agriculture, LLC
    590 Madison Avenue
    New York, NY 10022
    Attention: Remy Trafelet
    Electronic mail: rtrafelet@trafelet.com

  if to the Managing Member:

    734 Agriculture, LLC
    590 Madison Avenue
    New York, NY 10022
    Attention: Remy Trafelet
    Electronic mail: rtrafelet@trafelet.com

  with a copy (which shall not constitute notice) to:

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd Street
    New York, NY 10019
    Attention: Matthew M. Guest, Esq.
    Electronic mail: MGuest@wlrk.com

  if to any Member other than the Managing Member, to such address indicated on the Members Register.

        All notices, other communications or documents shall be deemed to have been duly given: (a) at the time delivered by hand, if personally delivered; (b) when receipt is acknowledged in writing by addressee or receipt is otherwise confirmed, if by electronic mail; (c) five business days after having been deposited in the mail, postage prepaid, if mailed by first class mail; and (d) on the first business day with respect to which a reputable air courier guarantees delivery; provided that notices of a change of address shall be effective only upon receipt.

        SECTION 10.04.    GOVERNING LAW; VENUE.     THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively and properly lie in the Delaware State Chancery Court located in Wilmington, Delaware, or (if such court denies jurisdiction) any federal or state court located in the State of Delaware. By execution and delivery of this Agreement each party hereto irrevocably submits to the jurisdiction of such courts for himself and in respect of his property with respect to such action. The parties hereto irrevocably agree that venue for such action would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court. BECAUSE DISPUTES ARISING IN CONNECTION WITH

COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

        SECTION 10.05.    Future Actions.     The Company and the Members shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement, as determined in the good faith sole discretion of the Managing Member.

        SECTION 10.06.    Limitation on Rights of Others.     None of the provisions of this Agreement, including Article III, shall be for the benefit of or enforceable by any creditor of the Company. Furthermore, the Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement. Other than pursuant to Section 8.02, nothing in this Agreement shall be deemed to create any legal or equitable right, remedy or claim in any person not a party hereto (other than a Covered Person).

        SECTION 10.07.    Successors and Assigns.     This Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and permitted assigns.

        SECTION 10.08.    Severability.     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void as to such jurisdiction. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

        SECTION 10.09.    Counterparts.     This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart. This Agreement may be executed by facsimile signatures, by electronic mail in "portable document format" (".pdf") form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document.

        SECTION 10.10.    Waiver and Remedies.     The failure to exercise or delay in exercising a right or remedy provided under this Agreement or by law or in equity does not constitute a waiver of such right or remedy or a waiver of any other rights or remedies. A waiver of a breach of any of the terms of this Agreement or of a default under this Agreement does not constitute a waiver of any other breach or default and shall not affect the other terms of this Agreement. A waiver of a breach of any of the terms of this Agreement or of a default under this Agreement will not prevent a party from subsequently requiring compliance with the waived obligation. The rights and remedies provided by this Agreement are cumulative and (unless otherwise provided in this Agreement) are not exclusive of any rights or remedies at law or in equity.

        SECTION 10.11.    Rules of Interpretation.     Unless the context requires otherwise: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term "including" shall be construed to be expansive rather than limiting in nature and to mean "including, without limitation" (except to the extent the context otherwise provides); (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) the words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole, including the exhibits and schedules attached hereto, and not to any particular subdivision unless expressly so limited; (e) references to the exhibits and schedules are to the items identified separately in writing by the parties hereto as the described exhibits or schedules attached to this Agreement, each of which is hereby incorporated herein and made a part hereof for all purposes as if set forth in full herein; (f) references to "Dollars" or "$" are to U.S. dollars; (g) the word "or" shall not be exclusive; and (h) references to "written" or "writing" include in electronic form.

        SECTION 10.12.    Defined Terms.     The following terms shall have the meanings ascribed to them in the corresponding Section of this Agreement.

Term	Section
90-Day Price	5.05(a)
Acquisition Financing	2.01(b)
Act	Recitals
Adjusted Capital Account Deficit	4.03(c)
Admission Date	3.03
Agreement	Preamble
Alico	1.04
Arlon Designee	2.11(a)
Arlon Member	2.11
Authorized Person	9.01
Capital Account	3.05
Capital Contribution	3.02
Certificate	Recitals
Citrus Investment	2.07(d)
Code	3.05

Term	Section
Company	Preamble
Company Minimum Gain	4.03(a)
Company Securities	1.04
Company Subsidiaries	1.04
Continuation of the Company	6.01(a)
Continuing Members	6.02(a)(ii)
Control Transfer	5.04(a)
Covered Person	8.01(a)
Default Penalty	3.04(b)
Delay Condition	5.05(d)
Depreciation	4.01(h)
Determination Date	5.05(a)(A)
Distributable Cash	3.08(a)
Drag-Along Buyer	5.04(a)
Drag-Along Interest	5.04(b)
Drag-Along Member	5.04(a)
Drag-Along Notice	5.04(b)
Drag-Along Transfer	5.04(a)
Election Notice	5.03(b)
ERISA	5.02(c)
Excess Loss	4.05
Exchange Act	2.11(b)
Executive Member	5.05(a)
Executive Officer	5.05(a)
Exiting Members	6.02(a)(i)
Expected Dissolution Date	6.01(a)
Expense Threshold	2.01(d)
Expenses	2.01(d)
Failure to Fund	3.04(b)
Fair Market Value	6.02(a)(iii)
Fiscal Year	7.02
FMV Determination	3.03
Fully Exercising Continuing Member	6.02(e)
Funding Member	3.04(b)
Gross Asset Value	4.07(b)
Independent Appraiser	6.02(a)(iii)
Initial Agreement	Recitals
Litigation	2.01(c)
losses	4.01
Majority Non-Managing Members	2.02(a)
Managing Member	Preamble
Managing Member Termination Event	2.02(b)
Member	Preamble
Member Nonrecourse Debt	4.03(b)
Member Nonrecourse Debt Minimum Gain	4.03(b)

Term	Section
Member Nonrecourse Deductions	4.03(f)
Members	Preamble
Members Register	3.01
Membership Interest	3.01
Membership Percentage	3.02
Monetization Event	3.08(a)
Nomination Criteria	2.11(b)
Non-Contributing Member	3.04(b)
Nonrecourse Deductions	4.03(e)
Operating Expenses	7.01
Over-allotment Exercise Period	6.02(e)
Over-allotment Notice	6.02(e)
Permitted Transfer	5.02(a)
Pro Rata Portion	6.02(a)(iv)
profits	4.01
Proposed Transferee	5.03(a)
Proxy	5.01
Public Security	5.05(a)
Purchase Notice	2.07(d)
Purchase Right Exercise Notice	6.02(d)
Purchase Right Exercise Period	6.02(d)
Put Option Closing Date	6.02(g)
Put Option Exercise Period	6.02(b)
Put Option Interests	6.02(b)
Put Option Notice	6.02(b)
Regulations	3.05
Regulatory Allocations	4.04
Related Party Transaction	2.08
Remaining Put Option Interests	6.02(e)
Reporting Expenses	7.04
Representatives	2.01(e)
Required Approval	2.05
Selling Group	5.04(a)
Subscription Agreement	3.02
Subsidiary Board	2.11(a)
Supplemental Capital Call	3.04(b)
Tag Pro Rata Portion	5.03(a)
Tag-Along Interest	5.03(a)
Tag-Along Notice	5.03(b)
Tag-Along Transfer	5.03(a)
Tagging Member	5.03(a)
Tax Matters Partner	7.06
Termination Call Right	5.05(a)
Termination Event	5.05(a)
Termination FMV	5.05(a)(A)

Term	Section
Termination Put Right	5.05(c)
Withdrawing Manager	2.02(a)

        IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Operating Agreement as of the day and year first above written.

734 AGRICULTURE, LLC
By:	/s/ REMY TRAFELET
	Name:	Remy Trafelet
	Title:	Manager

[Signature Page to Amended and Restated Limited Liability Company Operating Agreement
of 734 Investors, LLC]

 Annex C

December 1, 2014

Alico, Inc.
10070 Daniels Interstate Court
Suite 100
Fort Myers, Florida 33913
Attn: The Special Committee of the Board of Directors

Dear Members of the Special Committee:

              We understand that Alico, Inc. ("Parent"), 734 Sub, LLC, a wholly owned subsidiary of Parent ("Merger Sub"), 734 Citrus Holdings, LLC (the "Company") and the Holders party thereto propose to enter into the Agreement (defined below) pursuant to which, among other things, the Merger Sub shall merge with and into the Company (the "Transaction") and that, in connection with the Transaction, (a) the outstanding equity interests in the Company will be converted, in the aggregate, into the right to receive the Consideration and (b) the Company will become a wholly owned subsidiary of Parent. For purposes of this Opinion (as defined below), the "Consideration" shall mean (a) a number of shares of Parent common stock, par value $1.00 per share ("Parent Common Stock") issuable upon closing of the Transaction equal to (x) 1,463,544 multiplied by $37.58 divided by the Reference Quotient, minus (y) (i) the Closing Date Funded Debt, plus the Closing Date Cash, plus the TRB Amount, minus the Company Fees, divided by (ii) the Reference Quotient, and (b) a number of shares of Parent Common Stock issuable at the time set forth in Section 2.13 of the Agreement equal to (x) the sum of the 2014-2015 Harvest Proceeds, minus the 2014-2015 Harvest Costs, plus the 2013-2014 Harvest Proceeds, divided by (y) the 180 Day Average as of the date that is thirty days following the 2014-2015 Harvest End Date (the "Harvest End Date 180 Day Average"). Capitalized terms used in this Opinion but not defined herein have the meanings provided in the Agreement.

              The Special Committee (the "Committee") of the Board of Directors (the "Board") of Parent has requested that Houlihan Lokey Financial Advisors, Inc. ("Houlihan Lokey") provide an opinion (the "Opinion") to the Committee as to whether, as of the date hereof, the Consideration to be paid by Parent in the Transaction pursuant to the Agreement is fair to Parent from a financial point of view.

              In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1.
  reviewed the draft dated December 1, 2014 of the Agreement and Plan of Merger (the "Agreement");

  2.
  reviewed certain publicly available business and financial information relating to the Parent and the Company that we deemed to be relevant with respect to the future financial performance of the Parent and the Company;

  3.
  reviewed the audited consolidated financial statements for the Company for the period ended, and as of, June 30, 2013, the unaudited consolidated financial statements for the Company for its fiscal year ended, and as of, June 30, 2014, and an unaudited consolidated balance sheet of the Company as of November 25, 2014;

245 Park Avenue, 20th Fl. • New York, NY 10167 • Tel 212.497.4100 • Fax 212.661.3070 • HL.com
 Broker/dealer services through Houlihan Lokey Capital, Inc. Investment advisory services through Houlihan Lokey Financial Advisors, Inc.

  4.
  reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company and Parent made available to us by the Company and Parent, including (a) financial projections (and adjustments thereto) relating to Parent for its fiscal years ended September 30, 2015 through September 30, 2017 reflecting Parent's recently completed Gator Grove acquisition, its contemplated acquisition of assets of Orange-Co, LP (the "Orange Co. Acquisition") and its lease to United States Sugar Corporation ("USCC") of certain acreage used for sugar cane production and its sale of certain acreage used for sugar cane production, and the related assignment of its lease to USCC, to an affiliate of Terra Land Company (the "Sugar Cane Transactions" and together with the acquisition of the Gator Grove and Orange Co. Acquisition, the "Other Transactions") prepared by the management of Parent ("Parent Projections"), (b) financial projections relating to the Company 's Silver Nip Grove (the "Silver Nip Grove") for the Company's fiscal years ended June 30, 2015 through June 30, 2025 prepared by the management of Parent ("Silver Nip Grove Projections"), (c) financial projections relating to the Company's TRB Groves (the "TRB Grove") for the Company's fiscal years ended June 30, 2015 through June 30, 2025 prepared by management of Parent (the "TRB Grove Projections"), (d) certain forecasts and estimates of potential costs savings expected to result from the Transaction, all as prepared by the management of Parent (the "Synergies"), (e) estimates of the 2014-2015 Harvest Proceeds and the 2014-2015 Harvest Costs prepared by management of Parent and the 2013-2014 Harvest Proceeds provided by management of Parent (collectively, the "Harvest Estimates"), and (f) estimates of the Closing Date Funded Debt, Closing Date Cash, the TRB Amount and the Company Fees provided by the management of Parent (the "Closing Metric Estimates");

  5.
  reviewed a Real Estate Appraisal Report of the TRB Grove, effective date August 13, 2014, prepared by Agri-Property Consultants, Inc. and a evaluation of the Silver Nip Grove, dated August 4, 2014, prepared by Land South Group (such Reports, together, the "Appraisals");

  6.
  spoken with certain members of the Committee and members of the management of Parent and certain of their respective representatives and advisors regarding the businesses, operations, financial conditions and prospects of Parent and the Company, the Transaction, the Other Transactions and related matters;

  7.
  compared the financial and operating performance of Parent with that of other public companies that we deemed to be relevant;

  8.
  considered the publicly available financial terms of certain transactions that we deemed to be relevant;

  9.
  reviewed the current and historical market prices and trading volume for certain of Parent's publicly traded securities;

  10.
  compared the relative contributions of the Company and Parent to certain financial statistics of the combined company on a pro forma basis;

  11.
  reviewed a certificate addressed to us from the Chief Financial Officer of Parent which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of Parent; and

  12.
  conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

              We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of Parent has advised us, and with the consent of the Committee, we have assumed, that the Parent Projections, the Silver Nip Grove Projections and the TRB Grove Projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of Parent as to the future financial results and condition of Parent, the Silver Nip Grove or the TRB Grove, as applicable, and we express no opinion with respect to such projections or the assumptions on which they are based. Furthermore, upon the advice of the management of Parent and with the consent of the Committee, we have assumed that the estimated Synergies reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of Parent and that the Synergies will be realized in the amounts and the time periods indicated thereby, and we express no opinion with respect to such Synergies or the assumptions on which they are based. With respect to the Harvest Estimates and Closing Metric Estimates reviewed by us, management of the Company has advised us, and with the consent of the Committee we have assumed, that such estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of Parent as to matters reflected therein, and, with the consent of the Committee, for purposes of this Opinion and our analyses, we have calculated the number of shares constituting the Consideration, using the Harvest Estimates and the Closing Metric Estimates and using a Reference Quotient of $37.58 and a 180 Day Average as of November 28, 2014 as the Harvest End Date 180 Day Average. We express no opinion with respect to such price assumptions or estimates or the assumptions on which such estimates are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Parent or the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

              We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto, and (e) the Other Transactions that have not yet been consummated will be consummated within the timeframe contemplated by the Parent Projections. We have also assumed, with the consent of the Committee, that the Transaction will qualify as a tax-free transaction. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of Parent or the Company, or otherwise have an effect on the Transaction, or Parent or the Company or any expected benefits of the Transaction that would be material to our analyses or this

Opinion. We have also relied upon and assumed, without independent verification, at the direction of the Committee, that any adjustments to the Consideration pursuant to the Agreement will not be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of the Agreement identified above.

              Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Parent or the Company or any other party, nor were we provided with any such appraisal or evaluation, except for the Appraisals. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Parent or the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Parent or the Company is or may be a party or is or may be subject.

              We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Committee, the Board or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to what the value of the Parent Common Stock actually will be when issued pursuant to the Transaction or the price or range of prices at which the Parent Common Stock may be purchased or sold, or otherwise be transferable, at any time.

              This Opinion is furnished for the use of the Committee (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey's part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, any security holder or any other party as to how to act or consent with respect to any matter relating to the Transaction or otherwise.

              In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent, or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

              Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and other financial services to Parent, the Company, other participants in the Transaction or certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation.

              Houlihan Lokey will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. Parent has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

              We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, Parent, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of Parent, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for Parent or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of Parent's or any other party's security holders or other constituents vis-à-vis any other class or group of Parent's or such other party's security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company, Parent or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee, on the assessments by the Committee, the Board, Parent, the Company and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to Parent, the Company and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

              Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be paid by Parent in the Transaction pursuant to the Agreement is fair to Parent from a financial point of view.

Very truly yours,

HOULIHAN LOKEY FINANCIAL ADVISORS, INC

Annex D

APPRAISAL

OF

SILVER NIP CITRUS GROVES
±5,937 ACRES (±4,725 CITRUS ACRES)
LOCATED IN
POLK, OSCEOLA, HIGHLANDS, HARDEE,
COLLIER & MARTIN COUNTIES, FLORIDA

DATE OF APPRAISAL: NOVEMBER 14, 2014
DATE OF REPORT: NOVEMBER 24, 2014

PREPARED FOR

PREPARED BY

AGRI-PROPERTY CONSULTANTS, INC.
4560 VIA ROYALE, SUITE 2
FORT MYERS, FLORIDA 33919
WWW.AGRI-PROPERTY.COM

FILE #: 14-049

Agri-Property Consultants, Inc.
Real Estate Analysis & Consultants

November 24, 2014

Special Committee of Board of Directors of Alico, Inc
10070 Daniels Interstate Court, #100
Fort Myers, Florida 33913

Re:	Silver Nip Citrus Groves ±5,936.91 Acres Located in Polk, Osceola, Highlands, Hardee Collier & Martin Counties, Florida File No: 14-049

To The Special Committee:

As you requested, I have completed an appraisal of the above-referenced subject property. This property is legally and physically described within the body of the attached report intended to comply with the reporting requirements set forth under Standards Rule 2-2(a) of the Uniform Standards of Professional Appraisal Practice. Supporting documentation concerning the data, reasoning and analyses is retained in the appraiser's file. The depth of discussion contained in this report is specific to the needs of the client and for the intended use stated below. The appraiser is not responsible for unauthorized use of this report.

This document is an executive summary outlining information, analysis and conclusions from the appraisal process performed on this property. My files contain the information to provide a more detailed report should it be required at a future date.

The purpose of this appraisal is to estimate the market value of the fee simple interest in the subject property, subject to easements, restrictions and reservations of record, as of November 14, 2014. Market Value and Fee Simple ownership are defined within the attached report. My value conclusion is sensitive to the legal and permissible uses to which the property is bound, as well as the physical attributes it is perceived to possess.

Market Value is not to be confused with Investment Value which is the value to a specific user based upon their specific investment criteria. The estimated Market Value does not consider any effects on value that may accrue by combining this property with the other Alico assets.

It should be noted that Agri-Property Consultants, Inc. provided preliminary market analysis in July 2014 for the special committee and certain members of the Alico Management Team appointed to structure the potential purchase of the subject property. An appraisal of the subject property was not performed at that time.

In my report, you will find that, after consideration of all the available facts and data, it is my opinion that the market value of the fee simple interest in the subject property, subject to easements, restrictions and reservations of record, in terms of cash and under market conditions existing as of November 14, 2014, was:

FIFTY TWO MILLION DOLLARS	$52,000,000*

      * Real Estate Only – Does Not Include Any Fruit on Trees as of Appraisal Date

The basis for this conclusion is outlined and summarized in the following Executive Summary. Reference is made to the following Assumptions and Limiting Conditions which are described in detail on page 9 as well as the Special Conditions and Extraordinary Assumptions located on page 12 within said report.

Respectfully submitted by,

AGRI-PROPERTY CONSULTANTS, INC.

Digitally signed by Clifford M. Bowen, Jr. DN: cn=Clifford M. Bowen, Jr., o=Agri- Property Consultants, Inc., ou, email=cliffbowen@gulfaccess.net, c=US Date: 2014.11.26 22:36:23 -05'00'

Clifford M. Bowen, Jr., SRA, IFAS

State-certified general real estate appraiser RZ376

CMB/raf
Attachment

SILVER NIP GROVE DIVISION LOCATION MAP

DeLORME
DeLorme Street Atlas USA® 2014

Backbone
Frostproof
Bonnet Lake
Island Pond
Rawle
Lily
Chancey BAy
Ranch One
Dunnellon
Belleview
Summerfield
Weirsdale
Lady Lake
Umatilla
Beverly Hills
Hernando
Crystal River
Inverness
Fruitland Park
Homosassa Springs
Leesburg
Tavares
Floral City
Lake Panasoffkee
Bushnell
Center Hill
Brooksville
Groveland
Winter Garden
Clermont
Oakland
Masaryktown
Lacoochee
Dade City
Zephyrhills
Polk City
Kathleen
Lake Alfred
Winter Haven
Temple Terrace
Lakeland
Plant City
Dover
Tampa
Brandon
Medulla
Riverview
Mulberry
Bartow
Gibsonton
Fort Meade
Ruskin
Wimauma
Sun City Center
Wauchula
Bradenton
Sarasota
Gardner
Arcadia
Vamo
Osprey
Laurel
Fort Ogden
North Port
Murdock
Port Charlotte
Englewood
Charlotte Harbor
Boca Grande
Fort Myers
Cape Coral
Pine Island Sound
Sanibel
Fort Myers Beach
Bonita Springs
Naples Park
Sunniland
La Belle
Palmdale
Moore Haven
Clewiston
Lake Okeechobee
Brighton
Okeechobee
Lake Istokpoga
Kissimmee River
Avon Park
Sebring
Lake Wales
Lake Kissimmee
Kenansville
Fellsmere
Sebastian
Indian River Shores
Gifford
Vero Beach
Fort Pierce
Port Saint Lucie
Jensen Beach
Port Salerno
Hobe Sound
Indiantown
Port Mayaca
Jupiter
Juno Beach
Canal Point
Pahokee
West Palm Beach
Belle Glade
South Bay
Lake Worth
Boynton Beach
Delray Beach
Boca Raton
Deerfield Beach
Pompano Beach
Lauderhill
DeLand
Lake Helen
Orange City
DeBary
Deltona
New Smyrna Beach
Edgewater
Canaveral National Seashore
Mims
Titusville
Longwood
Apopka
Casselberry
Altamonte Springs
Maitland
Ocoee
Orlando
Bithlo
Christmas
Pine Castle
Orlando Intl
Sharpes
Cocoa
Cocoa Beach
Merritt Island
Kissimmee
Saint Cloud
Satellite Beach
Holopaw
Indian Harbour Beach
Melbourne
Melbourne Beach
Palm Bay
Air Force Eastern Test Range

Data use subject to license.

© DeLorme. DeLorme Street Atlas USA® 2014.
www.delorme.com

MN (6.0° W)

0 8 16 24 32 40 mi

Data Zoom 7-2

Agri-Property Consultants D-1

EXECUTIVE SUMMARY

APPRAISER:	Clifford M. Bowen, Jr., SRA, IFAS
AGRI-PROPERTY CONSULTANTS, INC.
SUBJECT:

Silver Nip Citrus Groves, consisting of eight operating divisions located in Polk, Osceola, Highlands, Hardee, Collier and Martin Counties, Florida. The property consists of numerous individual parcels with approximately 5,937 gross acres, and approximately 4,725 net citrus acres. A complete listing of each of the citrus blocks within the individual divisions is included as an exhibit following this Summary.
OWNERSHIP AND HISTORY:

734 LMC Groves, LLC and 734 Co-op Groves, LLC (Ranch One), subsidiaries of 734 Citrus Holdings, LLC. The property was purchased by the current owners from various entities related to the Latt Maxcy Citrus Business on December 31, 2012. Since the purchase, several parcels have been sold to unrelated parties.
PURPOSE:

To estimate the market value of the fee simple interest in the subject property, subject to easements, restrictions and reservations of record, existing as of November 14, 2014, and subject to an existing Tropicana fruit contract commencing in the 2014-15 crop year and running for 10 consecutive years.
INTENDED USE/USERS:	The intended use of this appraisal report is for the Special Committee of the Board of Directors of Alico, Inc. to help in structuring a potential purchase of the subject property.
Agri-Property Consultants D-2

The intended users of this report are the Special Committee of the Board of Directors of Alico, Inc. I understand that the report will be made available to the full board of directors and the management of Alico Inc. I also understand that the general contents of the report and the appraiser's name will be communicated publicly to all Alico Shareholders and if requested by applicable regulators. This report may be made available to all Alico Shareholders.
INTEREST VALUED:	Fee simple ownership subject to easements, reservations and restrictions of record and subject to a ten year fruit purchase contract with Tropicana Products commencing with the 2014-2015 fruit season.
INSPECTION DATES:	The property was inspected on October 7, October 8 and November 14, 2014.
EFFECTIVE DATE OF VALUE:	November 14, 2014
DATE OF REPORT:	November 24, 2014
ZONING/LAND USE CLASSIFICATIONS:

The majority of the properties have an agricultural zoning and land use designations typically with a maximum density of one residential unit to five or 10 acres. Some small portions of the Frostproof Division have commercial and residential zoning designations, and the Rawle Division has some industrial zoning.
Agri-Property Consultants D-3

PRESENT USE:	The property is currently used for citrus production with ±4,725 net citrus acres. There are various support structures found on some of the properties with the main office and shop complex on the Backbone property. According to Silver Nip, approximately 41 acres have been used for growing palm trees. There are some palm trees remaining on the property, but no additional value has been attributed to them.
HIGHEST & BEST USE:	The highest and best use, as improved, is for continued citrus production.
SCOPE OF WORK:

The scope of the work in this assignment included a personal inspection of each of the subject properties. These inspections occurred on three separate dates. The majority of the properties were inspected on October 7 and 8, 2014. Chancey Bay and Ranch One were inspected on November 14, 2014. A comprehensive inspection of the properties was completed and photographs were taken. I was provided with a list of each of the divisions, including gross acreage and citrus acres, tree counts by ages, varieties and rootstocks. I was provided with historical production beginning with the 2010-11 crop year through the 2013-14 crop year and projections for the 2014-15 crop year.

I had information in my files pertaining to the properties done when the properties were purchased in December 2012. I had that information as I reviewed work done by Trigg, Catlett & Associates, used by my client, Prudential Agricultural Investments, in evaluating the property as collateral for loan purposes.
Agri-Property Consultants D-4

After reviewing and assimilating the information, I estimated a value for the property by the income approach using a discounted cash flow analysis. In addition, I analyzed several sales of citrus groves to find units of comparison to apply to the subject property to develop an estimate of value by the sales comparison approach. Finally, I reconciled the value conclusions by the two approaches used in this analysis and arrived at a final value conclusion.
The cost approach to value is not used in this analysis as this is an existing producing citrus grove that cannot be reproduced in its current state.
PROPERTY DESCRIPTION:	There are seven grove divisions located in six counties summarized as follows:

Division	Gross Acres	Net Tree Acres	County

Ranch One	342.14	342.14	Collier
Lily	574.14	416.90	Hardee
Rawle	586.30	527.00	Highlands
Bonnet Lake	636.90	527.10	Highlands
Chancey Bay	674.00	552.65	Martin
Island Pond	1363.20	921.10	Oscceola
Frostproof	904.95	847.25	Polk
Backbone	855.28	591.14	Polk

Totals	5936.91	4725.28

There are a total of ±1,698.98 net acres of early and mid-season oranges; ±2,881.16 net acres of late season oranges (Valencia and Vernia) and ±165 acres of specialty fresh fruit varieties.
All of the processed oranges except for those in Ranch One are included in the Tropicana fruit contract.
Agri-Property Consultants D-5

The groves have had decreasing production in recent years due to the aging trees and the effects of Citrus Greening. However in recent years, there has been a large amount of resetting of new trees. ±35% of the early-mid season oranges are 5 years old or less and only ±50% are more than 9 years old. ±28% of the Valencia trees are 5 years old or less and only ±60% are over 9 years old.

With the current caretaking protocol to aggressively combat Greening and enhance tree health, production should again begin to increase. The observed tree health in these groves is better than was observed in late 2012 when I previously toured the properties. Production estimates for the current season are for a modest increase over the last season when there was a much greater than normal fruit drop. I have projected a modest but steady increase in production over the next ten seasons based on the maturing of the trees and a steady reset program to remove unproductive trees and replace them.
SUMMARY OF INCOME APPROACH:	In the income approach to value, I have used a discounted cash flow analysis assuming a ten year holding period with a potential sale of the property at the end of the holding period.

Fruit pricing is based on the terms of the Tropicana contract for the fruit in the contract. The remaining fruit is priced based on current floor prices for processed fruit and typical market prices for specialty fruit.
Picking costs and production costs are based on what other growers with similar properties are spending. The costs I estimated are very close to the costs budgeted by Silver Nip.
Agri-Property Consultants D-6

The discount rate is based on what I have found in appraising many citrus groves each year. The first year in my holding period is the 2015-2016 crop year as Silver Nip will keep the current fruit crop on the trees (2014-2015). The first discount period is 18 months from the appraisal date as that will be near the midpoint of the income received for that year.
The reversionary value of the property is based on the projected income at that time capitalized and the number of boxes of fruit produced at that time.
The estimated value by the income approach is $51,500,000. This does not include any value for the current fruit crop or for the acreage currently planted in palm trees.
SUMMARY OF SALES COMPARISON APPROACH:

The sales comparison approach used four sales of citrus groves estimated to be the best sales to analyze when comparing with a large citrus acreage like the subject. Sale one is smaller than the subject, but was a reasonably similar property located on the Lake Wales Ridge as are over 50% of the subject citrus acres. This sale, like the subject had declined in production and had many young trees in recent years. It was purchased by an investment fund for future anticipated increasing fruit production. Sale 2 was a grove that was anticipated to have increasing production. It too was purchased by an investment fund. Sales 3 and 4 are the recent purchases of the TRB grove by Silver Nip and the Gator grove by Alico, Inc.

Income potential is the driving force in citrus grove purchases. The sales were adjusted based on their projected income potential at the time of purchase with the perceived, projected future income potential of the subject at this time.
Agri-Property Consultants D-7

The estimated value by the sales comparison approach is $52,000,000.
COMPETENCY STATEMENT:

Within the Uniform Standards of Professional Appraisal Practice (USPAP), there is a competency rule which states that "prior to accepting an assignment or entering into an agreement to perform any assignment, an appraiser must properly identify the problem to be addressed and have the knowledge and experience to complete the assignment competently". Regarding the subject property, Agri-Property Consultants, Inc. possesses the necessary knowledge and experience to competently complete the assignment.
MARKET VALUE ESTIMATE:	$52,000,000*
* Real Estate Only – Does Not Include Any Fruit on Trees as of Appraisal Date
Agri-Property Consultants D-8

ASSUMPTIONS AND LIMITING CONDITIONS

1.
This is a Appraisal Report is intended to comply with the reporting requirements set forth under Standards Rule 2-2(a) of the Uniform Standards of Professional Appraisal Practice for a Summary Appraisal Report. The information contained in this report is specific to the needs of the client and for the intended use stated in this report. The appraiser is not responsible for unauthorized use of this report.

2.
No responsibility is assumed for legal or title considerations. Title to the property is assumed to be good and marketable unless otherwise stated in this report.

3.
The property is appraised free and clear of any or all liens and encumbrances unless otherwise stated in this report.

4.
Responsible ownership and competent property management are assumed unless otherwise stated in this report.

5.
The information furnished by others is believed to be reliable. However, no warranty is given for its accuracy.

6.
All engineering is assumed to be correct. Any plot plans and illustrative material in this report are included only to assist the reader in visualizing the property.

7.
It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.

8.
It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless otherwise stated in this report.

9.
It is assumed that all applicable zoning and use regulations and restrictions have been complied with, unless a nonconformity has been stated, defined, and considered in this appraisal report.
Agri-Property Consultants D-9

10.
It is assumed that all required licenses, certificates of occupancy or other legislative or administrative authority from any local, state, or national governmental, or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report are based.

11.
Any sketch in this report may show approximate dimensions and is included to assist the reader in visualizing the property. Maps and exhibits found in this report are provided for reader reference purposes only. No guarantee as to accuracy is expressed or implied unless otherwise stated in this report. No survey has been made for the purpose of this report.

12.
It is assumed that the utilization of the land and improvements is within the boundaries or property lines of the property described and that there is no encroachment or trespass unless otherwise stated in this report.

13.
The appraiser is not qualified to detect hazardous waste and/or toxic materials. Any comment by the appraiser that might suggest the possibility of the presence of such substances should not be taken as confirmation of the presence of hazardous waste and/or toxic materials. Such determination would require investigation by a qualified expert in the field of environmental assessment. The presence of substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The appraiser's value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value unless otherwise stated in this report. No responsibility is assumed for any environmental conditions, or for any expertise or engineering knowledge required to discover them. The appraiser's descriptions and resulting comments are the result of the routine observations made during the appraisal process.

14.
Unless otherwise stated in this report, the subject property is appraised without a specific compliance survey having been conducted to determine if the property is or is not in conformance with the requirements of the Americans with Disabilities Act. The presence of architectural and communications barriers that are structural in nature that would restrict access by disabled individuals may adversely affect the property's value, marketability, or utility.
Agri-Property Consultants D-10

15.
Any proposed improvements are assumed to be completed in a good workmanlike manner in accordance with the submitted plans and specifications.

16.
The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocation for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

17.
Possession of this report, or a copy thereof, does not carry with it the right of publication. It may not be used for any purpose by any person other than the party to whom it is addressed and the other intended users identified in the Executive Summary without the written consent of the appraiser, and in any event, only with proper written qualification and only in its entirety.

18.
Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser, or the firm with which the appraiser is connected) shall be disseminated to the public through advertising, public relations, news sales, or other media without prior written consent and approval of the appraiser.

19.
The forecasts or projections included in this report are used to assist in the valuation process and are based on current market conditions, anticipated short-term supply and demand factors, and a continued stable economy. These forecasts are therefore subject to changes in future conditions, which cannot be accurately predicted by the appraiser and could affect the future income and/or value forecasts.

20.
I am prepared, but not required, to give testimony or attendance in court by reason of this appraisal, with reference to the property in question, unless additional arrangements are made thereafter.
Agri-Property Consultants D-11

SPECIFIC CONDITIONS AND EXTRAORDINARY ASSUMPTIONS

The information obtained from the appropriate regulatory office concerning the zoning of the subject property is assumed to be correct.

It should be noted that there are no personal properties, fixtures, or intangible items attached to the real estate which have been involved in this valuation except for irrigation pumps and equipment that are an integral part of the ongoing citrus operation. These are considered a part of the real estate.

I assume that there are no undisclosed or hidden environmental conditions or contaminants, or building materials that will have any negative impact on the subject property.

The oil, gas and mineral rights for the subject property may have been reserved to a previous owner. I assume that, if this condition exists, the terms of this restriction do not include surface access rights to the property.

A party receiving a report copy from the client does not, as a consequence, become a party to the appraiser-client relationship. Parties who receive a copy of an appraisal, consulting, or review report as a consequence of disclosure requirements applicable to an appraiser's client do not become intended users of the report, unless identified as such in the Executive Summary.

The acreage numbers and tree counts used in this analysis were provided by Silver Nip and are assumed correct. Should any of these numbers be found to differ from what is in this analysis, the analysis and report are subject to revision.

Agri-Property Consultants D-12

CERTIFICATION

I certify that, to the best of my knowledge and belief,...

-
The statements of fact contained in this report are true and correct.

-
The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions as well as requirements (if any), and are my personal, unbiased professional analyses, opinions, and conclusions.

-
I have no present or prospective interest in the property that is the subject of this report and no personal interest with respect to the parties involved. I have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

-
My engagement in this assignment was not contingent upon developing or reporting predetermined results. My compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this report.

-
My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice, and the Financial Institution's Reform, Recovery and Enforcement Act (FIRREA).

-
The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

-
The use of this report is subject to the requirements of the State of Florida relating to review by the Real Estate Appraisal subcommittee of the Florida Real Estate Commission.

-
I am currently a State-certified general real estate appraiser, in accordance with requirements set forth in Section 475.612 of the Florida Statutes. My State Certification No. is RZ376.

-
The By-Laws and Regulations of the Institute require each Member and Candidate to control the use and distribution of each appraisal report signed by such Member or Candidate. Therefore, except as hereinafter provided, the party for whom this appraisal report was
Agri-Property Consultants D-13

prepared may distribute copies of this appraisal report, in its entirety, to such third parties as may be selected by the party for whom this appraisal report was prepared; however, selected portions of this appraisal report shall not be given to third parties without the prior written consent of the signatory of this appraisal report. Further, neither all nor any part of this appraisal report shall be disseminated to the media, sales media or other media for public communication without the prior written consent of the signator of this appraisal report.

-
As of the date of this report, I, Clifford M. Bowen, Jr., have completed the Standards and Ethics Education requirement of the Appraisal Institute for Associate Members and the requirements of the continuing education program of the State of Florida.

-
I have made a personal inspection of the property that is the subject of this report.

-
No one provided significant real property appraisal assistance to the person signing this certification. Mark Humphrey, CFO of Alico, Inc. aided in applying the appraiser's production assumptions to the Tropicana fruit contract formula to derive fruit pricing for the discounted cash flow analysis.

-
This appraisal assignment was not based upon a requested minimum valuation, a specific valuation, or approval of a loan.

-
The undersigned appraiser has experience in appraising properties of this type and thus meets the competency requirements.

-
The undersigned appraiser affirms that Agri-Property Consultants, Inc. has performed real estate related services involving the subject property within the past three years.

AGRI-PROPERTY CONSULTANTS, INC.

Digitally signed by Clifford M. Bowen, Jr. DN: cn=Clifford M. Bowen, Jr., o=Agri- Property Consultants, Inc., ou, email=cliffbowen@gulfaccess.net, c=US Date: 2014.11.26 22:35:32 -05'00'

Clifford M. Bowen, Jr., SRA, IFAS

State-certified general real estate appraiser RZ376

Agri-Property Consultants D-14

ADDENDA

Agri-Property Consultants D-15

MASTER ACREAGE CHART

Agri-Property Consultants D-16

Parcel Tax Id	Owner	County	Property	Total Parcel Acres	Citrus Acres

00138760102	734 Co-Op	Collier	Ranch One	147.16	147.16

00226840400	734 Co-Op	Collier	Ranch One	125.29	125.29

00226840507	734 Co-Op	Collier	Ranch One	69.69	69.69

Total Ranch One Division				342.14	342.14

01-36-23-0000-02430-0000	734 LMC	Hardee	Lily Grove 1,3,6	252.00	208.20

12-36-23-0000-07420-0000	734 LMC	Hardee	Lily Grove 4, 5 partial	214.40	107.00

07-36-24-0000-00620-0000	734 LMC	Hardee	Lily Grove 5	41.60	36.56

01-36-23-0000-05020-0000	734 LMC	Hardee	Lily Grove 2	40.50	39.50

01-36-23-0000-03800-0000	734 LMC	Hardee	Millenium Grove	25.64	25.64

Total Lily Division		157.24		574.14	416.90

C-22-35-29-020-0480-0000	734 LMC	Highlands	Rawle Grove	44.80	31.79

C-27-35-29-A00-0020-0000	734 LMC	Highlands	Rawle Grove	510.90	471.70

C-27-35-29-A00-0090-0000	734 LMC	Highlands	Rawle Grove	30.60	23.51

Total Rawle Division				586.30	527.00

C-05-34-29-A00-0010-0000	734 BLP	Highlands	Bonnet Lake Grove	608.30	498.50

C-16-34-29-A00-0060-0000	734 LMC	Highlands	Moeller Grove	28.60	28.60

Total Bonnet Lake Division				636.90	527.10

09-39-37-000-000-00030-5	734 LMC	Martin	Chancey Bay	674.00	552.65

08-39-37-000-000-00010-1	734 LMC	Martin	Chancey Bay

16-39-37-000-000-00010-4	734 LMC	Martin	Chancey Bay

15-39-37-000-000-00011-5	734 LMC	Martin	Chancey Bay

Total Chancey Bay Division				674.00	552.65

01-32-32-0000-0020-0000	734 LMC	Osceola	Island Pond	244.00	227.00

06-32-33-0000-0020-0000	734 LMC	Osceola	Island Pond	75.00	52.00

25-31-32-0000-0040-0000	734 LMC	Osceola	Island Pond	55.00	37.00

30-31-33-0000-0030-0000	734 LMC	Osceola	Island Pond	133.40	74.00

31-31-33-0000-0020-0000	734 LMC	Osceola	Island Pond	344.20	187.00

36-31-32-0000-0020-0000	734 LMC	Osceola	Island Pond	357.20	227.00

31-31-33-0000-0030-0000	734 LMC	Osceola	Island Pond	154.40	117.10

Total Island Pond Division				1,363.20	921.10
Agri-Property Consultants D-17

Parcel Tax Id	Owner	County	Property	Total Parcel Acres	Citrus Acres

283104000000041030	734 LMC	Polk	Pioneer II, III, IV	9.70	9.87

283105000000023040	734 LMC	Polk	Pioneer II, III, IV	18.42	18.42

283105000000042010	734 LMC	Polk	Pioneer Grove I	19.10	19.06

283205000000013070	734 LMC	Polk	Osterhout Grove	5.80	4.98

283208000000021010	734 LMC	Polk	Young 35 Grove	35.90	34.78

283208000000033020	734 LMC	Polk	Banks Grove	9.92	9.92

283208000000033030	734 LMC	Polk	Sparks Grove	9.60	9.60

283209000000024000	734 LMC	Polk	Merritt Block	73.63	57.50

283209000000042000	734 LMC	Polk	Merritt Block	5.51	5.51

283209000000043000	734 LMC	Polk	Young 40 Grove	39.70	32.00

263113000000032020	734 LMC	Polk	Lake Buffum	42.60	30.32

283132971000002010	734 LMC	Polk	Hotel Block	2.00	1.11

283132975000000020	734 LMC	Polk	Big Shoonmaker	3.53	3.52

283133977200001010	734 LMC	Polk	Barn Block	3.05	2.77

283133978200004010	734 LMC	Polk	Skipper Block A	1.80	1.80

283133978200005010	734 LMC	Polk	Skipper Block B	2.33	2.32

283133978200006010	734 LMC	Polk	Skipper Block C	2.29	2.30

283128000000032030	734 LMC	Polk	Ida Branch / Shop	9.40	1.70

283133978200008010	734 LMC	Polk	Skipper Block E	0.41	0.41

283133978200013070	734 LMC	Polk	Skipper Block E	1.23	0.00

283132975000000060	734 LMC	Polk	Lil Schoonmaker	3.52	3.52

283134000000024040	734 LMC	Polk	Lake Reedy Access	0.20	0.00

283203000000034010	734 LMC	Polk	Young 20 Grove	19.01	19.01

283104000000021020	734 LMC	Polk	Railroad Block	112.70	112.59

283109000000013030	734 LMC	Polk	Railroad Block	43.21	43.21

283104000000041020	734 LMC	Polk	Hollister/Morris	24.40	24.38

283130000000011000	734 LMC	Polk	Clinch Lake	40.00	39.95

283205983200000100	734 LMC	Polk	Town Block	4.91	4.91

283120000000042020	734 LMC	Polk	Wax Grove	29.74	29.74

283129000000031000	734 LMC	Polk	Claypit Grove	40.00	39.98

283129000000033010	734 LMC	Polk	Pump House	29.33	29.33

283128000000032050	734 LMC	Polk	Phillips Block	4.69	0.00

283132970600001010	734 LMC	Polk	Davis Block	2.03	2.03

283118961100000071	734 LMC	Polk	Miracle Springs	70.00	68.83

283203000000014010	734 LMC	Polk	Atlantic Grove	19.70	19.68

283129000000034080	734 LMC	Polk	Cannon Grove	5.10	5.07

283129000000034090	734 LMC	Polk	Cannon Grove	9.40	9.38

283130000000012010	734 LMC	Polk	Cannon Grove	29.50	29.45

283117000000044010	734 LMC	Polk	Cannon Grove	9.94	9.94

283117000000044020	734 LMC	Polk	Cannon Grove	5.00	5.00

283117000000043020	734 LMC	Polk	Cannon Grove	19.94	19.94

283120000000032000	734 LMC	Polk	Moody Grove	40.50	40.26

283117959800000050	734 LMC	Polk	Hill Home	19.92	16.92

283205984000001010	734 LMC	Polk	Roy Grove	15.60	15.56

283132968200002042	734 LMC	Polk	Clay Block	0.43	0.43

283132968200002041	734 LMC	Polk	Clay Block	0.15	0.15

283119000000023040	734 LMC	Polk	Sennett	10.11	10.11

Total Frostproof Grove				904.95	847.25
Agri-Property Consultants D-18

Parcel Tax Id	Owner	County	Property	Total Parcel Acres	Citrus Acres

283021000000011000	734 LMC	Polk	Backbone /RLF	40.45	18.45

283021000000012000	734 LMC	Polk	Backbone /RLF	40.44	37.00

283021000000014000	734 LMC	Polk	Backbone /RLF	40.49	34.75

283021000000020000	734 LMC	Polk	Backbone /RLF	321.93	181.41

283022000000021020	734 LMC	Polk	Backbone /RLF	237.03	161.33

283027000000013010	734 LMC	Polk	Story Grove	80.72	70.00

283027000000031010	734 LMC	Polk	Briggs Grove	94.22	88.20

Total Backbone Division				855.28	591.14
Total All Groves				5,936.91	4,725.28
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DEFINITIONS

Agri-Property Consultants D-20

 MARKET VALUE

The purpose of the valuation process is to estimate the value of a real property interest, so the specific type of value and the interests involved must be clearly identified. Types of appraised value include market value, use value, going-concern value, investment value, assessed value and insurable value. As discussed above, this appraisal estimates the market value of the subject property.

This appraisal is based on the definition of market value set forth by The Dictionary of Real Estate Appraisal, 5th Edition.

             Market Value is defined as "the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition are the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

    1.
    Buyer and seller are typically motivated;
    2.
    Both parties are well informed or well advised and acting in what they consider their own best interests;
    3.
    A reasonable time is allowed for exposure in the open market;
    4.
    Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and
    5.
    The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale".
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FEE SIMPLE OWNERSHIP

The subject property is being valued under fee simple ownership. Fee simple estate is defined as "absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power and escheat." The Dictionary of Real Estate Appraisal, Fifth Edition, Page 78.

ADDITIONAL RELEVANT TERMS DEFINED

The following definitions were taken from The Dictionary of Real Estate, 5th Edition, and The Appraisal of Real Estate, 14th Edition.

Discount – Conversion of future benefits (e.g., periodic incomes, cash flows, reversion) to present value.

Discount Rate – A yield rate used to convert future payments or receipts into present value; usually considered to be a synonym for yield rate.

Discounted Cash Flow Analysis – The procedure in which a discount rate is applied to a set of projected income streams and a reversion. The analyst specifies the quantity, variability, timing, and the duration of the income streams and the quantity and timing of the reversion, and discounts each to its present value at a specified yield rate.

Present Value – The value of a future payment or series of future payments discounted to the current date or to time period zero.

Easement – An easement is an interest in real property that transfers use, but not ownership, of a portion of an owner's property. Easements usually permit a specific portion of a property to be used for identified purposes, such as access to an adjoining property or as the location of a certain underground utility. Although surface easements are the most common, subterranean and overhead easements are used for public utilities, subways and bridges.

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QUALIFICATIONS

Agri-Property Consultants D-23

QUALIFICATIONS OF CLIFFORD M. BOWEN, JR.

EDUCATION:

  Graduate of Oregon State University with a Bachelor of Science degree in General Science

Society of Real Estate Appraisers
Course 101: Introduction to Appraising Real Property
Course 201: Principles of Income Property Appraising
American Society of Farm Managers and Rural Appraisers
Principles of Appraising Rural Properties
Report Writing Seminar
Advanced Rural Appraisal (A-30)
Valuation of Conservation Easements & Other Partial Interests
American Institute of Real Estate Appraisers
Capitalization A & B: Income Capitalization
Case Studies in Real Estate Valuation
Valuation and Report Writing
Other:	Regular attendance at seminars and meetings relevant to appraising, agricultural, and water management issues.

MEMBERSHIPS:

  Senior Member, National Association of Independent Fee Appraisers
  Senior Residential SRA Member of the Appraisal Institute
  1979-1980 President, Salem Chapter 85, Society of Real Estate Appraisers
  1984 Vice Governor District 29, South FL, Puerto Rico, Society of Real Estate Appraisers
  2011 President, West Coast Florida Chapter, Appraisal Institute

CANDIDATE MEMBERSHIPS:

  Candidate-American Society of Farm Managers and Rural Appraisers
  The educational requirements for this designation has not been completed

INSTRUCTOR:

  Appraising the Single-Family Residence; A Practical Approach, Seminar
  Course 101, An Introduction to Appraising Real Property, Society of Real Estate Appraisers
  Course 102, Applied Residential Property Valuation, Society of Real Estate Appraisers
  Speaker and panel member for discussions concerning agricultural property valuation, conservation easements and wetlands valuation.

LICENSES:

  Licensed Florida Real Estate Broker
  State-certified general real estate appraiser RZ376

EXPERIENCE:

  Gulf Federal Savings & Loan Association, Fort Myers, FL, 1972-1976
  Associated Real Estate Analysts (partner), Salem, OR, 1976-1982
  Stewart, Stephan & Bowen, Inc., Fort Myers, FL, 1982-1998
  Agri-Property Consultants, Fort Myers, FL, 1998 to present

  Properties appraised include citrus groves, operating farms, ranches, produce processing plants, apartment and condominium complexes, motels, office buildings and warehouses, residential subdivisions, mobile home parks, single condominium units, single-family houses, barrier islands, wetlands, submerged lands, and miscellaneous properties.

  Appraisal clients include banks, governmental agencies, insurance companies, pension funds, attorneys, builders, developers, mortgage companies, home transfer companies, private equity firms and private individuals.

Agri-Property Consultants D-24